PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 28, 1998)

                                  $60,373,853
                                 (APPROXIMATE)

                     FUND AMERICA INVESTORS CORPORATION II
                                     ISSUER
                    PASS-THROUGH CERTIFICATES, SERIES 1998-A

    The Pass-Through Certificates, Series 1998-A, Class 1A (the "Class 1A Certificates") and Class 2A (the "Class 2A Certificates," and together with the Class 1A Certificates, the "Certificates"), will represent, in the aggregate, the entire beneficial ownership interest in two groups of underlying securities, each of which will constitute a separate sub-trust, held by a trust (the "Trust") consisting primarily of a portion of (i) one class of Guaranteed REMIC Pass-Through Certificates issued by Fannie Mae, formerly known as the Federal National Mortgage Association ("Fannie Mae"), representing beneficial ownership interest in a separate trust established by Fannie Mae (the "Pooled Fannie Mae Certificate"), (ii) two classes of certificates issued by Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation ("Freddie Mac"), as part of separate series of such certificates, including one class of Payment Exchange Certificates and one class of Multiclass REMIC Certificates (the "Pooled Freddie Mac Certificates," and together with the Pooled Fannie Mae Certificate, the "Pooled Agency Certificates"), and (iii) a single class of collateralized mortgage obligations, Series 1993-2, issued by the Fund America Investors Trust I (the "Pooled Non-Agency Certificate," and together with the Pooled Agency Certificates, the "Pooled Certificates"). The Pooled Certificates or portions thereof underlying the Class 1A Certificates are also referred to herein as the "Group 1A Pooled Certificates" and the Pooled Certificates or portions thereof underlying the Class 2A Certificates are also referred to herein as the "Group 2A Pooled Certificates." The designations used herein for each Pooled Certificate and the allocation thereof to the Class 1A and/or Class 2A Certificates are set forth under "Description of the Pooled
Certificates -- General" and the characteristics of the Pooled Certificates are described herein under "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto. Capitalized terms used herein and not otherwise
defined herein are defined in the Prospectus.     (Cover continued on next page)

 THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------
THESE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE ISSUER,
      THE TRUSTEE, THE UNDERWRITER, OR ANY OF THEIR RESPECTIVE AFFILIATES. DISTRIBUTIONS ON THE CERTIFICATES WILL BE MADE SOLELY FROM ASSETS TRANSFERRED OR
          PLEDGED TO THE TRUST FOR THE BENEFIT OF CERTIFICATEHOLDERS.
                         ------------------------------

    Prospective investors should consider, among other things, the factors set forth on Page (ii) herein, those under "Risk Factors," commencing at Page 26 of the Prospectus and at Page S-14 of this Prospectus Supplement, and the discussion under "Yield and Prepayment Considerations" commencing at Page S-28 herein.


====================================================================================================
                                                         INITIAL PRINCIPAL AMOUNT  PASS-THROUGH RATE
----------------------------------------------------------------------------------------------------
Class 1A...............................................               $23,500,002                (1)
----------------------------------------------------------------------------------------------------
Class 2A...............................................               $36,873,851                (1)
====================================================================================================

(1) The effective per annum interest rate borne by either Class of Certificates during each Interest Accrual Period (as defined herein) with respect to a Distribution Date (as defined herein) will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on the Pooled Certificates relating to each Class for the related Interest Accrual Period (after payment of the Trustee's Fee and subject to the adjustments of certain amounts with respect to the Class 2A Certificates as described herein) multiplied by 12, and the denominator of which is the principal amount of such Class of related Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of either Class of Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by such Class of Certificates would not be meaningful. The effective per annum interest rate borne by the Class 1A Certificates during the first Interest Accrual Period is projected to be approximately 6.6985%. The effective per annum interest rate borne by the Class 2A Certificates during the first Interest Accrual Period is projected assuming a constant prepayment rate of 200% (as defined herein) to be approximately 7.7367%.

    The Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from Fund America Investors Corporation II (the "Company") and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates are expected to be approximately 108.3% of the aggregate principal balance of the Certificates, plus accrued interest thereon from April 1, 1998 to but not including the Closing Date, but before deducting expenses payable by the Company, estimated to be $300,000.

    The Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. Delivery of the Certificates is expected to be made in book entry form only, through the same day funds settlement system of The Depository Trust Company on or about April 30, 1998.
                         ------------------------------
                            BEAR, STEARNS & CO. INC.
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS APRIL 28, 1998

     (cover continued from previous page)

     The Pooled Fannie Mae Certificate is guaranteed as to timely distribution of principal and, to a certain extent, interest by Fannie Mae. Freddie Mac guarantees to the record holder of the Pooled Freddie Mac Certificates the timely payment of interest and the payment of the principal amount of the Pooled Freddie Mac Certificates as described in the applicable Freddie Mac Offering Circulars. Payments with respect to the Pooled Non-Agency Certificate are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae, formerly known as the Government National Mortgage Association ("Ginnie Mae"), or any other person. The Pooled Non-Agency Certificate is a non-recourse obligation of a single purpose trust, that is secured by underlying certificates which include certain Fannie Mae, Freddie Mac, Ginnie Mae certificates and other non-agency certificates that represent undivided ownership interests in agency certificates.

     The Pooled Fannie Mae Certificate is a portion of a class of a series of Fannie Mae REMIC Certificates (an "Underlying Fannie Mae Series") which represents beneficial ownership interest in a trust established by Fannie Mae (the "Underlying Fannie Mae Trust"). The assets of the Underlying Fannie Mae Trust include (i) a single "interest only" Fannie Mae Stripped Mortgage-Backed Security included in Fannie Mae Stripped Mortgage-Backed Security Trust 000180-GN (the "Trust 180 SMBS"), (ii) certain other "interest only" Stripped Mortgage-Backed Securities (the "IO SMBS" and, together with the Trust 180 SMBS, the "Fannie Mae SMBS") and (iii) all of the Class 5-C REMIC Certificates evidencing beneficial ownership interests in Fannie Mae REMIC Trust 1994-5.
The Class 5-C Certificates are "principal only" Certificates. Underlying the assets in the Underlying Fannie Mae Trust are certain Fannie Mae Mortgage Pass-Through Certificates (the "Fannie Mae MBS") and certain "fully modified pass-through" mortgage backed securities ("Ginnie Mae Certificates") guaranteed as to timely payment of principal and interest by Ginnie Mae. Each Fannie Mae MBS represents a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans ("Fannie Mae Mortgages"). Each Ginnie Mae Certificate is based on and backed by a pool of mortgage loans ("Ginnie Mae Mortgages") which are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA").

     The Pooled Freddie Mac Certificates are each one class of two separate series of Payment Exchange Certificates or Multiclass REMIC Certificates (the "Pooled Freddie Mac G063 Certificate" and the "Pooled Freddie Mac 2043 Certificate," respectively, and each an "Underlying Freddie Mac Series"). The Pooled Freddie Mac G063 Certificate represents beneficial ownership interest in a trust (the "Underlying Freddie Mac G063 Trust") established by Freddie Mac. The assets of the Underlying Freddie Mac G063 Trust consist of Freddie Mac Giant Stripped Securities, Series GS007, which in turn consists of Giant IO Securities and Giant PO Securities, backed by Ginnie Mae-Related Securities (Ginnie Mae Certificates and Giant Securities). The assets underlying each Underlying Freddie Mac series are pools of fixed-rate, first lien, residential mortgage loans and/or participations in mortgage loans ("Freddie Mac Mortgages").

     The Pooled Freddie Mac 2043 Certificate represents beneficial ownership interest in a trust established by Freddie Mac (the "Underlying Freddie Mac 2043 Trust"). The assets of the Underlying Freddie Mac 2043 Trust consist of Freddie Mac Gold Participation Certificates and Gold Giant Participation Certificates.

     The Pooled Non-Agency Certificate is a single class of a series of collateralized mortgage obligations issued by a Delaware business trust established by Fund America Investors Corporation, an affiliate of the Company (the "Non-Agency Certificate Issuer"). The Pooled Non-Agency Certificate is a non-recourse obligation of the Non-Agency Certificate Issuer secured by all of its assets, that have been pledged to an indenture trustee for the benefit of the holders of the Pooled Non-Agency Certificate (the "Underlying Non-Agency Trust"). The assets of the Underlying Non-Agency Trust consist of (i) certain classes of Fannie Mae Guaranteed REMIC Pass-Through Certificates, (ii) certain classes of Fannie Mae Stripped Mortgage-Backed Securities, (iii) Freddie Mac Multiclass Mortgage Participation Certificates ("Multiclass PCs"), (iv) Freddie Mac Giant Mortgage Participation Certificates ("Stripped Giant PCs"), and (v) certain mortgage pass-through certificates, participation certificates, or collateralized mortgage obligations issued by issuers other than Fannie Mae, Freddie Mac, or Ginnie Mae, which securities are backed by mortgage-backed securities issued by Fannie Mae, Freddie Mac, or Ginnie Mae (collectively, the "Underlying FAIT Certificates").


                                  (ii)

     One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with the London interbank offered quotations for one-month Eurodollar deposits ("LIBOR"), subject to minimum and maximum rates ("Pooled Floating Rate Certificate"). One class of the Pooled Freddie Mac Certificates is an accrual Class with a fixed interest rate (a "Pooled Accrual Certificate"). Amounts representing interest are not distributed to the holders of the Pooled Accrual Certificate, instead such amounts are added to the principal balance thereof. The remaining class of the Pooled Freddie Mac Certificates is a Payment Exchange Certificate (the "Pooled PEC/IO Certificate") which is an "interest only" certificate that is entitled to receive interest payments on a notional principal amount, and does not have an actual principal balance, and as such, is not entitled to receive distributions of principal. Such Pooled PEC/IO Certificate has a fixed interest rate of 8.00% and is also entitled to receive interest payment supplement amounts that vary with the rate of prepayments experienced on the mortgages underlying the Giant Stripped Securities (as defined in the Underlying Offering Circular Term Sheets attached hereto in Annex 2) and the level of LIBOR. Lower levels of LIBOR and faster prepayments will increase the interest payment supplement amount, subject to the available funds. The Pooled Non-Agency Certificate is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with LIBOR, subject to available funds and, under certain circumstances, subject to the reallocation of interest payments to reduce principal (the "Available Funds Class") as described in "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto.

     In addition to the Pooled Certificates, the Trust shall include a Reserve Fund for the benefit of the Class 2A Certificates. The Reserve Fund includes three United States Treasury Securities (the "Treasury Securities") that will provide funds equal to $7,700,000. On the Distribution Dates occurring in February 1999, February 2001, and February 2002, distributions from the Reserve Fund shall be applied to principal on the Class 2A Certificates. The Class 1A Certificates are not entitled to distributions from the Reserve Fund. See "Credit Enhancement--Reserve Funds" in the Prospectus and "The Reserve Fund" herein.

     It is a condition to the issuance of the Certificates that they be assigned a rating of "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Fitch IBCA, Inc. ("Fitch," and together with Moody's, the "Rating Agencies"). See "Ratings" herein.

     Distributions of principal and interest on the Certificates with respect to a month will be made on the first Business Day (as defined herein) after the 25th day of such month (each, a "Distribution Date") or, if such 25th day is not a business day, then on the first Business Day after the first Business Day after the 25th day of each month. On each Distribution Date, holders of each Class of Certificates will be entitled to receive interest from funds received as interest on the related group of Pooled Certificates and principal from funds received as principal on the related group of Pooled Certificates, as more fully described herein under "Description of the Certificates" herein.

     THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE THE CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY, AND MARKET RISKS ASSOCIATED WITH THE CERTIFICATES.

     The Certificates are complex securities and it is important that each investor in the Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus Supplement in the context of that investor's financial situation.

     The yield to maturity on each Class of the Certificates will depend on the purchase price of the Certificates, the amount of interest distributed on the Certificates, and the rate and timing of principal payments on the related group of Pooled Certificates which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults, and liquidations) on the Fannie Mae Mortgages, the Freddie Mac Mortgages and the Ginnie Mae Mortgages (collectively, the "Mortgage Loans" and with respect to any Pooled Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"). Generally, the Mortgage Loans may be prepaid at any time without penalty. The yield to maturity on the Certificates also will be sensitive to the level of LIBOR. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. Investors should consider the associated risks, including:


                                 (iii)

   --    The yield to maturity on the Certificates will be sensitive to the level of LIBOR.

         --    Low levels of LIBOR can reduce the interest due on the
              Pooled Floating Rate Certificate and the Pooled Non-Agency Certificate. Consequently, a low level of LIBOR may have a negative effect on the yield to investors in the Certificates.

        -- High levels of LIBOR can significantly reduce payments to the Pooled PEC/IO Certificate and (especially in combination with fast Mortgage prepayment rates) may result in lower than anticipated yields to investors. Relatively high levels of LIBOR will reduce the supplemental amount of interest available for payments on the Pooled PEC/IO Certificate in excess of the amount calculated at the base fixed rate. As prepayment rates decrease, the supplemental amount will also decrease. Therefore, high levels of LIBOR coupled with low prepayment rates may significantly reduce the supplemental interest payments to the Pooled PEC/IO Certificate.

   --    Slight variations in Mortgage Loan characteristics could
        substantially affect the weighted average life and yield of the Certificates.

   --    Although the Pooled Non-Agency Certificate is secured by payments on Fannie Mae, Freddie Mac, and Ginnie Mae certificates, or indirect interests therein, the Pooled Non-Agency Certificate is not itself guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae or any other person.

   --    The Pooled Certificates were issued as parts of different
        Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the Pooled Certificates could mature at times other than expected by investors and either Class of the Certificates could have a cash flow profile different from that expected by investors. For example, with respect to the Class 1A Certificates, if one of the Class 1A Pooled Certificates, either the Pooled PEC/IO Certificate or the Pooled Floating Rate Certificate, were to mature prior to the other, the Class 1A Certificates would, at that point, have the payment and yield characteristics of the remaining Class 1A Pooled Certificate. Similarly, with respect to the Class 2A Certificates, if one or more of the Class 2A Pooled Certificates, the Pooled PEC/IO Certificate, the Pooled Floating Rate Certificate, the Pooled Accrual Certificate or the Pooled Non-Agency Certificate, were to mature prior to the others, the Class 2A Certificates would, at that point, have the payment and yield characteristics of the remaining Class 2A Pooled Certificates. Therefore, the Class 2A Certificates may, in the future, have the payment and yield characteristics of one or more (or a combination of any two or three) of the Class 2A Pooled Certificates. Similarly, the Non-Agency Certificate may have certain of the yield characteristics of any one of the underlying securities (or combination thereof), which underlying security types include principal only securities, interest only securities, inverse floater securities, discounted coupon classes, and planned amortization classes.

   --    The yield to investors on the Certificates can be expected to decrease to the extent that the notional principal balance of the Pooled PEC/IO Certificate reduces faster than anticipated.

   --    If, on any Distribution Date, the amount by which the Pooled
        Accrual Certificate has accreted exceeds the aggregate distributions of principal for the Class 2A Certificates, the principal balance of the Class 2A Certificates will be increased by the amount of such excess.

   -- The yield to maturity of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments to the Certificates could result in an actual yield that is lower than the anticipated yield.

   --   As of the April 1998 Pooled Fannie Mae Certificate Distribution
        Date and the April 1998 Pooled Non-Agency Certificate Payment Date, the interest accrued and unpaid on the principal balance in respect of each of the Pooled Fannie Mae Certificate and the Pooled Non-Agency Certificate (in each case, an


                                  (iv)

      "Interest Deficiency") allocable to the Class 2A Certificates was approximately $887,454 and $707,126, respectively. There can be no assurance as to whether holders of the Pooled Fannie Mae Certificate and the Pooled Non-Agency Certificate will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or whether payment of any of the Interest Deficiency will be received.

     To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those projected in such statements as a result of the matters set forth below, under "Summary of Terms--Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

     There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

     No election will be made to treat the Trust or any of its assets as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

     The Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Company pursuant to its Prospectus dated April 28, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Prospective investors are also urged to read the documents relating to the Pooled Certificates described under "Description of the Pooled Certificates--Additional Information" herein.

                          --------------------

                       REPORTS TO SECURITYHOLDERS

     Unless and until definitive certificates are issued with respect to the Certificates, monthly reports containing information concerning the Trust and prepared by Trustee will be sent to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. Such reports may be available to beneficial owners of the Certificates in accordance with the regulations and procedures of DTC.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.



                                  (v)

                           TABLE OF CONTENTS

                         PROSPECTUS SUPPLEMENT


                                                                PAGE
            SUMMARY OF TERMS                                     S-2
            RISK FACTORS                                        S-14
                  General                                       S-14
                  Uncertainty of Yield                          S-14
            DESCRIPTION OF THE CERTIFICATES                     S-15
                  Book Entry                                    S-15
                  Payments of Interest and Principal            S-16
                  Optional Termination                          S-18
                  Mandatory Termination                         S-19
                  Exchange of Certificates                      S-19
            DESCRIPTION OF THE POOLED CERTIFICATES              S-19
                  General                                       S-19
                  Pooled Fannie Mae Certificate                 S-20
                  Pooled Freddie Mac Certificates               S-20
                  Pooled Non-Agency Certificate                 S-21
                  Pooled Certificates - Principal Types         S-22
                  The Underlying Mortgage Loans                 S-26
                  Additional Information                        S-26
            THE RESERVE FUND                                    S-27
            YIELD AND PREPAYMENT CONSIDERATIONS                 S-28
                  General Considerations                        S-28
                  Final Scheduled Distribution Date             S-30
                  Weighted Average Lives                        S-30
                  SPA Model                                     S-30
                  Pricing Assumption                            S-30
                  Decrement and Weighted Average Life Table     S-30
                  Pre-Tax Yield Tables                          S-37
                  Actual Experience Will Vary from Assumptions  S-38
            THE POOLING AGREEMENT                               S-38
                  General                                       S-38
                  Assignment of Pooled Certificates             S-38
                  Accounts                                      S-39
                  Reports to Certificateholders                 S-39
                  Amendments                                    S-40
                  Certificateholder Action                      S-41
                  Termination                                   S-41
                  Indemnification of the Trustee                S-41
                  Certain Matters Regarding the Trustee         S-41
            FEDERAL INCOME TAX CONSIDERATIONS                   S-42
                  Tax Characterization of the Trust             S-42
            ERISA CONSIDERATIONS                                S-43
            LEGAL INVESTMENT                                    S-44
            UNDERWRITING                                        S-45
            LEGAL MATTERS                                       S-45
            RATINGS                                             S-45
            INDEX OF TERMS                                      S-47
            ANNEX 1                                             S-50
            ANNEX 2                                             S-54

                            SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying prospectus dated April 28, 1998 (the "Prospectus"). A description of the Pooled Certificates being deposited into the Trust is set forth under "Description of the Pooled Certificates--General" and in Annex 1 and Annex 2 hereto. Unless otherwise specified herein, references herein to an amount or percentage of Pooled Certificates refers to the amount or percentage calculated based on the aggregate outstanding principal balance or notional principal balance as reported by Fannie Mae and Freddie Mac, and based on information provided to holders of the Pooled Non-Agency Certificate with respect to the Underlying Series (the "Pooled Certificate Principal Balance" or the "Pooled Certificate Notional Principal Balance," as applicable) of such Pooled Certificates as of each Certificate's April 1998 Pooled Certificate Distribution Date after giving effect to distributions made on the Pooled Certificates on or prior to such dates. References to "FNMA," "FHLMC," or "GNMA" in the Prospectus shall be deemed to refer, respectively, to "Fannie Mae," "Freddie Mac," or "Ginnie Mae" in this Prospectus Supplement.

Title of Certificates ..  Pass-Through Certificates, Series 1998-A, Class 1A
                          and Class 2A.

Trust ..................  The Certificates will represent the entire beneficial ownership interest in two groups of underlying securities, each of which will constitute a separate sub-trust, held by a trust (the "Trust") formed pursuant to a Pooling Agreement (the "Agreement") between Fund America Investors Corporation II (the "Company") and State Street Bank and Trust Company, as Trustee (the "Trustee"). The Company expects to acquire the Pooled Certificates and Treasury Securities from Bear, Stearns & Co. Inc. (the "Underwriter") on the Closing Date. See "Underwriting" herein and "The Issuer" in the Prospectus. The Trustee will act as certificate administrator and will perform certificate administration functions for the Trust, including, among other things, calculating amounts due to Certificateholders and the preparation and distribution of monthly reports. Consequently, there will be no separate servicing agreement among the parties relating to the transaction. See "The Pooling Agreement" herein.

Book-Entry;
Denominations ..........  Each Class of Certificates will be registered as a single certificate registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and beneficial interests will be held by investors through the book-entry facilities of DTC in minimum denominations of $25,000 and increments of $1 in excess thereof. See "Description of the Certificates--Book Entry; Physical Certificates" herein and "Description of the Certificates--
                          Book Entry Registration" in the Prospectus.

Pooled Certificates ....  The Trust will consist primarily of the Pooled
                          Certificates and the Reserve Fund. The Pooled Certificates will consist of two groups of underlying securities which consist of a portion of
                          (i) one class of Guaranteed REMIC Pass-Through Certificates issued by Fannie Mae representing beneficial ownership interests in an Underlying Fannie Mae Trust (the "Pooled Fannie Mae Certificate"), (ii) two classes of certificates issued by Freddie Mac as part of separate Underlying Freddie Mac Series including one class of Payment Exchange Certificates and one class of Multiclass REMIC Certificates (the "Pooled Freddie Mac Certificates" and together with the Pooled Fannie

      Mae Certificates, the "Pooled Agency Certificates") and (iii) a single class of collateralized mortgage obligations, Series 1993-2, issued by the Fund America Investors Trust I (the "Pooled Non-Agency Certificate", and together with the Pooled Agency Certificates, the "Pooled Certificates"). The designations used herein for each Pooled Certificate and the allocation thereof to the Class 1A and/or Class 2A Certificates are set forth under "Description of the Pooled Certificates--General" and the characteristics of the Pooled Certificates are described herein under "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto.

                              The Pooled Fannie Mae Certificate is guaranteed as to timely distribution of principal and, to a certain extent, interest by Fannie Mae. Freddie Mac guarantees to the record holder of the Pooled Freddie Mac Certificates the timely payment of interest and the payment of the principal amount of the Pooled Freddie Mac Certificates as described in the Underlying Freddie Mac Offering Circulars. Payments with respect to the Pooled Non-Agency Certificate are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae or any other person. The Pooled Non-Agency Certificate is a non-recourse obligation of a single purpose trust, that is secured by payments on underlying certificates which include certain Fannie Mae, Freddie Mac, and Ginnie Mae certificates and other non-agency certificates that represent undivided ownership interests in agency certificates. See "Description of the Pooled Certificates--Pooled Freddie Mac
                              Certificates--General."

                              The Pooled Fannie Mae Certificate is a portion of a class of a series of Fannie Mae REMIC Certificates (an "Underlying Fannie Mae Series") which represents beneficial ownership interest in a trust established by Fannie Mae (the "Underlying Fannie Mae Trust"). The assets of the Underlying Fannie Mae Trust include (i) a single "interest only" Fannie Mae Stripped Mortgage-Backed Security included in Fannie Mae Stripped Mortgage-Backed Security Trust 000180-GN (the "Trust 180 SMBS"), (ii) certain other "interest only" Stripped Mortgage-Backed Securities (the "IO SMBS" and, together with the Trust 180 SMBS, the "Fannie Mae SMBS"), and (iii) all of the Class 5-C REMIC Certificates evidencing beneficial ownership interests in Fannie Mae REMIC Trust 1994-5. The Class 5-C Certificates are "principal only" Certificates. Underlying the assets in the Underlying Fannie Mae Trust are certain Fannie Mae Mortgage Pass-Through Certificates (the "Fannie Mae MBS") and certain "fully modified pass-through" mortgage backed securities ("Ginnie Mae Certificates") guaranteed as to timely payment of principal and interest by Ginnie Mae. Each Fannie Mae MBS represents a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans ("Fannie Mae Mortgages"). Each Ginnie Mae Certificate is based on and backed by a pool of mortgage loans ("Ginnie Mae Mortgages") which are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of
                              Veterans Affairs ("VA").   Both classes of
                              Certificates are entitled to receive
                              distributions on the Pooled Fannie Mae
                              Certificate. The Class 1A Certificates will be allocated approximately 61.4% of such distributions and the Class 2A

                              Certificates will be allocated approximately
                              38.6% of such distributions.

                              The Pooled Freddie Mac Certificates are each one class of two separate series of Payment Exchange Certificates or Multiclass REMIC Certificates (the "Pooled Freddie Mac G063 Certificate" and the "Pooled Freddie Mac 2043 Certificate," respectively, and each an "Underlying Freddie Mac Series"). The Pooled Freddie Mac G063 Certificate represents beneficial ownership interest in a trust (the "Underlying Freddie Mac G063 Trust") established by Freddie Mac. The assets of the Underlying Freddie Mac G063 Trust consist of Freddie Mac Giant Stripped Securities, Series GS007, which in turn consists of Giant IO Securities and Giant PO Securities, backed by Ginnie Mae-Related Securities (Ginnie Mae Certificates and Giant Securities). The assets underlying each Underlying Freddie Mac Series are pools of fixed-rate, first lien, residential mortgage loans and/or participations in mortgage loans ("Freddie Mac Mortgages"). Both Classes of Certificates are entitled to receive distributions on the Pooled Freddie Mac G063 Certificate. The Class 1A Certificates will be allocated approximately 23.5% of such distributions and the Class 2A Certificates will be allocated approximately 76.5% of such distributions.

                              The Pooled Freddie Mac 2043 Certificate
                              represents beneficial ownership interest in a trust established by Freddie Mac (the "Underlying Freddie Mac 2043 Trust"). The assets of the Underlying Freddie Mac 2043 Trust consist of Freddie Mac Gold Participation Certificates and Gold Giant Participation Certificates. Only the Class 2A Certificates are entitled to receive distributions on the Pooled Freddie Mac 2043 Certificate.

                              The Pooled Non-Agency Certificate is a single class of a series of collateralized mortgage obligations issued by a Delaware business trust established by Fund America Investors Corporation, an affiliate of the Company (the "Non-Agency Certificate Issuer"). The Pooled Non-Agency Certificate is a non-recourse obligation of the Non-Agency Certificate Issuer secured by all of its assets, that have been pledged to an indenture trustee for the benefit of the holders of the Pooled Non-Agency Certificate (the "Underlying Non-Agency Trust"). The assets of the Underlying Non-Agency Trust securing the Pooled Non-Agency Certificate consist of (i) certain classes of Fannie Mae Guaranteed REMIC Pass-Through Certificates, (ii) certain classes of Fannie Mae Stripped Mortgage-Backed Securities, (iii) Multiclass PCs,
                              (iv) Stripped Giant PCs, and (v) certain mortgage pass-through certificates, participation certificates, or collateralized mortgage obligations issued by issuers other than Fannie Mae, Freddie Mac, or Ginnie Mae, which securities are backed by mortgage-backed securities issued by Fannie Mae, Freddie Mac, or Ginnie Mae. Only the Class 2A Certificates are entitled to receive distributions on the Pooled Non-Agency Certificate.

                              Each underlying series was issued pursuant to a separate agreement (each, an "Underlying Agreement").

In the case of the Pooled Fannie Mae Certificate, the distribution date is the 25th day of the month (the "Pooled Fannie Mae Certificate Distribution Date"). In the case of the Pooled Freddie Mac Certificates, the distribution date is the 15th day of each month for the Pooled Freddie Mac 2043 Certificate (the "Pooled Freddie Mac 2043 Distribution Date") and the 17th day of each month for the Pooled Freddie Mac G063 Certificate (the "Pooled Freddie Mac G063 Certificate Distribution Date"). In the case of the Pooled Non-Agency Certificate, the distribution date is the 25th day of the month (the "Pooled Non-Agency Certificate Payment Date" and, with the Pooled Fannie Mae Certificate Distribution Date, the Pooled Freddie Mac 2043 Distribution Date and the Pooled Freddie Mac G063 Distribution Date, a "Pooled Certificate Distribution Date"), or if such day is not a business day as defined in the Underlying Agreement, then the next succeeding business day, as so defined.

                              One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with LIBOR, subject to minimum and maximum rates ("Pooled Floating Rate Certificate"). One class of the Pooled Freddie Mac Certificates is an accrual Class with a fixed interest rate (a "Pooled Accrual Certificate"). Amounts representing interest are not distributed to the holders of the Pooled Accrual Certificate, instead such amounts are added to the principal balance thereof. The remaining class of the Pooled Freddie Mac Certificates is a Payment Exchange Certificate (the "Pooled PEC/IO Certificate") which is an "interest only" certificate that is entitled to receive interest payments on a notional principal amount, and does not have an actual principal balance, and as such, is not entitled to receive distributions of principal. Such Pooled PEC/IO Certificate has a fixed interest rate of 8.00% and is also entitled to receive interest payment supplement amounts that vary with the rate of prepayments experienced on the mortgages underlying the Giant Stripped Securities and the level of LIBOR.
                              Lower levels of LIBOR and faster prepayments will increase the interest payment supplement amount, subject to the available funds. The Pooled Non-Agency Certificate is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with LIBOR, subject to available funds and, under certain circumstances, subject to the reallocation of interest payments to reduce principal (the "Available Funds Class") as described in "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto.

                              Annex 1 hereto sets forth approximate information for each of the Pooled Certificates. The tables and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the provisions of the Underlying Prospectus Information (as defined below) and the other documents related to the Pooled Certificates or the other mortgage-backed securities issued as part of the Underlying Series. THE INFORMATION SET FORTH IN THE TABLES AND ELSEWHERE HEREIN HAS BEEN DERIVED FROM INFORMATION PROVIDED BY FANNIE MAE AND FREDDIE MAC, AND BASED ON INFORMATION PROVIDED TO HOLDERS OF THE POOLED NON-AGENCY CERTIFICATE, BUT SUCH INFORMATION HAS NOT BEEN INDEPENDENTLY VERIFIED. THIS INFORMATION COMPRISES ALL MATERIAL

      INFORMATION ON THE SUBJECT THAT THE COMPANY AND THE UNDERWRITER POSSESS
           OR CAN ACQUIRE WITHOUT UNREASONABLE EFFORT AND EXPENSE.

                           Annex 2 hereto contains the Prospectus Supplement for the Pooled Fannie Mae Certificate (the "Underlying Fannie Mae Prospectus Information"), the cover page and terms sheet from the Offering Circular Supplements for each of the Pooled Freddie Mac Certificates (the "Underlying Freddie Mac Offering Circular Term Sheets"), and the Prospectus Supplement for the Pooled Non-Agency Certificate (the "Underlying Non-Agency Prospectus Information," and together with the Underlying Fannie Mae Prospectus Information and the Underlying Freddie Mac Offering Circular Term Sheets, the "Underlying Prospectus Information"). The Prospectuses underlying the Prospectus Supplements for the Pooled Fannie Mae Certificate and the Pooled Non-Agency Certificate are incorporated herein by reference, and the Offering Circular Supplements and the related Offering Circulars for each of the Pooled Freddie Mac Certificates are incorporated herein by reference. The related Prospectuses and Offering Circulars are hereinafter referred to as the "Underlying Prospectuses." Investors should purchase Certificates only if they have read and understood this Prospectus Supplement, the Prospectus, the Underlying Prospectus Information, and the other documents described or incorporated by reference herein "Description of the Pooled Certificates--Additional Information."
                           It should be noted that there have been material changes in facts and circumstances since the dates of the Underlying Prospectus Information, including changes in prepayment rates, prevailing interest rates, and other economic factors, which may limit the usefulness of, and be directly contrary to the assumptions used in preparing the information set forth in, such documents.

The Reserve Fund ........  On the Closing Date, the Company will fund a reserve fund (the "Reserve Fund") with three United States Treasury Securities (the "Treasury Securities") that will provide funds equal to $7,700,000. Payments on the Treasury Securities will be applied to pay principal on the Class 2A Certificates on each of the February 1999, February 2001, and February 2002 Distribution Dates. The Class 1A Certificates are not entitled to distributions from the Reserve Fund.
                            See "The Reserve Fund" herein.

Closing Date ............  On or about April 30, 1998 (the "Closing Date").

Distribution Dates ......  Distributions of principal and interest on the
                           Certificates with respect to a month will be made on the first Business Day (as defined herein) after the 25th day of such month (each, a "Distribution Date") or, if such 25th day is not a business day, then on the first Business Day after the first Business Day after the 25th day of each month. A "Business Day" means a day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The first Distribution Date is expected to be May 27, 1998.

Record Date .............  Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 26th of each month, without regard to whether such day is a Business Day (the "Record Date"). See "Description of the Certificates--Payments of Interest and Principal" herein.
Original Principal
Amount ..................  The initial aggregate principal amount of the Class
                           1A Certificates will be equal to the aggregate Group 1A Pooled Certificate Principal Balance following the April 1998 Pooled Certificate Distribution Date and the initial aggregate principal amount of the Class 2A Certificates will be equal to the sum of the (i) aggregate Group 2A Pooled Certificate Principal Balance following the April 1998 Pooled Certificate Distribution Date and (ii) the amount of the Treasury Securities deposited in the Reserve Fund. The original principal amount of the Class 1A Certificates will be reduced to reflect any exchange of Class 1A Certificates for a pro rata portion of the Group 1A Pooled Certificates and the original principal amount of the Class 2A Certificates will be reduced to reflect any exchange of Class 2A Certificates for a pro rata portion of the Group 2A Pooled Certificates and Treasury Securities.

Distributions of Interest
and Principal ...........  The effective per annum interest rate borne by either Class of Certificates during the calendar month preceding the month in which the Distribution Date occurs (each, an "Interest Accrual Period") will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on the related Class of Certificates for the related Interest Accrual Period multiplied by 12, and the denominator of which is the principal amount of the related Class of Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of the related Class of Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by the related Class of Certificates would not be meaningful. The effective per annum interest rate borne by the Class 1A Certificates during the first Interest Accrual Period is projected to be approximately 6.6985%.
                           The effective per annum interest rate borne by the Class 2A Certificates during the first Interest Accrued Period is projected to be, assuming a constant prepayment rate of 200% SPA, approximately 7.7367%.
                           On each Distribution Date, holders of the Certificates will be entitled to receive principal from funds received as principal on the Pooled Certificates (and, for the Class 2A Certificates, from funds payable as principal from the Reserve Fund, and under certain circumstances, from interest paid on the Pooled Non-Agency Certificate) and interest from funds received as interest (and, for the Class 2A Certificates, on some Distribution Dates, from funds received as principal, up to the amount of accrual on the Pooled Accrual Certificates for such Distribution Date) in each case, less the Trustee's Fees, as more fully described herein under "Description of the Certificates" and "The Reserve Fund."

Optional Termination by
the Company, or its designee ..  The Trust may be terminated, at the option of the Company, or its designee, on any
                                 Distribution Date on or after the date on which the aggregate Pooled Certificate Principal Balance and the amount of funds payable as principal from the Reserve Fund has declined to 10% or less of the sum of (i) the initial aggregate Pooled Certificate Principal Balance and (ii) the amount of funds payable as principal from the Reserve Fund on the Closing Date, as such sum is reduced by the original face amount of any Certificates exchanged for a pro rata portion of the Pooled Certificates and Treasury Securities, as appropriate. In addition, the sub-trust consisting of either the Group 1A Pool or the Group 2A Pool may be terminated, at the option of the Company or its designee, on any Distribution Date on or after the date on which (i) in the case of the Group 1A Pool, the aggregate Pooled Certificate Principal Balance of the Group 1A Pooled Certificates has declined to 10% or less of the initial aggregate Group 1A Pooled Certificate Principal Balance and (ii) in the case of the Group 2A Pool, the aggregate Pooled Certificate Principal Balance of the Group 2A Pooled Certificates plus the amount of funds payable as principal from the Reserve Fund has declined to 10% or less of the initial aggregate Group 2A Pooled Certificate Principal Balance plus the amount of funds payable as principal from the Reserve Fund on the Closing Date, in both cases as reduced by the original face amount of any Class 1A or Class 2A Certificates exchanged for a pro rata portion of the Group 1A Pooled Certificates or the Group 2A Pooled Certificates and Treasury Securities, respectively. In the event of any such termination, the applicable Certificateholders will receive the unpaid principal balance of their Certificates plus accrued interest thereon plus, in the case of the Pooled Fannie Mae Certificate or the Pooled Non-Agency Certificate, any Interest Deficiency (as defined herein) and interest thereon as described under "Description of the Pooled Certificates--Pooled
                                 Certificates--Interest Types."  See
                                 "Description of the Certificates--Optional
                                 Termination" herein.

Mandatory Termination .........  On the Distribution Date following the first
                                 Distribution Date on which the Group 1A or the Group 2A Pooled Certificate Principal Balance or Pooled Certificate Notional Principal Balance of all but one of the Group 1A or the Group 2A Pooled Certificates has been reduced to zero, the Trust will be terminated with respect to such group of Pooled Certificates and the remaining Pooled Certificates or Treasury Securities related to such Class of Certificates will be distributed in kind pro rata to the Certificateholders of the related Class. See "Description of the Certificates--Mandatory Termination" herein.

Exchange of Certificates ......  Beginning on the Distribution Date in May 1999
                                 and on any Distribution Date thereafter, holders of a minimum of 10% of the initial principal amount of either Class of Certificates, without taking into account any reductions in the initial principal amount due to a prior exchange of such Certificates, will be entitled to exchange such Class of Certificates for a pro rata portion of the related group of Pooled Certificates and, with respect to the Class 2A Certificates, the Treasury

                              Securities. Holders of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of such Class of Certificates.

Yield and Prepayment
Considerations .....  General Considerations.  The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal and interest payments, the level of LIBOR, the payment priorities and other characteristics of the Pooled Certificates, the occurrence of an optional or mandatory termination with respect to the Pooled Certificates or the Certificates, and the purchase price paid for the Certificates. In addition to the discussion below, prospective investors should review the discussion under "Yield and Prepayment Considerations" herein. Mortgage Loan Prepayments. If prevailing mortgage rates fall significantly below the mortgage rates on the Fannie Mae Mortgages, the Freddie Mac Mortgages, or the Ginnie Mae Mortgages (collectively, the "Mortgage Loans" and with respect to any Pooled Certificates, the "Underlying Mortgage Loans" or a "Mortgage Pool"), the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties, and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and, except for the Ginnie Mae Mortgages, usually have due-on-sale clauses. Because the payment of installments of principal of and interest on the respective Mortgage Loans are guaranteed by one or more government agencies, losses in respect of the respective Underlying Mortgage Loans will have the effect of a prepayment.

                      Timing of Payments. The timing and amount of payments on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on a Mortgage Loan, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. In addition, interest amounts on the Pooled PEC/IO Certificate contain a supplemental amount that varies directly with the level of prepayments on the related Mortgage Loans. Furthermore, the effective yield to Certificateholders will be slightly lower than the yield that would otherwise be produced because, while interest generally will accrue on the Certificates from the first day of a month, the distribution of such interest will not be made earlier than the Distribution Date of the month following the month of accrual.

                      Underlying Securities. The Trust contains two groups of Pooled Certificates which were issued at different times, are backed by different Mortgage Pools, have different allocations of principal and interest among various classes and will perform differently in various interest and prepayment rate environments. The performance characteristics of either Class of Certificates will reflect a combination of the performance characteristics of the related group of Pooled Certificates. Because the Pooled Non-Agency Certificate has an additional layer of underlying assets, the inclusion of that Pooled Certificate in the Trust may make it more difficult to analyze the likely yield and payment experience of the Class 2A Certificates.

                              Discounts and Premiums. In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments on the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield.

                              Notional Balances. The Pooled PEC/IO Certificate has a notional principal balance which reduces proportionately with the Giant Stripped Securities (the "Related Certificates"). Accordingly, the amount and timing of payments on the Pooled PEC/IO Certificate, and accordingly the yield on the Certificates, will be sensitive to the rate and timing of principal payments on such Related Certificates. Relatively fast prepayments of the underlying Mortgage Loans may significantly shorten, and relatively slow underlying Mortgage Loan prepayments may significantly extend, the life of the Related Certificates and therefore the Pooled PEC/IO Certificate. Consequently, a rapid rate of principal prepayments on the Mortgage Loans underlying the Pooled PEC/IO Certificate will have a negative effect on the yield on such certificates and may reduce the yield on the Certificates. If the life of the Related Certificates is significantly shortened, the life of the Pooled PEC/IO Certificate will be significantly shortened and the yield to investors in the Certificates can be expected to decrease. Similarly, the exercise of any optional redemption rights with respect to the Underlying Series of which the Pooled PEC/IO Certificate is a part may have a negative effect on the yield on such certificates and may reduce the yield on the Certificates. The Pooled PEC/IO Certificate is part of both the Group 1A Pooled Certificates and the Group 2A Pooled Certificates.

                              Pooled Non-Agency Certificate.  Although the
                              Pooled Non-Agency Certificate is secured by payments on Fannie Mae, Freddie Mac, and Ginnie Mae certificates, or indirect interests therein, the Pooled Non-Agency Certificate is not itself guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae, or any other person.

                              Reinvestment Risk. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yield on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than the yield on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable.

              Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

              LIBOR. The yield to maturity on the Certificates will reflect the amount and timing of interest amounts received on the Pooled Certificates, certain of which are sensitive to the level of LIBOR from time to time. For example, the amount of interest payable on the Pooled Floating Rate Certificates and the Non-Agency Certificate will vary with the level of LIBOR. CONSEQUENTLY, A LOW LEVEL OF LIBOR WILL REDUCE THE INTEREST PAYABLE ON THE POOLED FLOATING RATE CERTIFICATE AND THE POOLED NON-AGENCY CERTIFICATE AND MAY THEREFORE REDUCE THE YIELD TO INVESTORS IN THE CERTIFICATES. Similarly, the amount of interest payable on the Pooled PEC/IO Certificate may vary inversely with the level of LIBOR. Consequently, a high level of LIBOR can significantly reduce the supplemental interest payments to the Pooled PEC/IO Certificate and (especially in combination with fast Mortgage prepayment rates) reduce the yield to investors in the Certificates.

              Unrelated Underlying Securities. The Pooled Certificates were issued as parts of different Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the Pooled Certificates could mature at times other than expected by investors and either Class of the Certificates could have a cash flow profile different from that expected by investors. For example, with respect to the Class 1A Certificates, if one of the Class 1A Pooled Certificates, either the Pooled PEC/IO Certificate or the Pooled Floating Rate Certificate, were to mature prior to the other, the Class 1A Certificate would, at that point, have the payment and yield characteristics of the remaining Class 1A Pooled Certificate. Similarly, with respect to the Class 2A Certificates, if one or more of the Class 2A Pooled Certificates, the Pooled PEC/IO Certificates, the Pooled Floating Rate Certificate, the Pooled Accrual Certificate or the Pooled Non-Agency Certificate, were to mature prior to the others, the Class 2A Certificates would, at that point, have the payment and yield characteristics of the remaining Class 2A Pooled Certificates. Therefore, the Class 2A Certificates may, in the future, have the payment and yield characteristics of one or more (or a combination of any two or three) of the Class 2A Pooled Certificates. Similarly, the Non-Agency Certificate may have certain of the yield characteristics of any one the underlying securities (or combination thereof), which underlying security types include principal only securities, interest only securities, inverse floater securities, discounted coupon classes, and planned amortization classes. See Annex 1 attached hereto.

Liquidity ..  There is currently no secondary market for the Certificates, and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Certificates, but it is not obligated to do so. There is no assurance that any such market, if established, will continue. Each Class of Certificateholders will receive monthly reports pertaining to the related Certificates as described under "The Pooling Agreement--Reports to Certificateholders" herein. There are a limited number of sources which provide certain information about mortgage pass-through certificates in the secondary market; however, there can be no assurance that any of these sources will provide information about the related Class of Certificates. Investors should consider the effect of limited information on the liquidity of each Class of the Certificates.

Certain Federal Income Tax
Consequences .............  No election will be made to treat the Trust as a
                            REMIC for federal income tax purposes. For federal income tax purposes, the Trust will be classified as a grantor trust under Subpart E, part I of Subchapter J of the Code and not as a partnership or as an association taxable as a corporation. See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made" in the Prospectus.

ERISA Considerations .....  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan (each, a "Plan Investor"), should review carefully with their legal advisors whether the purchase or holding of Certificates will result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations (as defined in the Prospectus) or the prohibited transaction provisions of ERISA or the Code (the "Prohibited Transaction Provisions"). Such consequences could result unless one of the exceptions in, or exemptions from, the Plan Asset Regulations and Prohibited Transaction Provisions is applicable. See "ERISA Considerations" herein and in the Prospectus. Each purchaser of a Certificate, by virtue of its purchase of such Certificate, will be deemed to have represented either that (i) it is not a Plan Investor or (ii) an exemption granted by the Department of Labor exists which exempts the acquisition, holding or transfer of a Certificate by such purchaser and the operation and management of the Trust and its assets, from the prohibited transaction rules of ERISA and the related excise tax provisions of the Code.

Legal Investment .........  Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. The Class 1A Certificates will and the Class 2A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Legal Investment" herein and in the Prospectus.

Rating ...................  As a condition of their issuance, each Class of the
                            Certificates will be rated "Aaa" by Moody's and "AAA" by Fitch. Moody's and Fitch are referred to herein as the "Rating Agencies."

                            The ratings of each Class of the Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating Agencies. See "Ratings" herein.

                            The Company has not requested a rating of the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                              RISK FACTORS

     GENERAL

     THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE THE CERTIFICATES UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY, AND MARKET RISKS ASSOCIATED WITH THE CERTIFICATES.

     The Certificates are complex securities and it is important that each investor in the Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus Supplement in the context of that investor's financial situation.

     In addition to the matters described elsewhere in this Prospectus Supplement and Prospectus, particularly "Risk Factors" in the Prospectus, prospective investors should consider the following:

            UNCERTAINTY OF YIELD

     The Certificates have no stated interest rate. Instead, each Class of Certificateholders will receive on each Distribution Date an amount equal to in general interest paid on the related group of Pooled Certificates for such month less the Trustee's Fee subject to (i) the reallocation of certain amounts of interest received in the Pooled Non-Agency Certificate to pay principal on the Class 2A Certificates and (ii) the reallocation of certain amounts received as principal to pay interest on the Class 2A Certificates. See "Description of the Certificates--Payments of Interest and Principal" herein. The amount of interest payable on the Pooled Certificates will vary based upon a number of factors, including the rate of prepayments thereon and level of LIBOR. For example, low rates of LIBOR may significantly reduce the amount of interest payable on the Pooled Floating Rate Certificate and the Non-Agency Certificate and relatively high rates of LIBOR may reduce the amount of interest payable on the Pooled PEC/IO Certificate. See "Yield and Prepayment Considerations" herein.

     The yield to maturity on the Certificates will depend on the purchase price of the Certificates, the amount of interest distributed on the Certificates, and the rate and timing of principal payments on the Pooled Certificates which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults, and liquidations) on the Mortgage Loans and the Underlying Mortgage Loans. Generally, the Mortgage Loans may be prepaid at any time without penalty. The yield to maturity on the Certificates also will be sensitive to the level of LIBOR. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. Investors should consider the associated risks, including:

   --    The yield to maturity on the Certificates will be sensitive to the level of LIBOR.

         --    Low levels of LIBOR can reduce the interest due on the
              Pooled Floating Rate Certificate and the Pooled Non-Agency Certificate. Consequently, a low level of LIBOR may have a negative effect on the yield to investors in the Certificates.

         --    High levels of LIBOR can significantly reduce payments
              to the Pooled PEC/IO Certificate and (especially in combination with fast Mortgage prepayment rates) may result in lower than anticipated yields to investors. Relatively high levels of LIBOR will reduce the supplemental amount of interest available for payments on the Pooled PEC/IO Certificate in excess of the amount calculated at the base fixed rate. As prepayment rates decrease, the supplemental amount will also decrease. Therefore, high levels of LIBOR coupled with low prepayment rates may significantly reduce the supplemental interest payments to the Pooled PEC/IO Certificate.

   --    Slight variations in Mortgage Loan characteristics could
        substantially affect the weighted average life and yield of the Certificates.

   -- Although the Pooled Non-Agency Certificate is secured by payments on Fannie Mae, Freddie Mac, and Ginnie Mae certificates, or indirect interests therein, the Pooled Non-Agency Certificate is not itself guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae or any other person.

   --    The Pooled Certificates were issued as parts of different
        Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the Pooled Certificates could mature at times other than expected by investors and either Class of the Certificates could have a cash flow profile different from that expected by investors. For example, with respect to the Class 1A Certificates, if one of the Class 1A Pooled Certificates, either the Pooled PEC/IO Certificate or the Pooled Floating Rate Certificate, were to mature prior to the other, the Class 1A Certificate would, at that point, have the payment and yield characteristics of the remaining Class 1A Pooled Certificate. Similarly, with respect to the Class 2A Certificates, if one or more of the Class 2A Pooled Certificates, the Pooled PEC/IO Certificates, the Pooled Floating Rate Certificate, the Pooled Accrual Certificate or the Pooled Non-Agency Certificate, were to mature prior to the others, the Class 2A Certificates would, at that point, have the payment and yield characteristics of the remaining Class 2A Pooled Certificates. Therefore, the Class 2A Certificates may, in the future, have the payment and yield characteristics of one or more (or a combination of any two or three) of the Class 2A Pooled Certificates. Similarly, the Non-Agency Certificate may have certain of the yield characteristics of any one the underlying securities (or combination thereof), which underlying security types include principal only securities, interest only securities, inverse floater securities, discounted coupon classes, and planned amortization classes. See Annex 1 attached hereto.

   --    The yield to investors on the Certificates can be expected to decrease to the extent that the notional principal balance of the Pooled PEC/IO Certificate reduces faster than anticipated.

   --    If, on any Distribution Date, the amount by which the Pooled
        Accrual Certificate has accreted exceeds the aggregate distributions of principal for the Class 2A Certificates, the principal balance of the Class 2A Certificates will be increased by the amount of such excess.

   --    The yield to maturity of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments to the Certificates could result in an actual yield that is lower than the anticipated yield.

   --    As of the April 1998 Pooled Fannie Mae Certificate Distribution
        Date and the April 1998 Pooled Non-Agency Certificate Payment Date, the Interest Deficiency in respect of each of the Pooled Fannie Mae Certificate and Pooled Non-Agency Certificate was approximately $887,454 and $707,126, respectively. There can be no assurance as to whether holders of the Pooled Fannie Mae Certificate and the Pooled Non-Agency Certificate will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or whether payment of any of the Interest Deficiency will be received.

                    DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Pooling Agreement relating to the Certificates offered hereby.

            BOOK ENTRY

     Each Class of Certificates will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC, and beneficial interests therein will be held by investors through the book-entry facilities of DTC, in minimum denominations of $25,000 and increments of $1 in excess thereof. The certificates registered in the name of Cede can be held in physical certificate form by investors only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Company is unable to locate a qualified successor within 30 days or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

     With respect to the certificates registered in the name of Cede, all references herein to actions by holders of either Class of Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports, and statements to holders of either Class of Certificates shall refer to distributions, notices, reports, and statements to DTC or Cede, as the case may be, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner of either Class of Certificate to pledge such Certificate to persons or entities who do not participate in the DTC system may be limited. In addition, beneficial owners of either Class of Certificates held through DTC may experience delays in the receipt of distributions on such Certificates. The book entry procedures of DTC are more fully described under "Description of the Certificates--Book-Entry Registration" in the Prospectus.

     If either Class of Certificates are issued in physical certificate form, they will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in Boston, Massachusetts. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of such Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at Two International Place, Boston, Massachusetts 02110.

            PAYMENTS OF INTEREST AND PRINCIPAL

     Distributions of principal and interest on the Certificates with respect to a month will be made on the first Business Day after the 25th day of such month (each, a "Distribution Date") or, if such 25th day is not a business day, then on the first Business Day after the first Business Day after the 25th day of each month. The first Distribution Date is expected to be May 27, 1998.

     Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 26th of each month, without regard to whether such day is a Business Day (the "Record Date").

     The effective per annum interest rate borne by either Class of Certificates during the calendar month preceding the month in which the Distribution Date occurs (each, an "Interest Accrual Period") will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on such Class of Certificates for the related Interest Accrual Period, multiplied by 12, and the denominator of which is the principal amount of the such Class of Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of either Class of Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by such Class of Certificates would not be meaningful. The effective per annum interest rate borne by the Class 1A Certificates during the first Interest Accrual Period is projected to be approximately 6.6985%. The effective per annum interest rate borne by the Class 2A Certificates during the first Interest Accrual Period is projected, assuming a constant prepayment rate of 200% SPA, to be approximately 7.7367%.

     On each Distribution Date, holders of the Certificates will be entitled to receive interest from funds received as interest (and, with respect to the Class 2A Certificates, on some Distribution Dates, from funds received as principal, up to the amount of accrual on the Pooled Accrual Certificate for such Distribution Date) on the Pooled Certificates. On each Distribution Date, holders of the Certificates will be entitled to receive principal from funds received as principal on the Pooled Certificates (and, with respect to the Class 2A Certificates, from funds payable as principal from the Reserve Fund and, in certain circumstances, funds paid as interest on the Pooled Non-Agency Certificate).

     If, on any Distribution Date, the amount by which the Pooled Accrual Certificate has accreted exceeds the aggregate distributions of principal on the other Group 2A Pooled Certificates, the principal balance of the Class 2A Certificates will be increased by the amount of such excess.

     The Trustee as holder of the Pooled Certificates and the Reserve Fund, will cause all distributions received by it on the Pooled Certificates and the Treasury Securities, from whatever source, to be deposited directly into one or more accounts held in trust by the Trustee for the benefit of the Certificateholders (such accounts referred to collectively herein as the "Asset Proceeds Account").

     On each Distribution Date, the Trustee will apply the aggregate amount on deposit in the Asset Proceeds Account as of such Distribution Date to pay the Trustee Fee, the Class 1A Available Distribution, and the Class 2A Available Distribution. From amounts with respect to interest received on the Pooled Certificates, the Trustee shall first pay to the Trustee the Trustee Fee. The Trustee then shall pay from amounts remaining in the Asset Proceeds Account the Class 1A Available Distribution to the Class 1A Certificateholders and the Class 2A Available Distribution to the Class 2A Certificateholders in the following manner and order of priority:

     The Class 1A Available Distribution shall be applied as follows:

           first, from the Class 1A Available Distribution, the amount that represents interest received; and

           second, from the Class 1A Available Distribution, the amount that represents principal received, to pay principal.

     The Class 2A Available Distribution shall be applied as follows:

     first, from amounts with respect to principal received on the Group 2A Pooled Certificates and funds payable from the Reserve Fund, to the Class 2A Certificateholders, an amount equal to the principal received on the Class 2A Pooled Certificates and Treasury Securities, including any interest on the Pooled Non-Agency Certificate allocated to principal as described below, less the amount, if any, by which the principal amount on the Pooled Accrual Certificate accrues; and

     second, from the remaining Available Distribution, to the Class 2A Certificateholders as interest.

     On any Pooled Non-Agency Certificate Payment Date on which the outstanding principal balance of the Underlying FAIT Certificates is less than the outstanding principal balance of the Pooled Non-Agency Certificate, all principal and interest received on the Pooled Non-Agency Certificate will be paid to the Class 2A Certificateholders as principal as set forth above. After $2,268,817.89 in distributions from the Pooled Non-Agency Certificate has been allocated as principal, all subsequent distributions received with respect to the Pooled Non-Agency Certificate will be allocated as interest on the Class 2A Certificates. Notwithstanding any such reallocation, however, the Class 2A Certificateholders will be required to include in income their allocable shares of interest original issue discount attributable to the Pooled Non-Agency Certificate.

     "Available Distribution" means, either the "Class 1A Available Distribution" or the "Class 2A Available Distribution," as appropriate.

     "Class 1A Available Distribution" means, as of any Distribution Date, all distributions received by the Trustee on the Group 1A Pooled Certificates and deposited by the Trustee in the Asset Proceeds Account as of such Distribution Date, minus the pro rata portion of the Trustee Fee paid to the Trustee, each as of such Distribution Date.

     "Class 2A Available Distribution" means, as of any Distribution Date, all distributions received by the Trustee on the Group 2A Pooled Certificates and the Treasury Securities and deposited by the Trustee in the Asset Proceeds Account as of such Distribution Date, minus the pro rata portion of the Trustee Fee paid to the Trustee, each as of such Distribution Date.

     "Group 1A Pool" means, the Group 1A Pooled Certificates.

     "Group 2A Pool" means, the Group 2A Pooled Certificates and the Treasury Securities.

     "Group 1A Pooled Certificates" means, (1) a portion of the Pooled Freddie Mac G063 Certificate and (2) a portion of the Pooled Fannie Mae Certificate.

     "Group 2A Pooled Certificates" means, (1) a portion of the Pooled Freddie Mac G063 Certificate, (2) a portion of the Pooled Fannie Mae Certificate; (3) the Pooled Freddie Mac 2043 Certificate, and (4) the Pooled Non-Agency Certificate.

     The Group 1A Pooled Certificates and the Group 2A Pooled Certificates will each constitute a separate sub-trust.

     "Trustee Fee" means, with respect to any Distribution Date, the monthly fee equal to 1/12th of the product of 0.025% and the principal balance of the Certificates immediately prior to the Distribution Date, but not less than $125 with respect to any Distribution Date. In any event, the Company shall not be responsible for any portion of the Trustee Fee.

     The full name of each abbreviated underlying series is set forth herein under "Description of the Pooled Certificates--General." Copies of the Underlying Agreements are available from the Underwriter, at 245 Park Avenue New York, New York, Attention: MORTGAGE DEPARTMENT.

     The Underwriter will convey the Pooled Certificates and Treasury Securities to the Company on the Closing Date pursuant to a Purchase Agreement dated as of the Closing Date. The Underwriter will be obligated to make certain representations and warranties (see "The Pooling Agreement--Assignment of Pooled Certificates" herein) with respect to the Pooled Certificates and Treasury Securities, and those representations and warranties will be assigned to the Trust for the benefit of the Certificateholders. If the Underwriter breaches a representation or warranty with respect to the Pooled Certificates or Treasury Securities which materially and adversely affects the interests of the Certificateholders and the Underwriter repurchases, or elects to substitute one or more securities for, a Pooled Certificate or Treasury Security, the foregoing definition will be modified with respect to the related Distribution Date to delete the portion thereof relating to the Pooled Certificate or Treasury Security being repurchased or substituted for and to reflect, in the case of a repurchase, the repurchase price received with respect thereto as described herein under "The Pooling Agreement--Assignment of Pooled Certificates" or in the case of a substitution, the addition of a comparable provision with respect to the new mortgage related security or securities.

     The sole source of payment on the Certificates will be distributions on the related Pooled Certificates and, with respect to the Class 2A Certificates, the Treasury Securities. The Certificates will not be guaranteed by the Company, the Underwriter, the Trustee, or any other person.

OPTIONAL TERMINATION

     The Trust may be terminated at the option of the Company, or its designee, on any Distribution Date on or after the date on which the aggregate Pooled Certificate Principal Balance and the amount of funds payable as principal from the Reserve Fund has declined to 10% or less of the sum of (i) the initial aggregate Pooled Certificate Principal Balance and (ii) the amount of funds payable as principal from the Reserve Fund on the Closing Date, as such sum is reduced by the original face amount of any Certificates exchanged for a pro rata portion of the Pooled Certificates and, with respect to the Class 2A Certificates, the Treasury Securities. In addition, the sub-trust consisting of either the Group 1A Pool or the Group 2A Pool may be terminated, at the option of the Company or its designee, on any Distribution Date on or after the date on which (i) in the case of the Group 1A Pool, the aggregate Pooled Certificate Principal Balance of the Group 1A Pooled Certificates has declined to 10% or less of the initial aggregate Group 1A Pooled Certificate Principal Balance and (ii) in the case of the Group 2A Pool, the aggregate Pooled Certificate Principal Balance of the Group 2A Pooled Certificates plus the amount of funds payable as principal from the Reserve Fund has declined to 10% or less of the initial aggregate Group 2A Pooled Certificate Principal Balance plus the amount of funds payable as principal from the Reserve Fund on the Closing Date, in both cases as reduced by the original face amount of any Class 1A or Class 2A Certificates exchanged for a pro rata portion of the Group 1A Pooled Certificates or the Group 2A Pooled Certificates and Treasury Securities, respectively. In the event of any such termination, the applicable Certificateholders will receive the unpaid principal balance of their Certificates plus accrued interest thereon plus, in the case of the Pooled Fannie Mae Certificate or the Pooled Non-Agency Certificate, any Interest Deficiency (as defined herein) and interest thereon as described under "Description of the Pooled Certificates--Pooled Certificates--Interest Types." In connection with any such termination, the aggregate amount then on deposit in the Asset Proceeds Account will be disbursed to the Trustee, the applicable Certificateholders, and other persons entitled thereto, in accordance with the terms of the Agreement.

            MANDATORY TERMINATION

     On the Distribution Date following the first Distribution Date on which the Group 1A or Group 2A Pooled Certificate Principal Balance or Pooled Certificate Notional Principal Balance of all but one of the Group 1A or Group 2A Pooled Certificates has been reduced to zero, the Trust will be terminated with respect to such group of Pooled Certificates and the remaining Pooled Certificates or Treasury Securities will be distributed in kind pro rata to the Certificateholders of the related Class.

            EXCHANGE OF CERTIFICATES

     Beginning on the Distribution Date in May 1999 and on any Distribution Date thereafter, holders of a minimum of 10% of the initial principal amount of either Class of Certificates, without taking into account any reductions in the initial principal amount due to a prior exchange of Certificates, will be entitled to exchange such Class of Certificates for a pro rata portion of each of the related Pooled Certificates and, with respect to the Class 2A Certificates, the Treasury Securities. Holders of either Class of Certificates to be exchanged will be charged an exchange fee by the Trustee equal to the greater of (i) $500 and (ii) 0.02% of the outstanding principal amount of such Class of Certificates. Holders will be required to provide the Trustee with irrevocable written notice, accompanied by the exchange fee, of any proposed exchange of such Class of Certificates at least five Business Days prior to the proposed date of such exchange, which must be a Business Day.

                 DESCRIPTION OF THE POOLED CERTIFICATES

            GENERAL

     The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a Trust consisting primarily of two groups of Pooled Certificates and the Reserve Fund containing the Treasury Securities. The following is a list of the Pooled Certificates with the designations used herein for such group of Pooled Certificates and other related information. Definitions of abbreviations used for principal types and interest types appear under "--Pooled Certificates--Principal Types" and "--Pooled Certificates--Interest Types" herein.

POOLED FANNIE MAE CERTIFICATE
Guaranteed REMIC Pass-Through Certificates
Fannie Mae REMIC Trust 1994-6

        Designation:                                            F
        % of Class in each group of
           Pooled Certificates:                                 Group 1A - 16.91%
                                                                Group 2A - 10.62%
        Principal Type:                                         Pass-Through
        Current Principal
           Balance of Pooled
           Certificates in each group
           of Pooled Certificates:                              Group 1A - $23,500,002.45
                                                                Group 2A - $14,755,033.87
        Interest Type:                                          Floater
        Interest Rate or Formula:                               LIBOR + 200 basis points;
                                                                Minimum Rate:  2.00%; Maximum Rate:  10.00%

POOLED FREDDIE MAC CERTIFICATES
Multiclass Mortgage Securities, Series G063

        Designation:                                            A
        % of Class in each group of
           Pooled Certificates:                                 Group 1A -   5.00%
                                                                Group 2A - 16.25%
        Principal Type:                                         Notional (Pass-Through)
        Current Notional Principal
           Balance of Pooled
           Certificates in each group of
           Pooled Certificates:                                 Group 1A - $4,285,057.00
                                                                Group 2A - $13,926,435.25
        Interest Type:                                          PEC/IO
        Interest Rate or Formula:                               8.00% + Interest Payment Supplement Amount

Multiclass REMIC Certificates, Series 2043

        Designation:                                            ZB
        % of Class in each group of
           Pooled Certificates:                                 Group 2A - 17.36%
        Principal Type:                                         TAC
        Current Principal Balance
           of Pooled Certificates
           in each group of
           Pooled Certificates:                                 Group 2A - $12,150,000.00
        Interest Type:                                          Fix/Accrual
        Interest Rate or Formula:                               7.00%

POOLED NON-AGENCY CERTIFICATE
Fund America Investors Trust I
Collateralized Mortgage Obligations, Series 1993-2

        Designation:                                            A-1
        % of Class in each group of
           Pooled Certificates:                                 Group 2A - 3.41%
        Principal Type:                                         Pass-Through
        Current Principal
           Balance of Pooled
           Certificates in each group of
           Pooled Certificates:                                 Group 2A - $2,268,817.89
        Interest Type:                                          Floater/Available Funds
        Interest Rate or Formula:                               LIBOR + 200 basis points;
                                                                Minimum Rate: 2.00%;
                                                                Maximum Rate: 11.00%


     The Pooled Fannie Mae Certificate is guaranteed as to timely distribution of principal and, to a certain extent, interest by Fannie Mae. Freddie Mac guarantees to each holder of the Pooled Freddie Mac Certificates the timely payment of interest at the rates described above and the payment of the principal amount of the Pooled Freddie Mac Certificates as described in the Underlying Freddie Mac Offering Circular. Payments with respect to the Pooled Non-Agency Certificate are not guaranteed by Fannie Mae, Freddie Mac, Ginnie Mae or any other person. The Pooled Non-Agency Certificate is a non-recourse obligation of a single purpose trust, that is secured by payments on underlying certificates which include certain Fannie Mae, Freddie Mac, and Ginnie Mae certificates and other non-agency certificates that represent undivided ownership interests in agency certificates.

     The Pooled Fannie Mae Certificate is one class of an Underlying Fannie Mae Series which represents beneficial ownership interests in a separate Underlying Fannie Mae Trust. The assets of the Underlying Fannie Mae Trust consist of (i) a single "interest only" Fannie Mae Stripped Mortgage-Backed Security evidencing the beneficial ownership interest in the interest distributions made in respect of the Class 58-IO REMIC Certificates evidencing beneficial ownership interests in Fannie Mae REMIC Trust 1992-G58 and included in Fannie Mae Stripped Mortgage-Backed Security Trust 000180-GN, (ii) "interest only" Fannie Mae Stripped Mortgage-Backed Securities evidencing the respective beneficial ownership interests in certain interest distributions made in respect of certain "fully modified pass-through" mortgage-backed securities Ginnie Mae Certificates guaranteed as to timely payment of principal and interest by Ginnie Mae, held in the form of the respective Fannie Mae Guaranteed MBS Pass-Through Certificates and included in the respective Fannie Mae Stripped Mortgage-Backed Security Trusts and (iii) all of the Class 5-C REMIC Certificates evidencing beneficial ownership interests in Fannie Mae REMIC Trust 1994-5. The assets of Trust 1992-G58 consist of certain Ginnie Mae Certificates. The assets of Trust 1994-5 consist of a single "principal only" Fannie Mae Stripped Mortgage-Backed Security evidencing the beneficial ownership interest in certain principal distributions made in respect of certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates held in the form of Fannie Mae Guaranteed MBS Pass-Through Certificate CL-190250 and included in the Fannie Mae Stripped Mortgage-Backed Security Trust 000250-CL. Each MBS will represent a beneficial ownership interest in a pool of first lien, single-family, fixed rate residential mortgage loans having the characteristics described herein. Each Ginnie Mae Certificate is based on and backed by a pool of first lien, single-family, fixed-rate residential mortgage loans which are either insured by the FHA or partially guaranteed by the VA. Both Classes of Certificates are entitled to receive distributions on the Pooled Fannie Mae Certificate.

     The Pooled Freddie Mac Certificates are each one class of two separate Underlying Freddie Mac Series. The Pooled Freddie Mac G063 Certificate represents beneficial ownership interest in the Underlying Freddie Mac G063 Trust established by Freddie Mac. The assets of the Underlying Freddie Mac G063 Trust consist of Freddie Mac Giant Stripped Securities, Series GS007, which in turn consists of Giant IO Securities and Giant PO Securities, backed by Ginnie Mae-related securities (Ginnie Mae Certificates and Giant Securities). The assets underlying each

Underlying Freddie Mac Series are Freddie Mac Mortgages. Both Classes of Certificates are entitled to receive distributions on the Pooled Freddie Mac G063 Certificate.

     The Pooled Freddie Mac 2043 Certificate represents beneficial ownership interest in the Underlying Freddie Mac 2043 Trust. The assets of the Underlying Freddie Mac 2043 Trust consist of Freddie Mac Gold Participation Certificates and Gold Giant Participation Certificates. Only the Class 2A Certificates are entitled to receive distributions on the Pooled Freddie Mac 2043 Certificate.

     The Pooled Non-Agency Certificate is a single class of a series of collateralized mortgage obligations issued by the Non-Agency Certificate Issuer. The Pooled Non-Agency Certificates are non-recourse obligations of the Non-Agency Certificate Issuer secured by the all of the assets of the Underlying Non-Agency Trust. The assets of the Underlying Non-Agency Trust securing the Pooled Non-Agency Certificate consist of (i) certain classes of Fannie Mae Guaranteed REMIC Pass-Through Certificates, (ii) certain classes of Fannie Mae Stripped Mortgage-Backed Securities, (iii) Multiclass PCs, (iv) Stripped Giant PCs, and (v) certain mortgage pass-through certificates, participation certificates, or collateralized mortgage obligations issued by issuers other than Fannie Mae, Freddie Mac, or Ginnie Mae, which securities are backed by mortgage-backed securities issued by Fannie Mae, Freddie Mac or Ginnie Mae. Only the Class 2A Certificates are entitled to receive distributions on the Pooled Non-Agency Certificate.

     The sponsor of the issuer of the Pooled Non-Agency Certificate is an affiliate of the Company; however, the Underwriter acquired the Pooled Non-Agency Certificate in the secondary trading market from parties unaffiliated with the Company.

     The distribution date for the Pooled Fannie Mae Certificate is the 25th day of the month, the distribution date for the Pooled Freddie Mac Certificates is the 15th or the 17th day of each month, and the distribution date for the Pooled Non-Agency Certificate is the 25th day of the month, or if, in each case, such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day, as so defined.

     Additional characteristics of the Pooled Certificates are described below and in Annex 1 and Annex 2.

            POOLED CERTIFICATES - PRINCIPAL TYPES

     The Pooled Certificates were structured as a targeted amortization class ("TAC Class") or pass-through classes ("PT Classes").

     A TAC Class is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans.

     A PT Class is designed to receive principal payments based on payments of principal received on underlying assets. Payments of principal received on underlying assets will be passed-through as principal on the PT Class.

     The Pooled PEC/IO Certificate is an "interest only" certificate and does not have an actual principal balance, and as such, is not entitled to receive distributions of principal.

     POOLED CERTIFICATES - INTEREST TYPES

     One class of the Pooled Certificates is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with LIBOR, subject to minimum and maximum rates ("Floater Class"). One class of the Pooled Freddie Mac Certificates is entitled to receive distributions of interest at a fixed rate ("Fixed Class"). The remaining class of the Pooled Freddie Mac Certificates is a Pooled PEC/IO Certificate and is entitled to receive interest as described below. The Pooled Non-Agency Certificate is entitled to receive distributions of interest on the principal balance thereof based on a formula that varies directly with LIBOR, subject to available funds and, under certain circumstances, subject to the reallocation of interest payments to reduce principal (the "Available Funds Class"). The annual interest rate on the Available Funds Class for any Interest Accrual Period is determined by multiplying the interest paid on the related distribution date by 12 and then dividing such amount by the principal balance of such Pooled Certificates.

     The Fixed Class of the Pooled Certificates is a Pooled Accrual Certificate. The Pooled Accrual Certificate accretes all of its interest at a fixed rate, which is added to its outstanding principal balance (the "Accrual Class"). This accretion continues so long as such respective class remains outstanding and the accreted interest is paid as principal.

     Distributions on the Pooled PEC/IO Certificate. The Pooled PEC/IO Certificate has a notional principal balance which is the amount used as a reference to calculate the amount of interest due on such certificate (a "Notional Class"). The notional principal balance of the Pooled PEC/IO Certificate reduces proportionately with the Giant Stripped Securities. A PEC certificate represents the entire beneficial ownership interest in related classes of multiclass securities issued under the same transaction, together with rights and obligations under an associated interest payment exchange. The Pooled PEC/IO Certificate receives distribution, at a fixed interest rate of 8.00%, plus is entitled to receive the interest payment supplement amount. The interest payment supplement amount is a variable amount of interest which varies inversely with the level of LIBOR and varies directly with the rate of prepayments.

     Distributions on the Pooled Fannie Mae Certificate. Principal will be distributed monthly on the Pooled Fannie Mae Certificates in an amount (the "Fannie Mae Principal Distribution Amount") equal to the sum of (i) the distribution of principal concurrently made on the underlying REMIC certificates and (ii) the amount ("Excess Interest") by which the aggregate distributions of interest concurrently made on the Fannie Mae SMBS exceeds the sum of (a) the interest accrued on the Pooled Fannie Mae Certificates during the preceding Fannie Mae Interest Accrual Period, (b) any unpaid Interest Deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid Interest Deficiency. On each Pooled Fannie Mae Certificate Distribution Date, the Fannie Mae Principal Distribution Amount will be distributed as principal of the Pooled Fannie Mae Certificate until the principal balance thereof is reduced to zero. Interest to be distributed on the Pooled Fannie Mae Certificate on a Pooled Fannie Mae Certificate Distribution Date will be in an amount (the "Fannie Mae Interest Distribution Amount") equal to the lesser of (a) the sum of (i) one month's interest on the outstanding principal balance of the Pooled Fannie Mae Certificates immediately prior to such Pooled Fannie Mae Certificate Distribution Date, (ii) any unpaid Interest Deficiency (as defined below) and (iii) interest, if any, accrued on a compounded basis on any unpaid Interest Deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Fannie Mae SMBS and (ii) distributions of principal concurrently made on the underlying REMIC certificates following the reduction of the principal balance of the Pooled Fannie Mae Certificates to zero.

     On each Fannie Mae Pooled Certificate Distribution Date, the Fannie Mae Interest Distribution Amount will be applied to the distribution of interest on the Pooled Fannie Mae Certificates in the following order:

           (i) an amount equal to the interest accrued on the principal balance of the Pooled Fannie Mae Certificates during the immediately preceding Fannie Mae interest accrual period;

           (ii) an amount equal to the Interest Deficiency with respect to the Pooled Fannie Mae Certificate that has not been previously paid; and

           (iii) an amount equal to the interest, if any, accrued on a compounded basis and unpaid on any unpaid Interest Deficiency during each Fannie Mae interest accrual period as to which such Interest Deficiency remained unpaid to the Pooled Fannie Mae Certificate Distribution Date on which such Interest Deficiency is paid, at the per annum rate in effect from time to time with respect to the Pooled Fannie Mae Certificates.

     On each Fannie Mae Pooled Certificate Distribution Date following the reduction of the principal balance of the Pooled Fannie Mae Certificates to zero and the payment in full of all accrued and unpaid interest thereon (including any unpaid Interest Deficiency together with interest thereon), all distributions from any remaining assets of the Underlying Fannie Mae Trust will be distributed monthly to holders of the residual class of the Underlying Fannie Mae Series (the "Fannie Mae Residual Class").

     The Pooled Fannie Mae Certificate will bear interest during each Fannie Mae interest accrual period subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

           Maximum            Minimum       Formula for Calculation
         Interest Rate    Interest Rate         of Interest Rate
         -------------      -------------   ------------------------
         10.00%            2.00%            LIBOR + 200 basis points

     Each LIBOR value in respect of the Pooled Fannie Mae Certificate will be established as provided in the underlying Fannie Mae agreement by Fannie Mae two business days prior to the commencement of the related Fannie Mae interest accrual period. The establishment of each LIBOR value by Fannie Mae and Fannie Mae's determination of the rate of interest for the Pooled Fannie Mae Certificates for the related Fannie Mae interest accrual period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

     Under certain circumstances of increased LIBOR levels, the Fannie Mae Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the Pooled Fannie Mae Certificates at the LIBOR based formula rate. Any such unpaid Interest Deficiency on a particular Pooled Fannie Mae Certificate Distribution Date will be carried forward, with interest, to subsequent Pooled Fannie Mae Certificate Distribution Dates. If an unpaid Interest Deficiency remains on the Pooled Fannie Mae Certificate Distribution Date upon which the principal balance of the Pooled Fannie Mae Certificate is reduced to zero, all distributions on any Fannie Mae SMBS and underlying REMIC certificates remaining in the Underlying Fannie Mae Trust will be applied to the payment of any such unpaid Interest Deficiency (together with any accrued and unpaid interest thereon) on such date and each Pooled Fannie Mae Certificate Distribution Date thereafter before any distributions are made to the Fannie Mae Residual Class. Once the notional principal balances of the respective Fannie Mae SMBS and the principal balance of the underlying REMIC certificates have been reduced to zero, holders of the Pooled Fannie Mae Certificate will have no future entitlement to any unpaid Interest Deficiency (or any accrued and unpaid interest thereon).

     If the notional balances of the Fannie Mae SMBS are reduced to zero while the principal balance of the Pooled Fannie Mae Certificate remains outstanding, and the balance of the Pooled Fannie Mae Certificate equals the balance of the underlying REMIC certificates, no further payments of interest will be made on the Pooled Fannie Mae Certificate.

     As of the April 1998 Pooled Fannie Mae Certificate Distribution Date, the Interest Deficiency in respect of the Pooled Fannie Mae Certificate allocable to the Class 2A Certificates was approximately $887,454. There can be no assurance as to whether holders of the Pooled Fannie Mae Certificate will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or whether the payment of any of the Interest Deficiency will be received.

     Distributions on the Pooled Non-Agency Certificate. Payments on the Pooled Non-Agency Certificates are made on the 25th day of each month, or if such date is not a business day, the next succeeding business day (the "Pooled Non-Agency Certificate Payment Date"). Funds available for payment on the Pooled Non-Agency Certificate from distributions on the related Underlying FAIT Certificates, are applied as follows:

      (i) first, as principal to the Pooled Non-Agency Certificate, in an amount up to the greater of $774,075 or the amount required to reduce the current principal amount of the Pooled Non-Agency Certificate to its "Scheduled Balance" for such Payment Date as set forth on Schedule III to the Non-Agency Certificate Prospectus.

      (ii) second, as interest to the Pooled Non-Agency Certificate in an amount equal to interest accrued on the Pooled Non-Agency Certificate during the related Interest Accrual Period;

     (iii) third, as principal to the Pooled Non-Agency Certificate, until the current principal amount of the Pooled Non-Agency Certificate has been reduced to zero;

      (iv) fourth, as interest on the Pooled Non-Agency Certificate, in the amount of any interest which has accrued on the Pooled Non-Agency Certificate prior to the related Interest Accrual Period and has not been paid; and

      (v) fifth, as interest to the Pooled Non-Agency Certificate, in the amount of any interest on any accrued and unpaid interest, from the payment date on which the interest was due to the Pooled Non-Agency Certificate Payment Date on which the interest is paid, at the interest rate in effect for the Pooled Non-Agency Certificate during each Interest Accrual Period until paid.

     The Pooled Non-Agency Certificate will bear interest during each interest accrual period subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

   Maximum        Minimum     Formula for Calculation
Interest Rate  Interest Rate      of Interest Rate
-------------  -------------  ------------------------
   11.00%          2.00%      LIBOR + 200 basis points

     The establishment of LIBOR with respect to each Pooled Non-Agency Certificate by the Trustee and the Trustee's calculation of the rate of interest applicable to the Pooled Non-Agency Certificate for the related interest accrual period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (617) 985-4700.

     Under certain circumstances of increased LIBOR levels and relatively high rates of prepayments on the Underlying FAIT Certificates that are interest only certificates and relatively low rates of prepayments on the Underlying FAIT Certificates that are principal only certificates, the amount available for payment on the Pooled Non-Agency Certificate may not be sufficient to pay the full principal of and/or the amount of interest accrued on the Pooled Non-Agency Certificate at the LIBOR based formula rate. With respect to any such interest shortfalls, any such unpaid amounts on a particular Pooled Non-Agency Certificate Payment Date will be carried forward, with interest, to subsequent Pooled Non-Agency Certificate Payment Dates. If an unpaid interest shortfall or principal amount remains on the maturity date for the Pooled Non-Agency Certificate, holders of the Pooled Non-Agency Certificate, including the Company, will have no future entitlement to any unpaid principal or interest amounts (or any accrued and unpaid interest thereon).

     As of the April 1998 Pooled Non-Agency Certificate Payment Date, the Interest Deficiency in respect of the Pooled Non-Agency Certificate allocable to the Class 2A Certificates was approximately $707,126. There can be no assurance as to whether holders of the Pooled Non-Agency Certificate will in the future receive full distributions of interest at the rate calculated according to their interest rate formula on a timely basis or whether the payment of any of the Interest Deficiency will be received.

     On any Pooled Non-Agency Certificate Payment Date on which the outstanding principal balance of the Underlying FAIT Certificates is less than the outstanding principal balance of the Pooled Non-Agency Certificate, all principal and interest received on the Pooled Non-Agency Certificate will be paid to the Class 2A Certificateholders as principal as set forth above. After $2,268,817.89 in distributions from the Pooled Non-Agency Certificate has been allocated as principal, all subsequent distributions received with respect to the Pooled Non-Agency Certificate will be allocated as interest on the Class 2A Certificates. See "Description of the Certificates - Payments of Interest and Principal" herein. Notwithstanding the foregoing, for accounting purposes, each Distribution Date is deemed to occur in the same month as the concurrent or immediately preceding Pooled Certificate Distribution Date.

      THE  UNDERLYING MORTGAGE LOANS

     The Mortgage Loans consist of conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first mortgage loans with original maturities of up to approximately 30 years. Payments on the Mortgage Loans underlying the Pooled Certificates will either be distributed in the same month of payment or the month succeeding the month of payment.

            ADDITIONAL INFORMATION

     The descriptions of the Pooled Certificates and the Mortgage Loans do not purport to be complete. Set forth below are lists of documents relevant to each of the Pooled Certificates.

     Documents relevant to the Pooled Fannie Mae Certificate include the following:

      -- Fannie Mae Prospectus Supplement dated December 8, 1993 to Prospectus dated December 29, 1992

      -- Fannie Mae Guaranteed REMIC Pass-Through Certificates Prospectus dated December 29, 1992.

      -- Fannie Mae Guaranteed Mortgage Pass-Through Certificates Prospectus dated December 1, 1993.

      -- Fannie Mae Stripped Mortgage-Backed Security Prospectus dated December 1, 1992.

      -- Fannie Mae Guaranteed MBS Pass-Through Certificates Prospectus dated December 1, 1992.


      --    Fannie Mae Underlying Fannie Mae REMIC Trust Prospectus
            Supplement dated December 21, 1992 to Prospectus dated December 29, 1992.

      --    Fannie Mae Trust 1992-G58 Prospectus dated September 10, 1992.

      -- Fannie Mae Information Statement dated February 16, 1993 and any supplements thereto.


     Documents relevant to the Pooled Freddie Mac G063 Certificate (the Pooled PEC/IO Certificate) include the following:

      --    Freddie Mac Offering Circular Supplement for Multiclass
            Mortgage Securities, Payment Exchange Certificates and Modifiable and Combinable REMIC Certificates, Series G063, dated January 1, 1997.

      --    Freddie Mac Multiclass Series Offering Circular, dated
            January 1, 1997

      --    Freddie Mac's Giant GNMA-Backed Securities and Other
            Pass-Through Securities Offering Circular dated January 1, 1997, which describes Giant Securities generally, and its Stripped Giant Securities, Series GS007 Offering Circular Supplement dated June 2, 1997

      -- Freddie Mac's Information Statement dated March 31, 1997, its Information Statement Supplement dated May 15, 1997 and any other Information Statement Supplements published by Freddie Mac through the time of purchase.

     Documents relevant to the Pooled Freddie Mac 2043 Certificate include the following:

      -- Freddie Mac Offering Circular Supplement dated March 4, 1998 to Offering Circular dated April 1, 1998.

     Documents relevant to the Pooled Non-Agency Certificate include the following:

      -- Fund America Investors Trust I Prospectus Supplement for Collateralized Mortgage Obligations, Series 1993-2, Class A-1, dated September 8, 1993.

      --    Fund America Investors Trust I Prospectus, dated September 8,
            1993.

      -- Copies of (i) the respective Offering Circulars, Prospectus Supplements, REMIC Prospectuses, MBS Prospectuses, SMBS Prospectuses, Mega Prospectuses, SMBS Prospectus Supplements, Prospectuses and Fannie Mae Information Statements relating to the Fannie Mae Securities, (ii) the respective Offering Circular Supplements, Multiclass PC Offering Circulars, PC Offering Circulars, Giant PC Offering Circulars, PC Offering Circular Supplements, Giant PC Offering Circular Supplements and Freddie Mac Information Statements relating to the Freddie Mac Securities, and
            (iii) the respective Prospectus Supplements and Prospectuses relating to the private mortgage-backed securities, may be obtained from the Underwriter by writing or calling its Prospectus Department at 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department. Such offering materials are typically prepared at the time the related Underlying Securities are originally issued and are not updated thereafter.

     The Fannie Mae documents may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016; telephone 1-800-BEST-MBS or 202-752-6547.

     Investors can order the Freddie Mac documents from Freddie Mac by writing or calling its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102; outside Washington, D.C. metropolitan area, telephone 800/336-3672; within Washington, D.C. metropolitan area, telephone 703/450-3777. Freddie Mac also publishes a supplemental statement applicable to each series shortly after the applicable closing date. Investors can obtain the supplemental statement, any offering materials for specific certificates, and historic and current information concerning specific certificates from Freddie Mac's Investor Inquiry Department. Freddie Mac's Internet Web-Site (http://www.freddiemac.com) displays the offering circular supplements, the supplemental statements, schedules of the certificates, and information, updated monthly, regarding each class of the applicable Underlying Freddie Mac Series.

     In addition, copies of the respective Prospectus Supplements, Prospectuses, Offering Circular Supplements, Offering Circulars, and the other documents set forth above relating to the Pooled Certificates may be obtained from the Underwriter by writing Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department.

                            THE RESERVE FUND

     On the Closing Date, the Company will fund the Reserve Fund with three United States Treasury Securities that will provide funds equal to $7,700,000. Payments on the Treasury Securities will be applied to pay principal on the Class 2A Certificates on the Distribution Date following receipt. On the February 1999 Distribution Date, $6,000,000 will be applied to pay principal on the Class 2A Certificates. On the February 2001 Distribution Date, $1,200,000 will be applied to pay principal on the Class 2A Certificates. On the February 2002 Distribution Date, $500,000 will be applied to pay principal on the Class 2A Certificates. The Class 1A Certificates are not entitled to funds on deposit in the Reserve Fund.

                  YIELD AND PREPAYMENT CONSIDERATIONS

            GENERAL CONSIDERATIONS

     The yield to maturity and weighted average life of the Certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others), and interest payments on the Mortgage Loans, the level of LIBOR, the payment priorities and other characteristics of the Pooled Certificates, the purchase price paid for the Certificates, and the occurrence of an optional or mandatory termination with respect to the Certificates or the Pooled Certificates. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or the anticipated yield to maturity of the Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and generally have due-on-sale clauses. Because the payment of installments of principal of and interest on the respective Mortgage Loans are guaranteed by one or more governmental agencies, liquidations resulting from default, casualty or condemnation in respect of the respective Mortgage Loans will have the effect of a prepayment.

     The timing and amount of payments, including prepayments, on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. In addition, interest amounts on the Pooled PEC/IO Certificate contain a supplemental amount that varies directly with the level of prepayments on the related Mortgage Loans.

     The Pooled Certificates were issued at different times, are backed directly or indirectly by different Mortgage Pools, have different allocations of principal and interest and payment priorities among various classes, are subject to optional termination to the extent described herein and in the Underlying Agreements and will perform differently in various interest and prepayment rate environments. The performance characteristics of each Class of Certificates will reflect a combination of the performance characteristics of the related group of Pooled Certificates. Because the Pooled Non-Agency Certificate has an additional layer of underlying assets, the inclusion of that Pooled Certificate in the Trust may make it more difficult to predict the likely yield and payment experience of the Class 2A Certificates.

     Since interest generally will be due on each Mortgage Loan on the first day of the month, but the distribution of such interest will not be made until the Pooled Certificate Distribution Dates and then the amounts received with respect to a Pooled Certificate Distribution Date will not be distributed until the related Distribution Date, the yield to investors in the Certificates will be lower than the yield produced without such delays. Since the amount of the distributions on the Certificates is based on information in respect of the Underlying Series, if such information is not received in a timely manner, payments will not be made until the following Distribution Date and the yield to investors may be lower than the yield produced if such information had been received in a timely manner.

     In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments on the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Certificates, other things being equal, could result in an actual yield that is lower than the anticipated yield.

     The Pooled PEC/IO Certificate has a notional principal balance which reduces proportionately with the principal balance of certain related classes in the same Underlying Series. Accordingly, the amount and timing of payments on the related groups of Pooled Certificates, and accordingly the yield on both Classes of Certificates, will be sensitive to the rate and timing of principal payments on such Related Certificates. Relatively fast prepayments of underlying Mortgage Loans may significantly shorten, and relatively slow prepayments of underlying Mortgage Loans may significantly extend, the life of the Related Certificates and therefore the Pooled PEC/IO Certificate. Generally, a rapid rate of principal prepayments on the Mortgage Loans underlying the Pooled PEC/IO Certificate will have a negative effect on the yield on such certificates and may reduce the yield on the Certificates. If the life of the Related Certificates is significantly shortened, the life of the Pooled PEC/IO Certificate will be significantly shortened and the yield to investors in both Classes of Certificates can be expected to decrease. Similarly, the exercise of any optional redemption rights with respect to the Underlying Series of which the Pooled PEC/IO Certificate is a part may have a negative effect on the yield on such certificates and may reduce the yield on both Classes of Certificates. The Pooled PEC/IO Certificate is part of the Group 1A Pooled Certificates and the Group 2A Pooled Certificates.

     Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

     The yield to maturity on the Certificates will reflect the amount and timing of interest amounts received on the Pooled Certificates, certain of which are sensitive to the level of LIBOR from time to time. For example, the amount of interest payable on the Pooled Floating Rate Certificates and the Non-Agency Certificate will vary with the level of LIBOR. Consequently, a low level of LIBOR will reduce the interest payable on the Pooled Floating Rate Certificate and the Pooled Non-Agency Certificate and may therefore reduce the yield to investors in the Certificates. Similarly, the amount of interest payable on the Pooled PEC/IO Certificate may vary inversely with the level of LIBOR. Consequently, a high level of LIBOR can significantly reduce payments to the Pooled PEC/IO Certificate and (especially in combination with fast Mortgage prepayment rates) reduce the yield to investors in the Certificates.

     The Pooled Certificates were issued as parts of different Underlying Series and the rates of prepayments on the Underlying Mortgage Loans will be different. Under various circumstances, including differing prepayment rates of the Underlying Mortgage Loans, the Pooled Certificates could mature at times other than expected by investors and either Class of the Certificates could have a cash flow profile different from that expected by investors. For example, with respect to the Class 1A Certificates, if one of the Class 1A Pooled Certificates, either the Pooled PEC/IO Certificate or the Pooled Floating Rate Certificate, were to mature prior to the other, the Class 1A Certificate would, at that point, have the payment and yield characteristics of the remaining Pooled Certificate. Similarly, with respect to the Class 2A Certificates, if one or more of the Class 2A Pooled Certificates, the Pooled PEC/IO Certificates, the Pooled Floating Rate Certificate, the Pooled Accrual Certificate or the Pooled Non-Agency Certificate, were to mature prior to the others, the Class 2A Certificates would, at that point, have the payment and yield characteristics of the remaining Pooled Certificates. Therefore, the Class 2A Certificates may, in the future, have the payment and yield characteristics of one or more (or a combination of any two or three) of the Class 2A Pooled Certificates. Similarly, the Non-Agency Certificate may have certain of the yield characteristics of any one the underlying securities (or combination thereof), which underlying security types include principal only securities, interest only securities, inverse floater securities, discounted coupon classes, and planned amortization classes.

      FINAL SCHEDULED DISTRIBUTION DATE

     The "Final Scheduled Distribution Date" for distributions on the Certificates is the Distribution Date in July 26, 2027. The Final Scheduled Distribution Date is the Distribution Date one month after the latest final distribution date of any of the Pooled Certificates. Since the rate of payment of principal on the Mortgage Loans can be expected to exceed the rate of payments used in calculating such final distribution date, the date of the final distribution on the Certificates is expected to be earlier, and could be substantially earlier, than the Final Scheduled Distribution Date.

            WEIGHTED AVERAGE LIVES

     The weighted average life of a security refers to the average amount of time that will elapse from the applicable settlement date until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate in either Class is determined by (i) multiplying the amount of payments made in respect of principal on such Certificate in the related Class on each Distribution Date by the number of years from the Closing Date to such Distribution Date; (ii) summing the results; and (iii) dividing the sum by the aggregate amount of the principal payments on such Certificate in the related Class referred to in clause (i). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

            SPA MODEL

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Prospectus Supplement ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the Pooled Certificates. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 50% SPA assumes prepayment rates will be 0.1% per annum in month one, 0.2% per annum in month two, reaching 3.0% per annum in month 30 and remaining constant at 3.0% per annum thereafter. 0% SPA assumes no prepayments.

            PRICING ASSUMPTION

     The Certificates were structured assuming, among other things, a prepayment assumption of 200% SPA with respect to the Pooled Certificates. The prepayment assumptions to be used for pricing purposes for the Certificates may vary as determined at the time of sale. The actual prepayment rates may vary considerably from the rates used for any pricing assumption.

            DECREMENT AND WEIGHTED AVERAGE LIFE TABLE

     The following tables indicates the percentages of the Original Principal Balance of each Class of Certificates outstanding after certain dates and the weighted average lives (in years), assuming various constant percentages of SPA.

     For the following tables it was assumed, among other things, that (i) the Trust consists of the groups of Pooled Certificates related to a particular Class of Certificates in the principal or notional amounts described in Annex 1 hereto and the Treasury Securities in the amount set forth under "The Reserve Fund" herein; (ii) the initial principal balance of the Class 1A Certificates will be $23,500,002 and the initial principal balance of the Class 2A Certificates will be $36,873,851; (iii) Distribution Dates on the Certificates occur on the 26th of each month commencing in May 1998; (iv) each Mortgage Loan underlying a guaranteed mortgage pass-through certificate issued by Fannie Mae, certificate issued by Ginnie Mae, or a participation certificate issued by Freddie Mac has a mortgage rate, remaining term to maturity, and loan age equal to the weighted average mortgage rate, weighted average remaining term to maturity, and weighted average loan age, respectively, of all of the Mortgage Loans underlying such guaranteed mortgage pass-through certificate, certificate issued by Ginnie Mae, or participation certificate, or in the case of the Pooled Freddie Mac 2043 Certificate, equal to the assumptions for such characteristics included in the related Underlying Prospectus Information; (v) the Mortgage Loans prepay at the constant percentages of SPA specified in the tables; (vi) all amounts due with respect to the Mortgage Loans underlying the groups of the Pooled Certificates are applied to the payment of the respective groups of Pooled Certificates on the 26th day of each month and payments on the Treasury Securities are applied to the payment of principal to the Class 2A Certificates on the Distribution Dates occurring in the months in which they mature; (vii) there are no optional terminations of the Certificates or the Pooled Certificates and the mandatory termination is assumed not to occur; (viii) the settlement date is the Closing Date, which is April 30, 1998; (ix) each month consists of 30 days; (x) any reinvestment income on funds in the Asset Proceeds Account will be paid to the Trustee and will not be available to make principal and interest payments on the Certificates; (xi) the only expenses to be paid on any Distribution Date by the Trust will be the monthly payment of the Trustee Fee, which is assumed to equal 1/12 of the product of 0.025% and the principal balance immediately prior to the applicable Distribution Date, but without giving effect to the minimum Trustee Fee of $125 for any Distribution Date; (xii) interest rates applicable to each Class of Certificates for each Interest Accrual Period subsequent to the first Interest Accrual Period will be calculated based on the indicated level of LIBOR; (xiii) there will be no substitution of Pooled Certificates; and (xiv) no Certificates will be exchanged for pro rata portions of each of the Pooled Certificates and Treasury Securities, as applicable.

         PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS 1A CERTIFICATES

                           LIBOR = 3.65%, 5.65%, 7.65% OR 9.65%

                                       % of SPA

                      50%              100%              200%              300%              400%
                      ---              ----              ----              ----              ----
Initial Balance       100  %            100  %            100  %            100  %            100     %
April 26, 1999         95                91                83                75                67
April 26, 2000         89                81                67                54                41
April 26, 2001         83                72                53                37                26
April 26, 2002         77                64                41                23                16
April 26, 2003         72                56                31                11                 7
April 26, 2004         66                49                22                 2                 *
April 26, 2005         60                42                14                 0                 0
April 26, 2006         55                35                 7                 0                 0
April 26, 2007         49                29                 *                 0                 0
April 26, 2008         44                23                 0                 0                 0
April 26, 2009         39                17                 0                 0                 0
April 26, 2010         33                12                 0                 0                 0
April 26, 2011         28                 7                 0                 0                 0
April 26, 2012         22                 2                 0                 0                 0
April 26, 2013         17                 0                 0                 0                 0
April 26, 2014         12                 0                 0                 0                 0
April 26, 2015          6                 0                 0                 0                 0
April 26, 2016          1                 0                 0                 0                 0
April 26, 2017          0                 0                 0                 0                 0
April 26, 2018          0                 0                 0                 0                 0
April 26, 2019          0                 0                 0                 0                 0
April 26, 2020          0                 0                 0                 0                 0
April 26, 2021          0                 0                 0                 0                 0
April 26, 2022          0                 0                 0                 0                 0
April 26, 2023          0                 0                 0                 0                 0
April 26, 2024          0                 0                 0                 0                 0
April 26, 2025          0                 0                 0                 0                 0
April 26, 2026          0                 0                 0                 0                 0
April 26, 2027          0                 0                 0                 0                 0
April 26, 2028          0                 0                 0                 0                 0
Weighted Average
Life (in years)       9.0               6.3               3.7               2.5               2.1

* Principal balance less than 0.5% of Initial Principal Amount.
     At LIBOR = 3.65%, this figure is equal to zero.

              PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS 2A CERTIFICATES

                                              LIBOR = 3.65%

                                                  % of SPA

                          50%                 100%                200%                300%                400%
                          ---                 ----                ----                ----                ----
Initial Balance          100  %              100  %              100  %              100  %              100  %
April 26, 1999            84                  82                  70                  64                  56
April 26, 2000            83                  80                  52                  29                  23
April 26, 2001            80                  76                  37                  18                  13
April 26, 2002            79                  74                  30                  10                   7
April 26, 2003            79                  73                  26                   5                   3
April 26, 2004            80                  73                  22                   1                   *
April 26, 2005            81                  73                  18                   0                   0
April 26, 2006            82                  73                   5                   0                   0
April 26, 2007            82                  74                   0                   0                   0
April 26, 2008            84                  75                   0                   0                   0
April 26, 2009            86                  78                   0                   0                   0
April 26, 2010            89                  81                   0                   0                   0
April 26, 2011            93                  84                   0                   0                   0
April 26, 2012            97                  88                   0                   0                   0
April 26, 2013           101                  91                   0                   0                   0
April 26, 2014           105                  72                   0                   0                   0
April 26, 2015           110                  53                   0                   0                   0
April 26, 2016           116                  33                   0                   0                   0
April 26, 2017           111                  12                   0                   0                   0
April 26, 2018           103                   0                   0                   0                   0
April 26, 2019            74                   0                   0                   0                   0
April 26, 2020            44                   0                   0                   0                   0
April 26, 2021            12                   0                   0                   0                   0
April 26, 2022             0                   0                   0                   0                   0
April 26, 2023             0                   0                   0                   0                   0
April 26, 2024             0                   0                   0                   0                   0
April 26, 2025             0                   0                   0                   0                   0
April 26, 2026             0                   0                   0                   0                   0
April 26, 2027             0                   0                   0                   0                   0
April 26, 2028             0                   0                   0                   0                   0
Weighted Average
Life (in years)         18.3                13.8                 3.2                 1.9                 1.5

* Principal balance less than 0.5% of Initial Principal Amount.

              PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS 2A CERTIFICATES

                                               LIBOR = 5.65%

                                                  % of SPA

                      50%                 100%                200%                300%                400%
                      ---                 ----                ----                ----                ----
Initial Balance          100  %              100  %              100  %              100  %              100  %
April 26, 1999            84                  82                  70                  64                  56
April 26, 2000            83                  80                  52                  29                  23
April 26, 2001            80                  76                  37                  18                  13
April 26, 2002            79                  74                  30                  11                   7
April 26, 2003            80                  73                  26                   6                   3
April 26, 2004            80                  74                  23                   2                   *
April 26, 2005            81                  74                  18                   *                   0
April 26, 2006            83                  74                   5                   *                   0
April 26, 2007            83                  74                   *                   0                   0
April 26, 2008            84                  75                   0                   0                   0
April 26, 2009            86                  78                   0                   0                   0
April 26, 2010            89                  81                   0                   0                   0
April 26, 2011            93                  84                   0                   0                   0
April 26, 2012            97                  88                   0                   0                   0
April 26, 2013           101                  91                   0                   0                   0
April 26, 2014           105                  72                   0                   0                   0
April 26, 2015           110                  53                   0                   0                   0
April 26, 2016           116                  33                   0                   0                   0
April 26, 2017           111                  12                   0                   0                   0
April 26, 2018           103                   0                   0                   0                   0
April 26, 2019            74                   0                   0                   0                   0
April 26, 2020            44                   0                   0                   0                   0
April 26, 2021            12                   0                   0                   0                   0
April 26, 2022             0                   0                   0                   0                   0
April 26, 2023             0                   0                   0                   0                   0
April 26, 2024             0                   0                   0                   0                   0
April 26, 2025             0                   0                   0                   0                   0
April 26, 2026             0                   0                   0                   0                   0
April 26, 2027             0                   0                   0                   0                   0
April 26, 2028             0                   0                   0                   0                   0
Weighted Average
Life (in years)         18.3                13.8                 3.2                 1.9                 1.6

* Principal balance less than 0.5% of Initial Principal Amount.


              PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS 2A CERTIFICATES

                                               LIBOR = 7.65%

                                                  % of SPA
                      50%                 100%                200%                300%                400%
                      ---                 ----                ----                ----                ----
Initial Balance          100%                100%                100%                100%                100%
April 26, 1999            84                  82                  71                  64                  56
April 26, 2000            84                  80                  52                  29                  23
April 26, 2001            80                  76                  37                  18                  13
April 26, 2002            79                  74                  31                  11                   8
April 26, 2003            80                  74                  26                   6                   4
April 26, 2004            81                  74                  23                   2                   1
April 26, 2005            82                  74                  19                   1                   *
April 26, 2006            83                  74                   5                   *                   0
April 26, 2007            83                  74                   *                   *                   0
April 26, 2008            84                  75                   0                   0                   0
April 26, 2009            86                  78                   0                   0                   0
April 26, 2010            89                  81                   0                   0                   0
April 26, 2011            93                  84                   0                   0                   0
April 26, 2012            97                  88                   0                   0                   0
April 26, 2013           101                  91                   0                   0                   0
April 26, 2014           105                  72                   0                   0                   0
April 26, 2015           110                  53                   0                   0                   0
April 26, 2016           116                  33                   0                   0                   0
April 26, 2017           111                  12                   0                   0                   0
April 26, 2018           103                   0                   0                   0                   0
April 26, 2019            74                   0                   0                   0                   0
April 26, 2020            44                   0                   0                   0                   0
April 26, 2021            12                   0                   0                   0                   0
April 26, 2022             0                   0                   0                   0                   0
April 26, 2023             0                   0                   0                   0                   0
April 26, 2024             0                   0                   0                   0                   0
April 26, 2025             0                   0                   0                   0                   0
April 26, 2026             0                   0                   0                   0                   0
April 26, 2027             0                   0                   0                   0                   0
April 26, 2028             0                   0                   0                   0                   0
Weighted Average
Life (in years)         18.3                13.8                 3.2                 1.9                 1.6

* Principal balance less than 0.5% of Initial Principal Amount.


                PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OUTSTANDING OF THE CLASS 2A CERTIFICATES

                                               LIBOR = 9.65%

                                                  % of SPA

                        50%                 100%                200%                300%                400%
                        ---                 ----                ----                ----                ----
Initial Balance          100%                100%                100%                100%                100%
April 26, 1999            84                  82                  71                  64                  56
April 26, 2000            84                  81                  53                  29                  23
April 26, 2001            80                  76                  37                  18                  13
April 26, 2002            79                  74                  31                  11                   8
April 26, 2003            80                  74                  26                   6                   4
April 26, 2004            81                  74                  23                   2                   1
April 26, 2005            82                  74                  19                   1                   *
April 26, 2006            83                  74                   5                   1                   *
April 26, 2007            83                  74                   *                   1                   0
April 26, 2008            84                  76                   0                   *                   0
April 26, 2009            87                  78                   0                   *                   0
April 26, 2010            90                  81                   0                   0                   0
April 26, 2011            93                  84                   0                   0                   0
April 26, 2012            97                  88                   0                   0                   0
April 26, 2013           101                  91                   0                   0                   0
April 26, 2014           105                  72                   0                   0                   0
April 26, 2015           110                  53                   0                   0                   0
April 26, 2016           116                  33                   0                   0                   0
April 26, 2017           111                  12                   0                   0                   0
April 26, 2018           103                   0                   0                   0                   0
April 26, 2019            74                   0                   0                   0                   0
April 26, 2020            44                   0                   0                   0                   0
April 26, 2021            12                   0                   0                   0                   0
April 26, 2022             0                   0                   0                   0                   0
April 26, 2023             0                   0                   0                   0                   0
April 26, 2024             0                   0                   0                   0                   0
April 26, 2025             0                   0                   0                   0                   0
April 26, 2026             0                   0                   0                   0                   0
April 26, 2027             0                   0                   0                   0                   0
April 26, 2028             0                   0                   0                   0                   0
Weighted Average
Life (in years)         18.3                13.8                 3.2                 1.9                 1.6

* Principal balance less than 0.5% of Initial Principal Amount.

            PRE-TAX YIELD TABLES

     The significance of the effects of prepayments and changes in LIBOR on the Certificates is illustrated in the following tables entitled "Sensitivity of the Certificates to Prepayments and LIBOR," which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Classes of Certificates under different constant percentages of SPA and levels of LIBOR. The yields of such Classes of Certificates set forth in the following tables were calculated using the assumptions specified above under "--Decrement and Weighted Average Life Tables" and assuming that (i) interest rates applicable to the related groups of Pooled Certificates for each Interest Accrual Period subsequent to the first Interest Accrual Period will be calculated based on the indicated level of LIBOR, (ii) the aggregate purchase price (expressed as a percentage of the initial principal balance) of the Certificates is 107% with respect to the Class 1A Certificates and 110% with respect to the Class 2A Certificates (plus accrued interest from April 1, 1998) and (iii) the Certificates are purchased on April 30, 1998.

     THE YIELD TO INVESTORS IN THE CERTIFICATES WILL BE SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME.

Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.



     SENSITIVITY OF THE CLASS 1A CERTIFICATES TO PREPAYMENTS AND LIBOR
                        (Pre-Tax Yield to Maturity)
                                  % of SPA
   LIBOR         50%         100%         200%         300%         400%
   -----         ---         ----         ----         ----         ----
   3.65%            6.8%         6.7%         6.7%         7.1%         7.3%
   4.65%            6.9%         7.4%         7.6%         7.9%         8.2%
   5.65%            6.9%         7.4%         8.3%         8.5%         8.1%
   6.65%            6.9%         7.4%         8.1%         8.4%         7.8%
   7.65%            6.9%         7.4%         8.1%         8.4%         7.8%
   8.65%            6.9%         7.4%         8.1%         8.4%         7.8%
   9.65%            6.9%         7.4%         8.1%         8.4%         7.8%


     SENSITIVITY OF THE CLASS 2A CERTIFICATES TO PREPAYMENTS AND LIBOR
                        (Pre-Tax Yield to Maturity)
                                  % of SPA
   LIBOR         50%         100%         200%         300%         400%
   -----         ---         ----         ----         ----         ----
   3.65%            8.0%         7.8%         8.3%         9.3%         9.8%
   4.65%            8.0%         7.9%         8.5%         9.6%        10.1%
   5.65%            8.0%         7.9%         8.8%         9.1%         8.1%
   6.65%            7.9%         7.9%         8.2%         7.9%         6.8%
   7.65%            7.9%         7.9%         8.2%         7.8%         6.7%
   8.65%            7.9%         7.8%         8.1%         7.8%         6.7%
   9.65%            7.9%         7.8%         8.1%         7.8%         6.7%

     The yields set forth in the above tables were calculated by determining the monthly discount rates which when applied to the assumed stream of cash flows to be paid on the Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Certificates indicated, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Certificates and consequently does not purport to reflect the return of any investment in the Certificates when such reinvestment rates are considered.

            ACTUAL EXPERIENCE WILL VARY FROM ASSUMPTIONS

     Discrepancies will exist between the characteristics of the actual Pooled Certificates and Mortgage Loans and characteristics of the Pooled Certificates and Mortgage Loans assumed in preparing the tables contained herein. To the extent that the Pooled Certificates and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables, and the weighted average lives and pre-tax yields and the cash flows on the Certificates may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of the Certificates.

                         THE POOLING AGREEMENT

            GENERAL

     The Certificates will be issued pursuant to a Pooling Agreement between Fund America Investors Corporation II, as the depositor, and State Street Bank and Trust Company, as the Trustee (the "Agreement"). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling Agreement and the Certificates. References to the "FNMA," "FHLMC," or "GNMA" in the Prospectus shall be deemed to mean, respectively, the "Fannie Mae," "Freddie Mac," or "Ginnie Mae" in this Prospectus Supplement. The Certificates will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Trustee will provide to a prospective or actual Certificateholder without charge, upon written request, a copy of the Agreement. Requests should be addressed to the Trustee at Two International Place, Boston, Massachusetts 02110. The Trustee will also act as securities administrator for the Trust. Consequently, there will be no separate servicing agreement among the parties relating to the transaction.

            ASSIGNMENT OF POOLED CERTIFICATES

     At the time of issuance of the Certificates, the Company will cause the Pooled Certificates and Treasury Securities to be assigned to the Trustee. The Underwriter, which will sell the Pooled Certificates and the Treasury Securities to the Company, will represent to the Company, among other things, that as of the Closing Date, (i) it is the owner of the Pooled Certificates and Treasury Securities free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the Pooled Certificates and Treasury Securities in good faith without notice of any adverse claim. The Company, following its purchase and immediately prior to the transfer to the Trustee, will make similar representations.

     Upon discovery or receipt of notice by either the Company or the Trustee of a breach of any of the representations and warranties regarding the Pooled Certificates or Treasury Securities which materially and adversely affects the interests of the Certificateholders, the Company, or the Trustee, the party discovering such breach will give prompt notice to the other and to the Underwriter. Within thirty days of the earlier of either discovery by or notice to the Underwriter of any such breach, the Underwriter shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Underwriter shall, at the election of the Majority Certificateholders, repurchase each Pooled Certificate or Treasury Security affected by the breach at a repurchase price equal to (i) with respect to any Treasury Security and any Pooled Certificate that is not a Pooled PEC/IO Certificate, the outstanding principal balance of the Pooled Certificate as of the date of repurchase plus accrued interest thereon or any Treasury Security at the amount payable at maturity and (ii) with respect to the Pooled PEC/IO Certificate, the highest bid obtained by the Trustee from three dealers then active in the market for such Pooled PEC/IO Certificate (or such lesser number as may then be active). In the event the Trustee is able to obtain a bid from only one active dealer, then the Trustee may obtain an opinion (a "FMV Opinion") of an investment banking firm of national reputation (other than an affiliate of the Company) to determine whether such bid is at least equal to the fair market value of such Pooled PEC/IO Certificate and the repurchase price shall be the higher of the bid or the fair market value as stated in any such FMV Opinion. If the Trustee is unable to obtain a bid from any active dealer, then the Trustee shall obtain a FMV Opinion and the repurchase price shall be equal to the fair market value of the Pooled PEC/IO Certificate as stated in such FMV Opinion.

     Notwithstanding the foregoing, for a period of 90 days following the Closing Date, in lieu of repurchasing Pooled Certificates, other than the Pooled PEC/IO Certificate, as described above, the Underwriter may substitute therefor one or more mortgage related securities issued by Ginnie Mae, Fannie Mae, or Freddie Mac (each a "Substitute Pooled Certificate") which meet the following criteria: (i) such substitution shall be (a) in the case of the Pooled Accrual Certificate, with one or more accrual certificates bearing a coupon no less than the coupon of the Pooled Accrual Certificate being substituted for or (b) in the case of the Pooled Floating Rate Certificates, with one or more floating rate certificates based on LIBOR whose combined coupon will be at least equal to the coupon of the Pooled Certificates being substituted for at all levels of LIBOR, (ii) the sum of the outstanding principal amounts of the Substitute Pooled Certificates equals or exceeds the sum of the outstanding principal amounts of the Pooled Certificates being substituted for, (iii) the Substitute Pooled Certificates as of the date of substitution ultimately are backed by mortgage loans (a) with a weighted average pass-through rate no more than 50 basis points below or no more than 50 basis points above the weighted average pass-through rate of the mortgages loans ultimately backing the Pooled Certificates being substituted for and (b) which are conventional, fixed rate, one- to four-family, fully amortizing, level payment, first mortgage loans with original maturities of up to 30 years,
(iv) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the ratings assigned to such Class of Certificates by the Rating Agencies, written confirmation of which shall be provided by the Rating Agencies to the Trustee, and (v) such substitution will not cause the Trust to lose its status as a grantor trust for federal income tax purposes as indicated in an opinion of counsel to be provided to the Trustee. The Underwriter also may substitute for any Treasury Security another Treasury Security that results in this same aggregate payment amount of principal on the same Distribution Date as the Treasury Security being substituted for.

            ACCOUNTS

     The Trustee shall establish and maintain the Asset Proceeds Account in the name of the Trustee for the benefit of the Certificateholders. The Asset Proceeds Account shall be an Eligible Account as defined in the Agreement. The Trustee, in its capacity as holder of the Pooled Certificates and Treasury Securities, will cause all distributions received by it on the Pooled Certificates and Treasury Securities from whatever source, to be deposited directly into the Asset Proceeds Account. Amounts on deposit in the Asset Proceeds Account will be invested in certain investments permitted by the Agreement ("Permitted Investments"). Any income on such investments will be paid to the Trustee as additional compensation and losses on such investments shall be reimbursed by the Trustee from its own funds.

            REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will prepare, to the extent it receives distribution information with respect to the Pooled Certificates and Treasury Securities, and will forward by mail, a statement to each Certificateholder and to the Company stating:

      (i)  the Class 1A Available Distribution and the Class 2A
           Available Distribution for such Distribution Date;

      (ii) the interest distribution amount and the principal distribution amount for such Distribution Date for each Class of Certificates and, with respect to each, the components thereof as described in the definitions of such terms and as reported in the related distribution information and the portion derived from the Treasury Securities;

      (iii) the principal balance of each Class of Certificates before and after applying payments on such Distribution Date;

      (iv) the effective interest rate on each Class of Certificates for such Distribution Date;

      (v)  the outstanding Pooled Certificate Principal Balance or
           Pooled Certificate Notional Principal Balance, as the case may be, for each group of Pooled Certificates immediately prior to and after taking into account distributions made on such Distribution Date of, and the current interest rate, on each of the Pooled Certificates on such Distribution Date;

      (vi) the amount of interest received on the Pooled Non-Agency Certificate used to pay principal in the current month;

      (vii) the total amount of interest received on the Pooled
           Non-Agency Certificate that has been applied to pay principal to the Certificates;

      (viii) the outstanding amount payable at maturity for the Class 2A Certificates, immediately prior to and after taking into account distributions made on such Distribution Date, of each of the Treasury Securities;

      (ix) the original principal amount of each Class of Certificates and the original principal amount of each Class of Certificates as reduced to reflect any exchange of Certificates for a pro rata portion of the related Pooled Certificates and, with respect to the Class 2A Certificates, Treasury Securities; and

      (x)  the amount of the Trustee Fee for such Distribution Date.

In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per $1000 of principal face amount.

     In addition, the Trustee promptly will furnish to the Company and, upon request, to the Certificateholders, copies of any notices, statements, reports, or other information received by the Trustee in its capacity as the holder of the Pooled Certificates.

     On or before March 31st of each calendar year, commencing in 1999, the Trustee will prepare and deliver by first class mail to the Company and each person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (ii) and (v) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

            AMENDMENTS

     The Agreement may be amended by the Company and the Trustee, without the prior written consent of any Certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with other provisions of the Agreement, and (iv) to make such modifications as may be required in connection with a substitution or repurchase of a Pooled Certificate permitted under the Agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel (at the expense of the party seeking such amendment) delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. Counsel shall be entitled to rely on a letter from each Rating Agency that the modification will not cause the then-existing rating of the Certificates to be downgraded as conclusive evidence that the modification does not adversely affect in any material respect the interests of any Certificateholder. The Agreement may also be amended by the Company and the Trustee and the holders of Certificates evidencing more than 50% of the aggregate principal amount of the Certificates (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) modify the provisions of the Section of the Agreement governing amendments of the Agreement, without the consent of the holders of all Certificates; or (iii) be made unless the Trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

            CERTIFICATEHOLDER ACTION

     No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the Agreement unless such holder previously has given to the Trustee and the Company a written notice of default and unless also the Majority Certificateholders have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

            TERMINATION

     The respective obligations and responsibilities of the Company and the Trustee created by the Agreement will terminate upon the final distribution to Certificateholders by the Trustee of all amounts required to be distributed pursuant to the Agreement. Such distribution will occur, among other circumstances, on the Distribution Date following the first Distribution Date on which the principal balance or notional principal balance of all but one of the Pooled Certificates has been reduced to zero, and if the Company exercises its option to purchase the Pooled Certificates as described herein under "Description of the Certificates--Optional Termination."

            INDEMNIFICATION OF THE TRUSTEE

     The Trustee and its directors, officers, employees, and agents, will be indemnified by the Trust against any loss, liability, or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the Trustee under the Agreement, with certain exceptions described in the Agreement. The Trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the Trustee.

            CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee for the Certificates will be State Street Bank and Trust Company. The Trustee's corporate office is located at Two International Place, Boston, Massachusetts 02110 and its telephone number is (617) 786-3000.

     The Trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the Company and the Certificateholders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the Trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the Company shall remove the Trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee. No resignation, discharge or removal of the Trustee will become effective until a successor trustee shall have assumed the Trustee's responsibilities and obligations under the Agreement.

                   FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion represents the opinion of Hunton & Williams, counsel to the Trust ("Counsel"), as to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

            TAX CHARACTERIZATION OF THE TRUST

     Counsel is of the opinion that the Trust will be classified for federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Accordingly, each holder of a Certificate will be treated for federal income tax purposes as the owner of a pro rata undivided interest in, with respect to the Class 1A Certificates, the Group 1A Pooled Certificates and, with respect to the Class 2A Certificates, the Group 2A Pooled Certificates and Treasury Securities included in the Trust.

     Each holder of a Certificate must report on its federal income tax return the interest income and original issue discount attributable to the portion of the Pooled Certificates and Treasury Securities that is allocable to such Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Pooled Certificates and Treasury Securities and incurred directly its share of expenses incurred by the Trust. Certain of the Pooled Certificates were issued with original issue discount. Certificateholders must include any such original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. In general, the securities will be treated as "Standard Certificates" as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made" in the Prospectus.

     A Certificateholder that is an individual, estate or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, in the case of a Certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such Certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a Certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees paid to the Trustee.

     A Certificateholder must allocate the purchase price of its Certificates among its share of the Pooled Certificates and Treasury Securities based upon the relative fair market value of the Pooled Certificates and Treasury Securities as of the date such Certificateholder purchased its Certificates.

     The tax consequences to a Certificateholder of ownership of an undivided interest in the Pooled Certificates are described in the Underlying Prospectuses. The Underlying Prospectuses for each of the Pooled Agency Certificates state that such Pooled Certificates are REMIC Regular Interests. The Underlying Prospectus for the Pooled Non-Agency Certificate states that such Pooled Certificate is a non-REMIC collateralized mortgage obligation. A general discussion of the tax consequences to a holder of REMIC Regular Interests and of non-REMIC bonds can be found in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Securities" and "--Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made--Non-REMIC Bonds," respectively, in the Prospectus. It should be noted that recently enacted tax legislation made a number of changes to the Code. Included among the changes are (i) lower tax rates for certain capital gains of individuals resulting from the holding of property for more than 18 months and
(ii) a provision that would subject pools of prepayable debt obligations to the provisions of section 1272(a)(6) of the Code for taxable years beginning after August 5, 1997. The consequences of the application of section 1272(a)(6) in the case of the Trust are not clear, but may require the use of a prepayment assumption that differs from the prepayment assumptions used for computing the inclusion of any original issue discount on the Pooled Certificates.

     The Certificates generally will be treated as qualifying assets for domestic building and loan associations, mutual savings banks, and real estate investment trusts, and income from the Certificates generally will constitute qualifying income for such entities, in each case to the extent that the Pooled Certificates, other than the Pooled Non-Agency Certificate, and the income therefrom are treated as such. Neither the Pooled Non-Agency Certificate nor the Treasury Securities will be treated as qualifying assets for such entities, and the income therefrom will not be treated as qualifying income. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Securities," and "-- Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made - Non-REMIC Bonds" in the Prospectus.

     A Certificateholder may be subject to backup withholding as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Securities" in the Prospectus. The backup withholding rate for reportable payments (including interest payments and original issue discount) made on or after January 1, 1993 is 31%.

                          ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan (each, a "Plan Investor"), should consult with their own counsel to determine whether the purchase or holding of the Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Code.

     Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) a Plan that is subject to ERISA or
Section 4975 of the Code and any party in interest or disqualified person with respect to the Plan and (ii) plan assets. The Plan Asset Regulations define the assets of a benefit plan ("Plan Assets") to include not only securities (such as the Certificates) held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule"), unless one or more exceptions specified in the regulations are satisfied. The Certificates are treated as equity securities for purposes of the Plan Asset Regulations. Nonetheless, the Look-Through Rule will not apply to the Certificates as long as one or more of the exceptions specified in the Plan Asset Regulations are satisfied. One exception to the Look-Through Rule will apply if the security is registered under the Securities Exchange Act of 1934, as amended, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the "Publicly Offered Exception"). Another exception will apply if, immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trustee (the "Insignificant Participation Exception"). However, based on the information available to the Underwriter at the time of the printing of the Prospectus, no assurances can be given that either the Publicly Offered Exception or the Insignificant Participation

Exception will apply to the initial purchase of the Certificates. In addition, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to subsequent purchases of the Certificates.

     The Department of Labor has issued to Bear Stearns & Co. Inc. an individual administrative exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, holding and resale by a Plan Investor of certificates in pass-through trusts that meet the conditions and requirements of that exemption. PTE 90-30 may apply to the acquisition, holding and resale of the Class 1A Certificates, provided that the Group 1A Pooled Certificates represent "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations and that the specified conditions of the exemption are met. Both the Prospectus pursuant to which the Pooled Fannie Mae Certificate was offered and the Offering Circular relating to the Pooled Freddie Mac G063 Certificate state that Fannie Mae and Freddie Mac, respectively, had been advised by their respective counsel that each such respective class of Pooled Agency Certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. In addition, one or more alternative exemptions may be available with respect to certain prohibited transactions, depending in part upon the type of Plan fiduciary making the decision to acquire the Certificates and the circumstances under which such decision is made, including, but not limited to,
(a) Prohibited Transaction Class Exemption 95-60, regarding investments by insurance company general accounts, (b) Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; or (c) Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts. A purchaser of Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by such exemptions might not cover all acts that might be construed as prohibited transactions. Before purchasing Certificates, a Plan Investor should consult with its counsel to determine whether the conditions of any exemptions would be met. Each purchaser of a Certificate, by virtue of its purchase of such Certificate, will be deemed to have represented either that (i) it is not a Plan Investor or (ii) an exemption granted by the Department of Labor exists which exempts the acquisition, holding or transfer of a Certificate by such purchaser and the operation and management of the Trust and its assets, from the prohibited transaction rules of ERISA and the related excise tax provisions of the Code.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.

                            LEGAL INVESTMENT

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. The Class 1A Certificates will and the Class 2A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                              UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement dated April 28, 1998 and the related Terms Agreement dated the date hereof (the "Underwriting Agreement") between the Company and Bear, Stearns & Co. Inc. (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, all of the Certificates. The Underwriting Agreement provides that the Underwriter's obligations thereunder are subject to certain conditions precedent, and that the Underwriter will be obligated to purchase all of the Certificates if any are purchased.

     The Underwriter has advised the Company that it proposes to offer the Certificates from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriter and/or commissions from any purchaser of the Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Certificates positioned by them, may be deemed to be underwriting discounts and commissions under the 1933 Act.

     The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, to the extent and under the circumstances set forth in the Underwriting Agreement.

     Because the Pooled Certificates and Treasury Securities were sold by the Underwriter to the Company and, thereafter, the Certificates will be purchased initially by the Underwriter from the Company, the economic risks and benefits associated with the sale of the Pooled Certificates and Treasury Securities and the purchase by the Underwriter of the Certificates are borne or realized primarily by the Underwriter and its affiliates.

                             LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Company and the Trust by Hunton & Williams, Richmond, Virginia. Certain legal matters with respect to the Underwriter will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York.

                                RATINGS

     As a condition to their issuance, the Certificates will be rated "Aaa" by Moody's and "AAA" by Fitch.

     The rating assigned by Moody's to the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating is based principally on the guarantees of Fannie Mae, Freddie Mac and Ginnie Mae on the Pooled Certificates and on the assets securing the Underlying FAIT Certificates. Moody's ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers or the degree to which such prepayments will differ from that originally anticipated. The rating does not address the possibility that, as a result of prepayments, Certificateholders may suffer a lower than anticipated yield on the Certificate.

     The rating by Fitch on the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch takes into consideration the credit quality of Fannie Mae, Freddie Mac and Ginnie Mae, structural and legal aspects associated with the Certificates and the extent to which the payment stream on the Pooled Certificates and Treasury Securities is adequate to make payments required under the Certificates. The rating of Fitch does not constitute a statement regarding frequency of prepayments on the Mortgage Loans or the corresponding effects on yield to investors, and does not represent any assessment of the likelihood or rate of prepayments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Certificates.

     The Company has not requested a rating of the Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Certificates or, in such event, what rating would be assigned to the Certificates by such other rating agency. The rating assigned by such other rating agency to the Certificates may be lower than the rating assigned by or Moody's or Fitch.

                                 INDEX OF TERMS

1933 Act.......................................................................v
1934 Act.................................................................v a iii
Accrual Class...............................................................S-21
Agreement..............................................................S-2, S-36
Asset Proceeds Account......................................................S-16
Available Distribution......................................................S-16
Business Day.................................................................S-6
Cede........................................................................S-14
Certificate.................................................................S-15
Certificates...................................................................i
Class 1A Available Distribution.......................................S-16, S-17
Class 1A Certificates..........................................................i
Class 2A Available Distribution.......................................S-16, S-17
Class 2A Certificates..........................................................i
Closing Date.................................................................S-6
Code........................................................................S-40
Company...................................................................i, S-2
Distribution Date.................................................iii, S-6, S-15
DTC.......................................................................v, S-2
Excess Interest.............................................................S-21
Fannie Mae..........................................................i, S-2, S-36
Fannie Mae Interest Distribution Amount.....................................S-22
Fannie Mae MBS...........................................................ii, S-3
Fannie Mae Mortgages.....................................................ii, S-3
Fannie Mae Principal Distribution Amount....................................S-21
Fannie Mae Residual Class...................................................S-22
Fannie Mae SMBS..............................................................S-3
FHA......................................................................ii, S-3
FHLMC..................................................................S-2, S-36
Final Scheduled Distribution Date...........................................S-28
Fitch........................................................................iii
Fixed Class.................................................................S-21
Floater Classes.............................................................S-21
FMV Opinion.................................................................S-37
FNMA...................................................................S-2, S-36
Freddie Mac.........................................................i, S-2, S-36
Freddie Mac Mortgages....................................................ii, S-4
fully modified pass-through........................................ii, S-3, S-20
Ginnie Mae.........................................................ii, S-2, S-36
Ginnie Mae Certificates..................................................ii, S-3
Ginnie Mae Mortgages.....................................................ii, S-3
GNMA...................................................................S-2, S-36
Group 1A Pooled Certificates.............................................i, S-16
Group 2A Pooled Certificates.............................................i, S-16
Interest Accrual Period................................................S-7, S-15
interest only................................................ii, S-3, S-20, S-21
IO SMBS..................................................................ii, S-3
IRS.........................................................................S-40
LIBOR........................................................................iii

Majority Certificateholders.................................................S-39
Moody's......................................................................iii
Mortgage Loans..........................................................iii, S-8
Mortgage Pool...........................................................iii, S-8
mortgage related securities.................................................S-42
Multiclass PCs................................................................ii
Notional Class..............................................................S-21
Permitted Investments.......................................................S-37
Pooled 2043 Certificate......................................................S-4
Pooled Agency Certificates................................................i, S-3
Pooled Certificate Distribution Date.........................................S-5
Pooled Certificate Principal Balance.........................................S-2
Pooled Certificates.......................................................i, S-3
Pooled FAIT 1993-2 Certificate...............................................S-3
Pooled Fannie Mae Certificate.............................................i, S-2
Pooled Fannie Mae Certificate Distribution Date..............................S-4
Pooled Floating Rate Certificate.............................................S-5
Pooled Freddie Mac 2043 Certificate...........................................ii
Pooled Freddie Mac Certificate Distribution Date.............................S-5
Pooled Freddie Mac Certificates...........................................i, S-2
Pooled Freddie Mac G063 Certificate......................................ii, S-4
Pooled Non-Agency Certificate..................................................i
Pooled Non-Agency Certificate Payment Date...................................S-5
prepayments.................................................................S-26
principal only.....................................................ii, S-3, S-20
Prospectus...................................................................S-2
PT Classes..................................................................S-21
Rating Agencies........................................................iii, S-12
Record Date............................................................S-6, S-15
REMIC..........................................................................v
Reserve Fund.................................................................S-6
Similar Law.................................................................S-42
SMMEA.......................................................................S-12
SPA.........................................................................S-28
Standard Certificates.......................................................S-40
Stripped Giant PCs............................................................ii
Substitute Pooled Certificate...............................................S-37
Tax Counsel.................................................................S-40
Treasury Securities.....................................................iii, S-6
Trust.....................................................................i, S-2
Trust 180 SMBS...........................................................ii, S-3
Trustee......................................................................S-2
Trustee Fee.................................................................S-17
Underlying Agreement.........................................................S-4
Underlying Fannie Mae Prospectus Information.................................S-5
Underlying Fannie Mae Series.............................................ii, S-3
Underlying Fannie Mae Trusts.............................................ii, S-3
Underlying Freddie Mac 2043 Trust........................................ii, S-4
Underlying Freddie Mac G063 Trust........................................ii, S-4
Underlying Freddie Mac Offering Circular Term Sheets.........................S-6
Underlying Freddie Mac Series............................................ii, S-4
Underlying Mortgage Loans...............................................iii, S-8
Underlying Non-Agency Prospectus Information.................................S-6
Underlying Prospectus Information............................................S-6

Underlying Prospectus........................................................S-6
Underwriter.........................................................i, S-2, S-43
Underwriting Agreement......................................................S-43
VA.......................................................................ii, S-3
Weighted average............................................................S-48

                                                                         ANNEX 1

                 POOLED CERTIFICATE CURRENT INFORMATION

     The table in this Annex 1 sets forth information for each of the Pooled Certificates concerning such Pooled Certificates and the related Mortgage Loans. The table and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the information with respect to the provisions of the Underlying Agreements and Underlying Prospectuses and the other prospectuses related to the Pooled Certificates. The information set forth in the table and elsewhere herein has been derived from information provided by Fannie Mae and Freddie Mac and based on information provided to investors of the Pooled Non-Agency Certificate, but such information has not been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable expense or effort.

     "Weighted average" numbers are calculated based on the loan balances as of April 1, 1998.

     The issue date for the Pooled Fannie Mae Certificate is January 28, 1994. The issue dates for the Pooled Freddie Mac Certificates are as follows:
G063/A, June 30, 1997; and 2043/ZB, April 30, 1998. The issue date for the Pooled Non-Agency Certificate is September 14, 1993.

     The following is a description of each item reported in the following table. The table should be read in conjunction with these descriptions and the additional information contained in Annex 2.

      1. ISSUER AND SERIES/CLASS. These first two columns indicate, collectively, the issuer name, series, and class designation of each Pooled Certificate. For the full name of each Pooled Certificate, see "Description of the Pooled Certificates--General".

      2. CERTIFICATE INTEREST TYPE. FLT indicates that the Pooled Certificates bear interest at rates that are based on an index (in this case, LIBOR) and that vary directly with changes in the index. FIX indicates that the Pooled Certificates bear interest at a fixed rate. Z indicates that the Pooled Certificates accrete the amount of accrued interest otherwise distributable on such Pooled Certificates, which amount will be added as principal to the principal balance of such Pooled Certificates on each applicable distribution date. Such accretion will continue until such Pooled Certificate is retired. AF indicates that the Pooled Certificates receive interest, subject to available funds on each Distribution Date. PEC/IO indicates that the Pooled Certificates bear interest at a fixed rate, plus is entitled to receive variable supplemental amounts of interest, which interest varies inversely with LIBOR and directly with the rate of prepayments.

      3. CURRENT COUPON. This coupon indicates the interest rates applicable to the May 1998 distribution on the Pooled Certificates.

      4.   GROUP/CLASS ORIGINAL PRINCIPAL BALANCE OR NOTIONAL PRINCIPAL
           BALANCE IN TRUST. This column lists the original principal balance or notional principal balance of the Pooled Certificates included in the Trust and in the related group of Pooled Certificates.

      5. GROUP/CLASS % IN TRUST. This is the percentage which the respective Pooled Certificates constitute of its class and the percentage in the related groups of Pooled Certificates.

      6. GROUP/CLASS CURRENT PRINCIPAL BALANCE OR NOTIONAL PRINCIPAL BALANCE IN TRUST. This column shows the principal balance or notional principal balance of the Pooled Certificates included in the Trust and in a related group of Pooled Certificates after the distributions made in April 1998.

      7. ORIGINAL MORTGAGE LOAN BALANCE. This is the original aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate in a related group of Pooled Certificates.

      8. CURRENT MORTGAGE LOAN BALANCE. This is the aggregate scheduled principal balance of the Mortgage Loans underlying each Pooled Certificate in a related group of Pooled Certificates as of April 1, 1998.

      9. WAC. Under this heading is the current weighted average of the note rates on the Mortgage Loans underlying each Pooled Certificate.

      10. CNWAC. Under this heading is the current weighted average of the net rates (that is, note rate less any servicing fee and any other administrative fees) on the Mortgage Loans underlying each Pooled Certificate.

      11. WAM. Under this heading is the current weighted average of the remaining terms to maturity of the Mortgage Loans underlying each Pooled Certificate (in months).

      12. WALA/CAGE. Under this heading is the weighted average months since origination for the Mortgage Loans underlying each Pooled Certificate.

                                                                    Group/Class
                                                                 Original Principal
                                                                     or Notional
                                Certificate                       Principal Balance     Group/Class % in
 Issuer        Series/Class    Interest Type    Current Coupon       in Trust              Trust
Fannie Mae      1994-6/F        FLT                7.69%           Group 1A -             Group 1A -16.91%
                                                                   $25,359,785            Group 2A - 10.62%
                                                                   Group 2A -
                                                                   $15,922,742
Freddie Mac     G063/A          PEC/IO             9.07%           Group 1A -             Group 1A -
                                                                   $5,000,000             5.00%
                                                                   Group 2A -             Group 2A -
                                                                   $16,250,000            16.25%
Freddie Mac                                                        Group 2A -
(1,2)           2043/ZB         FIX/Z              7.00%           $12,150,000            Group 2A -17.36%

FAIT            1993-2/A-1      FLT/AF             7.75%           Group 2A -             Group 2A - 3.41%
                                                                   $4,000,000


Group/Class Current
Principal or
Notional Principal    Original Mortgage     Current Mortgage
Balance in Trust      Loan Balance          Loan Balance           WAC           CNWAC         WAM      WALA/ CAGE
Group 1A -             $150,000,000          $147,993,876          8.512         8.021         277          73
$23,500,002                     (3)                   (3)            (3)           (3)         (3)          (3)
Group 2A -
$14,755,034
Group 1A -             $337,000,000          $288,812,694           8.500        8.000         349          11
$4,285,057
Group 2A -
$13,926,435
Group 2A               $1,633,194,000        $1,633,194,000         7.600        7.000         356          4
-$12,150,000
Group 2A -             $92,521,538           $72,665,361            7.758        7.203         200          72
$2,268,818                     (3)                   (3)              (3)          (3)         (3)          (3)

1 In cases where the Pooled Certificates receive payment from a specified collateral group, only the characteristics of the group relating to the Pooled Certificates have been used in calculating the above information.

2 Based on the assumptions for such Mortgage Loans included in the applicable Underlying Freddie Mac Offering Circulars for such Pooled Certificates.

3 Based on original and current principal balances of the underlying securities, rather than the balance of the Mortgage Loans underlying such securities.

                          UNDERLYING FAIT CERTIFICATES




                                                                           CLASS ORIGINAL
                                                                            PRINCIPAL OR       CLASS PERCENT IN
ISSUER      SERIES     CLASS    CERTIFICATE TYPE (7)    CURRENT COUPON    NOTIONAL BALANCE           TRUST
CMOT (1)    26         A        PO                      0.000000%         498,750,000.00       2.807018%
CMOT (1)    29         A        PO                      0.000000%         498,750,000.00       3.007519%
CMSC (2)    1990-7     7-D      IO                      2509.500000%      68,190.00            37.501100%
DBL (3)     V          V-1      PO                      0.000000%         114,912,000.00       6.692077%
FBCS (4)    87B        B-2      IO                      8.985000%         275,000,000.00       18.245455%
FBCS (4)    87C        C-1      PO                      0.000000%         126,900,000.00       4.728132%
FBCS (4)    87D        D-1      PO                      0.000000%         110,000,000.00       6.727273%
FHLMC       1092       X        IO                      1009.000000%      100,000.00           100.000000%
FHLMC       1505       QB       INV                     7.495829%         9,660,000.00         27.950311%
FHLMC       158        I        PAC IO                  775.650000%       100,000.00           100.000000%
FNMA        91159      D        PAC IO                  1007.000000%      176,266.00           47.080037%
FNMA        91169      N        IO                      1008.400000%      75,000.00            33.333333%
FNMA        9178       PH       PAC IO                  1009.000000%      224,900.00           100.000000%
FNMA        9205       J        IO                      1007.000000%      500,000.00           20.000000%
FNMA        92177      S        INV                     9.487500%         32,360,659.00        15.450860%
FNMA        9276       H        PAC IO                  988.875000%       400,000.00           42.500000%
FNMA        9278       J        PAC IO                  1139.818600%      750,000.00           64.000000%
FNMA        9289       N        PAC IO                  999.611900%       103,243.00           100.000000%
FNMA        93129      O        DSC                     4.000000%         20,534,500.00        100.000000%
FNMA        93154      N        DSC                     3.500000%         12,861,965.00        100.000000%
FNMA        93184      M        PO                      0.000000%         102,693,600.00       20.146630%
FNMA        92G41      NS       PAC IO                  755.999670%       238,560.00           100.000000%
FNMA        92G55      D        PO                      0.000000%         3,438,000.00         4.508435%
FNMA        93G4       J        PO                      0.000000%         17,000,000.00        50.000000%
GNMA        1          A        PO                      0.000000%         923,060,000.00       3.351137%
MLTR (5)    XVII       A        PO                      0.000000%         100,456,000.00       8.461416%
SBST (6)    1987-1     A        PO                      0.000000%         200,000,000.00       3.000000%


CLASS CURRENT
PRINCIPAL OR
NOTIONAL BALANCE IN       ORIGINAL MORTGAGE       CURRENT MORTGAGE
TRUST                        LOAN BALANCE          LOAN BALANCE            WAC             NWAC               WAM        WALA/ CAGE
             671,290      500,000,000            23,981,826               12.000%         11.500%             174               177
             766,718      500,000,000            25,559,797               12.000%         11.500%             171               179
               1,897      400,000,088            50,569,159               10.000%          9.500%             218               133
             532,046      115,200,000             7,661,948               12.000%         11.500%             176               174
           3,324,600      275,000,000            18,221,525                9.680%          9.000%             206               142
             303,474      126,900,000             6,418,519               11.500%         11.000%             199               149
             542,026      110,000,000             8,057,143               11.500%         11.000%             193               157
              10,396      400,120,000            41,595,661                9.710%          9.000%             252                94
           2,700,000      500,000,000           320,287,917                7.644%          7.000%             285                60
               7,860      300,000,000            25,112,403               10.172%          9.500%             240               106
               7,761      300,000,000            47,138,173                8.603%          8.000%              96                79
               4,605      750,000,000           138,150,594                9.014%          8.500%             267                82
              30,525      600,000,000            61,080,356                9.559%          9.000%             261                86
              26,512      500,000,000           132,559,877                8.601%          8.053%             266                78
           5,000,000    1,100,000,000           570,573,502                8.028%          7.500%             278                68
               2,920    1,000,000,000           206,162,993                8.524%          8.000%             102                73
              60,194    1,000,000,000           212,994,740                8.531%          8.000%             102                73
              10,289      480,000,000           105,498,523                8.950%          8.500%             274                72
          20,534,500    1,100,000,000           619,410,043                7.037%          6.500%             118                58
          12,861,965      300,000,000           182,392,017                6.658%          6.000%             118                58
          19,703,053      288,000,001           199,336,420                7.513%          7.000%             289                59
              25,722      596,997,450           167,578,877                9.003%          8.500%             264                86
             155,000      129,905,376            20,367,023               10.500%         10.000%             233               118
           6,136,347    * 206,785,284          * 75,339,608                8.500%          8.000%             275                75
           1,547,816      925,365,000            46,303,147               11.500%         11.000%             200               151
             770,290      100,457,000             9,103,650               11.500%         11.000%             146               206
             252,155      200,000,000             8,405,333               11.500%         11.000%             192               161


(1) CMOT = Collateralized Mortgage Obligation Trust
(2) CMSC = Collateralized Mortgage Securities Corporation
(3) DBL = Drexel Burnham Lambert CMO Trust Series V
(4) FBCS = First Boston Mortgage Securities Corp.
(5) MLTR = Merrill Lynch Trust XVII
(6) SBST = Salomon Brothers Mortgage Securities VI, Inc.
(7) As such abbreviations are described in the Underlying Non-Agency Prospectus Information

* Based on the original principal balances of the underlying securities, rather than the balance of the Mortgage Loans underlying such securities.

                  [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX 2






                     POOLED CERTIFICATE INFORMATION

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      ANNEX 2(A)





                         PROSPECTUS SUPPLEMENT
                         DATED DECEMBER 8, 1993
                                   TO
                   PROSPECTUS DATED DECEMBER 29, 1992
                              RELATING TO

                 FEDERAL NATIONAL MORTGAGE ASSOCIATION
               GUARANTEED REMIC PASS-THROUGH CERTIFICATES
                     FANNIE MAE REMIC TRUST 1994-6

                  [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 29, 1992)
--------------------------------------------------------------------------------

                                  $150,000,000
                      FEDERAL NATIONAL MORTGAGE ASSOCIATION

                                [FANNIEMAE LOGO]

                   GUARANTEED REMIC PASS-THROUGH CERTIFICATES
                          FANNIE MAE REMIC TRUST 1994-6

--------------------------------------------------------------------------------

The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in Fannie Mae REMIC Trust 1994-6 (the "Trust"). The assets of the Trust will consist of (i) a single "interest only" Fannie Mae Stripped Mortgage-Backed Security (the "58-IO SMBS") evidencing the beneficial ownership interest in the interest distributions made in respect of the Class 58-IO REMIC Certificates (the "Class 58-IO REMIC Certificates") evidencing beneficial ownership interests in Fannie Mae REMIC Trust 1992-G58 ("Trust 1992-G58") and included in Fannie Mae Stripped Mortgage-Backed Security Trust 000180-GN, (ii) "interest only" Fannie Mae Stripped Mortgage-Backed Securities (together with the 58-IO SMBS, the "Trust SMBS") evidencing the respective beneficial ownership interests in certain interest distributions made in respect of certain "fully modified pass-through" mortgage-backed securities ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), held in the form of the respective Fannie Mae Guaranteed MBS Pass-Through Certificates (the "Mega Certificates") specified herein and included in the respective Fannie Mae Stripped Mortgage-Backed Security Trusts specified herein and (iii) all of the Class 5-C REMIC Certificates (the "Underlying REMIC Certificates") evidencing beneficial ownership interests in Fannie Mae REMIC Trust 1994-5 (the "Underlying REMIC Trust"). The assets of Trust 1992-G58 consist of certain GNMA Certificates. The assets of Trust 1994-5 consist of a single "principal only" Fannie Mae Stripped Mortgage-Backed Security (the "Underlying SMBS") evidencing the beneficial ownership interest in certain principal distributions made in respect of certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "MBS") held in the form of Fannie Mae Guaranteed MBS Pass-Through Certificate CL-190250 and included in the Fannie Mae Stripped Mortgage-Backed Security Trust 000250-CL. Each MBS will represent a beneficial ownership interest in a pool (each, a "Pool") of first lien, single-family, fixed-rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a Pool of first lien, single-family, fixed-rate residential mortgage loans (together with the mortgage loans underlying the MBS, the "Mortgage Loans") which are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA").

THE CERTIFICATES WILL BE ISSUED AND GUARANTEED AS TO TIMELY DISTRIBUTION OF PRINCIPAL AND, TO THE EXTENT SET FORTH HEREIN, INTEREST BY FANNIE MAE AND WILL BE OFFERED BY FANNIE MAE PURSUANT TO ITS PROSPECTUS FOR GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES (THE "MBS PROSPECTUS"), ITS PROSPECTUS FOR STRIPPED MORTGAGE-BACKED SECURITIES (THE "SMBS PROSPECTUS") AND ITS PROSPECTUS FOR GUARANTEED MBS PASS-THROUGH CERTIFICATES (THE "MEGA PROSPECTUS"), EACH AVAILABLE AS DESCRIBED HEREIN, AND ITS PROSPECTUS FOR GUARANTEED REMIC PASS-THROUGH CERTIFICATES (THE "REMIC PROSPECTUS") ACCOMPANYING THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH CERTIFICATES. SEE "DESCRIPTION OF THE CERTIFICATES--PREPAYMENT CONSIDERATIONS AND RISKS" AND "--YIELD CONSIDERATIONS" HEREIN.

An election will be made to treat the Trust as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R Class will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R Class" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

                                                  (Cover continued on next page)
--------------------------------------------------------------------------------

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE
     UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN
 OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS
 OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING
                    OF THE SECURITIES EXCHANGE ACT OF 1934.

================================================================================
                 ORIGINAL                                              FINAL
                PRINCIPAL    PRINCIPAL    INTEREST    INTEREST     DISTRIBUTION
CLASS            BALANCE      TYPE(1)       RATE      TYPE(1)          DATE
--------------------------------------------------------------------------------
F .........  $  150,000,000     (2)         (3)         FLT        October 2023
R(4) ......               0     NPR          0          EXE        October 2023
================================================================================

(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.

(2) The F Class will be entitled to receive the entire Principal Distribution Amount (as defined herein) on each Distribution Date until the principal balance thereof is reduced to zero. See "Description of the Certificates--Distributions of Principal" herein.

(3) The F Class will bear interest based on "LIBOR," as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus and will be entitled to receive the entire Interest Distribution Amount (as defined herein) on each Distribution Date.

(4) The R Class will be entitled to receive the monthly distributions from the remaining assets of the Trust, if any, after the principal balance of the F Class has been reduced to zero and any unpaid interest deficiency (together with any accrued and unpaid interest thereon) has been paid in full. See "Description of the Certificates--Characteristics of the R Class" herein.

--------------------------------------------------------------------------------

The Certificates will be offered by Prudential Securities Incorporated (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae and to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the F Class will be available through the book-entry system of the Federal Reserve Banks on or about January 28, 1994 (the "Settlement Date"). It is expected that the R Class in registered, certificated form will be available for delivery at the offices of the Dealer at 100 Gold Street, New York, New York, on or about the Settlement Date.

                       PRUDENTIAL SECURITIES INCORPORATED

December 8, 1993

(Cover continued from previous page)

      THE YIELD TO INVESTORS IN EACH CLASS WILL BE DIRECTLY RELATED TO THE LEVEL OF LIBOR AND, AMONG OTHER THINGS, THE RATE OF DISTRIBUTIONS ON THE TRUST SMBS AND THE UNDERLYING REMIC CERTIFICATES, WHICH IN TURN WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS OF THE MORTGAGE LOANS, THE CHARACTERISTICS OF THE MORTGAGE LOANS INCLUDED IN THE RELATED POOLS AND THE PRIORITY SEQUENCES AFFECTING PRINCIPAL DISTRIBUTIONS ON THE UNDERLYING REMIC CERTIFICATES. SUCH YIELDS WILL ALSO BE SENSITIVE TO THE AMOUNT OF EXCESS INTEREST (AS DEFINED HEREIN) AVAILABLE FOR DISTRIBUTION AND THE PURCHASE PRICE PAID FOR THE RELATED CLASS. ACCORDINGLY, INVESTORS SHOULD CONSIDER THE FOLLOWING
RISKS:

      - THE MORTGAGE LOANS GENERALLY MAY BE PREPAID AT ANY TIME WITHOUT PENALTY, AND, ACCORDINGLY, THE RATE OF PRINCIPAL PAYMENTS THEREON IS LIKELY TO VARY CONSIDERABLY FROM TIME TO TIME.

      - SLIGHT VARIATIONS IN MORTGAGE LOAN CHARACTERISTICS COULD SUBSTANTIALLY AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF EITHER OF THE CLASSES.

      - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS, A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

      - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A PREMIUM TO THEIR PRINCIPAL AMOUNTS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

      - THE YIELD ON THE F CLASS WILL BE SENSITIVE TO THE LEVEL OF LIBOR. UNDER CERTAIN LIBOR AND PREPAYMENT SCENARIOS, THE INTEREST DISTRIBUTION AMOUNT MAY NOT BE SUFFICIENT TO PAY THE FULL AMOUNT OF INTEREST ACCRUED ON THE F CLASS AT THE LIBOR BASED FORMULA RATE. ANY SUCH DEFICIENCY ON A PARTICULAR DISTRIBUTION DATE WILL BE CARRIED FORWARD, WITH INTEREST, TO SUBSEQUENT DISTRIBUTION DATES. ONCE THE NOTIONAL PRINCIPAL BALANCES OF THE RESPECTIVE TRUST SMBS AND THE PRINCIPAL BALANCE OF THE UNDERLYING REMIC CERTIFICATES HAVE BEEN REDUCED TO ZERO, HOLDERS OF THE F CLASS WILL HAVE NO FUTURE ENTITLEMENT TO ANY UNPAID INTEREST DEFICIENCY OR INTEREST THEREON.

      - THE DISTRIBUTIONS ON THE R CLASS WILL BE ESPECIALLY SENSITIVE TO THE LEVEL OF LIBOR AND THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, SINCE NO DISTRIBUTIONS WILL BE MADE ON SUCH CLASS UNTIL THE PRINCIPAL BALANCE OF THE F CLASS IS REDUCED TO ZERO AND ANY ACCRUED AND UNPAID INTEREST THEREON (INCLUDING ANY UNPAID INTEREST DEFICIENCY AND ANY ACCRUED AND UNPAID INTEREST THEREON) IS PAID IN FULL. UNDER CERTAIN LIBOR AND PREPAYMENT SCENARIOS, LITTLE OR NO ASSETS WOULD REMAIN IN THE TRUST AT SUCH TIME.

      - THE RELATIONSHIP AMONG THE VARIOUS FACTORS THAT AFFECT THE AVAILABILITY OF PRINCIPAL AND INTEREST DISTRIBUTIONS, AND CORRESPONDINGLY, THE YIELD ON THE CERTIFICATES, IS COMPLEX, AND AN INVESTMENT IN THE CERTIFICATES SHOULD ONLY BE MADE BY PERSONS FAMILIAR WITH THE ANALYSIS OF MORTGAGE LOAN PREPAYMENT RATES AND MORTGAGE-BACKED SECURITIES STRUCTURES.

SEE "DESCRIPTION OF THE CERTIFICATES--PREPAYMENT CONSIDERATIONS AND RISKS"--AND "--YIELD CONSIDERATIONS" HEREIN.

   IN ADDITION, INVESTORS SHOULD PURCHASE CERTIFICATES ONLY AFTER CONSIDERING THE FOLLOWING:

      - THE RATE OF DISTRIBUTIONS OF THE CERTIFICATES IS UNCERTAIN AND INVESTORS MAY BE UNABLE TO REINVEST THE DISTRIBUTIONS THEREON AT YIELDS EQUALING THE YIELDS ON THE CERTIFICATES. SEE "DESCRIPTION OF THE CERTIFICATES REINVESTMENT RISK" IN THE REMIC PROSPECTUS.

      - THE TRUST SMBS ARE "INTEREST ONLY" SECURITIES WITH NOTIONAL PRINCIPAL BALANCES. IF SUCH NOTIONAL PRINCIPAL BALANCES ARE REDUCED DISPROPORTIONATELY FASTER THAN THE PRINCIPAL BALANCE OF THE UNDERLYING REMIC CERTIFICATES, ANY SUCH DISPROPORTIONATE REDUCTIONS COULD SIGNIFICANTLY REDUCE THE AMOUNTS AVAILABLE TO PAY INTEREST ON THE REMAINING PRINCIPAL BALANCE OF THE F CLASS.

      - THE UNDERLYING REMIC CERTIFICATES WILL HAVE PRINCIPAL BALANCE SCHEDULES AND WILL NOT BE SCHEDULED TO RECEIVE PRINCIPAL PAYMENTS FOR EXTENDED PERIODS IN ACCORDANCE WITH THEIR PRINCIPAL BALANCE SCHEDULES.

      - THE ACTUAL FINAL PAYMENT OF THE F CLASS WILL LIKELY OCCUR EARLIER, AND COULD OCCUR MUCH EARLIER, THAN THE FINAL DISTRIBUTION DATE FOR SUCH CLASS SPECIFIED ON THE COVER PAGE. IN PARTICULAR, EXERCISE OF THE RIGHT OF OPTIONAL LIQUIDATION OF THE TRUST BY HOLDERS OF THE R CLASS AS DESCRIBED HEREIN WILL EFFECT THE EARLY RETIREMENT OF THE F CLASS. SEE "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIVES OF THE CERTIFICATES" HEREIN AND "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIFE AND FINAL DISTRIBUTION DATES" IN THE REMIC PROSPECTUS.

      - INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS OR TO REVIEW BY REGULATORY AUTHORITIES MAY BE SUBJECT TO RESTRICTIONS ON INVESTMENT IN CERTAIN CLASSES OF THE CERTIFICATES. INVESTORS SHOULD CONSULT THEIR LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS OR ARE SUBJECT TO RESTRICTIONS ON INVESTMENT. SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

    The Dealer intends to make a market for the Certificates but is not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Certificates readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Certificates unless such investor understands and is able to bear the risk that the value of the Certificates will fluctuate over time and that the Certificates may not be readily salable.

    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the SMBS Prospectus, the Mega Prospectus, the MBS Prospectus, the Prospectus Supplement for the Underlying REMIC Trust dated December 21, 1993 (the "Underlying Prospectus"), the Prospectus for Trust 1992-G58 dated September 10, 1992 (the "1992-G58 Prospectus") or the REMIC Prospectus. Any representation to the contrary is a criminal offense.

    This Prospectus Supplement does not contain complete information about the Certificates. Investors should purchase Certificates only after reading this Prospectus Supplement, the REMIC Prospectus, the MBS Prospectus dated December 1, 1993, the SMBS Prospectus dated December 1, 1992, the Mega Prospectus dated December 1, 1992, the Underlying Prospectus, the 1992-G58 Prospectus and the Fannie Mae Information Statement dated February 16, 1993 and any supplements thereto (the "Information Statement"). The MBS Prospectus, the SMBS Prospectus, the Mega Prospectus and the Information Statement are incorporated herein by reference and, together with the Underlying Prospectus and the 1992-G58 Prospectus, may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents (other than the 1992-G58 Prospectus) may also be obtained from Prudential Securities Incorporated by writing or calling its Prospectus Department at 315 Hudson Street, 7th Floor, New York, New York 10013 (telephone 212-776-8906).

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

DESCRIPTION OF THE CERTIFICATES ..........................................  S- 4
  General ................................................................  S- 4
    Structure ............................................................  S- 4
    Distributions on Underlying
      Securities .........................................................  S- 4
    Fannie Mae Guaranty ..................................................  S- 4
    Characteristics of Certificates ......................................  S- 5
    Authorized Denominations .............................................  S- 5
    Distribution Dates ...................................................  S- 5
    Calculation of Interest
      Distributions ......................................................   S-5
    Calculation of Principal
      Distributions ......................................................   S-5
    Record Date ..........................................................   S-6
    REMIC Trust Factors ..................................................   S-6
    Voting the Trust SMBS and the
      Underlying REMIC Trust .............................................   S-6
    Optional Liquidation .................................................   S-6
  The Trust SMBS .........................................................   S-6
  The Underlying REMIC Certificates ......................................   S-7
  Final Data Statement ...................................................   S-7
  Prepayment Considerations
    and Risks ............................................................   S-7
  Distributions of Interest ..............................................   S-8
    Categories of Classes ................................................   S-8
    General ..............................................................   S-8
    Interest Accrual Period ..............................................   S-9
    Floating Rate Class ..................................................   S-9
  Calculation of LIBOR ...................................................   S-9
  Distributions of Principal .............................................  S-10
    Categories of Classes ................................................  S-10
    Principal Distribution Amount ........................................  S-10
  Structuring Assumptions ................................................  S-10
    Pricing Assumptions ..................................................  S-10
    PSA Assumptions ......................................................  S-10
  Characteristics of the R Class .........................................  S-11
  Yield Considerations ...................................................  S-11
  Weighted Average Lives of the
    Certificates .........................................................  S-13
  Decrement Tables .......................................................  S-14
CERTAIN ADDITIONAL FEDERAL INCOME
  TAX CONSEQUENCES .......................................................  S-16
  REMIC Elections and Special Tax
    Attributes ...........................................................  S-16
  Taxation of Beneficial Owners of
    Regular Certificates .................................................  S-16
  Taxation of Beneficial Owners of
    Residual Certificates ................................................  S-16
  PLAN OF DISTRIBUTION ...................................................  S-17
  LEGAL MATTERS ..........................................................  S-17
  EXHIBIT A ..............................................................   A-1

                         DESCRIPTION OF THE CERTIFICATES

      The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the REMIC Prospectus, the MBS Prospectus, the SMBS Prospectus, the Mega Prospectus, the Underlying Prospectus and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the respective meanings assigned to such terms in the REMIC Prospectus (including the Glossary contained therein), the MBS Prospectus, the SMBS Prospectus, the Mega Prospectus, the 1992-G58 Prospectus, the Underlying Prospectus or the Trust Agreement (as the context may require).

GENERAL

      Structure. The Trust will be created pursuant to a trust agreement dated as of September 1, 1987, as supplemented by an issue supplement thereto dated as of January 1, 1994 (together, the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as Trustee, and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

      The F Class will be designated as the "regular interest" and the R Class will be designated as the "residual interest" in the REMIC constituted by the Trust.

      The assets of the Trust will consist of the Trust SMBS and the Underlying REMIC Certificates (which evidence beneficial ownership interests in the Underlying REMIC Trust).

      Distributions on Underlying Securities. The Trust SMBS and the Underlying REMIC Certificates provide that payments thereon will be passed through monthly, commencing on the 25th day of the month following the month of the initial issuance thereof (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day).

      Fannie Mae Guaranty. Fannie Mae guarantees to the Holders of Certificates
(i) distribution on each Distribution Date of the Principal Distribution Amount and the Interest Distribution Amount, in each case calculated as provided herein, and (ii) distribution in full of the principal balance of the F Class no later than the Final Distribution Date, whether or not sufficient funds are available. Fannie Mae's guaranty does not cover the receipt of any unpaid interest deficiency (or any accrued and unpaid interest thereon) once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero. In such event, Holders of the F Class will have no future entitlement to any such payments. See "Distributions of Interest" herein. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not received. The guaranty obligations of Fannie Mae with respect to the Trust SMBS and the Mega Certificates are described in the SMBS Prospectus and the Mega Prospectus, respectively. The guaranty obligations of Fannie Mae with respect to the Class 58-IO REMIC Certificates are described in the 1992-G58 Prospectus. In addition, Fannie Mae guarantees to each holder of the Underlying REMIC Certificates payment of any required installments of principal and payment in full of the principal balance thereof not later than the applicable final distribution date, whether or not sufficient funds are otherwise available therefor.

      The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus, "The SMBS Certificates--Fannie Mae Obligations" in the SMBS Prospectus, "The Certificates--Fannie Mae's Guaranty" in the Mega Prospectus, "Description of Certificates The Corporation's Guaranty" in the MBS Prospectus, "Description of the REMIC Certificates--General--Fannie Mae Guaranty" in the 1992-G58 Prospectus and "Description of the Certificates--General--Fannie Mae Guaranty" in the Underlying Prospectus.

      Characteristics of Certificates. The F Certificates will be issued and maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Holders" or "Certificateholders." A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Descriptions of the Certificates--Denominations, Book-Entry Form" in the REMIC Prospectus.

      The R Class will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R Class, "Holders" or "Certificateholders" refers to the registered owners thereof. The R Class will be transferable and, if applicable, exchangeable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer or, if applicable, exchange of the R Class and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R Class" herein.

      Distributions, if any, on the R Class will be made by check mailed by the Paying Agent to the address of each person entitled thereto as it appears on the Certificate Register maintained by the Certificate Registrar (initially State Street) not later than each Distribution Date; provided, however, that the final distribution to the Holders of the R Class will be made only upon presentation and surrender of the Certificates of such Class at the office of the Paying Agent. The Paying Agent initially will be State Street.

      Authorized Denominations. The F Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The R Certificates will be issued in minimum percentage interests of 10% and integral multiples of 1% percentage interests in excess thereof.

      Distribution Dates. Distributions on the Certificates will be made on the 25th day of each month (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day), commencing in the month following the Settlement Date.

      Calculation of Interest Distributions. Interest on the F Class is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing in the month after the Settlement Date. Interest to be distributed on the F Class on a Distribution Date will be in an amount (the "Interest Distribution Amount") equal to the lesser of (a) the sum of (i) one month's interest on the outstanding principal balance of the F Class immediately prior to such Distribution Date, (ii) any unpaid interest deficiency (as defined herein) and
(iii) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Trust SMBS and (ii) the aggregate distributions of principal concurrently made on the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero. Interest will accrue on the F Class during the one month period set forth herein under "Distributions of Interest--Interest Accrual Period." In the event that the Interest Distribution Amount for any Distribution Date is less than the interest accrued on the principal balance of the F Class during the preceding Interest Accrual Period, such deficiency will accrue interest during each Interest Accrual Period thereafter, at the per annum interest rate applicable to the F Class from time to time, to the extent such deficiency remains unpaid on a subsequent Distribution Date.

      Calculation of Principal Distributions. Principal on the F Class will be distributed on each Distribution Date in an amount (the "Principal Distribution Amount") equal to the sum of (i) the distribution of principal concurrently made on the Underlying REMIC Certificates and (ii) the amount ("Excess Interest") by which the aggregate distributions of interest concurrently made on the Trust SMBS exceeds the sum of (a) the interest accrued on the F Class during the preceding Interest Accrual Period, (b) any unpaid interest deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency. See "Distributions of Principal" herein.

      Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

      REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for the F Class the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date.

      Voting the Trust SMBS and the Underlying REMIC Trust. In the event any issue arises under the applicable trust agreement governing any of the Trust SMBS or the Underlying REMIC Trust that requires the vote of holders of certificates outstanding thereunder, the Trustee will vote the related Trust SMBS or the Underlying REMIC Certificates in accordance with instructions received from Holders of Certificates having principal denominations aggregating not less than 51% of the aggregate principal denominations of the F Class and, following the final distribution of the F Class, Holders of Certificates having percentage interests aggregating not less than 51% of the aggregate percentage interests of the R Class. In the absence of such instructions, the Trustee will vote in a manner consistent, in its sole judgment, with the best interests of Certificateholders.

      Optional Liquidation. At the option of the Holders of the R Class representing in the aggregate 100% of the ownership percentages thereof, the REMIC may adopt a plan of complete liquidation pursuant to which the Holders of the R Class, or their designees, will purchase the Trust SMBS and Underlying REMIC Certificates remaining in the Trust at such time. The Holders of the R Class, however, may not exercise this option unless (i) the outstanding principal balance of the F Class is less than 10% of the original principal balance thereof, (ii) the proceeds of such liquidation are at least equal to the sum of (x) the outstanding principal balance of the F Class and (y) any accrued and unpaid interest thereon (including any unpaid interest deficiency and interest accrued thereon) and (iii) Fannie Mae has received an opinion of counsel, satisfactory to it, that such purchase will be part of a "qualified liquidation" of the Trust within the meaning of Section 860F(a)(4)(A) of the Code. Upon such liquidation (i) the F Class will then be redeemed for an amount equal to the sum of (x) the outstanding principal balance thereof at the time of such redemption and (y) any accrued and unpaid interest thereon (including any unpaid interest deficiency and interest accrued thereon) and (ii) the R Class will be redeemed for an amount equal to the excess of (x) the aggregate liquidation proceeds over (y) the amount distributable to the F Class in redemption thereof. Such liquidation will effect an early retirement of both the F Class and the R Class.

THE TRUST SMBS

      The Trust SMBS represent the respective beneficial ownership interests in certain interest distributions made in respect of certain GNMA Certificates having the general characteristics described in the SMBS Prospectus. The GNMA Certificates underlying the Trust SMBS (other than the 58-IO SMBS) are held in the form of the respective Mega Certificates specified in Exhibit A, the general characteristics of which are described in the Mega Prospectus. The GNMA Certificates underlying the 58-IO SMBS are held in the form of the Fannie Mae Guaranteed REMIC Pass-Through Certificates that represent the beneficial ownership interests in Trust 1992-G58, the general characteristics of which are described in the 1992-G58 Prospectus. The GNMA Certificates underlying the Trust SMBS have a Pass-Through Rate of 9.00%. Each GNMA Certificate is based on and backed by a Pool of first lien, single-family, fixed-rate residential Mortgage Loans that are either insured by the FHA or partially guaranteed by the VA.

      The table contained in Exhibit A hereto sets forth certain information with respect to each Trust SMBS, including the numerical designation of the related Mega Certificate, the numerical designation of the related Fannie Mae Stripped Mortgage-Backed Security Trust, the class, the CUSIP number, the issue date, the interest rate, the final distribution date, the original notional principal balance of the class, the percentage of such class in the Trust, the current principal factor for such class and the current notional principal balance of such class contained in the Trust as of January 1, 1994 (the "Issue Date"). The table also sets forth the approximate weighted average WAC, the approximate weighted average WARM and the approximate weighted average WALA of the Mortgage Loans underlying the related GNMA Certificates as of the Issue Date, the minimum percentage of the GNMA Certificates which are GNMA I Certificates and the designation of the underlying security. "WARM" is the weighted average remaining maturity (in months) of the Mortgage Loans in each Pool underlying the GNMA Certificates. "WALA" is the weighted average loan age (in months) of the Mortgage Loans in each Pool underlying the GNMA Certificates.

THE UNDERLYING REMIC CERTIFICATES

      The Underlying REMIC Certificates represent beneficial ownership interests in the Underlying REMIC Trust, the assets of which consist of the Underlying SMBS. See the Underlying Prospectus for a discussion of the general characteristics of the Underlying REMIC Certificates. The Underlying SMBS represents the beneficial ownership interest in certain principal distributions made in respect of certain MBS having the general characteristics described in the MBS Prospectus. The MBS are held in the form of Mega Certificate CL-190250, the general characteristics of which are described in the Mega Prospectus. Each MBS evidences beneficial ownership interests in a Pool of conventional Level Payment Mortgage Loans secured by a first mortgage or deed of trust on a one- to four-family residential property, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus.

      The table contained in Exhibit A hereto sets forth certain information with respect to the Underlying REMIC Certificates, including the numerical designation of the Underlying REMIC Trust, the class designation of the Underlying REMIC Certificates, the CUSIP number, the issue date, the interest rate, the interest type, the final distribution date, the principal type, the original principal balance of the class, the percentage of such class in the Trust, the current principal factor for such class and the current principal balance of such class contained in the Trust as of the Issue Date. The table also sets forth the approximate weighted average WAC, the approximate weighted average WAM and the approximate weighted average CAGE of the Mortgage Loans underlying the MBS as of the Issue Date and the designation of the underlying security.

FINAL DATA STATEMENT

      Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth, among other things, the current notional principal balance of each of the Trust SMBS as of the Settlement Date and the current principal balance of the Underlying REMIC Certificates as of the Settlement Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement or further information regarding the Trust SMBS and the Underlying REMIC Certificates, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000. It should be noted that there may have been material changes in facts and circumstances since the dates the SMBS Prospectus, the Mega Prospectus and the 1992-G58 Prospectus were prepared, including, but not limited to, changes in prepayment speeds and prevailing interest rates and other economic factors, which may limit the usefulness of the information set forth in such documents.

PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of distributions of principal of the F Class will be directly related to the rate of principal distributions on the Underlying REMIC Certificates and to Excess Interest, which in turn will be sensitive in varying degrees to the rate of payments of principal of the underlying Mortgage Loans. The Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the Underlying REMIC Trust and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over the Underlying REMIC Certificates. In addition, the Underlying REMIC Certificates will have Principal Balance Schedules and will not be scheduled to receive principal payments for extended periods in accordance with their Principal Balance Schedules. As a result of the foregoing characteristics, distributions of principal in respect of the F Class during certain periods may occur at a slower rate than would otherwise be the case. However, prepayments on the related Mortgage Loans may occur at a rate faster or slower than that assumed.

      The amount available for distributions of interest on the F Class will be directly related to the amount of interest distributed on the Trust SMBS, which in turn will be sensitive in varying degrees to the rate of payments of principal of the related underlying Mortgage Loans. The Trust SMBS are "Interest Only" securities with notional principal balances. It is possible that the notional principal balances of the respective Trust SMBS may be reduced to zero prior to (and possibly substantially prior to) the reduction of the principal balance of the Underlying REMIC Certificates to zero. In such event, the F Class would receive no distributions of interest until the date on which the principal balance thereof is reduced to zero. At such time any remaining distributions of principal on the Underlying REMIC Certificates will be applied to any unpaid interest deficiency (and any accrued and unpaid interest thereon). However, as described above under "General--Fannie Mae Guaranty," Fannie Mae's guaranty does not cover the receipt of any unpaid interest deficiency (or any accrued and unpaid interest thereon) once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero. In such event, Holders of the F Class will have no future entitlement to any such payments. See "Distributions of Interest" herein.

DISTRIBUTIONS OF INTEREST

      Categories of Classes

      For the purpose of payments of interest, the Classes will be categorized as follows:

      INTEREST TYPE*                      CLASSES
      --------------                      -------
      Floating Rate                       F
      Excess                              R

      --------------
      * See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

      General. The F Class will bear interest at the per annum interest rate described herein. Interest on the F Class is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing in the month after the Settlement Date. Interest to be distributed on the F Class on a Distribution Date will be in an amount (the "Interest Distribution Amount") equal to the lesser of (a) the sum of (i) one month's interest on the outstanding principal balance of the F Class immediately prior to such Distribution Date, (ii) any unpaid interest deficiency (as defined below) and (iii) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Trust SMBS and (ii) the distribution of principal concurrently made on the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero.

      On each Distribution Date, the Interest Distribution Amount will be applied to the distribution of interest on the F Class in the following order:

            (i) an amount equal to the interest accrued on the principal balance of the F Class during the immediately preceding Interest Accrual Period;

            (ii) an amount equal to the interest, if any, accrued and unpaid on the principal balance of the F Class prior to the immediately preceding Interest Accrual Period that has not been previously paid (an "interest deficiency"); and

            (iii) an amount equal to the interest, if any, accrued on a compounded basis and unpaid on any unpaid interest deficiency during each Interest Accrual Period as to which such interest deficiency remained unpaid to the Distribution Date on which such interest deficiency is paid, at the per annum rate in effect from time to time with respect to the F Class.

      On each Distribution Date following the reduction of the principal balance of the F Class to zero and the payment in full of all accrued and unpaid interest thereon (including any unpaid interest deficiency together with interest thereon), all distributions from any remaining assets of the Trust will be distributed monthly to Holders of the R Class.

      Interest Accrual Period. Interest to be distributed on a Distribution Date will accrue on the F Class during the one-month period set forth below (an "Interest Accrual Period").

          CLASS                             INTEREST ACCRUAL PERIOD
          -----                             -----------------------
          F                    One month period beginning on the
                               25th day of the month preceding the month of the Distribution Date and ending on the 24th day of the month of the Distribution Date

      Floating Rate Class. The F Class will bear interest during its initial Interest Accrual Period at the Initial Interest Rate set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

                       INITIAL    MAXIMUM    MINIMUM          FORMULA FOR
                       INTEREST   INTEREST   INTEREST        CALCULATION OF
    CLASS                RATE       RATE       RATE          INTEREST RATE
    -----                ----       ----       ----          -------------
    F ..............    5.125%     10.00%      2.00%    LIBOR + 200 basis points

      The yield with respect to such Class will be affected by changes in LIBOR, which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR. Under certain circumstances of increased LIBOR levels, the Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the F Class at the LIBOR based formula rate. Any such unpaid interest deficiency on a particular Distribution Date will be carried forward, with interest, to subsequent Distribution Dates. If an unpaid interest deficiency remains on the Distribution Date upon which the principal balance of the F Class is reduced to zero, all distributions on any Trust SMBS and Underlying REMIC Certificates remaining in the Trust will be applied to the payment of any such unpaid interest deficiency (together with any accrued and unpaid interest thereon) on such date and each Distribution Date thereafter before any distributions are made to the R Class. Once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero, Holders of the F Class will have no future entitlement to any unpaid interest deficiency (or any accrued and unpaid interest thereon).

      Each LIBOR value will be established as described herein by Fannie Mae two business days prior to the commencement of the related Interest Accrual Period. The establishment of each LIBOR value by Fannie Mae and Fannie Mae's determination of the rate of interest for the F Class for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

CALCULATION OF LIBOR

      On each LIBOR Determination Date, Fannie Mae will establish LIBOR for the related Interest Accrual Period in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be 3.125%.

DISTRIBUTIONS OF PRINCIPAL

      Categories of Classes

      For the purpose of payments of principal, the Classes will be categorized as follows:

      PRINCIPAL TYPE                               CLASSES
      --------------                               -------
      (1)                                          F
      No Payment Residual(2)                       R
      -------------
      (1) The F Class will be entitled to receive the entire Principal Distribution Amount on each Distribution Date until the principal balance thereof is reduced to zero.
      (2) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.

      Principal Distribution Amount

      Principal will be distributed monthly on the F Class in an amount (the "Principal Distribution Amount") equal to the sum of (i) the distribution of principal concurrently made on the Underlying REMIC Certificates and (ii) the amount ("Excess Interest") by which the aggregate distributions of interest concurrently made on the Trust SMBS exceeds the sum of (a) the interest accrued on the F Class during the preceding Interest Accrual Period, (b) any unpaid interest deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency.

      On each Distribution Date, the Principal Distribution Amount will be distributed as principal of the F Class until the principal balance thereof is reduced to zero.

STRUCTURING ASSUMPTIONS

      Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the actual characteristics of the Pools underlying the Trust SMBS and the Underlying REMIC Certificates and the priority sequences affecting the principal distributions on the Underlying REMIC Certificates and the following assumptions (the "Pricing Assumptions"):

      - all payments (including prepayments) on the Mortgage Loans underlying the GNMA Certificates are distributed in the month in which such payments are received;

      - the Mortgage Loans prepay at the constant percentages of PSA specified in the related tables;

      -     the closing date for the sale of the Certificates is the Settlement
            Date;

      - the first Distribution Date for the Certificates occurs in the month following the Settlement Date; and

      - the right to cause the optional liquidation of the Trust described herein is not exercised by the Holders of the R Class.

      PSA Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Public Securities Association's standard prepayment model ("PSA"). To assume a specified rate of PSA (for example, 250% PSA and 350% PSA) is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Considerations and Risks" in the REMIC Prospectus. There is no assurance that prepayments will occur at any PSA rate or at any other constant rate.

CHARACTERISTICS OF THE R CLASS

      The R Certificates will not have principal balances and will not bear interest. The Holders of the R Class will be entitled to receive the monthly distributions from the remaining assets of the Trust, if any, after (i) the principal balance of the F Class has been reduced to zero and (ii) any unpaid interest deficiency and accrued and unpaid interest thereon have been paid in full.

      The R Class will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. Any transferee of an R Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R Certificate should consult with their own tax advisors for further information regarding such transfers.

      The Holders of the R Class will be considered to be the holders of the "residual interest" in the REMIC constituted by the Trust. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Certificates that may be required under the Code.

YIELD CONSIDERATIONS

      There can be no assurance that the Mortgage Loans will prepay at any of the rates assumed herein or at any other particular rate, that the pre-tax yields on the F Class will correspond to any of the pre-tax yields shown herein or that the aggregate purchase price of the F Class will be as assumed. In addition, there can be no assurance that LIBOR will correspond to the levels shown herein. The rate of distributions of principal of the F Class will be directly related to the rate of principal distributions on the Underlying REMIC Certificates and the amount of Excess Interest, which in turn will be related to the amortization (including prepayments) of the related Mortgage Loans and the priority sequences affecting principal distributions on the Underlying REMIC Certificates. The Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the Underlying REMIC Trust, and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over the Underlying REMIC Certificates. In addition, the Underlying REMIC Certificates will have Principal Balance Schedules and will not be scheduled to receive principal payments for extended periods in accordance with their Principal Balance Schedules. As a result of the foregoing characteristics, distributions of principal in respect of the F Class during certain periods may occur at a slower rate than would otherwise have been the case. Further, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of LIBOR will remain constant.

      The amount available for distributions of interest on the F Class will be directly related to the amount of interest distributed on the Trust SMBS, which in turn will be sensitive in varying degrees to the rate of payments of principal of the related underlying Mortgage Loans. The Trust SMBS are "Interest Only" securities with notional principal balances. It is possible that the notional principal balances of the respective Trust SMBS may be reduced to zero prior to (and possibly substantially prior to) the reduction of the principal balance of the Underlying REMIC Certificates to zero. In such event, the F Class would receive no distributions of interest until the date on which the principal balance thereof is reduced to zero. Further, Fannie Mae's guaranty does not cover the receipt of any unpaid interest deficiency (or any accrued and unpaid interest thereon) once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero. In such event, Holders of the F Class will have no future entitlement to any such payments. See "Distributions of Interest" herein.

      The yield on the F Class will also be sensitive to the level of LIBOR. Under certain LIBOR and prepayment scenarios, the Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the F Class at the LIBOR based formula rate. Although any such deficiency will be carried forward, with interest, to subsequent Distribution Dates, the effective yield on the F Class may be reduced below the yield otherwise produced because interest payable on a Distribution Date will not be distributed until and unless funds become available.

      The distributions on the R Class will be especially sensitive to the level of LIBOR and the rate of prepayments on the Mortgage Loans, since no distributions will be made on such Class until the principal balance of the F Class is reduced to zero and any accrued and unpaid interest thereon (including any unpaid interest deficiency and any accrued and unpaid interest thereon) is paid in full. Under certain LIBOR and prepayment scenarios, little or no assets would remain in the Trust at such time.

      The timing of changes in the rate of prepayments or the level of LIBOR may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments or the average level of LIBOR is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans or change in the level of LIBOR, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments or the level of LIBOR occurring at a rate or level higher (or lower) than the rate or level anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments or level of LIBOR.

      The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the F Class to various constant percentages of PSA and specified levels of LIBOR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the F Class, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered.

      THE YIELD TO INVESTORS IN THE F CLASS WILL BE SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. IN ADDITION, THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IS LIKELY TO VARY, AND MAY VARY CONSIDERABLY, FROM POOL TO POOL.

      Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

      The information in the following table was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the F Class for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be based on the indicated level of LIBOR and

(ii) the aggregate purchase price of the F Class (expressed as a percentage of original principal balance) is as follows:

       CLASS                                                          PRICE*
       -----                                                          ------
       F ..........................................................   100%

-----------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

               SENSITIVITY OF THE F CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                        PSA PREPAYMENT ASSUMPTION**
                               --------------------------------------------
                           I:  50%       100%      250%      500%      800%
   LIBOR                  II:  150%      200%      350%      600%      900%
   -----                  ---  ----      ----      ----      ----      ----
   1.125% .............        3.2%      3.2%      3.2%      3.2%      3.2%
   3.125% .............        5.2%      5.2%      5.2%      5.2%      5.2%
   5.125% .............        7.2%      7.2%      7.2%      6.7%      6.2%
   7.125% .............        8.3%      8.5%      9.2%      6.7%      6.2%
   8.000% .............        8.3%      8.5%      9.4%      6.7%      6.2%

-----------
** The PSA percentages shown represent constant PSA percentages for the Mortgage Loans underlying the Underlying REMIC Certificates (Row I) and for the Mortgage Loans underlying the Trust SMBS (Row II).

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

      The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). The weighted average life of a Certificate will be influenced by the level of LIBOR, the rate and distributions among Pools of prepayments of principal of the underlying Mortgage Loans, whether the Holders of the R Class exercise their option to liquidate the Trust when the principal balance of the F Class is less than 10% of its original principal balance and other factors. See "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

      In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the level of LIBOR, the timing of changes in the rate of principal payments, the amount of Excess Interest available for distribution on each Distribution Date and the priority sequences of principal distributions on the Underlying REMIC Certificates. See "Distributions of Principal" herein.

      The interaction of the foregoing factors may have varying effects at different times during the life of the F Class. Accordingly, no assurance can be given as to the weighted average life of the F Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Certificates could result in variability in the related yields to maturity. For an example of how the weighted average life of the F Class may be affected at various constant prepayment rates and levels of LIBOR, see the Decrement Tables below.

DECREMENT TABLES

   The following decrement tables indicate the percentages of original principal balance of the F Class that would be outstanding after each of the dates shown at various constant PSA levels and LIBOR levels and the corresponding weighted average life of such Class. Such tables have been prepared on the basis of (i) the Pricing Assumptions and (ii) the assumption that the interest rates applicable to the F Class for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be calculated based on the indicated level of LIBOR. It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or WALAs or remaining terms to maturity assumed,
(ii) the underlying Mortgage Loans will prepay at a constant PSA level or (iii) LIBOR will correspond to the levels shown herein. In addition, a portion of the payments (including prepayments) on the Mortgage Loans underlying the GNMA Certificates will be distributed in the month following the month in which such payment is received. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the specified PSA levels, even if the weighted average remaining term to maturity and weighted average CAGE of the Mortgage Loans underlying the Underlying REMIC Certificates are identical to the remaining term to maturity and CAGE assumed and even if the distributions of the weighted average remaining terms to maturity and WALAs of the Mortgage Loans underlying the Trust SMBS are identical to the distributions of the remaining terms to maturity and WALAs assumed.

                PERCENT OF ORIGINAL PRINCIPAL BALANCE OF F CLASS OUTSTANDING

                                        LIBOR = 1.125%                                    LIBOR = 3.125%
                            ---------------------------------------          ----------------------------------------
                                  PSA PREPAYMENT ASSUMPTION***                     PSA PREPAYMENT ASSUMPTION***
                            ---------------------------------------          ----------------------------------------
                       I:    50%     100%     250%     500%     800%    I:    50%     100%     250%     500%     800%
     DATE             II:   150%     200%     350%     600%     900%   II:   150%     200%     350%     600%     900%
     ----                   ----     ----     ----     ----     ----         ----     ----     ----     ----     ----

Initial Percent ....        100      100      100      100      100          100      100      100      100      100
January 1995 .......         90       90       91       92       94           92       92       93       94       95
January 1996 .......         81       82       76       79       54           85       86       80       83       57
January 1997 .......         73       75       59       52       34           79       80       64       57       38
January 1998 .......         66       69       46       36       14           73       76       52       43       18
January 1999 .......         60       57       30       22        2           69       66       37       29        7
January 2000 .......         54       43       13        9        0           64       54       22       17        1
January 2001 .......         44       31        0        *        0           56       42        8        9        0
January 2002 .......         33       21        0        0        0           47       34        0        3        0
January 2003 .......         23       13        0        0        0           37       27        0        0        0
January 2004 .......         12        3        0        0        0           28       18        0        0        0
January 2005 .......          2        0        0        0        0           19        9        0        0        0
January 2006 .......          0        0        0        0        0           10        0        0        0        0
January 2007 .......          0        0        0        0        0            1        0        0        0        0
January 2008 .......          0        0        0        0        0            0        0        0        0        0
January 2009 .......          0        0        0        0        0            0        0        0        0        0
January 2010 .......          0        0        0        0        0            0        0        0        0        0
January 2011 .......          0        0        0        0        0            0        0        0        0        0
January 2012 .......          0        0        0        0        0            0        0        0        0        0
January 2013 .......          0        0        0        0        0            0        0        0        0        0
January 2014 .......          0        0        0        0        0            0        0        0        0        0
January 2015 .......          0        0        0        0        0            0        0        0        0        0
January 2016 .......          0        0        0        0        0            0        0        0        0        0
January 2017 .......          0        0        0        0        0            0        0        0        0        0
January 2018
  and thereafter ...          0        0        0        0        0            0        0        0        0        0
Weighted Average
  Life (years)** ...        5.9      5.4      3.7      3.4      2.5          7.1      6.4      4.1      3.9      2.7


                                         LIBOR = 5.125%
                             ----------------------------------------
                                   PSA PREPAYMENT ASSUMPTION***
                             ----------------------------------------
                        I:    50%     100%     250%     500%     800%
     DATE              II:   150%     200%     350%     600%     900%
     ----                    ----     ----     ----     ----     ----

Initial Percent ....         100      100      100      100      100
January 1995 .......          94       94       95       96       97
January 1996 .......          89       90       83       87       59
January 1997 .......          85       86       70       62       40
January 1998 .......          81       84       59       47       20
January 1999 .......          78       76       46       34        9
January 2000 .......          76       66       31       22        3
January 2001 .......          70       56       19       13        *
January 2002 .......          63       49        8        8        0
January 2003 .......          56       44        0        4        0
January 2004 .......          48       37        0        1        0
January 2005 .......          41       30        0        0        0
January 2006 .......          34       22        0        0        0
January 2007 .......          28       15        0        0        0
January 2008 .......          26        8        0        0        0
January 2009 .......          24        2        0        0        0
January 2010 .......          19        0        0        0        0
January 2011 .......          12        0        0        0        0
January 2012 .......           5        0        0        0        0
January 2013 .......           0        0        0        0        0
January 2014 .......           0        0        0        0        0
January 2015 .......           0        0        0        0        0
January 2016 .......           0        0        0        0        0
January 2017 .......           0        0        0        0        0
January 2018
  and thereafter ...           0        0        0        0        0
Weighted Average
  Life (years)** ...         9.8      8.1      4.6      4.2      2.8


                                         LIBOR = 7.125%                                   LIBOR = 8.000%
                            ----------------------------------------         ----------------------------------------
                                  PSA PREPAYMENT ASSUMPTION***                     PSA PREPAYMENT ASSUMPTION***
                            ----------------------------------------         ----------------------------------------
                       I:    50%     100%     250%     500%     800%    I:    50%     100%     250%     500%     800%
     DATE             II:   150%     200%     350%     600%     900%   II:   150%     200%     350%     600%     900%
     ----                   ----     ----     ----     ----     ----         ----     ----     ----     ----     ----

Initial Percent ....        100      100      100      100      100          100      100      100      100      100
January 1995 .......         96       96       97       98       98           97       97       97       98       99
January 1996 .......         93       93       87       89       61           94       95       89       90       61
January 1997 .......         91       92       75       64       42           93       95       77       65       42
January 1998 .......         89       92       66       50       21           93       95       68       50       22
January 1999 .......         89       86       53       36       10           93       89       55       37       11
January 2000 .......         89       77       40       24        4           93       79       41       25        5
January 2001 .......         85       68       28       16        1           89       71       30       16        2
January 2002 .......         78       62       18       10        0           83       65       20       11        *
January 2003 .......         72       58       10        6        0           76       61       12        7        0
January 2004 .......         66       51        3        3        0           70       54        5        4        0
January 2005 .......         60       44        0        2        0           64       47        1        2        0
January 2006 .......         54       38        0        *        0           58       41        *        1        0
January 2007 .......         48       32        0        0        0           52       34        0        *        0
January 2008 .......         47       26        0        0        0           51       28        0        0        0
January 2009 .......         47       20        0        0        0           51       23        0        0        0
January 2010 .......         42       15        0        0        0           46       18        0        0        0
January 2011 .......         36       10        0        0        0           40       13        0        0        0
January 2012 .......         30        5        0        0        0           34        8        0        0        0
January 2013 .......         24        1        0        0        0           28        3        0        0        0
January 2014 .......         19        0        0        0        0           23        0        0        0        0
January 2015 .......         13        0        0        0        0           17        0        0        0        0
January 2016 .......          7        0        0        0        0           11        0        0        0        0
January 2017 .......          1        0        0        0        0            5        0        0        0        0
January 2018
  and thereafter ...          0        0        0        0        0            0        0        0        0        0
Weighted Average
  Life (years)** ...        13.3     10.2     5.3      4.5      2.9          14.2     10.7     5.5      4.6      2.9

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.
** Determined as specified under "Weighted Average Lives of the Certificates" herein.
*** The PSA percentages shown represent constant PSA percentages for the Mortgage Loans underlying the Underlying REMIC Certificates (Row I) and the Mortgage Loans underlying the Trust SMBS (Row II).

               CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC ELECTIONS AND SPECIAL TAX ATTRIBUTES

     An election will be made to treat the Trust as a REMIC for federal income tax purposes. The F Class will be designated as the "regular interest," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust.

     As a consequence of the qualification of the Trust as a REMIC, the Certificates generally will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R Class, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF REGULAR CERTIFICATES

     The F Class will be issued with original issue discount for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 250% PSA with respect to the Mortgage Loans underlying the Underlying REMIC Certificates and 350% PSA with respect to the Mortgage Loans underlying the Trust SMBS. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the Trust SMBS or the Underlying REMIC Certificates will prepay at either such rate or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     The F Class will qualify as a regular interest under the Regulations because it will receive interest at a variable rate subject to a "funds-available cap." The funds-available cap will limit the amount of interest to be paid on the F Class to the sum of (i) the aggregate distributions of interest concurrently made on the Trust SMBS and (ii) the aggregate distributions of principal concurrently made on the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero. The F Class, however, will be issued with original issue discount because under certain circumstances all or a portion of the interest that has accrued at the variable rate may not be paid currently.

TAXATION OF BENEFICIAL OWNERS OF RESIDUAL CERTIFICATES

     Under the Regulations, the R Class will not have significant value. As a result, an organization to which section 593 of the Code applies and which is the beneficial owner of an R Certificate may not use its allowable deductions to offset any "excess inclusions" with respect to such Certificate. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" in the REMIC Prospectus.

     For purposes of determining the portion of the taxable income of the Trust that generally will not be treated as excess inclusions, the rate to be used is 120% of the "federal long-term rate." The rate will be published on or about December 20, 1993. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Inves-tors--Residual Certificates" in the REMIC Prospectus. The federal income tax consequences of any consideration paid to a transferee on the transfer of an R Certificate are unclear; any transferee receiving such consideration should consult its own tax advisors.

                              PLAN OF DISTRIBUTION

     The Dealer will receive the Certificates in exchange for the Trust SMBS and the Underlying REMIC Certificates pursuant to a Fannie Mae commitment. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect such transactions to or through dealers.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealer by Cleary, Gottlieb, Steen & Hamilton.

                                                                       EXHIBIT A

                                   TRUST SMBS

                                                                                                  ORIGINAL
                FANNIE MAE                                                                        NOTIONAL
                 STRIPPED                               DATE                       FINAL          PRINCIPAL       CLASS %
  MEGA       MORTGAGE-BACKED              CUSIP          OF         INTEREST    DISTRIBUTION      BALANCE         IN THE
CERTIFICATE   SECURITY TRUST   CLASS(1)   NUMBER        ISSUE         RATE          DATE          OF CLASS         TRUST
-----------   --------------   --------   ------        -----       --------    ------------      ---------       -------

GN-100011       000109-GN        2       31364HLB1   November 1991     0.5%     November 2021   $500,003,237   100.0000000000%
GN-100001       000071-GN        2       31364HGX9   February 1990     9.0      February 2020    398,872,152    23.2311021302
GN-100014       000114-GN        2       31364HLM7   November 1991     9.0      December 2021    100,000,551    67.6996269751
GN-100016       000119-GN        2       31364HLX3    January 1992     9.0      December 2021    140,000,000     7.1428571429
GN-100020       000131-GN        2       31364HMX2     April 1992      9.0        April 2022      80,026,660    68.7270966950
GN-100019       000132-GN        2       31364HMZ7     April 1992      9.0        April 2022     347,250,000    29.3102951764
GN-100031       000194-GN        2       31364HTN7   December 1992     9.0      December 2022    284,555,000    26.3569432974
   (3)          000180-GN        2       31364HSJ7    October 1992     9.0       October 2022    200,100,000    25.8520629685


                            CURRENT                     APPROXIMATE   APPROXIMATE
              JANUARY       NOTIONAL      APPROXIMATE    WEIGHTED      WEIGHTED        MINIMUM
                1994        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE         % OF          UNDERLYING
  MEGA         CLASS       BALANCE IN       AVERAGE        WARM          WALA          GNMA I          SECURITY
CERTIFICATE    FACTOR       THE TRUST         WAC       (IN MONTHS)   (IN MONTHS)   CERTIFICATES(2)      TYPE
-----------   -------      ----------     -----------   -----------   -----------   ---------------   ----------

GN-100011    0.48067999   $240,341,548        9.5%           323           31              99%           GNMA
GN-100001    0.42101084     39,011,873        9.5            304           50             100            GNMA
GN-100014    0.45087716     30,524,383        9.5            302           52              99            GNMA
GN-100016    0.47741159      4,774,115        9.5            319           35              99            GNMA
GN-100020    0.46567663     25,612,214        9.5            308           45              99            GNMA
GN-100019    0.47030371     47,867,511        9.5            320           34              99            GNMA
GN-100031    0.51847313     38,885,484        9.5            304           50              90            GNMA
   (3)       0.48273958     24,972,108        9.5            299           54              99            GNMA

-------------------
(1)  See the SMBS Prospectus for a description of the related class designation.
(2) See "The GNMA CERTIFICATES GNMA" and "The GNMA CERTIFICATES GNMA Certificates" in the SMBS Prospectus and "GNMA and the GNMA Programs" in the 1992-G58 Prospectus for a description of the GNMA I and GNMA II programs.
(3) The assets of Fannie Mae Stripped Mortgage-Backed Security Trust 000180-GN consist of the Class 58-IO REMIC Certificates, which are not held in the form of a Mega Certificate.

                          UNDERLYING REMIC CERTIFICATES

                                                                                                    ORIGINAL
UNDERLYING                           DATE                                FINAL                      PRINCIPAL      CLASS %
  REMIC                CUSIP          OF         INTEREST  INTEREST   DISTRIBUTION   PRINCIPAL       BALANCE       IN THE
  TRUST      CLASS     NUMBER        ISSUE         RATE     TYPE(1)       DATE        TYPE(1)       OF CLASS        TRUST
----------   -----     ------        -----       --------  --------   ------------   ----------     ---------      -------

  1994-5       C      CM6471030   January 1994      (2)       PO      October 2023      CPT      $150,000,000   100.0000000000%


                                                          APPROXIMATE   APPROXIMATE
              JANUARY        CURRENT       APPROXIMATE      WEIGHTED      WEIGHTED
UNDERLYING     1994         PRINCIPAL       WEIGHTED         AVERAGE       AVERAGE     UNDERLYING
  REMIC        CLASS       BALANCE IN        AVERAGE           WAM           CAGE       SECURITY
  TRUST        FACTOR       THE TRUST          WAC         (IN MONTHS)   (IN MONTHS)      TYPE
----------    -------      ----------      -----------    ------------  ------------   ----------

  1994-5     1.00000000    $150,000,000       7.486%           354            5            MBS



-------------------
(1) See "Description of the Certificates Class Definitions and Abbreviations" in the REMIC Prospectus. The Underlying REMIC Certificates will have Principal Balance Schedules and will not be scheduled to receive principal payments for extended periods in accordance with their Principal Balance Schedules.
(2)  This Class is a Principal Only Class and bears no interest.

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE REMIC PROSPECTUS, THE MBS PROSPECTUS, THE SMBS PROSPECTUS, THE MEGA PROSPECTUS, THE UNDERLYING PROSPECTUS, THE 1992-G58 PROSPECTUS AND THE INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE CERTIFICATES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.


                              --------------------



                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                             PROSPECTUS SUPPLEMENT

Table of Contents ...................................................      S-3
Description of the Certificates .....................................      S-4
Certain Additional Federal Income Tax
 Consequences .......................................................      S-16
Plan of Distribution ................................................      S-17
Legal Matters .......................................................      S-17
Exhibit A ...........................................................      A-1

                                REMIC PROSPECTUS

Prospectus Supplement ...............................................       2
Summary of Prospectus ...............................................       3
Description of the Certificates .....................................       7
The Trust Agreement .................................................      20
Certain Federal Income Tax
 Consequences .......................................................      22
Legal Investment Considerations .....................................      32
Legal Opinion .......................................................      33
ERISA Considerations ................................................      33
Glossary ............................................................      34

================================================================================


================================================================================

                                  $150,000,000


                                FEDERAL NATIONAL
                              MORTGAGE ASSOCIATION


                               [FANNIE MAE LOGO]


                                   GUARANTEED
                               REMIC PASS-THROUGH
                                  CERTIFICATES

                             FANNIE MAE REMIC TRUST
                                     1994-6










                                ------------------
                              PROSPECTUS SUPPLEMENT
                                ------------------

                       PRUDENTIAL SECURITIES INCORPORATED

                                December 8, 1993

================================================================================

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      Annex 2(b)








                          Cover Page and Terms Sheet
                                     for


                         Offering Circular Supplement
                              Dated June 2, 1997
                                 relating to


                    Federal Home Loan Mortgage Corporation
      Multiclass Mortgage Securities, Payment Exchange Certificates and
           Modified and Combinable REMIC Certificates, Series G063

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

OFFERING CIRCULAR SUPPLEMENT
(TO OFFERING CIRCULAR DATED JANUARY 1, 1997)

$337,000,000
FEDERAL HOME LOAN MORTGAGE CORPORATION
MULTICLASS MORTGAGE SECURITIES, PAYMENT EXCHANGE CERTIFICATES AND

MODIFIABLE AND COMBINABLE REMIC CERTIFICATES, SERIES G063
                                                              [FREDDIE MAC LOGO]

Offered Securities:    Classes of Multiclass Securities and Payment Exchange
                         Certificates ("PECs") listed below; MACR Classes listed on
                         Appendix 1 to this Supplement
Guarantee:             Principal and interest guaranteed by Freddie Mac, as
                         described in this Supplement
Tax Status:            REMIC (Double-Tier)
Underlying Assets:     Freddie Mac Stripped Giant Securities, Series GS007,
                         consisting of $500,187,500 of 8% Giant IO Securities and
                         $337,000,000 of Giant PO Securities, backed by
                         GNMA-Related Securities (GNMA Certificates and Giant
                         Securities)
Payment Dates:         Monthly, beginning July 17, 1997
Form of Securities:    Regular, PECs and MACR Classes: Book-entry (Participants
                         Trust Company)
                       Residual Classes (R and RS): Certificated
Offering Terms:        Classes offered in negotiated transactions at varying prices through Bear, Stearns & Co. Inc. (the "Underwriter")
Closing Date:          June 30, 1997

THE RISKS ASSOCIATED WITH THE SECURITIES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "CERTAIN RISK CONSIDERATIONS" AND "PREPAYMENT AND YIELD ANALYSIS" IN THIS SUPPLEMENT.

INVESTORS SHOULD READ THIS SUPPLEMENT IN CONJUNCTION WITH THE DOCUMENTS LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT.

THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE SECURITIES ARE OBLIGATIONS OF FREDDIE MAC ONLY. THE SECURITIES, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC. INCOME ON THE SECURITIES HAS NO EXEMPTION UNDER FEDERAL LAW FROM FEDERAL, STATE OR LOCAL TAXATION. THE SECURITIES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.
================================================================================

                             ORIGINAL                                                                      WEIGHTED AVERAGE
  CLASS OF MULTICLASS       PRINCIPAL     PRINCIPAL OR    CLASS    INTEREST      CUSIP     FINAL PAYMENT       LIFE AT
   SECURITIES OR PECS       AMOUNT(1)     OTHER TYPE(2)   COUPON    TYPE(2)     NUMBER        DATE(3)        160% PSA(4)
  -------------------       ---------     -------------   ------   --------     ------     -------------   ----------------
A ......................   $100,000,000    NTL(PT)         (5)      PEC/IO     3133TADZ2   June 17, 2027      --
F ......................    161,000,000       PT           (6)        FLT      3133TA E 5 7 June 17, 2027        9.0Yrs
FA......................     26,000,000       PT           (6)        FLT      3133TA E 6 5 June 17, 2027        9.0
FB .....................     27,000,000       PT           (6)        FLT      3133TA E 7 3 June 17, 2027        9.0
FC .....................     29,000,000       PT           (6)        FLT      3133TA E 8 1 June 17, 2027        9.0
FD......................     30,000,000       PT           (6)        FLT      3133TA E 9 9 June 17, 2027        9.0
FE .....................     31,000,000       PT           (6)        FLT      3133TA E A 6 June 17, 2027        9.0
FG......................     33,000,000       PT           (6)        FLT      3133TA E B 4 June 17, 2027        9.0
IA .....................    100,000,000    NTL(PT)          8%      FIX/IO     3133TA E E 8 June 17, 2027     --
S ......................    337,000,000    NTL(PT)         (5)      PEC/IO     3133TA F 6 4 June 17, 2027     --
SA......................    337,000,000    NTL(PT)         (6)      INV/IO     3133TA F 7 2 June 17, 2027     --
SB .....................    337,000,000    NTL(PT)         (6)      INV/IO     3133TA F 8 0 June 17, 2027     --
SC .....................    337,000,000    NTL(PT)         (6)      INV/IO     3133TA F 9 8 June 17, 2027     --
R ......................              0      NPR           0          NPR      3133TA F 4 9 June 17, 2027     --
RS .....................              0      NPR           0          NPR      3133TA F 5 6 June 17, 2027     --

================================================================================

(1) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see "Payments -- Interest" in this Supplement.
(2) See "Description of Multiclass Securities -- Standard Definitions and Abbreviations for Classes" in the Multiclass Securities Offering Circular. The abbreviation "PEC" denotes a Class whose Class Coupon varies, in whole or in part, based upon payments of interest made to or from a related PECs Class. The type of Class with which a Notional Class will reduce is indicated in parentheses.
(3) See "Final Payment Dates" in this Supplement.
(4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at the rate assumed, and the actual weighted average lives of the Classes may differ significantly from those shown.
(5) Calculated as described under "Terms Sheet -- Class Coupons -- PECs Classes" in this Supplement. The minimum Class Coupons of the A and S Classes will be 8% and 0%, respectively.
(6) Calculated as shown under "Terms Sheet -- Class Coupons -- Floating Rate and Inverse Floating Rate Classes" in this Supplement.

                            ------------------------

                            BEAR, STEARNS & CO. INC.
                OFFERING CIRCULAR SUPPLEMENT DATED JUNE 2, 1997

                          CERTAIN RISK CONSIDERATIONS

     THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.
                            ------------------------

     THE SECURITIES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.
                            ------------------------

     The yield of each Class will depend upon its purchase price, its sensitivity to the rate of principal payments on the Mortgages and the actual characteristics of the Mortgages. In addition, the yields of the Floating Rate, Inverse Floating Rate and PECs Classes will be sensitive to the level of LIBOR. The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. Investors should consider the associated risks, including:

        - Fast Mortgage prepayment rates can reduce the yields of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts. Under some prepayment scenarios, investors in the Interest Only Classes could fail to fully recover their investments.

        - Slow Mortgage prepayment rates can reduce the yields of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts.

        - Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the Classes.

        - Low levels of LIBOR can reduce the yields of the Floating Rate
         Classes.

        - High levels of LIBOR can significantly reduce the yields of the Inverse Floating Rate and PECs Classes and (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in those Classes to fully recover their investments.

        - Relatively high levels of LIBOR will reduce, and relatively low levels of LIBOR will increase, the aggregate amount of interest available for payments on the PECs Classes. Pursuant to the "Interest Payment Exchange" feature of the PECs Classes, such interest will be allocated to the A and S Classes in varying proportions from period to period, based on applicable levels of LIBOR and on calculated or actual Mortgage prepayment rates.

See "Prepayment and Yield Analysis" in this Supplement.
                            ------------------------

     THE UNDERWRITER INTENDS TO MAKE A MARKET FOR THE PURCHASE AND SALE OF THE SECURITIES AFTER THEIR INITIAL ISSUANCE BUT HAS NO OBLIGATION TO DO SO. THERE IS NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF IT DEVELOPS, THAT IT WILL CONTINUE. CONSEQUENTLY, INVESTORS MAY NOT BE ABLE TO SELL THEIR SECURITIES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR DESIRED YIELD. THE MARKET VALUES OF THE SECURITIES ARE LIKELY TO FLUCTUATE; SUCH FLUCTUATIONS MAY BE SIGNIFICANT AND COULD RESULT IN SIGNIFICANT LOSSES TO INVESTORS.
                            ------------------------

     THE SECONDARY MARKETS FOR MORTGAGE-RELATED SECURITIES HAVE EXPERIENCED PERIODS OF ILLIQUIDITY AND CAN BE EXPECTED TO DO SO IN THE FUTURE. ILLIQUIDITY CAN HAVE A SEVERELY ADVERSE EFFECT ON THE PRICES OF SECURITIES THAT ARE ESPECIALLY SENSITIVE TO PREPAYMENT OR INTEREST RATE RISK OR THAT HAVE BEEN STRUCTURED TO MEET THE INVESTMENT REQUIREMENTS OF LIMITED CATEGORIES OF INVESTORS.

     FREDDIE MAC'S MULTICLASS MORTGAGE SECURITIES OFFERING CIRCULAR DATED JANUARY 1, 1997 (THE "MULTICLASS SECURITIES OFFERING CIRCULAR") ACCOMPANIES THIS SUPPLEMENT. CAPITALIZED TERMS THAT ARE USED IN THIS SUPPLEMENT WITHOUT FURTHER DEFINITION HAVE THE MEANINGS GIVEN THEM IN THE MULTICLASS SECURITIES OFFERING CIRCULAR. INVESTORS SHOULD PURCHASE SECURITIES ONLY IF THEY HAVE READ AND UNDERSTOOD THIS SUPPLEMENT, THE MULTICLASS SECURITIES OFFERING CIRCULAR AND THE DOCUMENTS LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT.

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. INVESTORS SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

MACR CERTIFICATES

     This Series provides for the issuance of Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") in exchange for certain Classes of Multiclass Securities. Holders of such Multiclass Securities will be entitled to exchange all or a portion of their Multiclass Securities for related MACR Certificates, and Holders of MACR Certificates will be entitled to exchange all or a portion of their MACR Certificates for related Multiclass Securities or MACR Certificates. Appendix 1 to this Supplement shows the characteristics of the MACR Classes and the "Combinations" of Classes of Multiclass Securities and MACR Certificates.

     See "MACR Certificates" in the Multiclass Securities Offering Circular for a description of MACR Certificates and procedures for effecting exchanges. The fee payable to Freddie Mac in connection with each exchange will equal 2/32 of 1% of the outstanding principal amount (exclusive of any notional principal amount) of the Securities submitted for exchange (but not less than $5,000).

PAYMENT EXCHANGE CERTIFICATES

     This Series also provides for the issuance of Classes (each, a "PECs Class") of Payment Exchange Certificates ("PECs"). On the Closing Date, each PECs Class will represent the entire beneficial interest in a Class or Classes of Multiclass Securities, together with the rights and obligations of such PECs Class under the associated interest payment exchange ("Interest Payment Exchange"), as described under Class Coupons -- PECs Classes" in this Terms Sheet and "Payment Exchange Certificates" in this Supplement. On the Closing Date, the A Class will represent the entire beneficial interest in the IA and SB Classes, and the S Class will represent the entire beneficial interest in the SC Class, in each case subject to the Interest Payment Exchange feature of the PECs.

     The Holders of each Class of PECs will be entitled to receive payments of interest from the underlying Class or Classes of Multiclass Securities, adjusted for payments under the Interest Payment Exchange. Pursuant to the Interest Payment Exchange, the A Class in effect will transfer to the S Class the amount of payments received on the SB Class on each Payment Date in exchange for the "Interest Payment Supplement Amount," if any, for that Payment Date as described below.

     As described in this Supplement, a Holder or Holders of proportionate amounts of the Classes of PECs will be entitled, on a one-time basis and upon payment of a conversion fee, to convert all or a portion of their PECs into the underlying Multiclass Securities. Once PECs are converted into Multiclass Securities, the Interest Payment Exchange will terminate as to those PECs and the converted PECs will not be reissued.

     See "Payment Exchange Certificates" in this Supplement for a description of PECs and procedures for effecting a conversion. The fee payable to Freddie Mac in connection with a conversion of PECs into Multiclass Securities will equal 2/32 of 1% of the outstanding notional principal amount of the PECs submitted for conversion (but not more than $60,000).

     As used in this Supplement, unless the context requires otherwise, the term "Securities" includes Multiclass Securities, MACR Certificates and PECs and the term "Classes" includes Classes of Multiclass Securities, MACR Certificates and PECs.

CLASS COUPONS

     Fixed Rate Classes

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     Principal Only Classes

     The PC, PD, PE, PG, PH, PJ and PK Classes will be Principal Only Classes and will not bear interest.

     Floating Rate and Inverse Floating Rate Classes

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

                                                                              CLASS COUPON SUBJECT TO
                                                                            ---------------------------
                 CLASS                    INITIAL RATE*    CLASS COUPON     MINIMUM RATE   MAXIMUM RATE
                 -----                    -------------   ---------------   ------------   ------------
F, FA, FB, FC, FD, FE and FG............      6.6875%     LIBOR + 1%            1.0%          9.5%
SA......................................      1.5         8.5% - LIBOR            0           1.5
SB......................................      1.3125      7.0% - LIBOR            0           1.3125
SC......................................      0           5.6875% - LIBOR         0           5.6875

---------------

* Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.

See "Payments -- Interest" in this Supplement and "Description of Multiclass Securities -- Interest Rate Indices" in the Multiclass Securities Offering Circular.

     PECs Classes

     Holders of each PECs Class will receive payments of interest from its underlying Class or Classes of Multiclass Securities, adjusted as follows pursuant to the Interest Payment Exchange.

     The Holders of the A Class will be entitled to receive, on each Payment Date, an amount of interest equal to (A) the aggregate amount of interest received on that Payment Date on the underlying IA and SB Classes, minus (B) the amount of interest received on that Payment Date on the underlying SB Class (the "SB Amount") plus (C) commencing August 17, 1997, an amount of interest equal to the "Interest Payment Supplement Amount" for that Payment Date.

     The Holders of the S Class will be entitled to receive, on each Payment Date, an amount of interest equal to (A) the amount of interest received on that Payment Date on the underlying SC Class (the "SC Amount") plus (B) the SB Amount for that Payment Date minus (C) commencing August 17, 1997, the Interest Payment Supplement Amount for that Payment Date.

     The "Interest Payment Supplement Amount" for any given Payment Date ("Payment Date II") is calculated as follows:

        1. Determine the "Applicable PSA Rate" for the preceding Payment Date ("Payment Date I") using the "PSA Rate Table" shown below and the level of LIBOR used to determine the Class Coupons of the Floating Rate and Inverse Floating Rate Classes for the Accrual Period applicable to Payment Date I. The "Applicable PSA Rate" for Payment Date I will be equal to the lesser of (a) the "Calculated PSA Rate" determined from the table (using linear interpolation for LIBOR levels between those shown in the PSA Rate Table) and (b) the "Actual PSA Rate" for Payment Date I. The Actual PSA Rate for Payment Date I is the one-month PSA prepayment rate of the Mortgages applicable to Payment Date I, as reflected by the actual reduction made on the Stripped Giant Securities on Payment Date I.

        2. Using the Applicable PSA Rate for Payment Date I and the "Premium Table" attached as Appendix 2 to this Supplement, determine the "Premium" for Payment Date I (using linear interpolation for Applicable PSA Rates between those shown in the Premium Table).

        3. The Interest Payment Supplement Amount for Payment Date II is equal to the lesser of (a) the product of (i) the outstanding notional principal amount of the A Class as of the Record Date for Payment Date I, (ii) 1/100 of the Premium for Payment Date I and (iii) 1.006961062, and (b) the sum of the SB and SC Amounts for Payment Date II.

                                 PSA RATE TABLE

                    LIBOR                       CALCULATED PSA RATE
                    -----                       -------------------
3.6875% and Lower.............................      1,000% PSA
4.6875........................................        400% PSA
5.1875........................................        275% PSA
5.6875........................................        250% PSA
6.1875 and Higher.............................        160% PSA

     As a result of the Interest Payment Exchange, the Class Coupons of the PECs Classes for each Accrual Period will equal:

            CLASS               INITIAL RATE*            CLASS COUPON
            -----               -------------   -------------------------------
A.............................     8.0%         8% + IPSA Percentage
S.............................     1.3125       7% - (LIBOR + IPSA Percentage),
                                                but not less than 0%

where the "IPSA Percentage" for either PECs Class is equal to the percentage derived by dividing (a) 12 times the Interest Payment Supplement Amount for the related Payment Date by (b) the outstanding notional principal amount of such PECs Class as of the related Record Date.
---------------

* Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.

NOTIONAL CLASSES

     MULTICLASS SECURITIES

       ORIGINAL NOTIONAL
CLASS  PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
-----  -----------------   ----------------------------
IA       $100,000,000      Stripped Giant Securities
SA        337,000,000      Stripped Giant Securities
SB        337,000,000      Stripped Giant Securities
SC        337,000,000      Stripped Giant Securities

     PECS CLASSES

       ORIGINAL NOTIONAL
CLASS  PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
-----  -----------------   ----------------------------
A        $100,000,000      Stripped Giant Securities
S         337,000,000      Stripped Giant Securities

     MACR CLASSES

       ORIGINAL NOTIONAL
CLASS  PRINCIPAL AMOUNT    REDUCES PROPORTIONATELY WITH
-----  -----------------   ----------------------------
IC       $191,187,500      Stripped Giant Securities
ID         30,875,000      Stripped Giant Securities
IE         32,062,500      Stripped Giant Securities
IG         34,437,500      Stripped Giant Securities
IH         35,625,000      Stripped Giant Securities
IJ         36,812,500      Stripped Giant Securities
IK         39,187,500      Stripped Giant Securities

See "Payments -- Interest -- Notional Classes" in this Supplement.

ALLOCATION OF PRINCIPAL

     MULTICLASS SECURITIES

     On each Payment Date, Freddie Mac will pay the "GNMA Principal Payment Amount" for that Payment Date to F, FA, FB, FC, FD, FE and FG, pro rata, until retired.

     MACR CLASSES

     On any Payment Date when payments of principal are to be allocated from Multiclass Securities to MACR Certificates, such payments will be allocated from the applicable Class of Multiclass Securities to the related MACR Class.

     See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

FREDDIE MAC GUARANTEE

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement. The Government National Mortgage Association ("GNMA") guarantees the payment of interest and principal on GNMA Certificates.

REMIC STATUS

     Freddie Mac will form an "Upper-Tier REMIC Pool" and a "Lower-Tier REMIC Pool" for this Series. Elections will be made to treat each REMIC Pool as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code (the "Code"). The R and RS Classes will be "Residual Classes" and the other Classes of Multiclass Securities will be "Regular Classes." The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and in the Multiclass Securities Offering Circular.

WEIGHTED AVERAGE LIVES (IN YEARS)*

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   160%   300%   500%
                                 --    ----   ----   ----   ----
C, D, E, F, FA, FB, FC, FD,
  FE, FG, G, H, J, K, L, M, N,
  O, PC, PD, PE, PG, PH, PJ,
  PK, Q, T and U and
  Underlying GNMA-Related
  Securities..................   20.5   11.7    9.0    5.6    3.7

     --------------------
      * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate and the actual weighted average lives of any or all of the Classes and of the GNMA-Related Securities are likely to differ from those shown, perhaps significantly.

THE STRIPPED GIANT SECURITIES

     As of the Closing Date, the Stripped Giant Securities will consist of $500,187,500 of 8% Giant IO Securities and $337,000,000 of Giant PO Securities. The Stripped Giant Securities will be backed by GNMA-Related Securities having interest rates of 8.0% per annum. See "General Information -- Structure of Transaction" in this Supplement.

ASSUMED MORTGAGE CHARACTERISTICS (AS OF JUNE 1, 1997)

                                                                     PER ANNUM
                                                                   INTEREST RATE
                    REMAINING TERM                                  OF RELATED
                     TO MATURITY      LOAN AGE       PER ANNUM     GNMA-RELATED
PRINCIPAL BALANCE    (IN MONTHS)     (IN MONTHS)   INTEREST RATE    SECURITIES
-----------------   --------------   -----------   -------------   -------------
  $337,000,000           356              3            8.5%            8.0%

     The actual remaining terms to maturity and loan ages of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information -- Structure of Transaction" and "-- The Mortgages" in this Supplement.

                                                                      Annex 2(c)







                          Cover Page and Terms Sheet
                                     for

                         Offering Circular Supplement
                             dated March 4, 1998
                                      to
                              Offering Circular
                             Dated April 1, 1998
                                 Relating to

                    Federal Home Loan Mortgage Corporation
Multiclass REMIC Certificates and Modifiable and Combinable REMIC Certificates,
                                 Series 2043

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

OFFERING CIRCULAR SUPPLEMENT
(TO OFFERING CIRCULAR DATED APRIL 1, 1998)

$3,556,087,547
FREDDIE MAC
MULTICLASS REMIC CERTIFICATES
AND MODIFIABLE AND COMBINABLE REMIC CERTIFICATES, SERIES 2043

                                                                          (LOGO)

Offered Securities:    Classes of REMIC Certificates (Multiclass PCs) listed below;
                         MACR Classes listed on Appendix 1 to this Supplement
Guarantee:             Principal and interest guaranteed by Freddie Mac, as
                         described in this Supplement
Tax Status:            REMIC (Double-Tier)
Underlying Assets:     Five Asset Groups, consisting of two Groups of Freddie Mac
                         7.0% PCs (Gold PCs and Gold Giant PCs), one Group of
                         Freddie Mac 6.5% PCs, one Group of Freddie Mac 6.0% PCs
                         and one Group of Freddie Mac Multiclass PCs
Payment Dates:         Monthly, beginning May 15, 1998
Form of Securities:    Regular and MACR Classes: Book-entry (Federal Reserve Banks)
                       Residual Classes (R and RS): Certificated
Offering Terms:        Classes offered in negotiated transactions at varying prices through Bear, Stearns & Co. Inc. (the "Underwriter")
Closing Date:          April 30, 1998

THE RISKS ASSOCIATED WITH THE SECURITIES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "CERTAIN RISK CONSIDERATIONS" AND "PREPAYMENT AND YIELD ANALYSIS" IN THIS SUPPLEMENT.

INVESTORS SHOULD READ THIS SUPPLEMENT IN CONJUNCTION WITH THE DOCUMENTS LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT.

THE OBLIGATIONS OF FREDDIE MAC UNDER ITS GUARANTEES OF THE SECURITIES ARE OBLIGATIONS OF FREDDIE MAC ONLY. THE SECURITIES, INCLUDING ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES AND DO NOT CONSTITUTE DEBTS OR OBLIGATIONS OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OTHER THAN FREDDIE MAC. INCOME ON THE SECURITIES HAS NO EXEMPTION UNDER FEDERAL LAW FROM FEDERAL, STATE OR LOCAL TAXATION. THE SECURITIES ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES EXCHANGE ACT OF 1934.
================================================================================

      CLASS OF          ORIGINAL                                                                          WEIGHTED
        REMIC           PRINCIPAL    PRINCIPAL OR   CLASS     INTEREST      CUSIP      FINAL PAYMENT      AVERAGE
    CERTIFICATES        AMOUNT(1)    OTHER TYPE(2)  COUPON    TYPE(2)      NUMBER         DATE(3)         LIFE(4)
    ------------        ---------    -------------  ------    --------     ------      -------------      --------
GROUP 1
A ...................  $40,000,000      CPT/SCH     6.5%        FIX       3133TDMA1  September 15, 2025      3.3Yrs
AB ..................   50,000,000      CPT/SCH     6.5         FIX       3133TDMB9  September 15, 2025      3.4
AC ..................   50,000,000      CPT/SCH     6.7         FIX       3133TDMC7  September 15, 2025      3.4
B ...................   56,632,500      TAC/AD      6.7         FIX       3133TDMD5  September 15, 2025      3.6
E ...................   77,078,500      TAC/AD      6.25        FIX       3133TDMR4  September 15, 2025      3.6
FA ..................  101,788,554        CPT        (5)        FLT       3133TDMW3      April 15, 2028      7.0
IA ..................   50,990,351     NTL(PAC)     7.0        FIX/IO     3133TDN77    January 15, 2018       --
IB ..................   34,978,000     NTL(PAC)     7.0        FIX/IO     3133TDN85      April 15, 2028       --
ID ..................   11,490,786     NTL(PAC)     7.0        FIX/IO     3133TDNA0   December 15, 2027       --
PB ..................  196,548,500        PAC       6.0         FIX       3133TDNE2   December 15, 2017      2.5
PC ..................   91,462,000        PAC       6.25        FIX       3133TDNF9   November 15, 2019      5.0
PG ..................  300,000,000        PAC       6.75        FIX       3133TDNG7   December 15, 2025     10.2
PJ ..................  204,779,000        PAC       6.5         FIX       3133TDNH5     August 15, 2025      8.0
PK ..................   49,183,000        PAC       6.5         FIX       3133TDNJ1     August 15, 2026     12.0
PL ..................   40,710,000        PAC       6.5         FIX       3133TDNK8       June 15, 2027     14.5
PM...................   33,533,400        PAC       6.25        FIX       3133TDNL6      April 15, 2006      0.8
PN ..................   25,601,100        PAC       6.25        FIX       3133TDNM4   December 15, 2017      4.2
PQ ..................  100,000,000        PAC       6.0         FIX       3133TDNP7       June 15, 2016      2.6
SA ..................   60,613,000    NTL(TAC/AD)    (5)       INV/IO     3133TDNU6  September 15, 2025       --
SB ..................    6,645,334      TAC/AD       (5)        INV       3133TDNV4      April 15, 2028      1.5
SC ..................    5,119,112        SUP        (5)        INV       3133TDNW2      April 15, 2028     25.4
VE ..................   23,495,000        AD        6.5         FIX       3133TDP91      April 15, 2008      5.5
VG ..................   19,099,000        AD        6.5         FIX       3133TDPA8      April 15, 2013     12.6
VH...................    5,071,000        AD        6.5         FIX       3133TDPB6        May 15, 2014     15.5
Z ...................   50,555,000        TAC       7.0        FIX/Z      3133TDPF7      April 15, 2028     12.2
ZA ..................    9,939,000        SUP       7.0        FIX/Z      3133TDPG5      March 15, 2028     19.4
ZB ..................   70,000,000        TAC       7.0        FIX/Z      3133TDPH3   November 15, 2025      2.9
ZP ..................   25,954,000        PAC       6.5        FIX/Z      3133TDPP5      April 15, 2028     21.1
GROUP 2
C ...................   56,628,400        SEQ       9.0         FIX       3133TDME3    January 15, 2025      4.5
D ...................  100,100,800        SEQ       6.5         FIX       3133TDMM5    January 15, 2025      4.5
DA...................   50,000,000        SEQ       6.25        FIX       3133TDMN3   November 15, 2022      3.5
DB ..................   14,160,400        SEQ       6.5         FIX       3133TDMP8    January 15, 2025      8.4
DV ..................   40,000,000      CPT/SEQ     6.5         FIX       3133TDMQ6    January 15, 2025      4.4
IC ..................    6,912,435    NTL(AD/SEQ)   7.0        FIX/IO     3133TDN93    January 15, 2016       --
VA ..................    9,648,400    AD/SEQ/LIQ    5.75        FIX       3133TDP59      April 15, 2003      2.6
VB ..................    6,222,000      AD/SEQ      6.0         FIX       3133TDP67      April 15, 2005      6.0
VC ..................    6,724,000      AD/SEQ      6.25        FIX       3133TDP75   February 15, 2007      7.9
VD ..................   47,375,500      AD/SEQ      6.5         FIX       3133TDP83    January 15, 2016     11.0

      CLASS OF          ORIGINAL                                                                          WEIGHTED
        REMIC           PRINCIPAL    PRINCIPAL OR   CLASS     INTEREST      CUSIP      FINAL PAYMENT      AVERAGE
    CERTIFICATES        AMOUNT(1)    OTHER TYPE(2)  COUPON    TYPE(2)      NUMBER         DATE(3)         LIFE(4)
    ------------        ---------    -------------  ------    --------     ------      -------------      --------
ZC ..................  $29,749,000        SEQ       7.0%       FIX/Z      3133TDPJ9      April 15, 2028     17.8Yrs
GROUP 3
CB ..................   76,480,000        PAC       6.0         FIX       3133TDMF0     August 15, 2009      2.5
CD ..................  117,900,000        PAC       6.0         FIX       3133TDMG8  September 15, 2016      4.0
CE ..................  139,795,000        PAC       6.0         FIX       3133TDMH6   December 15, 2020      6.0
CG...................  111,475,000        PAC       6.25        FIX       3133TDMJ2       June 15, 2023      8.0
CH...................  181,015,000        PAC       6.0         FIX       3133TDMK9     August 15, 2026     11.0
CJ ..................  124,900,000        PAC       6.5         FIX       3133TDML7      April 15, 2028     18.1
FB ..................   60,878,235      TAC/AD       (5)        FLT       3133TDMX1      March 15, 2027      2.5
G ...................  164,952,500        SCH       6.5         FIX       3133TDMY9      April 15, 2028      3.5
GA...................   50,000,000      CPT/SCH     6.5         FIX       3133TDMZ6      April 15, 2028      3.3
GB ..................   50,000,000      CPT/SCH     6.5         FIX       3133TDN28      April 15, 2028      3.6
GC...................   16,461,250      TAC/AD      7.0         FIX       3133TDN36       July 15, 2006      4.5
GD...................    8,962,500      TAC/AD      7.0         FIX       3133TDN44     August 15, 2009      9.8
GE ..................   37,500,000      TAC/AD      7.0         FIX       3133TDN51    January 15, 2018     14.0
GH...................   35,031,607      TAC/AD      7.0         FIX       3133TDN69    January 15, 2023     16.7
IE ..................   29,993,269     NTL(PAC)     6.5        FIX/IO     3133TDNB8       June 15, 2023       --
IG ..................   13,924,230     NTL(PAC)     6.5        FIX/IO     3133TDNC6     August 15, 2026       --
PT ..................    9,169,643        TAC       0.0          PO       3133TDNQ5      April 15, 2028     20.1
SD ..................   18,731,765      TAC/AD       (5)        INV       3133TDNX0      March 15, 2027      2.5
ZD ..................   25,497,500        SUP       6.5        FIX/Z      3133TDPK6      April 15, 2028     11.0
ZE ..................   21,250,000        TAC       7.0        FIX/Z      3133TDPL4      April 15, 2028     22.9
GROUP 4
EA ..................  125,000,000        SEQ       6.0         FIX       3133TDMS2   February 15, 2024      5.5
EB ..................   15,235,624        SEQ       6.0         FIX       3133TDMT0      April 15, 2025     12.0
EC ..................   12,534,105        SEQ       6.0         FIX       3133TDMU7  September 15, 2004      0.8
VJ ..................    8,172,116    AD/SEQ/LIQ    6.0         FIX       3133TDPC4        May 15, 2003      2.6
VK ..................    3,679,894      AD/SEQ      6.0         FIX       3133TDPD2      March 15, 2005      6.0
VL ..................   15,687,369      AD/SEQ      6.0         FIX       3133TDPE0        May 15, 2011     10.2
ZG ..................    2,830,938        SEQ       6.0        FIX/Z      3133TDPM2     August 15, 2013     13.4
ZH...................   20,348,894        SEQ       6.0        FIX/Z      3133TDPN0      April 15, 2028     19.6
GROUP 5
F ...................   66,858,653       SC/PT       (5)        FLT       3133TDMV5   December 15, 2023     16.5
PO ..................   41,937,454       SC/PT      0.0          PO       3133TDNN2   December 15, 2023     16.5
SJ ..................   38,223,084    SC/NTL(PT)     (5)       INV/IO     3133TDNZ5   December 15, 2023       --
SK ..................    3,714,370    SC/NTL(PT)     (5)       INV/IO     3133TDP26   December 15, 2023       --
RESIDUAL
R ...................            0        NPR       0.0         NPR       3133TDNR3      April 15, 2028       --
RS ..................            0        NPR       0.0         NPR       3133TDNS1      April 15, 2028       --

================================================================================
(1) The amount shown for a Notional Class is its original notional principal amount and does not represent principal that will be paid; see
    "Payments -- Interest" in this Supplement.
(2) See "Description of Securities -- Standard Definitions and Abbreviations for Classes" in the Offering Circular. The type of Class or Component with which a Notional Class will reduce is indicated in parentheses.
(3) See "Final Payment Dates" in this Supplement.
(4) Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Weighted average lives are calculated at the "Prepayment Assumption" shown under "Certain Federal Income Tax Consequences -- Regular Classes" in this Supplement. Prepayments will not occur at the rates assumed, and the actual weighted average lives of the Classes may differ significantly from those shown.
(5) Calculated as shown under "Terms Sheet -- Class Coupons" in this Supplement.
                              BEAR, STEARNS & CO. INC.
                  OFFERING CIRCULAR SUPPLEMENT DATED MARCH 4, 1998

                          CERTAIN RISK CONSIDERATIONS

    THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE SECURITIES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.
                            ------------------------

    THE SECURITIES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.
                            ------------------------

    The yield of each Class will depend upon its purchase price, the rate of principal payments on the related Assets (which will be sensitive to the rate of principal payments on the related Mortgages) and the actual characteristics of the related Mortgages. The yields of the Floating Rate and Inverse Floating Rate Classes will also be sensitive to the level of LIBOR. In addition, principal payments on the Mortgages underlying the Group 5 Assets will be allocated among the various Classes of Series 1634, and such allocations will affect the sensitivity of each related Class of this Series to Mortgage prepayment rates generally. The Mortgages are subject to prepayment at any time without penalty. Mortgage prepayment rates are likely to fluctuate significantly from time to time, as is the level of LIBOR. Investors should consider the associated risks, including:

       - Fast prepayment rates on the related Mortgages can reduce the yields of the Interest Only Classes and any other Classes purchased at a premium over their principal amounts. Under some prepayment scenarios, investors in the Interest Only Classes could fail to fully recover their investments.
       - Slow prepayment rates on the related Mortgages can reduce the yields of the Principal Only Classes and any other Classes purchased at a discount to their principal amounts.
       - Small differences in the characteristics of the Mortgages can have a significant effect on the weighted average lives and yields of the related Classes.
       - Low levels of LIBOR can reduce the yields of the Floating Rate Classes. Conversely, high levels of LIBOR can significantly reduce the yields of the Inverse Floating Rate Classes and (especially in combination with fast Mortgage prepayment rates) may result in the failure of investors in the SA, SH, SJ and SK Classes to fully recover their investments.
       - In general, principal payment rates on the Support, TAC and Scheduled Classes are likely to exhibit a higher sensitivity to prepayments on the related Mortgages than are principal payment rates on the PAC Classes.
       - The Group 5 Assets are Support Classes. In general, principal payment rates on the Group 5 Assets are likely to exhibit a high degree of sensitivity to Mortgage prepayments.

See "Prepayment and Yield Analysis" in this Supplement.
                            ------------------------

    THE UNDERWRITER INTENDS TO MAKE A MARKET FOR THE PURCHASE AND SALE OF THE SECURITIES AFTER THEIR INITIAL ISSUANCE BUT HAS NO OBLIGATION TO DO SO. THERE IS NO ASSURANCE THAT SUCH A SECONDARY MARKET WILL DEVELOP OR, IF IT DEVELOPS, THAT IT WILL CONTINUE. CONSEQUENTLY, INVESTORS MAY NOT BE ABLE TO SELL THEIR SECURITIES READILY OR AT PRICES THAT WILL ENABLE THEM TO REALIZE THEIR DESIRED YIELD. THE MARKET VALUES OF THE SECURITIES ARE LIKELY TO FLUCTUATE; SUCH FLUCTUATIONS MAY BE SIGNIFICANT AND COULD RESULT IN SIGNIFICANT LOSSES TO INVESTORS.
                            ------------------------

    THE SECONDARY MARKETS FOR MORTGAGE-RELATED SECURITIES HAVE EXPERIENCED PERIODS OF ILLIQUIDITY AND CAN BE EXPECTED TO DO SO IN THE FUTURE. ILLIQUIDITY CAN HAVE A SEVERELY ADVERSE EFFECT ON THE PRICES OF SECURITIES THAT ARE ESPECIALLY SENSITIVE TO PREPAYMENT OR INTEREST RATE RISK OR THAT HAVE BEEN STRUCTURED TO MEET THE INVESTMENT REQUIREMENTS OF LIMITED CATEGORIES OF INVESTORS.

    FREDDIE MAC'S MULTICLASS REMIC CERTIFICATES OFFERING CIRCULAR DATED APRIL 1, 1998 (THE "OFFERING CIRCULAR") ACCOMPANIES THIS SUPPLEMENT. CAPITALIZED TERMS THAT ARE USED IN THIS SUPPLEMENT WITHOUT FURTHER DEFINITION HAVE THE MEANINGS GIVEN THEM IN THE OFFERING CIRCULAR. INVESTORS SHOULD PURCHASE SECURITIES ONLY IF THEY HAVE READ AND UNDERSTOOD THIS SUPPLEMENT, THE OFFERING CIRCULAR AND THE DOCUMENTS LISTED UNDER "AVAILABLE INFORMATION" IN THIS SUPPLEMENT.

                                  TERMS SHEET

     THIS TERMS SHEET CONTAINS SELECTED INFORMATION ABOUT THIS SERIES. INVESTORS SHOULD REFER TO THE REMAINDER OF THIS SUPPLEMENT FOR FURTHER INFORMATION.

MACR CERTIFICATES

     This Series provides for the issuance of Classes (each, a "MACR Class") of Modifiable and Combinable REMIC Certificates ("MACR Certificates") in exchange for certain Classes of REMIC Certificates. Holders of such REMIC Certificates will be entitled to exchange all or a portion of their REMIC Certificates for related MACR Certificates, and Holders of MACR Certificates will be entitled to exchange all or a portion of their MACR Certificates for related REMIC Certificates. Appendix 1 to this Supplement shows the characteristics of the MACR Classes and the "Combinations" of Classes of REMIC Certificates and MACR Certificates.

     See "MACR Certificates" in the Offering Circular for a description of MACR Certificates and procedures for effecting exchanges. The fee payable to Freddie Mac in connection with each exchange (except for an exchange involving Combination 3) will equal 2/32 of 1% of the outstanding principal amount (exclusive of any notional principal amount) of the Securities submitted for exchange (but not less than $5,000). The fee payable to Freddie Mac in connection with an exchange involving Combination 3 will equal 2/32 of 1% of the outstanding notional principal amount of the Securities submitted for exchange (but not less than $5,000 or more than $60,000).

CLASS COUPONS

     The Fixed Rate Classes will bear interest at the Class Coupons shown on the cover page of this Supplement and on Appendix 1 to this Supplement.

     The PO and PT Classes will be Principal Only Classes and will not bear interest.

     The Floating Rate and Inverse Floating Rate Classes will bear interest as follows:

     REMIC CERTIFICATES

                                                                                CLASS COUPON SUBJECT TO
                          INITIAL                                             ---------------------------
        CLASS             RATE(1)                CLASS COUPON(2)              MINIMUM RATE   MAXIMUM RATE
        -----             -------     --------------------------------------  ------------   ------------
F.....................   6.65625%     LIBOR + 1.00%                               1.00%       9.0%
FA....................   6.1375       LIBOR + 0.45%                               0.45        9.0
FB....................   6.0875       LIBOR + 0.40%                               0.40        8.5
SA....................   2.8625       8.55% - LIBOR                               0           8.55
SB and SC.............  10.01875      29.925% - (LIBOR X 3.5)                     0          29.925
SD....................   7.840625     26.325% - (LIBOR X 3.25)                    0          26.325
SJ....................   3.2248575    13.11877% - (LIBOR X 1.7492)                0          13.11877
SK....................   9.0          144.0% - (LIBOR X 18)                       0           9.0

     MACR CLASSES

                                                                                CLASS COUPON SUBJECT TO
                                                                              ---------------------------
                          INITIAL                                               MINIMUM        MAXIMUM
        CLASS             RATE(1)                CLASS COUPON(2)                  RATE           RATE
        -----             -------     --------------------------------------    -------        -------
S and SH..............  3.73651041%   12.753973517% - (LIBOR X 1.5942746198)     0%          12.753973517%
SL....................   3.2248575    13.11877% - (LIBOR X 1.7492)                0          13.11877
SM....................   9.0          144.0% - (LIBOR X 18)                       0           9.0

    -----------------------

    (1) Initial Rate will be in effect during the first Accrual Period; Class Coupon will adjust monthly thereafter.
    (2) LIBOR will be determined using the "BBA Method." See "Description of Securities -- Interest Rate Indices" in the Offering Circular.

See "Payments -- Interest" in this Supplement.

NOTIONAL CLASSES

     REMIC CERTIFICATES

       ORIGINAL NOTIONAL
CLASS  PRINCIPAL AMOUNT                REDUCES PROPORTIONATELY WITH
-----  -----------------   ----------------------------------------------------
IA        $ 1,498,179      A-1 and AB-1, in the aggregate (PAC Components)
           42,364,071      PB and PQ, in the aggregate (PAC Classes)
              440,764      AC-1 (PAC Component)
            6,687,337      PM, PN and the first $3,280,643 of PC (PAC Classes)
          -----------
          $50,990,351
          ===========
IB        $ 9,448,000      The last $88,181,357 of PC (PAC Class)
           13,153,250      PJ, PK, PL, VE, VG, VH and ZP, in the aggregate (PAC
                           and Accretion Directed Classes)
           10,714,286      PG (PAC Class)
            1,662,464      The last $46,549,000 of VE, VG, VH and ZP, in the
                           aggregate (PAC and Accretion Directed Classes)
          -----------
          $34,978,000
          ===========
IC        $ 3,580,221      DV-2 and VD, in the aggregate (Accretion
                           Directed/Sequential Pay Class and Component)
            1,722,929      VA (Accretion Directed/Sequential Pay Class)
              888,857      VB (Accretion Directed/Sequential Pay Class)
              720,428      VC (Accretion Directed/Sequenial Pay Class)
          -----------
          $ 6,912,435
          ===========
ID        $10,524,000      PJ, PK and PL, in the aggregate (PAC Classes)
              966,786      The first $27,070,000 of VE, VG, VH and ZP, in the
                           aggregate (PAC and Accretion Directed Classes)
          -----------
          $11,490,786
          ===========
IE        $25,705,769      CB, CD and CE, in the aggregate (PAC Classes)
            4,287,500      CG (PAC Class)
          -----------
          $29,993,269
          ===========
IG        $13,924,230      CH (PAC Class)
SA        $60,313,000      FA-1 (TAC/Accretion Directed Component)
SJ        $38,223,084      F (Pass-Through Class)
SK        $ 3,714,370      F (Pass-Through Class)

     MACR CLASS

SH       $41,937,454      F (Pass-Through Class)

See "Payments -- Interest -- Notional Classes" in this Supplement.

COMPONENTS

                 ORIGINAL
DESIGNATION  PRINCIPAL AMOUNT   PRINCIPAL TYPE*
-----------  ----------------   ---------------
A-1            $ 10,690,000        PAC
A-2              29,310,000       TAC/AD
               ------------
               $ 40,000,000
               ============
AB-1           $ 10,284,500        PAC
AB-2             39,715,500       TAC/AD
               ------------
               $ 50,000,000
               ============
AC-1           $ 10,284,500        PAC
AC-2             39,715,500       TAC/AD
               ------------
               $ 50,000,000
               ============
DV-1           $ 37,252,400        SEQ
DV-2              2,747,600       AD/SEQ
               ------------
               $ 40,000,000
               ============
FA-1           $ 60,613,000       TAC/AD
FA-2             23,258,666       TAC/AD
FA-3             17,916,888        SUP
               ------------
               $101,788,554
               ============
GA-1           $  8,750,000        PAC
GA-2             41,250,000        SCH
               ------------
               $ 50,000,000
               ============
GB-1           $  6,250,000        PAC
GB-2             25,000,000        PAC
GB-3             18,750,000        SCH
               ------------
               $ 50,000,000
               ============

           --------------------------
           * See "Description of Securities -- Standard Definitions and Abbreviations for Classes" in the Offering Circular.

See "Payments -- Principal -- Component Classes" in this Supplement.

ALLOCATION OF PRINCIPAL

     REMIC CERTIFICATES

     On each Payment Date, Freddie Mac will pay:

ACCRETION
DIRECTED
AND
ACCRUAL
        - The "ZP Accrual Amount" for that Payment Date to VE, VG and VH, in that order, until retired, and then to ZP


        - The "Z/ZA/ZB Accrual Amount" for that Payment Date to the Classes and Components shown below in the following order of priority:

ACCRETION
DIRECTED
         1. To A-2, AB-2, AC-2, B, E and FA-1, pro rata, until retired
         2. To FA-2 and SB, pro rata, until retired
         3. To ZB and Z, in that order, until retired

ACCRUAL
         4. To ZA


        - The "Group 1 Asset Principal Amount" for that Payment Date to the Classes and Components shown below in the following order of priority:

PAC
         1. To the following PAC Classes and Components, until reduced to their "Targeted Balances" for that Payment Date, allocated concurrently:
           (A) 8.0784717089% to A-1, AB-1 and AC-1, pro rata
           (B) 50.7953388363% to PB
           (C) 41.1261894548% to PM, PQ and PN, in that order

         2. To PC, until reduced to its Targeted Balance for that Payment Date

         3. 48.2515255524% of the remainder of the Group 1 Asset Principal Amount to PG, until reduced to its Targeted Balance for that Payment Date

         4. To PJ, PK, PL and ZP, in that order, until reduced to their Targeted Balances for that Payment Date

         5. To the TAC Classes and Components, until reduced to their Targeted Balances for that Payment Date, allocated:

TAC
           (A) To A-2, AB-2, AC-2, B, E and FA-1, pro rata, while outstanding, and then

           (B) To FA-2 and SB, pro rata, while outstanding, and then

           (C) To ZB and Z, in that order

SUPPORT
         6. To ZA, until retired

         7. To FA-3 and SC, pro rata, until retired


TAC
         8. To FA-2 and SB, pro rata, until retired

         9. To ZB, until retired

         10. To A-2, AB-2, AC-2, B, E and FA-1, pro rata, until retired

         11. To Z, until retired

         12. Concurrently:

       (   (A) 8.0784717089% to A-1, AB-1 and AC-1, pro rata, until retired
       (   (B) 50.7953388363% to PB, until retired
       (   (C) 41.1261894548% to PM, PQ and PN, in that order, until retired
PAC    ( 13. To PC, until retired
       (
       ( 14. Concurrently, until PL is retired:
       (   (A) 51.7484744476% to PJ, PK and PL, in that order, and
       (   (B) 48.2515255524% to PG


ACCRETION (15. To VE, VG and VH, in that order, until retired
DIRECTED  (

       ( 16. 48.2515255524% of the remainder of the Group 1 Asset Principal
PAC    (     Amount to PG, until PG is retired
       ( 17. To ZP, until retired


        - The "ZC Accrual Amount" for that Payment Date to the Classes and Component shown below in the following order of priority:

ACCRETION ( 1. To DV-2 and VA, pro rata, until retired
DIRECTED  ( 2. To VB, VC and VD, in that order, until retired

ACCRUAL   ( 3. To ZC

        - The "Group 2 Asset Principal Amount" for that Payment Date to the Classes and Components shown below in the following order of priority:

          ( 1. Concurrently, until DA is retired:
          (
          (   (A) 22.4355908013% to C
          (   (B) 38.7774990379% to D
          (   (C) 24.3559080126% to DA
          (   (D) 14.4310021482% to DV-1
          (
SEQUENTIAL( 2. Concurrently:
PAY       (   (A) 19.9999999998% to C, until retired
          (   (B) 38.7770987458% to D, until retired
          (   (C) 26.7920458631% to DB, until retired
          (   (D) 14.4308553913% to DV-1, until retired
          (
          ( 3. To DV-2 and VA, pro rata, until retired
          (
          ( 4. To VB, VC, VD and ZC, in that order, until retired

ACCRETION  - The "ZE Accrual Amount" for that Payment Date to GC, GD, GE
DIRECTED     and GH,in that order, until retired, and then to ZE
AND
ACCRUAL

        - The "ZD Accrual Amount" for that Payment Date to the Classes shown below in the following order of priority:

          (  1. To FB and SD, pro rata, until reduced to their Targeted Balances
ACCRETION (     for that Payment Date
DIRECTED  (  2. Concurrently, until reduced to their Targeted Balances for that
               Payment Date:
               (A) 92.8571419669% to GC, GD, GE, GH and ZE, in that order, and
               (B) 7.1428580331% to PT

ACCRUAL    ( 3. To ZD

        - The "Group 3 Asset Principal Amount" for that Payment Date to the Classes and Components shown below in the following order of priority:

         1. Beginning April 15, 2000, to the following PAC Classes and Components, until reduced to their Targeted Balances for that Payment Date, allocated:

  PAC
           (A) To CB, GA-1 and GB-1, pro rata, while outstanding, and then
           (B) To CD and GB-2, pro rata, while outstanding, and then
           (C) To CE, CG, CH and CJ, in that order

SCHEDULE

         2. To G, GA-2 and GB-3, pro rata, until reduced to their Targeted Balances for that Payment Date

         3. To the TAC Classes, until reduced to their Targeted Balances for that Payment Date, allocated:

TAC
            (A) To FB and SD, pro rata, while outstanding, and then
            (B) Concurrently:
              (i) 92.8571419669% to GC, GD, GE, GH and ZE, in that order
              (ii) 7.1428580331% to PT
SUPPORT
         4. To ZD, until retired

TAC
         5. To FB and SD, pro rata, until retired

         6. Concurrently:
            (A) 92.8571419669% to GC, GD, GE, GH and ZE, in that order, until retired
            (B) 7.1428580331% to PT, until retired

SCHEDULED
         7. To G, GA-2 and GB-3, pro rata, until retired

PAC
         8. To the PAC Classes and Components as described in step 1, but without regard to their Targeted Balances, until retired

ACCRETION
DIRECTED
AND
ACCRUAL
        - The "ZG/ZH Accrual Amount" for that Payment Date to VJ, VK, VL and ZG, in that order, until retired, and then to ZH

SEQUENTIAL
PAY
        - The "Group 4 Asset Principal Amount" for that Payment Date to EC, EA, EB, VJ, VK, VL, ZG and ZH, in that order, until retired

PASS-
THROUGH
        - The "Group 5 Asset Principal Amount" for that Payment Date to F and PO, pro rata, until retired

     The Targeted Balances (shown under "Payments -- Principal -- Targeted Balances Schedules" in this Supplement) were structured using, among other things, the following structuring ranges and rates:

                     CLASS OR COMPONENT                       STRUCTURING RANGE OR RATE
                     ------------------                       -------------------------
Group 1 PAC
  PB, PC, PG, PJ, PK, PL, PM, PN, PQ, ZP, A-1, AB-1 and
     AC-1...................................................     100% PSA - 250% PSA
Group 3 PAC
  CB, CD, CE, CG, CH, CJ, GA-1, GB-1 and GB-2...............     100% PSA - 250% PSA
Group 3 Scheduled
  G, GA-2 and GB-3..........................................     150% PSA - 195% PSA
Group 1 TAC
  B, E, SB, Z, ZB, A-2, AB-2, AC-2, FA-1 and FA-2...........         215% PSA
Group 3 TAC
  FB, GC, GD, GE, GH, PT, SD and ZE.........................         170% PSA

     MACR CLASSES

     On any Payment Date when payments of principal are to be allocated from REMIC Certificates to related MACR Certificates, such payments will be allocated from the applicable Class or Classes of REMIC Certificates to the related MACR Class.

See "Payments -- Principal" and "Prepayment and Yield Analysis" in this Supplement.

FREDDIE MAC GUARANTEE

     Freddie Mac guarantees to each Holder of a Security (i) the timely payment of interest at the applicable Class Coupon and (ii) the payment of the principal amount of the Holder's Security as described in this Supplement.

REMIC STATUS

     Freddie Mac will form an "Upper-Tier REMIC Pool" and a "Lower-Tier REMIC Pool" for this Series. Elections will be made to treat both REMIC Pools as "real estate mortgage investment conduits" ("REMICs") pursuant to the Internal Revenue Code. The R and RS Classes will be "Residual Classes" and the other Classes of REMIC Certificates will be "Regular Classes." The Residual Classes will be subject to transfer restrictions. See "Certain Federal Income Tax Consequences" in this Supplement and the Offering Circular.

WEIGHTED AVERAGE LIVES (IN YEARS)*

     Group 1

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   205%   250%   500%
                                 --    ----   ----   ----   ----
A.............................    9.8    7.5    3.3    2.9    1.7
AB and AC.....................    9.9    8.0    3.4    3.0    1.7
B and E.......................   10.3    9.4    3.6    3.1    1.6
FA............................   15.4   14.0    7.0    2.4    1.1
PB............................    8.6    2.5    2.5    2.5    2.1
PC............................   15.5    5.0    5.0    5.0    3.2
PG............................   21.3   10.2   10.2   10.2    5.6
PJ............................   19.8    8.0    8.0    8.0    4.4
PK............................   23.1   12.0   12.0   12.0    6.3
PL............................   24.1   14.5   14.5   14.5    7.7
PM............................    2.5    0.8    0.8    0.8    0.8
PN............................   13.8    4.2    4.2    4.2    2.9
PQ............................    9.3    2.6    2.6    2.6    2.3
SB............................   17.7   14.6    1.5    1.4    0.6
SC............................   29.6   29.2   25.4    1.5    0.3
VE............................    5.5    5.5    5.5    5.5    5.4
VG............................   12.6   12.6   12.6   12.6    8.9
VH............................   15.5   15.5   15.5   15.5    9.3
Z.............................   27.7   22.8   12.2    6.4    2.2
ZA............................   29.2   27.3   19.4    0.5    0.1
ZB............................   23.7   17.3    2.9    1.5    0.8
ZP............................   25.4   21.1   21.1   21.1   12.6
Group 1 Assets................   20.0   11.4    7.4    6.4    3.6

     Group 2

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   195%   250%   500%
                                 --    ----   ----   ----   ----
C.............................   16.7    7.2    4.5    3.7    2.2
D.............................   16.9    7.3    4.5    3.8    2.3
DA............................   14.9    5.6    3.5    3.0    1.9
DB............................   24.6   13.7    8.4    6.9    3.8
DV............................   15.9    7.0    4.4    3.7    2.3
VA............................    2.6    2.6    2.6    2.6    2.6
VB............................    6.0    6.0    6.0    6.0    4.6
VC............................    7.9    7.9    7.9    7.8    4.7
VD............................   13.7   13.6   11.0    9.4    5.6
ZC............................   27.8   22.5   17.8   15.5    9.2
Group 2 Assets................   20.0   11.5    7.7    6.4    3.6

     --------------------

     * Determined as described under "Prepayment and Yield Analysis" in this Supplement, and subject to the assumptions and qualifications in that section. Prepayments will not occur at any assumed rate shown or any other constant rate and the actual weighted average lives of any or all of the Classes and of the Assets are likely to differ from those shown, perhaps significantly.

     Group 3

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   170%   250%   400%
                                 --    ----   ----   ----   ----
CB............................    4.8    2.5    2.5    2.5    2.5
CD............................   10.4    4.0    4.0    4.0    3.5
CE............................   15.1    6.0    6.0    6.0    4.4
CG............................   18.3    8.0    8.0    8.0    5.4
CH............................   21.2   11.0   11.0   11.0    7.3
CJ............................   23.9   18.1   18.1   18.1   12.3
FB and SD.....................   13.4   12.9    2.5    1.5    1.0
G.............................   23.2    9.2    3.5    3.2    2.0
GA............................   20.0    8.0    3.3    3.0    2.1
GB............................   14.5    5.7    3.6    3.5    2.8
GC............................    4.5    4.5    4.5    2.0    1.3
GD............................    9.8    9.8    9.8    2.5    1.5
GE............................   15.9   15.9   14.0    3.0    1.7
GH............................   21.9   19.5   16.7    3.8    2.0
PT............................   26.6   21.1   20.1    3.6    1.8
ZD............................   28.9   26.5   11.0    0.8    0.4
ZE............................   27.0   21.7   22.9    5.0    2.2
Group 3 Assets................   19.8   11.5    8.5    6.5    4.5

     Group 4

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%     75%   150%   250%   400%
                                 --     ---   ----   ----   ----
EA............................   17.1    8.6    5.5    3.8    2.7
EB............................   25.5   18.1   12.0    8.0    5.3
EC............................    2.6    1.1    0.8    0.6    0.5
VJ............................    2.6    2.6    2.6    2.6    2.6
VK............................    6.0    6.0    6.0    6.0    5.7
VL............................   10.2   10.2   10.2    8.9    6.5
ZG............................   14.2   14.2   13.4   10.1    7.2
ZH............................   27.9   24.3   19.6   15.1   10.7
Group 4 Assets................   19.5   12.8    9.1    6.4    4.4

     Group 5

                                    PSA PREPAYMENT ASSUMPTION
                                ---------------------------------
                                 0%    100%   165%   250%   400%
                                 --    ----   ----   ----   ----
F, J, PO, S, SL, SM and Group
  5 Assets....................   23.5   20.3   16.5   10.5    2.6

THE ASSETS

     The Group 1 Assets will consist of $1,633,194,000 of Freddie Mac 7.0% per annum 30-year PCs. The Group 2 Assets will consist of $360,608,500 of Freddie Mac 7.0% per annum 30-year PCs. The Group 3 Assets will consist of $1,250,000,000 of Freddie Mac 6.5% per annum 30-year PCs. The Group 4 Assets will consist of $203,488,940 of Freddie Mac 6.0% per annum 30-year PCs.

     The Group 5 Assets will have the following characteristics:

                                PRINCIPAL AMOUNT
                                 IN LOWER-TIER
          PERCENTAGE OF CLASS      REMIC POOL
             IN LOWER-TIER       AS OF CLOSING      APRIL 1998    CLASS    PRINCIPAL TYPE/
 CLASS        REMIC POOL              DATE         CLASS FACTOR   COUPON   INTEREST TYPE(1)  FINAL PAYMENT DATE
-------   -------------------   ----------------   ------------   ------   ----------------  ------------------
1634-FD      78.2601250059%       $66,858,668       1.0000000     (2)       SUP/FLT/DLY      December 15, 2023
1634-PO      88.9680531367         17,742,083       1.0000000      0.0%        SUP/PO        December 15, 2023
1634-SD      78.2601201408         19,636,811       1.0000000     (2)       SUP/INV/DLY      December 15, 2023
1634-SE      78.2601238862          4,558,545       1.0000000     (2)       SUP/INV/DLY      December 15, 2023

---------------

(1) See "Description of Securities -- Standard Definitions and Abbreviations for Classes" in the Offering Circular.
(2) Calculated as shown in the Asset Offering Circular. See Exhibit I to this Supplement.

     See "General Information -- Structure of Transaction" and "Prepayment and Yield Analysis" in this Supplement and Exhibit I to this Supplement.

MORTGAGE CHARACTERISTICS (AS OF APRIL 1, 1998)

     GROUP 1 THROUGH GROUP 4 -- ASSUMED MORTGAGE CHARACTERISTICS

                                  REMAINING TERM                                   PER ANNUM
                                   TO MATURITY      LOAN AGE       PER ANNUM     INTEREST RATE
ASSET GROUP   PRINCIPAL BALANCE    (IN MONTHS)     (IN MONTHS)   INTEREST RATE   OF RELATED PCS
-----------   -----------------   --------------   -----------   -------------   --------------
     1         $1,633,194,000          356              4            7.6%             7.0%
     2            360,608,500          356              3            7.6              7.0
     3          1,250,000,000          357              2            7.2              6.5
     4            203,488,940          356              3            6.825            6.0

     GROUP 5 -- MORTGAGE CHARACTERISTICS

         WEIGHTED AVERAGE  WEIGHTED AVERAGE  WEIGHTED AVERAGE      PER ANNUM
          REMAINING TERM       LOAN AGE         PER ANNUM       INTEREST RATE OF
SERIES     TO MATURITY       (IN MONTHS)      INTEREST RATE       RELATED PCS
------   ----------------  ----------------  ----------------   ----------------
1634           295                53              6.982%              6.5%

     The actual remaining terms to maturity, loan ages and interest rates of most of the Mortgages differ from those shown above, in some cases significantly. See "General Information -- Structure of Transaction" and "-- The Mortgages" in this Supplement.

                             AVAILABLE INFORMATION

     Investors should purchase Securities only if they have read and understood this Supplement, the Offering Circular and the following documents:

        - Freddie Mac's Offering Circular Supplement for its Series 1634 Multiclass PCs (the "Asset Offering Circular"), the cover page and Terms Sheet from which are attached to this Supplement.

        - Freddie Mac's Mortgage Participation Certificates Offering Circular dated February 1, 1998 (the "PC Offering Circular"), which describes Gold PCs generally.

        - Freddie Mac's Giant Participation Certificates and Other Pass-Through Participation Certificates Offering Circular dated January 1, 1997 the "Giant PC Offering Circular"), which describes Gold Giant PCs generally.

        - Freddie Mac's Information Statement dated March 31, 1998 and any Information Statement Supplements published by Freddie Mac through the time of purchase.

     This Supplement incorporates by reference the documents listed above. Investors can order these documents: from Freddie Mac, by writing, calling or e-mailing its Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, phone 800/336-FMPC; within Washington, D.C. metropolitan area, phone 703/450-3777; e-mail:
Investor_Inquiry@freddiemac.com); or from the Underwriter, by writing or calling its Prospectus Department at One MetroTech Center North, Brooklyn, New York 11201-3859 (phone 212/272-1581).

     Freddie Mac will publish a Supplemental Statement (which will contain schedules of the Assets and other information) applicable to this Series shortly after the Closing Date. Investors can obtain the Supplemental Statement, any offering materials for specific Assets and historic and current information concerning specific Assets and the Securities from Freddie Mac's Investor Inquiry Department.

     Freddie Mac's Internet Web-Site (http://www.freddiemac.com) will display this Supplement, the Supplemental Statement, schedules of the Assets and information, updated monthly, regarding each Class of this Series.

                              GENERAL INFORMATION

THE AGREEMENT

     Freddie Mac will create the Securities under the Multiclass REMIC Certificate Agreement, dated as of April 1, 1998, and a Terms Supplement, to be dated the Closing Date (together, the "Agreement"). Investors can order copies of the Agreement by contacting the Investor Inquiry Department at Freddie Mac as shown under "Available Information" in this Supplement. The Agreement is incorporated by reference in this Supplement.

     Holders and anyone having a beneficial interest in the Securities should refer to the Agreement for a complete description of their rights and obligations and the rights and obligations of Freddie Mac. Holders and beneficial owners of Securities will acquire their Securities subject to all terms and conditions of the Agreement, including the Terms Supplement.

FORM OF SECURITIES

     The Regular Classes of REMIC Certificates and the MACR Classes will be issued and may be held of record and transferred only on the book-entry system of the Federal Reserve Banks by entities eligible to maintain book-entry accounts with a Federal Reserve Bank ("Fed Participants"). The Residual Classes will be issued and may be held of record only in certificated form and will be transferable at Chase Bank of Texas, National Association or its successor (the "Registrar"). The Classes will be issued in the denominations specified under "Description of Securities -- Form of Securities, Holders, Minimum Principal Amounts and Transfers" in the Offering Circular.

                  [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      ANNEX 2(D)



                         PROSPECTUS SUPPLEMENT
                        DATED SEPTEMBER 8, 1993
                                   TO
                  PROSPECTUS DATED SEPTEMBER 29, 1993
                              RELATING TO

                     FUND AMERICA INVESTORS TRUST I
                   COLLATERIZED MORTGAGE OBLIGATIONS
                        SERIES 1993-2, CLASS A-1

--------------------------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT
                    (To Prospectus dated September 8, 1993)
--------------------------------------------------------------------------------

                                  $117,350,000

                         Fund America Investors Trust I
         Collateralized Mortgage Obligations, Series 1993-2, Class A-1

     Fund America Investors Trust I (the "Issuer"), a trust to be established by Fund America Investors Corporation, is offering $117,350,000 in aggregate principal amount of Collateralized Mortgage Obligations, Series 1993-2, Class A-1 (the "Bonds"), due October 25, 2023.

     As more fully described herein, commencing with a rate of 5.125% per annum, interest will accrue on the Bonds, subject to a maximum rate of 11.00% per annum and a minimum rate of 2.00% per annum, at a rate per annum equal to 2.00% in excess of the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR"). Interest generally will be paid on the Bonds to the extent funds are available therefor as described herein on the 25th day of each month or, if any such day is not a business day, then on the next succeeding business day, beginning in October, 1993; provided, however, that if all distributions on the Underlying Securities (as defined below) due on such day have not been received prior to 1:00 p.m. (Boston, Massachusetts time) on such day, payments will be made on the next succeeding business day. Each such date of payment is referred to herein as a "Payment Date." See "Description of the Bonds -- Interest" and " -- Payments of Interest and Principal."

     Principal payments on the Bonds will be made on each Payment Date to the extent funds are available therefor and as described herein until the Bonds are paid in full. See "Description of the Bonds -- Payments of Interest and Principal."

     The Bonds initially will be secured by some or all of the following: (i) certain classes of Fannie Mae Guaranteed REMIC Pass-Through Certificates and Fannie Mae Stripped Mortgage-Backed Securities (collectively, the "FNMA Securities") issued by the Federal National Mortgage Association ("FNMA") and certain classes of Freddie Mac Multiclass Mortgage Participation Certificates and Freddie Mac Stripped Giant Mortgage Participation Certificates (collectively, the "FHLMC Securities") issued by the Federal Home Loan Mortgage Corporation ("FHLMC") (the FNMA Securities and the FHLMC Securities being collectively referred to herein as the "Agency Securities"); (ii) certain mortgage pass-through certificates, participation certificates and collateralized mortgage obligations issued by issuers other than FNMA and FHLMC (the "Private Mortgage-Backed Securities"); (iii) cash, other mortgage-backed securities or certain United States Treasury Securities (the "Temporary Collateral"); and (iv) the Collection Account described herein. The Agency Securities and the Private Mortgage-Backed Securities, together with any Agency Securities or Private Mortgage-Backed Securities substituted for the Temporary Collateral as described herein, are collectively referred to herein as the "Underlying Securities." The Bonds represent obligations solely of the Issuer, and are not insured or guaranteed by FNMA, FHLMC or any other government agency or instrumentality or any other person or entity. The Issuer will have no significant assets other than those pledged as collateral for the Bonds.

                                                  (Cover continued on next page)
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
      OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Bonds will be purchased by The First Boston Corporation (the "Underwriter") from the Issuer and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Issuer from the sale of the Bonds are expected to be approximately $117,350,000, before deducting expenses payable by the Issuer, estimated to be $600,000. The Underwriter may, from time to time, buy and sell Bonds, but is not obligated to do so. There is currently no secondary market for the Bonds and there can be no assurance that one will develop. There is no assurance that any such market, if established, will continue.

     The Bonds are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. Delivery of the Bonds is expected to be made in book entry form only through the same day funds settlement system of The Depository Trust Company on or about September 14, 1993.

                             CS FIRST BOSTON GROUP
--------------------------------------------------------------------------------

          The date of this Prospectus Supplement is September 8, 1993

(Continued from Previous Page)
     Prospective investors should consider:

     - The yield on the Bonds will be sensitive to, among other things, the rate and timing of principal payments on the Underlying Securities (which likely will be different for different types of Underlying Securities) and the level of LIBOR. In particular, yields will be adversely affected if the Underlying Securities which are interest only securities prepay more rapidly than expected while the Underlying Securities which are principal only securities prepay more slowly than expected.

     - As described under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" herein, under some prepayment and interest rate scenarios, an investor may not receive all interest when due, or in certain cases, the total interest and principal due on the Bonds.

     - No election will be made to treat the Trust or any of its assets as a "real estate mortgage investment conduit" for Federal income tax purposes.

     This Prospectus Supplement does not contain complete information about the offering of the Bonds. Additional information is contained in the Prospectus and prospective investors are urged to read both the Prospectus and this Prospectus Supplement. Sales of Bonds may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement.

     Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Bonds, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                SUMMARY OF TERMS

Securities Offered......... Collateralized Mortgage Obligations, Series 1993-2,
                               Class A-1 in the original principal amount of $117,350,000 (the "Bonds").

                            The Bonds will be "Book Entry Bonds," as defined in
                               the Prospectus, and will be delivered through the facilities of The Depository Trust Company (the "Clearing Agency") in minimum denominations of $100,000 and increments of $25,000 in excess thereof. See "Description of Book Entry Procedures" in this Prospectus Supplement and "Special Considerations -- Book Entry Registration" and "Description of the Bonds -- Book Entry Registration" in the Prospectus.

Issuer..................... The Issuer is a limited purpose Delaware business trust established by a trust agreement (the
                               "Trust Agreement") between Fund America Investors Corporation ("Fund America") and Wilmington Trust Company (the "Issuer Trustee"). The beneficial ownership interest in the Issuer will be represented by certificates (the "Trust Certificates") which will be initially sold by Fund America to the Underwriter. See "Special Considerations" in the Prospectus. The Bonds will be obligations solely of the Issuer. No person or entity other than the Issuer will be obligated to pay the Bonds. See "The Issuer" in the Prospectus. The Bonds will be issued pursuant to an Indenture between the Issuer and the Indenture Trustee.

Indenture Trustee.......... State Street Bank and Trust Company, as trustee. The
                               Indenture Trustee maintains its principal corporate trust offices at 225 Franklin Street, Boston, Massachusetts 02110.

Administrator.............. Certain administrative functions with respect to the
                               Bonds will be performed on behalf of the Issuer by State Street Bank and Trust Company, as administrator (the "Administrator"), pursuant to an Administration Agreement (the "Administration Agreement") between the Issuer and the Administrator. See "The Issuer" in the Prospectus.

Interest................... Interest generally will be paid on the Bonds to the extent funds are available therefor as described herein on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, commencing in October 1993; provided, however, that if the Indenture Trustee has not received all distributions on the Underlying Securities due on or before such day prior to 1:00 p.m. Boston, Massachusetts time on such day, payments on the Bonds will be made on the next succeeding business day. Each such date of payment is referred to herein as a "Payment Date." The amount of interest payable on the Bonds on each Payment Date will equal the interest accrued during the period from the 25th day of the month immediately preceding the month in which the related Payment Date occurs (or September 14, 1993 in the case of the first Payment Date) through the 24th day of the month in which the related Payment Date occurs (each, an "Interest Accrual Period"). If there are not sufficient funds available to pay current interest on a Payment Date, any shortfall in the amount of current interest paid on such Payment Date will be deferred to succeeding Payment Dates and will bear interest during each Interest Accrual Period until paid at the interest rate in effect for the Bonds during such Interest Accrual Period. The failure to pay current interest or any such previously unpaid amounts with interest thereon prior to the Stated Maturity Date of the Bonds because of the insufficiency of funds in the Collection Account will not constitute an Event of Default.

                            During the initial Interest Accrual Period, the
                               Bonds will bear interest on their outstanding principal balance (the "Current Principal Amount") at a rate of 5.125% per annum. During each Interest Accrual Period thereafter, the Bonds will bear interest on their Current Principal Amount, subject to a maximum rate of 11.00% per annum and a minimum rate of 2.00% per annum, at a rate per annum equal to 2.00% in excess of the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") determined as described herein.

Principal.................. Principal payments on the Bonds will be made on each
                               Payment Date to the extent funds are available therefor and as described herein until the Bonds are paid in full. See "Description of the Bonds -- Payments of Interest and Principal herein.

                            There will be no Spread (as defined in the
                               Prospectus) and, consequently, no Spread will be available to be applied to pay principal on the Bonds. See "Description of the Bonds -- Payments of Principal" in this Prospectus Supplement and in the Prospectus.

Record Date................ The record date ("Record Date") for each Payment
                               Date will be the close of business on the last day of the month preceding the month in which the applicable Payment Date occurs.

Payments................... As more fully described herein, on each Payment Date until the Bonds are paid in full, including accrued interest, the Available Funds (as defined herein) for such Payment Date will be applied as follows:

                               (i) first, as principal on the Bonds, in an
                                amount up to the greater of $774,075 and the amount required to reduce the Current Principal Amount of the Bonds to their "Scheduled Balance" for such Payment Date as set forth on Schedule III hereto;

                               (ii) second, as interest on the Bonds, in an
                                amount equal to interest accrued on the Bonds during the related Interest Accrual Period;

                               (iii) third, as principal on the Bonds, until the
                                Current Principal Amount of the Bonds has been reduced to zero;

                               (iv) fourth, as interest on the Bonds, in the
                                amount of any interest which has accrued on the Bonds prior to the related Interest Accrual Period and has not been paid; and

                               (v) fifth, as interest on the Bonds, in the
                                amount of any interest accrued and unpaid on previously accrued interest, from the Payment Date on which the interest was due to the Payment Date on which the interest is paid, at the interest rate in effect for the Bonds during each Interest Accrual Period until paid.

                            Any funds available after the Bonds have been paid
                               in full, including accrued interest, and all expenses have been paid, will be paid to the Issuer for distribution to the holders of the Trust Certificates. See "Description of the Bonds -- Payments of Interest and Principal" herein.

Certain Prepayment and
  Yield Considerations..... General Considerations. The yields to maturity of the Bonds will be affected by the amount and timing of principal payments, including prepayments, on the mortgage loans underlying the Underlying Securities (the "Mortgage Loans"), the payment priorities and other characteristics of the Underlying Securities, the level of LIBOR, the purchase prices paid for the Bonds, the occurrence of an optional redemption of the Bonds as described below and the occurrence of any optional redemption of an Underlying Security. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, future levels of LIBOR, or the anticipated yield to maturity of the Bonds. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans, anticipated levels of LIBOR, and the suitability of the Bonds to their investment objectives. In addition to the discussion below, prospective investors should review the discussion under "Yield and Prepayment Considerations" herein.

                            Mortgage Loan Prepayments. If prevailing mortgage
                               rates fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and, except for Mortgage Loans underlying GNMA Certificates (as defined herein), generally have due-on-sale clauses.

                            Timing of Payments. The timing and amount of
                               payments, including prepayments, on the Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

                            LIBOR. The Bonds will be sensitive to changes in the
                               level of LIBOR. If the level of LIBOR decreases, the rate of interest accruing on the Bonds will decrease. If the level of LIBOR increases, there will be a higher rate of interest accruing on the Bonds, but the amounts of interest received with respect to certain Underlying Securities will be reduced.

                            Underlying Securities. The Trust contains Underlying
                               Securities which were issued at different times, are backed by different pools of Mortgage Loans, have different allocations of principal and interest and payment priorities among various classes, and will perform differently in various interest and prepayment rate environments. The performance characteristics of the Bonds will reflect a combination of the performance characteristics of the various Underlying Securities. As a result, it will be difficult to predict the likely yield and payment experience of the Bonds.

                            Optional Redemptions of Underlying Securities. The
                               Underlying Securities are subject to optional redemption to the extent described under "Description of the Underlying
                               Securities -- Agency Securities" and " -- Private Mortgage-Backed Securities" and on Schedule II hereto. Any such optional redemption may have the effect of increasing or decreasing the weighted average life of the Bonds.

                            Distributions on Underlying Securities. Because the
                               aggregate principal amount of the Underlying
                               Securities is less than the aggregate original principal amount of the Bonds, interest as well as principal distributions on the Underlying Securities will be required to pay the original principal amount of the Bonds. ACCORDINGLY, THE DISTRIBUTIONS ON THE UNDERLYING SECURITIES WILL NOT BE SUFFICIENT TO PAY ALL THE PRINCIPAL AND INTEREST ON THE BONDS UNDER CERTAIN SCENARIOS INCLUDING SCENARIOS IN WHICH THERE ARE HIGH RATES OF PREPAYMENTS ON THE UNDERLYING SECURITIES WHICH ARE INTEREST ONLY SECURITIES AND LOW RATES OF PREPAYMENTS ON THE UNDERLYING SECURITIES WHICH ARE PRINCIPAL ONLY SECURITIES (ESPECIALLY IN COMBINATION WITH HIGH LEVELS OF LIBOR).

                            Discounts and Premiums. In the case of any Bonds
                               purchased at a discount, a slower than
                               anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Bonds purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

                            Reinvestment Risk. Since prevailing interest rates
                               are subject to fluctuation, there can be no assurance that investors in the Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Bonds. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Bonds. Prospective investors in the Bonds should consider the related reinvestment risks in light of other investments that may be available to such investors.

                            NO INVESTMENT SHOULD BE MADE IN BONDS UNLESS AN
                               INVESTOR HAS CONSIDERED CAREFULLY THE ASSOCIATED RISKS OF INVESTING IN SUCH BONDS AS DISCUSSED ABOVE AND UNDER "SPECIAL CONSIDERATIONS" AND "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

Maturity of the Bonds...... The Stated Maturity Date of the Bonds, i.e., the
                               date on which all of the Bonds are required to be fully paid, is October 25, 2023. The Stated Maturity Date is the Payment Date one month after the Payment Date on or immediately following the final scheduled distribution on the last to mature of the Underlying Securities. Since the rate of payment of principal, including prepayments, on the Mortgage Loans can be expected to exceed the rate of principal payments used in calculating such Stated Maturity Date and since payments of interest on the Underlying Securities also will be used to make principal payments on the Bonds, the actual date of the final payment on the Bonds may be earlier, and could be substantially earlier, than the Stated Maturity Date of the Bonds. In addition, the Bonds may be redeemed prior to the final distribution on the Underlying Securities under the circumstances discussed under "Description of the
                               Bonds -- Optional Redemption" herein.

Optional Redemption........ The outstanding Bonds may be redeemed in whole, but not in part, by the Issuer at the option of the holders of a majority in interest of the Trust Certificates on any Payment Date on or after the earlier of (i) March 25, 2006 or (ii) the date on which the Current Principal Amount of the Bonds is reduced to or is less than 25% of the original principal amount thereof (after taking into account the distribution of principal otherwise to be made on such Payment Date). Any optional redemption will be at a redemption price equal to 100% of the Current Principal Amount of the Bonds redeemed, plus any accrued and unpaid interest thereon, including interest accrued on unpaid interest. Following such redemption and payment of certain expenses, the proceeds in the Collection Account and any remaining collateral securing the Bonds will be released to the Issuer Trustee.

Security for the Bonds..... The Bonds will be secured by Collateral consisting of the following:

  A. Underlying
     Securities............ Certain classes of Fannie Mae Guaranteed REMIC
                               Pass-Through Certificates and Fannie Mae Stripped Mortgage-Backed Securities (collectively, the "FNMA Securities") issued by the Federal National Mortgage Association ("FNMA") and certain classes of Freddie Mac Multiclass Mortgage Participation Certificates and Freddie Mac Stripped Giant Mortgage Participation Certificates
                               (collectively, the "FHLMC Securities") issued by the Federal Home Loan Mortgage Corporation ("FHLMC") (the FNMA Securities and the FHLMC Securities being collectively referred to herein as the "Agency Securities"), (ii) certain mortgage pass-through certificates, participation certificates and collateralized mortgage obligations issued by issuers other than FNMA, FHLMC and the Government National Mortgage Association ("GNMA"), which securities are backed by mortgage-backed securities issued by FNMA, FHLMC or GNMA (collectively, the "Private Mortgage-Backed Securities") and (iii) cash, other mortgage-backed securities, or certain United States Treasury Securities (the "Temporary Collateral"). The Issuer expects to substitute additional Agency Securities or Private Mortgage-Backed Securities for the Temporary Collateral, as described herein. The Agency Securities are solely obligations of FNMA and FHLMC, respectively. The Underlying Securities are not backed by the full faith and credit of the United States. See "Security for the Bonds" herein and Schedules I and II hereto.

  B. Collection Account.... All distributions on the Underlying Securities pledged as security for the Bonds will be remitted to a collection account (the "Collection Account") to be established with the Indenture Trustee. Amounts on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Bonds on the following Payment Date. Amounts on deposit in the Collection Account may only be invested in Eligible Investments. See "Security for the
                               Bonds -- Collection Account" in the Prospectus. There is no Assumed Reinvestment Rate (as defined in the Prospectus) with respect to the Bonds. Any reinvestment income will be used to pay principal and interest on the Bonds, as described herein.

Expense Fund............... The Issuer will deposit in an account established by the Indenture Trustee (the "Expense Fund") on the Closing Date cash in an amount necessary to meet the requirements of each rating agency rating the Bonds. Funds on deposit in the Expense Fund will be used to pay amounts owing to the Indenture Trustee pursuant to the Indenture, the fees of the Administrator, and the fees of the Issuer Trustee. Funds on deposit in the Expense Fund will not be available to make payments on the Bonds.

Certain Federal Income Tax
  Consequences............. The Bonds may be issued with original issue discount for federal income tax purposes. The Prepayment Assumption (as defined in the Prospectus under "Certain Federal Income Tax Consequences") that will be used in determining the rate of accrual of original issue discount is 500% of the SPA (as defined herein). No representation is made that the Bonds will prepay in accordance with that assumption or at any other rate. Under proposed regulations, payments on the Bonds (whether denominated principal or interest) would be treated as interest to the extent of accrued interest. No election will be made to treat the Issuer, any of the assets of the Issuer or the arrangement by which the Bonds are issued as a "real estate mortgage investment conduit" for Federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Matters.............. The Issuer, the Underwriter, the Issuer Trustee, the
                               Indenture Trustee, the Administrator, the holders of the Trust Certificates, and certain of their respective affiliates might be considered or might become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of
                               Section 4975 of the Internal Revenue Code of
                               1986, as amended, with respect to an employee benefit plan or individual retirement account (collectively, a "Plan") covered by such statutes. If the assets of an investing Plan were deemed to include assets of the Issuer and if Bonds are owned by or subsequently acquired by a "party in interest" or a "disqualified person" with respect to such Plan (or conversely, if Bonds are owned by or subsequently acquired by a Plan, and there is an investment in the Issuer by a "party in interest" or "disqualified person" with respect to such Plan), an indirect prohibited transaction in the nature of an extension of credit between such Plan and such "party in interest" or "disqualified person" might be deemed to occur. However, pursuant to regulations issued by the United States Department of Labor defining "plan assets," if the Bonds are considered to be indebtedness without substantial equity features under local law, the assets of the Issuer will not be considered assets of any Plan holding Bonds, thereby generally avoiding potential application of these prohibited transactions and fiduciary investment standard restrictions. It is anticipated that the Bonds should be treated as indebtedness without substantial equity features for purposes of these regulations. Nevertheless, even if the assets of the Issuer were deemed not to be assets of any investing Plans, if the above-described relationships exist, such an indirect prohibited transaction might be deemed to occur. Certain exemptions from the prohibited transaction rules could be applicable, however, depending in part upon the type of Plan fiduciary making the decision to acquire a Bond and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by a "qualified professional asset manager." Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. Any Plan proposing to acquire Bonds should consult with its counsel. See "ERISA Matters" in this Prospectus Supplement and in the Prospectus.

Liquidity.................  The Underwriter may, from time to time, buy and sell
                               Bonds, but is not obligated to do so. There is currently no secondary market for the Bonds, and there can be no assurance that one will develop. There is no assurance that any such market, if established, will continue. Each Bondholder will receive monthly reports pertaining to the Bonds and the Underlying Securities. There are a limited number of sources which provide certain information about collateralized mortgage obligations in the secondary market; however, there can be no assurance that any of these sources will provide information about the Bonds. Investors should consider the effect of limited information on the liquidity of the Bonds.

Legal Investment........... The Bonds constitute "mortgage related securities"
                               for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, are legal investments for certain entities to the extent provided in SMMEA. There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Bonds or to purchase Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

Use of Proceeds............ The Issuer intends to use substantially all of the net proceeds from the issuance of the Bonds to acquire from the Underwriter the Underlying Securities and the Temporary Collateral which will be used to collateralize the Bonds. See "Use of Proceeds" in the Prospectus.

Bond Ratings............... As a condition of their issuance, the Bonds will be rated "AAA" by Fitch Investors Service, Inc.
                               ("Fitch") and Duff & Phelps Credit Rating Co. ("D&P"). The ratings reflect the opinions of Fitch and D&P (the "Rating Agencies") that the Bonds will receive at least $117,350,000 in cash on or prior to October 25, 2023. EXCEPT FOR THE RECEIPT OF SUCH AMOUNTS, THE RATINGS DO NOT ADDRESS THE LIKELIHOOD OF THE RECEIPT OF THE ORIGINAL PRINCIPAL AMOUNT OF THE BONDS OR INTEREST AT THE INTEREST RATES APPLICABLE FROM TIME TO TIME ON THE BONDS. In addition, the ratings do not address the possibility that Bondholders may suffer lower than anticipated yields. The analysis for the ratings will focus primarily on the rate of prepayments of the Mortgage Loans underlying the Underlying Securities and the subsequent effect on the cash flows of the Underlying Securities.

                            The Issuer will request a rating of the Bonds by
                               both Rating Agencies. There can be no assurance as to whether any rating agency not requested to rate the Bonds will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Bonds by another rating agency that has not been requested by the Issuer to do so may be lower than the rating assigned by a Rating Agency requested by the Issuer to rate the Bonds.

                             SPECIAL CONSIDERATIONS

     Prospective investors should consider:

     - The yield on the Bonds will be sensitive to, among other things, the rate and timing of principal prepayments on the Underlying Securities (which likely will be different for different types of Underlying Securities) and the level of LIBOR. In particular, yields will be adversely affected if the Underlying Securities which are interest only securities prepay more rapidly than expected while the Underlying Securities that are principal only securities prepay more slowly than expected.

     - As described under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" herein, under some prepayment and interest rate scenarios, an investor in the Bonds may not receive all interest when due, or in certain cases, the total interest and principal due on the Bonds.

     - No election will be made to treat the Trust or any of its assets as a "real estate mortgage investment conduit" for Federal income tax purposes.

                            DESCRIPTION OF THE BONDS

     The Bonds will be issued pursuant to an Indenture dated as of September 1, 1993 (the "Indenture"), between the Issuer and the Indenture Trustee. The following summaries describing certain provisions of the Bonds do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Indenture.

     The Bonds will be Book Entry Bonds and will be delivered through the facilities of the Clearing Agency in minimum denominations of $100,000 and increments of $25,000 in excess thereof. The Record Date for each Payment Date is the close of business on the last day of the month preceding the month in which such Payment Date occurs. The Bonds may be transferred through the facilities of the Clearing Agency or otherwise as set forth in "Description of Book Entry Procedures" in this Prospectus Supplement and "Description of the Bonds -- Book Entry Registration" in the Prospectus.

     General information with respect to the Bonds is included in the Prospectus under "Description of the Bonds."

PAYMENTS OF INTEREST

     Interest generally will be paid on the Bonds on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, commencing in October 1993; provided, however, that if the Indenture Trustee has not received all distributions on the Underlying Securities due on or before such day prior to 1:00 p.m. Boston, Massachusetts time on such day, payments on the Bonds will be made on the next succeeding business day. Each such date of payment is referred to herein as a "Payment Date." The amount of interest payable on the Bonds on each Payment Date will equal the interest accrued during the period from the 25th day of the calendar month preceding the month in which the related Payment Date occurs (or September 14, 1993 in the case of the first Payment Date) through the 24th day of the calendar month in which the related Payment Date occurs (each such period an "Interest Accrual Period"). During the initial Interest Accrual Period, the Bonds will bear interest at a rate of 5.125% per annum. During each Interest Accrual Period thereafter, the Bonds will bear interest, subject to a maximum rate of 11.00% per annum and a minimum rate of 2.00% per annum, at a rate per annum equal to 2.00% in excess of the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") determined as described herein.

     Commencing on October 21, 1993 and monthly thereafter on the second business day prior to the first day of the related Interest Accrual Period for the Bonds (each, a "LIBOR Determination Date"), the Indenture Trustee will request each of the designated reference banks meeting the criteria set forth herein (the "Reference Banks") to inform the Indenture Trustee of the quotation offered by such bank's principal London office for one-month United States dollar deposits as of 11:00 a.m. (London time) on such LIBOR Determination Date. For purposes of calculating LIBOR, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London, Boston, Massachusetts and New York City. In lieu of making a request of the Reference Banks, the Indenture Trustee may rely on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available.

     LIBOR will be established by the Indenture Trustee on each LIBOR Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Indenture Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Indenture Trustee, being so made, or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on the October 21, 1993 LIBOR Determination Date, the Indenture Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be 3.125%.

     Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) have an established place of business in London and (iii) be designated by the Indenture Trustee. If any such Reference Bank should be unwilling or unable to act as such or if the Indenture Trustee should terminate the appointment of any such Reference Bank, the Indenture Trustee will promptly appoint another leading bank meeting the criteria specified above.

     The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at (617) 985-4700.

PAYMENTS OF INTEREST AND PRINCIPAL

     As more fully described herein, on each Payment Date until the Bonds are paid in full, including accrued interest, Available Funds (as defined below), will be applied as follows:

          (i) first, as principal to the Bonds, in an amount up to the greater of $774,075 or the amount required to reduce the Current Principal Amount of the Bonds to their "Scheduled Balance" for such Payment Date as set forth on Schedule III hereto;

          (ii) second, as interest to the Bonds in an amount equal to interest accrued on the Bonds during the related Interest Accrual Period;

          (iii) third, as principal to the Bonds, until the Current Principal Amount of the Bonds has been reduced to zero;

          (iv) fourth, as interest to the Bonds, in the amount of any interest which has accrued on the Bonds prior to the related Interest Accrual Period and has not been paid; and

          (v) fifth, as interest to the Bonds, in the amount of any interest on any accrued and unpaid interest, from the Payment Date on which the interest was due to the Payment Date on which the interest is paid, at the interest rate in effect for the Bonds during each Interest Accrual Period until paid.

     Any funds available after the Bonds have been paid in full (including any accrued interest) and all expenses have been paid, will be paid to the Issuer for distribution to the holders of the Trust Certificates.

     The "Available Funds" with respect to any Payment Date will be equal to the aggregate amounts received in respect of the Underlying Securities and any reinvestment income on amounts in the Collection Account during the Due Period for such Payment Date. The "Due Period" for a Payment Date is the period from the end of the preceding Due Period (or in the case of the first Payment Date, from October 1, 1993) through 1:00 p.m. (Boston, Massachusetts time) on the applicable Payment Date. An Event of Default will occur under the Indenture if principal and interest on the Bonds is not paid as described above when funds therefor are available in the Collection Account or if the Bonds are not paid in full (including any accrued interest) by their Stated Maturity Date.

OPTIONAL REDEMPTION

     The outstanding Bonds may be redeemed in whole, but not in part, by the Issuer at the option of the holders of a majority in interest of the Trust Certificates on any Payment Date on or after the earlier of (i) March 25, 2006 or (ii) the date on which the Current Principal Amount of the Bonds is reduced to or is less than 25% of the original principal amount thereof (after taking into account the distribution of principal otherwise to be made on such Payment
Date). Any such optional redemption will be at a redemption price equal to 100% of the Current Principal Amount of the Bonds redeemed, plus any accrued and unpaid interest thereon, including interest accrued on unpaid interest. Following such redemption, the proceeds in the Collection Account and any remaining Collateral (as defined below) securing the Bonds will be released to the Issuer Trustee. The holders of the Trust Certificates may exercise their right to cause the redemption of the Bonds upon (i) the election of the holders of Trust Certificates evidencing ownership of a majority in interest thereof and
(ii) the payment by or on behalf of each holder of Trust Certificates of such holder's pro rata share of the redemption price.

                             SECURITY FOR THE BONDS
GENERAL

     The Issuer will pledge the Underlying Securities and the Temporary Collateral to the Indenture Trustee to secure the Bonds. In addition, amounts on deposit in the Collection Account will also be pledged to the Indenture Trustee to secure the Bonds (the Underlying Securities, the Temporary Collateral, and the Collection Account being collectively referred to herein as the "Collateral"). The Collateral will equally and ratably secure the Bonds and will secure only the Bonds.

     The Underlying Securities include the Agency Securities and the Private Mortgage-Backed Securities. Certain characteristics of the Underlying Securities are described below. In addition, certain information with respect to the expected Underlying Securities is set forth on Schedules I and II hereto. Additional information is contained under "Security for the Bonds" in the Prospectus. Certain of the information with respect to the Underlying Securities has been derived from the original offering documents relating to such Underlying Securities and from publicly available data and other data available to the Issuer or the Underwriter with respect thereto. IT SHOULD BE NOTED THAT THERE MAY HAVE BEEN MATERIAL CHANGES IN FACTS AND CIRCUMSTANCES SINCE THE DATES SUCH DOCUMENTS WERE PREPARED, INCLUDING, BUT NOT LIMITED TO, CHANGES IN PREPAYMENT SPEEDS AND PREVAILING INTEREST RATES AND OTHER ECONOMIC FACTORS, WHICH MAY LIMIT THE USEFULNESS OF, AND BE DIRECTLY CONTRARY TO THE ASSUMPTIONS USED IN PREPARING, THE INFORMATION SET FORTH IN SUCH DOCUMENTS.

     The Issuer may, and it is anticipated that it will, on or before October 14, 1993, substitute additional Agency Securities or Private Mortgage-Backed Securities (the "Substitute Collateral") for the Temporary Collateral. The Substitute Collateral will either (a) constitute $20,689,300 of Fannie Mae Guaranteed REMIC Pass-Through Certificates, Series 1993-184, Class M or (b) constitute principal only Agency Securities or Private Mortgage-Backed Securities which have an aggregate principal balance (as of the date of substitution) of at least $20,689,300 and a final maturity not later than October 25, 2023. From and after the date of substitution, the Substitute Collateral will be Underlying Securities for all purposes.

     Except as provided in the preceding paragraph, the Issuer expects to acquire as the Underlying Securities, the securities described herein. There may be certain differences, however, which are not expected to be material, between the Underlying Securities which the Issuer currently expects to acquire and which are described herein and the Underlying Securities which the Issuer ultimately will acquire to secure the Bonds. Specific information with respect to the Underlying Securities that are actually acquired, other than the Substitute Collateral, will be set forth in a Current Report on Form 8-K which will be filed by the Issuer with the Securities and Exchange Commission within 15 days after the issuance of the Bonds. Specific information with respect to the Substitute Collateral will be set forth in a Current Report on Form 8-K which will be filed by the Issuer with the Securities and Exchange Commission within 15 days after the date of substitution.

AGENCY SECURITIES

     The FNMA Securities will consist of some or all of the following: (i) Fannie Mae Guaranteed REMIC Pass-Through Certificates ("FNMA REMIC Certificates") which represent beneficial ownership interests in certain Fannie Mae REMIC Trusts, the assets of which consist of primarily Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "FNMA MBS Certificates"), "fully modified pass-through" Mortgage-Backed Securities ("GNMA Certificates") which are backed by residential mortgage loans and are guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), certain private participation certificates backed by GNMA Certificates, or Fannie Mae Stripped Mortgage-Backed Securities (the "FNMA SMBS Certificates") and (ii) interest only and principal only FNMA SMBS Certificates. FNMA MBS Certificates represent beneficial ownership interests in pools of residential mortgage loans. FNMA SMBS Certificates represent beneficial ownership interests in the principal distributions or interest distributions on certain GNMA Certificates or FNMA MBS Certificates held in the form of one or more Guaranteed MBS Pass-Through Securities representing interests in a pool of FNMA MBS Certificates ("Mega Certificates"), one or more stripped mortgage-backed securities ("Pooled SMBS Certificates") and/or one or more FNMA REMIC Certificates (such Mega, Pooled SMBS and REMIC Certificates being collectively referred to herein as "Pooled Certificates"). The guarantee of GNMA is backed by the full faith and credit of the United States. Each of the FNMA REMIC Certificates is a REMIC regular interest in a REMIC trust established by FNMA and is part of a multiclass issuance of REMIC pass-through certificates issued by each REMIC trust. Principal and/or interest on the FNMA Securities are distributed on the 25th day of each month or, if such day is not a business day, on the next succeeding business day.

     FNMA guarantees to each holder of a FNMA REMIC Certificate the timely distribution of required installments of principal and interest and the distribution of the principal balance of each FNMA REMIC Certificate in full no later than the final distribution date specified for such FNMA REMIC Certificate whether or not sufficient funds are available therefor in the related trust. FNMA guarantees to each holder of a FNMA MBS Certificate the timely distribution of scheduled installments of principal of and interest on the underlying mortgage loans, whether or not received, and the distribution of the full principal balance of any foreclosed mortgage loan. With respect to FNMA SMBS Certificates, FNMA acknowledges that its obligations to make distributions to holders of FNMA SMBS Certificates are primary obligations of FNMA ranking on a parity with its obligations under its guaranty of the related Pooled Certificates, and FNMA further acknowledges that FNMA is directly obligated to the holders of SMBS Certificates in respect of such guaranty obligations to the same extent as if such holders were holders of such Pooled Certificates. With the exception of FNMA REMIC Certificates and FNMA SMBS Certificates backed by GNMA Certificates, FNMA may repurchase the underlying mortgage loans, thus indirectly effecting an early termination of the related REMIC trust or SMBS Certificate, if only one mortgage loan remains in the pool of underlying mortgage loans or the aggregate principal balance of all underlying mortgage loans is less than one percent of the aggregate original principal balance of such mortgage loans. FNMA may not effect an early termination of the REMIC Trust relating to FNMA Securities backed by GNMA Certificates.

     The FHLMC Securities will consist of some or all of the following: (i) Freddie Mac Multiclass Mortgage Participation Certificates ("FHLMC Multiclass PCs") which represent beneficial ownership interests in pools of Freddie Mac Mortgage Participation Certificates (the "FHLMC PCs"), Freddie Mac Giant Mortgage Participation Certificates (the "Giant PCs"), Freddie Mac Gold Mortgage Participation Certificates (the "Gold PCs"), Freddie Mac Gold Giant Mortgage Participation Certificates (the "Gold Giant PCs") and Freddie Mac Stripped Giant Mortgage Participation Certificates (the "Stripped Giant PCs") and (ii) interest and principal only Stripped Giant PCs. The FHLMC PCs, Giant PCs, Gold PCs and Gold Giant PCs issued by FHLMC represent either an undivided interest in a group of residential mortgages purchased by FHLMC or participations therein. The Stripped Giant PCs represent an undivided interest in the principal distributions or interest distributions on a group of "Standard Giant PCs," which in turn represent beneficial ownership interests in one or more pools of Gold PCs and/or Gold Giant PCs. Each FHLMC Multiclass PC is a class of REMIC regular interest which is a part of a series of multiclass mortgage participation certificates issued by FHLMC. Principal and interest on the FHLMC Securities are distributed on the 15th day of each month, or if such day is not a business day, on the next succeeding business day.

     FHLMC guarantees to each holder of a FHLMC Multiclass PC the timely payment of interest and the payment of principal as principal payments are required to be made on the underlying FHLMC PCs, Giant PCs, Gold PCs, Gold Giant PCs and Stripped Giant PCs in accordance with their terms. FHLMC guarantees to each holder of a FHLMC PC or Giant PC the timely payment of interest to be paid on the underlying mortgage loans as calculated by FHLMC, to the extent of such holder's pro rata share of the unpaid principal balance of such mortgage loans. FHLMC also guarantees to each holder of a FHLMC PC or Giant PC ultimate collection of all principal on the underlying mortgage loans, without offset or deductions, to the extent of such holder's pro rata share thereof. FHLMC guarantees to each holder of a Gold PC or Gold Giant PC the timely payment of interest and the timely payment of principal due to be paid on the underlying mortgage loans as calculated by FHLMC, to the extent of such holder's pro rata share of the unpaid principal balance of such mortgage loans. With respect to principal only Stripped Giant PCs, FHLMC guarantees to each holder thereof the payment of the principal amount thereof as payments are made on the underlying Standard Giant PCs. With respect to interest only Stripped Giant PCs, FHLMC guarantees to each holder thereof the timely payment of interest at the applicable interest only Stripped Giant PC interest rate. Except as otherwise indicated on Schedule I, the FHLMC Multiclass PCs included in the Underlying Securities may be redeemed in whole, but not in part, at the option of FHLMC on any distribution date on or after the date on which, after giving effect to principal payments to be made on the series of multiclass mortgage participation certificates issued by FHLMC of which such FHLMC Multiclass PCs form a part, the aggregate outstanding principal amount of such series is less than 1% of the aggregate original principal amount of such series.

     The guarantees of FNMA and FHLMC are solely the obligations of FNMA and FHLMC, respectively, and are not backed by the full faith and credit of the United States.

PRIVATE MORTGAGE-BACKED SECURITIES

     The Private Mortgage-Backed Securities have been issued by issuers other than FNMA, FHLMC and GNMA and will include (i) various classes of mortgage pass-through certificates and participation certificates evidencing an undivided interest in pools of FNMA MBS Certificates, GNMA Certificates, or FHLMC PCs and
(ii) various classes of collateralized mortgage obligations secured by FNMA MBS Certificates, GNMA MBS Certificates, or FHLMC PCs. Although the Private Mortgage-Backed Securities may evidence interests in or be secured by FNMA MBS Certificates, GNMA Certificates or FHLMC PCs, none of the Private Mortgage-Backed Securities are themselves guaranteed by FNMA, GNMA or FHLMC, and none of the Private Mortgage-Backed Securities are backed by the full faith and credit of the United States.

CHARACTERISTICS OF AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

     All of the Mortgage Loans underlying the Underlying Securities are first lien, one- to four-family, fixed rate residential mortgage loans with original maturities of up to 30 years. All of the Mortgage Loans underlying the GNMA Certificates and certain of the Mortgage Loans underlying the FNMA MBS Certificates are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA"). The remaining Mortgage Loans are conventional mortgage loans. Conventional mortgages generally contain a due-on-sale clause providing that, in the event of a transfer or prospective transfer of the underlying mortgaged property, the full unpaid balance of the loan is due and payable at the option of the holder. FNMA and FHLMC, in most cases, require mortgage servicers to enforce due-on-sale provisions where permitted by applicable law. FHA and VA loans do not include due-on-sale clauses.

     Schedule I hereto sets forth information with respect to each Agency Security which the Issuer currently expects to acquire, including the issuer, the series, the class, the monthly payment date, the interest rate, the type of security, the maturity date of such class, the original principal amount, the percentage of the applicable class included in the Trust, the class factor, the class principal amount included in the Trust, the mortgage loan balance of the applicable series, and the weighted average coupon, the weighted average remaining term to maturity (in months), and the weighted average loan age (in months) of the applicable Mortgage Loans. The class factor is the percentage which, when multiplied by the original principal amount of a class of Agency Securities, will equal the remaining principal amount of such class after giving effect to the distribution of principal in the current month in the case of FNMA Securities or FHLMC Securities backed by Gold PCs or Gold Giant PCs or otherwise in the following month. Current information with respect to the Agency Securities is provided as of August 1993, except as otherwise specified on
Schedule I.

     Schedule II hereto sets forth information with respect to each Private Mortgage-Backed Security which the Issuer currently expects to acquire, including the issuer, the series, the class, the monthly payment date, the interest rate, the type of security, the maturity date of such class, the original principal amount or notional amount, the percentage of the applicable class in the Trust, the class factor, the class principal amount or notional amount included in the Trust, the type of collateral, the mortgage loan balance of the applicable series, and the weighted average coupon, the weighted average remaining term to maturity (in months), and the weighted average loan age (in months) of the applicable Mortgage Loans, and the circumstances under which the related series may be optionally redeemed. The class factor is the percentage which, when multiplied by the original principal amount of a class of Private Mortgage-Backed Securities, will equal the remaining principal amount of such class after giving effect to the distribution of principal on the most recent payment date for such Private Mortgage-Backed Security as set forth on Schedule
II. Current information with respect to the Private Mortgage-Backed Securities is provided as of August 1993, except as otherwise specified on Schedule II.

     The Underlying Securities include interest only securities ("IOs"), principal only securities ("POs"), inverse floaters ("INVs"), discounted coupon classes ("DSCs") and planned amortization classes ("PACs").

     An IO pays only interest or primarily interest and pays no or a disproportionately small amount of principal. A PO pays principal only and no interest.

     An INV has an interest rate that varies inversely with an objective index such as LIBOR, i.e., as LIBOR increases, the INV interest rate will decrease. The interest rate on an INV might be expressed as a multiple of the index, such as 35% minus (3 X LIBOR). The interest rate on each of the Underlying Securities which is an INV is based on LIBOR.

     A DSC is a class issued with a fixed coupon and at a discount to its principal amount.

     A PAC is a security with respect to which principal payments are made in predetermined amounts on specified payment dates to the extent funds are available on such payment dates. Generally, a PAC will adhere to its payment schedule if the underlying mortgage loans prepay at a constant prepayment assumption in the "planned range" between certain specified prepayment rates. The cash flow of a PAC is thus relatively stable if prepayments are within such "planned range."

     Payment stability in a PAC class is necessarily offset by instability in other classes of related mortgage-backed securities, which are said to "support" the more stable classes. Such "support classes" are likely to be much more sensitive to prepayments on the underlying mortgage loans than the classes they support or such mortgage loans. The DSCs included in the Underlying Securities are, and certain of the POs included in the Underlying Securities may be, "support classes."

     Various classes of Underlying Securities combine the characteristics of the types of securities described above. For example, a "PAC IO" is a security that pays interest based on a notional or nominal principal balance which is reduced by predetermined amounts on specified payment dates to the extent of available funds.

     The Underlying Securities have been issued from time to time during the past seven years. Since the issuance of the Underlying Securities, prepayments on the underlying Mortgage Loans may have occurred at a rate faster or slower, and interest may have accrued at a rate higher or lower, than that assumed at the time of issuance. There is no assurance that any PACs are within their "planned ranges," that any related support classes have not been retired or significantly reduced, or that any of the Underlying Securities have performed in any other respect as originally anticipated. There can be no assurance that the Underlying Securities will provide any anticipated cash flow or perform as anticipated in the future. PACs that are outside their ranges likely will not perform in the future as originally anticipated.

DISTRIBUTIONS ON UNDERLYING SECURITIES

     The aggregate outstanding principal amount of the Underlying Securities as of the date of the issuance of the Bonds is expected to be approximately $93,427,803. The aggregate original principal amount of the Bonds is expected to be $117,350,000. Because the aggregate principal amount of the Underlying Securities is less than the aggregate original principal amount of the Bonds, interest as well as principal distributions on the Underlying Securities (including interest on the IO Underlying Securities) will be required to pay the original principal amount of the Bonds. Accordingly, the distributions on the Underlying Securities will not be sufficient to pay all the principal and interest on the Bonds under certain scenarios including scenarios in which there are high rates of prepayments on the Underlying Securities which are interest only securities and low rates of prepayments on the Underlying Securities which are principal only securities (especially in combination with high levels of LIBOR).

ADDITIONAL INFORMATION

     The descriptions of the Underlying Securities do not purport to be complete. Copies of (i) the respective Offering Circulars, Prospectus Supplements, REMIC Prospectuses, MBS Prospectuses, SMBS Prospectuses, Mega Prospectuses, SMBS Prospectus Supplements, Prospectuses and FNMA Information Statements relating to the FNMA Securities, (ii) the respective Offering Circular Supplements, Multiclass PC Offering Circulars, PC Offering Circulars, Giant PC Offering Circulars, PC Offering Circular Supplements, Giant PC Offering Circular Supplements and FHLMC Information Statements relating to the FHLMC Securities and (iii) the respective Prospectus Supplements and Prospectuses relating to the Private Mortgage-Backed Securities, may be obtained from the Underwriter by writing or calling its Prospectus Department at 55 E. 52nd Street, New York, New York 10055 (telephone: (212) 909-2000). Such offering materials are typically prepared at the time the related Underlying Securities are originally issued and are not updated thereafter. Up to date information concerning the Agency Securities can be obtained from FNMA and FHLMC.

COLLECTION ACCOUNT

     All distributions on the Underlying Securities pledged as security for the Bonds will be remitted to the Collection Account for the Bonds. Amounts on deposit in the Collection Account, including the reinvestment income thereon, will be available for application to the payment of principal of and interest on the Bonds on the following Payment Date. Amounts on deposit in the Collection Account may be invested only in Eligible Investments.

     There is no Assumed Reinvestment Rate (as defined in the Prospectus) with respect to the Bonds.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yield to maturity and weighted average life of the Bonds will be affected by, among other things, the level of LIBOR and the amount and timing of principal payments, including prepayments, on the Mortgage Loans.

     Investors should carefully consider the associated risks of an investment in the Bonds discussed below and under "Summary of Terms -- Yield and Prepayment Considerations" and "Special Considerations."

STATED MATURITY DATE

     The "Stated Maturity Date" for distributions on the Bonds is October 25, 2023. The Stated Maturity Date is the Payment Date one month after the Payment Date on or immediately following the final scheduled distribution on the last to mature of the Underlying Securities. Because the rate of payment of principal on the

Mortgage Loans can be expected to exceed the rate of payments used in calculating such final scheduled distribution, and because interest payments on the Underlying Securities will also be used to pay principal on the Bonds, the actual date of the final distribution on the Bonds may be earlier, and could be substantially earlier, than the Stated Maturity Date for the Bonds. In addition, the Bonds may be redeemed prior to the final distribution on the Underlying Securities under the circumstances discussed under "Description of the Bonds -- Optional Redemption" herein.

WEIGHTED AVERAGE LIVES

     The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Bond from one Payment Date (or, in the case of the first distribution, from September 14, 1993) to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Bond referred to in clause (a). The weighted average lives of the Bonds will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

SPA MODEL

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Prospectus Supplement ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the Underlying Securities. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 500% SPA assumes prepayment rates will be 1.0% per annum in month one, 2.0% per annum in month two, reaching 30% per annum in month 30 and remaining constant at 30% per annum thereafter. 0% SPA assumes no prepayments.

PRICING ASSUMPTION

     The Bonds were structured assuming, among other things, a prepayment assumption of 500% SPA and LIBOR at a rate of 3.125%. The assumptions as to prepayments and LIBOR to be used for pricing purposes for the Bonds may vary as determined at the time of sale. The actual rates of prepayments and the actual levels of LIBOR may vary considerably from the rates used for any pricing assumption.

WEIGHTED AVERAGE LIFE, FINAL PAYMENT DATE AND PRE-TAX YIELD TABLES

     The following three tables indicate the weighted average lives (in years), the final Payment Dates and the pre-tax yields to maturity (on a corporate bond equivalent basis) of the Bonds, assuming various constant percentages of SPA and various constant levels of LIBOR.

     For each of the following tables it was assumed, among other things, that
(i) the Collateral for the Bonds consists of the Underlying Securities in the principal amounts described on Schedules I and II hereto, adjusted for actual principal distributions on the FHLMC Securities and estimated principal distributions on the other Underlying Securities during September 1993 which are not part of the Trust; (ii) each Mortgage Loan underlying a FNMA MBS Certificate, GNMA Certificate, a FHLMC PC or a FHLMC Gold PC has a mortgage rate, remaining term to maturity and loan age equal to the weighted average mortgage rate, weighted average remaining term to maturity and weighted average loan age of the mortgage loans underlying such FNMA MBS Certificate, GNMA Certificate, FHLMC PC or FHLMC Gold PC, as of August 1993 as reported by FNMA, FHLMC and GNMA as applicable; (iii) the Mortgage Loans prepay at the constant percentages of SPA specified in the table after adjusting for the principal distributions as set forth in clause (i); (iv) all amounts due with respect to the Mortgage Loans are applied to the payment of (a) the Agency Securities, in each case on the 15th or 25th of each month (as applicable) in accordance with the terms set forth in the applicable offering document of FNMA or FHLMC with respect thereto, or (b) the Private Mortgage-Backed Securities, on the payment dates indicated with respect thereto on Schedule II; (v) for the first Interest Accrual Period, the interest rate on the Bonds is 5.125%; (vii) after the first Interest Accrual Period, LIBOR is equal to the levels shown in the tables for LIBOR; (viii) there are no redemptions of the Underlying Securities or redemptions of the Bonds; (ix) the closing date is September 14, 1993; (x) each distribution on the Bonds is made on the 25th day of the month, commencing in October, 1993; (xi) each month consists of 30 days; (xii) there is no reinvestment income on funds in the Collection Account; and (xiii) the purchase price of the Bonds is 100% of the aggregate original principal amount thereof.

                 WEIGHTED AVERAGE LIFE (IN YEARS) OF THE BONDS

                                                       % OF SPA
                                         -------------------------------------
                                         100%    300%    500%    700%    1000%
                LIBOR                    ----    ----    ----    ----    -----
1.125%...............................    3.7     2.0     1.4     1.3      1.1
3.125%...............................    4.5     2.2     1.6     1.4      1.1
5.125%...............................    5.3     2.6     1.8     1.6      1.1
7.125%...............................    6.0     3.1     2.1     1.6      1.1

                        FINAL PAYMENT DATE OF THE BONDS

                                                                     % OF SPA
                          ----------------------------------------------------------------------------------------------
         LIBOR                  100%                300%                500%               700%              1000%
         -----            ----------------   ------------------   -----------------   ---------------   ----------------
1.125%..................  January 25, 2023   September 25, 1998   December 25, 1997   August 25, 1998   January 25, 2015
3.125%..................  July 25, 2005      September 25, 1999   January 25, 1999    May 25, 2000      January 25, 2015
5.125%..................  June 25, 2007      October 25, 2002     May 25, 2001        May 25, 2022      January 25, 2015
7.125%..................  July 25, 2023      December 25, 2012    April 25, 2023      May 25, 2022      January 25, 2015

                     PRE-TAX YIELD TO MATURITY ON THE BONDS

                                                              % OF SPA
                                                 ----------------------------------
                     LIBOR                       100%   300%   500%   700%   1000%
                     -----                       ----   ----   ----   ----   ------
1.125%.........................................  3.2%   3.3%   3.3%   3.3%     1.5%
3.125%.........................................  5.2    5.2    5.2    5.2      0.2
5.125%.........................................  7.2    7.1    7.1    5.3     (1.0)
7.125%.........................................  9.1    9.1    7.6    4.0     (2.3)

     The yields set forth in the above table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Bonds, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Bonds indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Bonds and consequently does not purport to reflect the return of any investment in the Bonds when such reinvestment rates are considered.

ACTUAL EXPERIENCE WILL VARY FROM ASSUMPTIONS

     Discrepancies may exist between the characteristics of the actual Underlying Securities and will exist between the characteristics of the actual underlying Mortgage Loans and the characteristics of the Underlying Securities and Mortgage Loans assumed in preparing the tables contained herein. To the extent that the Underlying Securities and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Bonds may mature earlier or later than indicated by the tables and the weighted average lives and pre-tax yields may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate or at the same rate, or that LIBOR will remain constant at any level. The timing of changes in the rate of prepayment and level of LIBOR may significantly affect the yield realized by a holder of the Bonds. Under certain prepayment and LIBOR scenarios, investors may not receive the full amount of their investments.

                      DESCRIPTION OF BOOK ENTRY PROCEDURES

     The Bonds will be Book Entry Bonds and will be represented by a single certificate registered in the name of the nominee of the Clearing Agency. The Clearing Agency will maintain book entry records of ownership, transfers and pledges of the Book Entry Bonds only in the names of its participants and indirect participants (the "Clearing Agency Participants"), which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not Clearing Agency Participants may transfer and pledge their interests in the Bonds, and exercise any other rights and remedies of Bondholders, only through Clearing Agency Participants or other entities that maintain relationships with Clearing Agency Participants. The Clearing Agency may charge its customary fee to Clearing Agency Participants in connection with any such transfers and pledges. In addition, prior to Book Entry Termination, payments of principal and interest on the Bonds will be made to Beneficial Owners only through the Clearing Agency and its Clearing Agency Participants. Consequently, Beneficial Owners may experience some delay in the receipt of their payments. See "Special Considerations -- Book Entry Registration" and "Description of the Bonds -- Book Entry Registration" in the Prospectus.

     The Bonds will be issued in definitive, fully registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Bondholders if, and only if, one of the following events shall occur (any such event being referred to as "Book Entry Termination"): (i) the Clearing Agency or the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to such Bonds and the Issuer and the Indenture Trustee are unable to engage a qualified successor to serve as the Clearing Agency, or (ii) an Event of Default (as defined in the Prospectus) shall occur and be continuing and the Clearing Agency and the Clearing Agency Participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of such Bonds, advise the Indenture Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners. Upon Book Entry Termination, Beneficial Owners will become registered Bondholders and will deal directly with the Indenture Trustee with respect to transfers, notices, payments and requests for redemption.

     The Clearing Agency has advised the Issuer and the Indenture Trustee that, prior to Book Entry Termination, the Clearing Agency will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more Clearing Agency Participants to whom the Book Entry Bonds are credited in an account maintained by the Clearing Agency. The Clearing Agency has advised that it will take such action with respect to any principal amount of the Bonds only at the direction of and on behalf of Clearing Agency Participants with respect to those principal amounts of such Bonds. For example, if a vote of Beneficial Owners is required to accelerate maturity of the Bonds following an Event of Default, the Clearing Agency, acting at the direction of Clearing Agency Participants (which in turn are acting at the direction of Beneficial Owners), may vote in favor of acceleration of maturity with respect to a portion of the principal amount of the Bonds owned by a group of Beneficial Owners and against acceleration with respect to other principal amounts of the Bonds owned by a different group of Beneficial Owners.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes requirements on employee benefit plans (as defined in Section 3(3) of ERISA) subject to ERISA ("ERISA Plans") and on persons who are fiduciaries (as defined in Section 3(21) of ERISA) with respect to such Plans. As a general rule, certain employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Bonds without regard to ERISA prohibited transaction considerations described below subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code, and, under certain circumstances in the case of church plans, Section 4975 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. A fiduciary that decides to invest the assets of an ERISA Plan in the Bonds should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans and to the level of LIBOR, as discussed in "Prepayment and Yield Considerations" in this Prospectus Supplement.

     Section 406 of ERISA, and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the purchase, holding or transfer of the Bonds might be deemed to constitute prohibited transactions under ERISA and
Section 4975 of the Code if assets of the Issuer were deemed to be assets of a Plan. Under regulations issued by the United States Department of Labor set forth in 29 C.F.R. sec. 2510.3-101 (the "Plan Asset Regulations"), the assets of the Issuer would be treated as plan assets of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Asset Regulations is applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Bonds should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. However, without regard to whether the Bonds are treated as an Equity Interest for such purposes, the acquisition or holding of Bonds by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Issuer Trustee, the Indenture Trustee, the Administrator, the holders of the Trust Certificates, or any of their respective affiliates is or becomes a party in interest or disqualified persons with respect to such Plan. In this event or in the event that the Bonds were deemed to represent an Equity Interest in the Issuer, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Bond. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investments funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Employee benefit plans that are governmental plans, and certain church plans, may be subject to certain requirements under the Code, as indicated above.

     Any Plan proposing to invest in the Bonds should consult with its counsel to confirm that such investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to Plans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Bonds may be issued with original issue discount for federal income tax purposes. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount is 500% of the SPA (as defined herein). No representation is made that the Bonds will prepay in accordance with that assumption or at any other rate. Under proposed regulations, payments on the Bonds (whether denominated principal or interest) would be treated as interest to the extent of accrued interest.

     No election will be made to treat the Issuer, any of the assets of the Issuer or the arrangement by which the Bonds are issued as a "real estate mortgage investment conduit" for Federal income tax purposes. See "Certain Federal Income Consequences -- Non-REMIC Bonds" in the Prospectus. Winstead Sechrest &

Minick P.C. will deliver an opinion to the effect that the Issuer will not be a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code.

                                  UNDERWRITING

     The Issuer has entered into an Underwriting Agreement and a Terms Agreement relating thereto (collectively, the "Underwriting Agreement"), with The First Boston Corporation (the "Underwriter"). The Issuer has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, all of the Bonds.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Bonds is subject, among other things, to the approval of certain legal matters by its counsel and to the conditions, among others, that no stop order suspending the effectiveness of the registration statement relating to the Bonds shall be in effect, no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission and there shall have been no material adverse change in the condition of the Issuer from that set forth in or contemplated by this Prospectus Supplement and the Prospectus.

     The Underwriter proposes to offer the Bonds from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling such Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Issuer in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of Bonds may be deemed to be underwriters and any commissions received by them and any profit on the resale of such Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Underwriter may, from time to time, buy and sell Bonds, but there can be no assurance that an active secondary market will develop or that if one does develop, that it will continue.

     The Underwriting Agreement provides that the Issuer will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     All of the Underlying Securities will be purchased in a privately negotiated transaction by the Issuer from the Underwriter, which has acquired or will acquire such Underlying Securities in open market or privately-negotiated transactions. The terms of the proposed transactions are such that the economic risks and benefits associated with acquiring the Underlying Securities and selling the Bonds are borne or realized primarily by the Underwriter.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Bonds will be passed upon for the Issuer by Winstead Sechrest & Minick P.C., Dallas, Texas, and for the Underwriter by Cleary, Gottlieb, Steen & Hamilton, Washington, D.C.

                                  BOND RATINGS

     As a condition to their issuance, the Bonds will be rated "AAA" by Fitch and D&P. The ratings will reflect the opinions of the Rating Agencies that the Bonds will receive at least $117,350,000 in cash on or prior to October 25, 2023. EXCEPT FOR THE RECEIPT OF SUCH AMOUNTS, THE RATINGS DO NOT ADDRESS THE LIKELIHOOD OF THE RECEIPT OF THE ORIGINAL PRINCIPAL AMOUNT OF THE BONDS OR INTEREST AT THE APPLICABLE INTEREST ON THE BONDS. IN ADDITION, THE RATINGS DO NOT ADDRESS THE POSSIBILITY THAT THE BONDHOLDERS MAY SUFFER LOWER THAN ANTICIPATED YIELDS. The analysis for the ratings will focus primarily on the rate of prepayments of the Mortgage Loans underlying the Underlying Securities and the subsequent effect on the cash flows of the Underlying Securities.

     The Issuer will request a rating of the Bonds by both Rating Agencies. There can no no assurance as to whether any rating agency not requested to rate the Bonds will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Bonds by another rating agency that has not been requested by the Issuer to do so may be lower than the rating assigned by a Rating Agency requested by the Issuer to rate the Bonds.

                                    GLOSSARY

Administrator...............................................  S-3
Agency Securities...........................................  S-7
Available Funds.............................................  S-13
Bonds.......................................................  S-3
Clearing Agency.............................................  S-3
Collection Account..........................................  S-7
Current Principal Amount....................................  S-4
D&P.........................................................  S-9
Due Period..................................................  S-13
ERISA.......................................................  S-8
FHLMC.......................................................  S-7
FHLMC PCs...................................................  S-14
FHLMC Securities............................................  S-7
Fitch.......................................................  S-9
FNMA........................................................  S-7
FNMA MBS Certificates.......................................  S-14
FNMA Securities.............................................  S-7
Giant PCs...................................................  S-14
GNMA........................................................  S-7
GNMA Certificates...........................................  S-14
Gold Giant PCs..............................................  S-14
Gold PCs....................................................  S-14
Indenture Trustee...........................................  S-3
Interest Accrual Period.....................................  S-3
Issuer......................................................  S-3
Issuer Trustee..............................................  S-3
LIBOR.......................................................  S-4
LIBOR Determination Date....................................  S-11
Mortgage Loans..............................................  S-5
Payment Date................................................  S-3
Plan........................................................  S-8
Private Mortgage-Backed Securities..........................  S-7
Rating Agencies.............................................  S-9
Record Date.................................................  S-4
Reference Banks.............................................  S-11
SPA.........................................................  S-18
Substitute Collateral.......................................  S-13
Temporary Collateral........................................  S-7
Trust Certificates..........................................  S-3
Underlying Securities.......................................  S-7
Underwriter.................................................  S-22

                                   SCHEDULE I

                               AGENCY SECURITIES

                                                                                             CLASS                   CLASS FACTOR
                                          MONTHLY   INTEREST RATE               CLASS      ORIGINAL                     AS OF
                                          PAYMENT       AS OF                  MATURITY    PRINCIPAL     CLASS %      SEPTEMBER
       ISSUER           SERIES    CLASS    DATE      AUGUST 1993     TYPE(1)     DATE       AMOUNT      IN TRUST       1993(2)
       ------          --------   -----   -------   -------------    -------   --------   -----------   ---------   --------------
FHLMC                  1092        X        15         1,009.000%      IO      06/15/21   $   100,000      100.00%    0.40233000
FHLMC                  1119        J        15         1,068.050     PAC IO    07/15/18       100,000       50.00     1.00000000
FHLMC                  1181        C        15         1,025.375       IO      12/15/96       135,000   55.555556     0.33200000
FHLMC                  1230        G        15       1,140.53125     PAC IO    05/15/04       240,000      100.00     0.77153330
FHLMC                  1258        G        15           989.130     PAC IO    05/15/04       600,000   33.333333     0.87961500
FHLMC                  1258       GA        15         1,170.750     PAC IO    05/15/04        50,000      100.00     1.00000000
FHLMC                  1313        K        15         1,061.500     PAC IO    02/15/05       150,000      100.00     0.44826000
FHLMC                  1505       QB        15      13.329161063(3)   INV      05/15/23     9,660,000   27.950311     1.00000000
FHLMC                  158         I        15           775.650     PAC IO    08/15/20       100,000      100.00     0.63103100
FHLMC(4)               190         M        15           509.000     PAC IO    10/15/21        94,700      100.00     0.14805060
FNMA                   1991-105    M        25       1,079.06125     PAC IO    03/25/20       200,000       50.00     0.52585000
FNMA                   1991-150    J        25           677.455     PAC IO    01/25/04       200,000      100.00     0.53769000
FNMA                   1991-159    D        25         1,007.000     PAC IO    10/25/04       176,266   47.080037     0.79271109
FNMA                   1991-169    N        25         1,008.400       IO      12/25/21        75,000   33.333333     0.63384001
FNMA                   1992-177    S        25          16.98750(5)   INV      10/25/22    32,360,659   15.450860     1.00000000
FNMA                   1992-G41   NS        25         755.99967     PAC IO    08/25/22       238,560      100.00     0.86433602
FNMA                   1992-G55    D        25             0.000       PO      11/25/17     3,438,000    4.508435     1.00000000
FNMA                   1993-129    O        25             4.000      DSC      08/25/08    20,534,500      100.00     1.00000000
FNMA                   1993-154    N        25             3.500      DSC      08/25/08    12,861,965      100.00     1.00000000
FNMA                   1993-G4     J        25             0.000       PO      09/25/22    17,000,000       50.00     1.00000000
FNMA                   1991-78    PH        25         1,009.000     PAC IO    07/25/21       224,900      100.00     0.53646510
FNMA                   1992-5      J        25         1,007.000       IO      01/25/22       500,000       20.00     0.76131000
FNMA                   1992-76     H        25           988.875     PAC IO    05/25/05       400,000       42.50     1.00000000
FNMA                   1992-78     J        25       1,139.81860     PAC IO    06/25/07       750,000       64.00     0.85065625
FNMA                   1992-89     N        25         999.61190     PAC IO    08/25/21       103,243      100.00     0.83502998
FNMA                   1993-5      J        25       1,101.72619     PAC IO    10/25/01       357,099   57.994842     0.86378978
FNMA(6)                1993-184    M        25             0.000       PO      09/25/23    71,315,000   29.011148     1.00000000

                                                                                WEIGHTED
                                                                                AVERAGE
                                                                               REMAINING
                                              CURRENT          WEIGHTED         TERM TO        WEIGHTED
                                              MORTGAGE         AVERAGE          MATURITY        AVERAGE
                                             BALANCE OF       COUPON OF       (IN MONTHS)      LOAN AGE
                        CLASS PRINCIPAL      UNDERLYING       UNDERLYING     OF UNDERLYING        (IN
                        AMOUNT IN TRUST    MORTGAGE LOANS   MORTGAGE LOANS   MORTGAGE LOANS     MONTHS)
                             AS OF             AS OF            AS OF            AS OF           AS OF
       ISSUER           SEPTEMBER 1993      AUGUST 1993      AUGUST 1993      AUGUST 1993     AUGUST 1993
       ------          -----------------   --------------   --------------   --------------   -----------
FHLMC                     $    40,233      $  171,344,485        9.70%            307             39
FHLMC                          50,000         314,412,085       10.05             314             33
FHLMC                          24,900         539,910,707        8.59             153             22
FHLMC                         185,168         218,339,832        8.59             157             18
FHLMC                         175,923         783,924,962        8.60             159             16
FHLMC                          50,000         783,924,962        8.60             159             16
FHLMC                          67,239         156,838,771        9.82             110             63
FHLMC                       2,700,000         496,707,673        7.66             354              4
FHLMC                          63,103         102,800,000       10.17             296             50
FHLMC(4)                       14,020          97,076,645       10.14             307             40
FNMA                           52,585         196,760,257        9.54             327             27
FNMA                          107,538         197,029,006        8.64             152             25
FNMA                           65,784         204,948,291        8.61             154             24
FNMA                           15,846         508,134,516        9.03             328             26
FNMA                        5,000,000       1,055,517,308        8.05             345             12
FNMA                          206,196         507,856,608        9.02             332             28
FNMA                          155,000          87,741,338       10.50             299             61
FNMA                       20,534,500       1,100,000,000        7.05             178              2
FNMA                       12,861,965         300,000,001        6.70             178              2
FNMA                        8,500,000         423,955,650        8.50             342             18
FNMA                          120,651         285,882,567        9.56             324             30
FNMA                           76,131         403,246,836        8.62             332             22
FNMA                          170,000         771,260,955        8.53             161             17
FNMA                          408,315         773,808,305        8.54             161             17
FNMA                           86,211         364,097,830        8.97             340             16
FNMA                          178,890         574,448,830        7.96             169             10
FNMA(6)                    20,689,300         200,000,000        7.53             356              4

---------------

(1) The abbreviations contained under the heading "Type" have the following meanings, as more fully described under "Security for the Bonds -- Characteristics of Agency Securities and Private Mortgage-Backed Securities": PAC = Planned Amortization Class; IO = Interest Only;
    PO = Principal Only; INV = Inverse Floater; DSC = Discounted Coupon.

(2) Actual class factors for FHLMC Securities; estimated class factors for FNMA Securities.

(3) Inverse Floater Formula: 20.76666%-(LIBOR X 2.333333); Cap = 20.76666%;
    Floor = 0.0%.

(4) In addition to optional redemption by FHLMC as described under "Security for the Bonds -- Agency Securities," this FHLMC Multiclass PC may be redeemed in whole, but not in part, at the option of the holders of a related class of Multiclass PCs and subject to the satisfaction of certain conditions, on any distribution date on or after the date on which, after giving effect to principal payments to be made on the series of FHLMC Multiclass PCs of which such FHLMC Multiclass PC forms a part, the aggregate outstanding principal amount of such series is less than 5% of the aggregate original principal amount of such series.

(5) Inverse Floater Formula: 26.55%-(3 X LIBOR); Cap = 26.55%; Floor = 0.0%.

(6) This FNMA Security is expected to be issued in September 1993 and included as Substitute Collateral as described under "Security for the Bonds -- General." All information presented is based upon preliminary publicly available or projected information with the exception of the Class Principal Amount in Trust as of September 1993.

                                  SCHEDULE II

                       PRIVATE MORTGAGE-BACKED SECURITIES

                                                                                    CLASS
                                                  INTEREST                         ORIGINAL                     EXPECTED
                                                    RATE                          PRINCIPAL                   CLASS FACTOR
                                        MONTHLY     AS OF               CLASS         OR                         AS OF
                                        PAYMENT    AUGUST              MATURITY    NOTIONAL        CLASS %     SEPTEMBER
      ISSUER(1)        SERIES   CLASS    DATES      1993      TYPE(2)    DATE     AMOUNT(3)       IN TRUST        1993
      ---------        -------  -----   -------   ---------   -------  --------  ------------     ---------   ------------
CMOT26                           A         23         0.000%    PO     04/23/17  $498,750,000      2.807018%  0.1850350414
CMOT29                           A         23         0.000     PO     05/23/17   498,750,000      3.007519   0.1912564538
CMSC                   1990-7    7-D       20     2,509.500     IO     10/20/20        68,190     37.501100   0.1319907611
DBLV                             V-I        1         0.000     PO     09/01/18   114,912,000      6.692077   0.2775875335
FBST                   1987-B    B-2       26         8.985     IO     04/26/17   275,000,000(N)  18.245455   0.2467090322
FBST                   1987-C    C-1       25         0.000     PO     04/25/17   126,900,000      4.728132   0.2184508512
FBST                   1987-D    D-1       25         0.000     PO     05/25/17   110,000,000      6.727273   0.2509786385
GNMA1                            A         20         0.000     PO     05/20/17   923,060,000      3.351137   0.2115225132
MLTR                             A         25         0.000     PO     10/25/17   100,456,000      8.461416   0.2808565864
SBST                   1987-1    A         20         0.000     PO     03/20/17   200,000,000      3.000000   0.1887848981

                                                                                   WEIGHTED
                                                                                    AVERAGE
                                                                                   REMAINING     WEIGHTED
                          CLASS                                                     TERM TO       AVERAGE
                         CURRENT                                      WEIGHTED     MATURITY      LOAN AGE
                        PRINCIPAL                      CURRENT        AVERAGE     (IN MONTHS)   (IN MONTHS)
                           OR                          MORTGAGE      COUPON OF        OF            OF
                        NOTIONAL                       BALANCE       UNDERLYING   UNDERLYING    UNDERLYING
                         AMOUNT                     OF UNDERLYING     MORTGAGE     MORTGAGE      MORTGAGE
                        IN TRUST                    MORTGAGE LOANS     LOANS         LOANS         LOANS
                          AS OF           TYPE          AS OF          AS OF         AS OF         AS OF       OPTIONAL
                        SEPTEMBER          OF           AUGUST         AUGUST       AUGUST        AUGUST      REDEMPTION
      ISSUER(1)          1993(3)       COLLATERAL        1993           1993         1993          1993       PROVISIONS
      ---------        -----------     ----------   --------------   ----------   -----------   -----------   ----------
CMOT26                 $ 2,590,491        GNMA       $ 94,923,889      12.00%          241           119          (4)
CMOT29                   2,868,847        GNMA         98,157,868      12.00           238           122          (4)
CMSC                         3,375        GNMA        197,933,762      10.00           285            75          (5)
DBLV                     2,134,648        GNMA         31,611,828      12.00           242           118          (6)
FBST                    12,378,626(N)     FNMA         72,446,386       9.68           262            87          (7)
FBST                     1,310,705        GNMA         28,536,494      11.50           267            93          (7)
FBST                     1,857,242        GNMA         28,271,645      11.50           260           100          (7)
GNMA1                    6,543,027        GNMA        201,910,143      11.50           266            94          (8)
MLTR                     2,387,281        GNMA         28,938,722      11.50           211           149          (9)
SBST                     1,132,689        GNMA         38,630,644      11.50           256           104          (7)

---------------

(1) CMOT = Collateralized Mortgage Obligation Trust; CMSC = Collateralized Mortgage Securities Corporation; DBLV = Drexel Burnham Lambert CMO Trust Series V; FBST = First Boston Mortgage Securities Corp.; GNMAI = GNMA-Backed Trust I; MLTR = Merrill Lynch Trust XVII; and SBST = Salomon Brothers Mortgage Securities VI, Inc.

(2) The abbreviations contained under the heading "Type" have the following meanings, as more fully described under "Security for the Bonds -- Characteristics of Agency Securities and Private Mortgage-Backed Securities": PO = Principal Only; IO = Interest Only.

(3) "N" designates a security with a notional principal amount.

                       FOOTNOTES CONTINUED ON NEXT PAGE.

     INITIALLY CAPITALIZED TERMS USED IN THE FOOTNOTES BELOW HAVE THE MEANINGS SET FORTH IN THE APPLICABLE ORIGINAL PROSPECTUSES AND, IF APPLICABLE, ORIGINAL PROSPECTUS SUPPLEMENTS (THE "OFFERING DOCUMENTS") RELATING TO EACH ISSUER'S SECURITIES. THE INFORMATION PROVIDED IN THE FOOTNOTES BELOW IS ONLY A SUMMARY OF THE OPTIONAL REDEMPTION PROVISIONS FOR THE SERIES OF SECURITIES INCLUDING OR RELATING TO THE APPLICABLE PRIVATE MORTGAGE-BACKED SECURITY. SUCH SUMMARY HAS BEEN PREPARED BASED SOLELY ON SUCH OFFERING DOCUMENTS. INVESTORS MUST NOT RELY ON SUCH SUMMARY AND MUST REFER TO THE OFFERING DOCUMENTS.

                      ADDITIONAL FOOTNOTES TO SCHEDULE II

     (4) All (but not less than all) of the outstanding Bonds may be redeemed at the Issuer's option on any Payment Date as of which the outstanding principal amount of the Bonds (after giving effect to the scheduled payment of principal to be made on such Payment Date) would be less than 2% of their original principal amount. In such event, (i) the Class A Bonds will be redeemed at 100% of their outstanding principal amount, and (ii) the Class B Bonds will be redeemed at an aggregate redemption price (inclusive of interest) equal to the fair market value of the Certificates (determined in the manner described in the Indenture) less the aggregate amount payable upon redemption of the Class A Bonds.

     (5) The Bonds may be redeemed in whole, but not in part, at the option of the Issuer on any Payment Date on which, after giving effect to principal payments due on such Payment Date, the aggregate outstanding principal amount of the Bonds is less than or equal to 10% of the aggregate initial principal amount of the Bonds. The redemption price for any class of Bonds so redeemed will be equal to 100% of the unpaid principal amount of such Bonds, plus accrued interest thereon through the last day of the calendar month preceding the month in which the redemption occurs. Any optional redemption is subject to the condition that the Trustee receive an opinion of counsel to the effect that, among other things, the optional redemption (i) is part of a "qualified liquidation" with the meaning of Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended, (ii) will not cause either of the two segregated asset pools to fail to qualify as a REMIC, and (iii) will not otherwise subject either the Lower-Tier REMIC or the Upper-Tier REMIC to tax (other than a tax for which provision for payment has been made).

     (6) The Bonds may be redeemed in whole, but not in part, at the Issuer's option on any Payment Date on which 2% or less of the original principal amount of the Bonds is outstanding. In such event, (i) the Class V-1 Bonds will be redeemed at 100% of their outstanding principal amount, and (ii) the Class V-2 Bonds will be redeemed at an aggregate redemption price equal to the greater of
(a) their outstanding principal amount plus accrued interest to the date one month prior to the date of redemption and (b) the fair market value of the Certificates (determined in the manner described in the Indenture) less the aggregate amount payable upon redemption of the Class V-1 Bonds.

     (7) These securities are not subject to optional redemption.

     (8) The Bonds may be redeemed in whole on any Payment Date on which the aggregate principal amount of Bonds then outstanding is less than 2% of the initial aggregate principal amount of the Bonds. Such an optional redemption will be at a redemption price equal to 100% of the unpaid principal amount of the Bonds so redeemed, plus, in the case of the Class B Bonds, accrued interest to the date of redemption.

     (9) The Bonds may be redeemed in whole on any Payment Date on which the aggregate principal amount of Bonds then outstanding is less than 2% of the initial aggregate principal amount of the Bonds. Such an optional redemption will be at a redemption price equal to 100% of the unpaid principal amount of the Bonds so redeemed, plus, in the case of the Class B Bonds, accrued interest through the last day of the month preceding the month of the date of redemption.

                                  SCHEDULE III

                               SCHEDULED BALANCES

     The Scheduled Balance of the Bonds set forth below for each Payment Date will be used to determine the allocation of principal and interest to the Bonds as described in "Description of the Bonds -- Payments of Interest and Principal." The actual Current Principal Amount of the Bonds could be substantially higher or lower than the Scheduled Balance for any Payment Date set forth below.

         PAYMENT DATE           SCHEDULED BALANCE
         ------------           -----------------
Initial Balance...............   $117,350,000.00
October 1993..................    116,575,923.02
November 1993.................    115,801,847.22
December 1993.................    115,027,770.24
January 1994..................    114,253,694.43
February 1994.................    113,479,617.45
March 1994....................    112,705,540.48
April 1994....................    111,931,464.67
May 1994......................    111,157,387.69
June 1994.....................    110,383,311.89
July 1994.....................    109,609,234.91
August 1994...................    108,835,157.93
September 1994................    108,061,082.13
October 1994..................    107,287,005.15
November 1994.................    106,512,929.34
December 1994.................    105,738,852.36
January 1995..................    104,964,775.38
February 1995.................    104,190,699.58
March 1995....................    103,416,622.60
April 1995....................    102,642,545.62
May 1995......................    101,868,469.82
June 1995.....................    101,094,392.84
July 1995.....................    100,320,317.03
August 1995...................     99,546,240.06
September 1995................     98,772,163.08
October 1995..................     97,998,087.27
November 1995.................     97,224,010.29
December 1995.................     96,449,934.49
January 1996..................     95,675,857.51
February 1996.................     94,901,780.53
March 1996....................     94,127,704.73
April 1996....................     93,353,627.75
May 1996......................     92,579,551.94
June 1996.....................     91,805,474.96
July 1996.....................     91,031,397.99
August 1996...................     90,257,322.18
September 1996................     89,483,245.20
October 1996..................     88,709,169.40
November 1996.................     87,935,092.42
December 1996.................     87,161,015.44
January 1997..................     86,386,939.64
February 1997.................     85,612,862.66
March 1997....................     84,838,786.85

         PAYMENT DATE           SCHEDULED BALANCE
         ------------           -----------------
April 1997....................   $ 84,064,709.87
May 1997......................     83,290,632.90
June 1997.....................     82,516,557.09
July 1997.....................     81,742,480.11
August 1997...................     80,968,403.13
September 1997................     80,194,327.33
October 1997..................     79,420,250.35
November 1997.................     78,646,174.54
December 1997.................     77,872,097.57
January 1998..................     77,098,020.59
February 1998.................     76,323,944.78
March 1998....................     75,549,867.80
April 1998....................     74,775,792.00
May 1998......................     74,001,715.02
June 1998.....................     73,227,638.04
July 1998.....................     72,453,562.24
August 1998...................     71,679,485.26
September 1998................     70,905,409.45
October 1998..................     70,131,332.48
November 1998.................     69,357,255.50
December 1998.................     68,583,179.69
January 1999..................     67,809,102.71
February 1999.................     67,035,026.91
March 1999....................     66,260,949.93
April 1999....................     65,486,872.95
May 1999......................     64,712,797.15
June 1999.....................     63,938,720.17
July 1999.....................     63,164,644.36
August 1999...................     62,390,567.38
September 1999................     61,616,490.41
October 1999..................     60,842,414.60
November 1999.................     60,068,337.62
December 1999.................     59,294,260.64
January 2000..................     58,520,184.84
February 2000.................     57,746,107.86
March 2000....................     56,972,032.06
April 2000....................     56,197,955.08
May 2000......................     55,423,878.10
June 2000.....................     54,649,802.29
July 2000.....................     53,875,725.31
August 2000...................     53,101,649.51
September 2000................     52,327,572.53
October 2000..................     51,553,495.55

         PAYMENT DATE           SCHEDULED BALANCE
         ------------           -----------------
November 2000.................   $ 50,779,419.75
December 2000.................     50,005,342.77
January 2001..................     49,231,266.96
February 2001.................     48,457,189.99
March 2001....................     47,683,113.01
April 2001....................     46,909,037.20
May 2001......................     46,134,960.22
June 2001.....................     45,360,884.42
July 2001.....................     44,586,807.44
August 2001...................     43,812,730.46
September 2001................     43,038,654.66
October 2001..................     42,264,577.68
November 2001.................     41,490,501.87
December 2001.................     40,716,424.89
January 2002..................     39,942,347.92
February 2002.................     39,168,272.11
March 2002....................     38,394,195.13
April 2002....................     37,620,118.15
May 2002......................     36,846,042.35
June 2002.....................     36,071,965.37
July 2002.....................     35,297,889.57
August 2002...................     34,523,812.59
September 2002................     33,749,735.61
October 2002..................     32,975,659.80
November 2002.................     32,201,582.83
December 2002.................     31,427,507.02
January 2003..................     30,653,430.04
February 2003.................     29,879,353.06
March 2003....................     29,105,277.26
April 2003....................     28,331,200.28
May 2003......................     27,557,124.47
June 2003.....................     26,783,047.50
July 2003.....................     26,008,970.52
August 2003...................     25,234,894.71

         PAYMENT DATE           SCHEDULED BALANCE
         ------------           -----------------
September 2003................   $ 24,460,817.73
October 2003..................     23,686,741.93
November 2003.................     22,912,664.95
December 2003.................     22,138,587.97
January 2004..................     21,364,512.17
February 2004.................     20,590,435.19
March 2004....................     19,816,359.38
April 2004....................     19,042,282.41
May 2004......................     18,268,205.43
June 2004.....................     17,494,129.62
July 2004.....................     16,720,052.64
August 2004...................     15,945,976.25
September 2004................     15,171,899.74
October 2004..................     14,397,823.22
November 2004.................     13,623,746.70
December 2004.................     12,849,670.18
January 2005..................     12,075,593.66
February 2005.................     11,301,517.15
March 2005....................     10,527,440.63
April 2005....................      9,753,364.12
May 2005......................      8,979,287.60
June 2005.....................      8,205,211.08
July 2005.....................      7,431,134.57
August 2005...................      6,657,058.05
September 2005................      5,882,981.53
October 2005..................      5,108,905.02
November 2005.................      4,334,828.50
December 2005.................      3,560,751.98
January 2006..................      2,786,675.47
February 2006.................      2,012,598.95
March 2006....................      1,238,522.43
April 2006....................        464,445.91
May 2006 and thereafter.......              0.00

PROSPECTUS

                      COLLATERALIZED MORTGAGE OBLIGATIONS
                           PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                      AND CERTAIN NON-AGENCY CERTIFICATES
                     AND PRIVATE MORTGAGE-BACKED SECURITIES

                     FUND AMERICA INVESTORS CORPORATION II
          AND CERTAIN TRUSTS, ALL OF THE BENEFICIAL OWNERSHIP INTEREST
           IN WHICH IS OWNED BY FUND AMERICA INVESTORS CORPORATION II

     This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Pass-Through Certificates (the "Certificates" and, together with the Bonds, the "Securities"), which may be sold from time to time in one or more series (a "Series") by Fund America Investors Corporation II (the "Company") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement (a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds secured by a trust estate (a "Trust Estate") and issued pursuant to an Indenture, which Bonds representing indebtedness of the Company or an owner trust (an "Owner Trust") beneficially owned by the Company, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust fund (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates.

     The Securities of each Series will be secured by or will represent a beneficial interest in certain mortgage-related assets (the "Mortgage Assets") and may also be secured by, represent beneficial interests in, or have the benefits of certain other assets (together with the Mortgage Assets, the "Assets") which may include reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other credit enhancement ("Credit Enhancement") as described in the related Prospectus Supplement. The Mortgage Assets with respect to a Series of Bonds will consist of one or more of the following: (i) mortgage-backed certificates, mortgage pass-through certificates, or mortgage participation certificates ("Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"); (ii) pass-through certificates or participation certificates, formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration, which are neither issued nor guaranteed by any agency or instrumentality of the United States ("Non-Agency Certificates") and which evidence undivided interests in (a) Agency Securities, (b) pools of single family (one- to four-unit) residential mortgage loans or participation interests therein ("Mortgage Loans"), (c) conditional sales contracts and installment sales or loan agreements or participation interests therein either secured by manufactured housing ("Secured Contracts") or unsecured ("Unsecured Contracts" and, together with the Secured Contracts, the "Contracts") or (d) multifamily mortgage loans secured by rental apartment buildings or projects containing five or more residential units, or cooperative apartment building loans ("Multifamily Loans"); (iii) (A) a pool or pools of Mortgage Loans, Contracts and/or Multifamily Loans, or (B) mortgage pass-through or participation certificates representing beneficial interests in certain mortgage loans or certain mortgage-backed securities, collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities, and residual interest securities relating to issuances of mortgage pass-through certificates or collateralized mortgage obligations (collectively, "Private Mortgage-Backed Securities") and (iv) participation or other interests in any of the foregoing. Private Mortgage-Backed Securities may include securities formed or issued by the Company (or an Owner Trust beneficially owned by the Company), an affiliate of the Company, or by third parties. The Mortgage Assets with respect to a Series of Certificates will consist of one or more of the following: (i) Agency Securities, (ii) Non-Agency Certificates, (iii) Mortgage Loans, (iv) Contracts,
(v) Multifamily Loans, (vi) Private Mortgage-Backed Securities, and (vii) participation or other interests in any of the foregoing. To the extent specified in the related Prospectus Supplement, Mortgage Loans, Contracts and Multifamily Loans may be secured by junior liens on the related mortgaged properties, and may include Title I Loans.

     Each Series will be issued in one or more Classes, one or more of which may be Principal Only Securities, Interest Only Securities, Compound Interest Securities, Variable Interest Rate Securities, Scheduled Amortization Securities, Companion Securities, Special Allocation Securities, or any other Class of Securities, if any, included in such Series and described in the related Prospectus Supplement. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Payments or distributions of interest on each Class of Securities other than Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until the date or period specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount
                                                  (Cover continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 26 HEREIN FOR A DESCRIPTION OF CERTAIN RISKS AND OTHER FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE SECURITIES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS
      SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
      OFFENSE.

     Offers of the Securities of a Series may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

     There will have been no public market for any Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any Series or, if it does develop, that such market will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                 THE DATE OF THIS PROSPECTUS IS APRIL 28, 1998.

(Cover continued from previous page)

of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on a pro rata, random lot or other selection basis among Securities of such Class, as specified in the related Prospectus Supplement. Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement. The Company or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

     Bonds of a Series will constitute non-recourse obligations of the related Issuer and Certificates of a Series will evidence an interest in the related Trust Fund only. Neither the Bonds nor the Certificates will be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations, if any, with respect to a Series will be to obtain certain representations and warranties from each Seller of the related Mortgage Assets and to assign to the related Trustee (or, in the case of Bonds issued by an Owner Trust, to such Owner Trust) the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a Series, no affiliate of the Company will have any obligations with respect to such Series.

     The yield on each Class of a Series will be affected by the rate of payment of principal (including prepayments) on the related Trust Estate or Mortgage Assets and the timing of receipt of such payments as described herein and in the related Prospectus Supplement.

     Each Private Mortgage-Backed Security and each participation or other interest therein securing a Series of Bonds or underlying a Series of Certificates (including Private Mortgage-Backed Securities formed or issued by the Company or an affiliate of the Company) will have been acquired by the Company, in a secondary market transaction, from a seller other than the issuer thereof and any of its affiliates, and will have been (i) issued in an offering registered under the Securities Act of 1933, as amended (the "Securities Act") or (ii) issued in an offering exempt from the registration requirements of the Securities Act and will have been held by persons other than the issuer of such securities and its affiliates for at least three years.

     If specified in the Prospectus Supplement for a Series, one or more elections may be made to treat all or specified portions of the related Trust Estate or Trust Fund as a "real estate mortgage investment conduit" ("REMIC") or to treat the arrangement by which such Series is issued as a REMIC, for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                                      --2--

              PROSPECTUS SUPPLEMENT AND CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement and Current Report on Form 8-K relating to a Series to be offered hereunder will, among other things, set forth all of the following with respect to such Series:

           (i) whether the Securities of such Series are Bonds or Certificates;

          (ii) information as to the Assets, included in the related Trust Estate or Trust Fund, or otherwise available for such Series including (A) the certain characteristics of the Mortgage Assets included therein and (B) a description of the Credit Enhancement, if any, with respect to such Series;

         (iii) the aggregate original principal balance of each Class of such Series entitled to payments or distributions allocable to principal and, if a fixed rate of interest, the interest rate for each Class of such Series entitled to distributions allocable to interest;

          (iv) information as to any Class of such Series that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined;

           (v) information as to any Class of such Series on which interest will accrue and be added to the principal or, if applicable, notional principal balance thereof;

          (vi) information as to the method used to calculate the amount of interest to be paid on any Class of such Series entitled to payments or distributions of interest only;

         (vii) information as to the nature and extent of subordination with respect to any Class of such Series that is subordinate in right of payment to any other Class of such Series;

        (viii) the Stated Maturity of each Class of Bonds or the Assumed Final Distribution Date of each Class of Certificates;

          (ix) the circumstances, if any, under which the Securities of such Series are subject to redemption or repurchase;

           (x) the Payment Dates or Distribution Dates, as applicable, for each Class of such Securities;

          (xi) the method used to calculate the aggregate amounts of principal and interest available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, and with respect to a Series consisting of more than one Class, the basis on which such amounts will be allocated among the Classes of such Series;

         (xii)   the identity of the Trustee for such Series;

        (xiii) whether one or more elections will be made to treat all or specified portions of the Assets securing such Series or included in the related Trust Fund as a REMIC and, if applicable, the designation of the regular interests and residual interests therein; and

         (xiv) information with respect to the plan of distribution of such Series.

         The actual characteristics of the Mortgage Assets relating to a Series will not deviate in any material respect from the parameters specified in the related Prospectus Supplement; provided, however, that if the characteristics described in the initial related Prospectus Supplement materially differ from the actual characteristics, a supplement to the related Prospectus Supplement will be distributed.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information (the "Reports") with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material documents referred to herein and therein, but do not contain all of the information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., 1st Floor, Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048.

         The Company does not plan to send any financial information to holders of Securities. The Trustee, however, will include with each payment or distribution on Securities of a Series a statement containing certain payment information with respect to such Securities.

         The Company's principal executive offices are located at 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111. Its telephone number is (303) 290-6025.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission under the Exchange Act are incorporated by reference in this
Prospectus:

         (1) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996;

         (2) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1997; and

         (3) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in an other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Helen M. Dickens, Vice President, Fund America Investors Corporation II, 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111 (303/290-6025).

                               TABLE OF CONTENTS


                                                                                                                     Page
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
PROSPECTUS SUPPLEMENT AND CURRENT REPORT ON FORM 8-K  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

TABLE OF CONTENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

INDEX OF PRINCIPAL TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Prepayment and Yield Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Security Interests and Other Aspects of the Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Limited Liquidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Limited Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Limitations, Reduction and Substitution of Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . .  30
         Original Issue Discount; Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Funds Available for Redemptions or Repurchases at the Request of Holders . . . . . . . . . . . . . . . . . .  30
         Book Entry Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Nature of Direct or Indirect Backing for Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Insurance Considerations for Certain Non-Agency Certificates and Private
                 Mortgage-Backed Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Certain Matters Relating to Insolvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Junior Lien Mortgage Loans; Liquidation of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Remedies Following Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Risks Associated With Mortgaged Properties Not Located in the United States  . . . . . . . . . . . . . . . .  33
         Deposits, Substitutions and Withdrawals of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Other Legal Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

DESCRIPTION OF THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         The Bonds - General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         The Certificates - General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Form of Securities; Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         REMIC Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Classes of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Payments or Distributions of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Redemption of Bonds; Termination or Repurchase with Respect to Certificates  . . . . . . . . . . . . . . . .  40
         Book Entry Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ASSETS SECURING OR UNDERLYING THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Agency Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Non-Agency Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Multifamily Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                               TABLE OF CONTENTS
                                  (continued)

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
         Private Mortgage-Backed Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Characteristics of Agency Securities and Private Mortgage-Backed Securities  . . . . . . . . . . . . . . . .  52
         Deposit, Substitution and Withdrawal of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Cross-Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Pool Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Special Hazard Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         FHA Insurance on the Multifamily Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Bankruptcy Bond  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Reserve Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Other Insurance, Guarantees and Similar Instruments or Agreements  . . . . . . . . . . . . . . . . . . . . .  56

SERVICING OF THE MORTGAGE LOANS, MULTIFAMILY LOANS AND CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Servicing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Payments on Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Servicing Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Primary Mortgage Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Standard Hazard Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Title Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies;
                 Other Realization Upon Defaulted Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Administration and Servicing Compensation and Payment of Expenses  . . . . . . . . . . . . . . . . . . . . .  64

THE INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Modification of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Rights Upon Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         List of Holders of Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Issuer's Annual Compliance Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Trustee's Annual Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Reports by Trustee to Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

THE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Assignment of Mortgage Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Repurchase or Substitution of Mortgage Loans, Contracts and Multifamily Loans  . . . . . . . . . . . . . . .  71
         Evidence as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         List of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Administration of the Certificate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Reports to Holders of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Rights Upon Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                     Page
                                                                                                                     ----
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

THE ISSUER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Owner Trust Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         The Mortgage Loans and Multifamily Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Consumer Protection Laws with respect to Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         The Title I Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Federal Income Tax Consequences for REMIC Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
                 Status of REMIC Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
                 Qualification as a REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
                 Taxation of Regular Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
                 Taxation of Residual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
                 Limitations on Deduction of Certain Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
                 Taxation of Certain Foreign Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
                 Backup Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
                 Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made . . . . . . . . . . . . 111
                 Non-REMIC Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
                 Standard Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
                 Stripped Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
                 Reporting Requirements and Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
                 Taxation of Certain Foreign Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119

FINANCIAL INFORMATION AND ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119

                            INDEX OF PRINCIPAL TERMS

                                                                                                                     Page
Accrued Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Adjustable Multifamily Loan Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Adjustable Rate Multifamily Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Advance Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Agency Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Annual Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Applicable Accounting Standards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22, 51
Assumed Final Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Bankruptcy Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 41
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Bond Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Book Entry Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23, 40
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Certificate Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Certificate Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Certificates of Beneficial Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Clearing Agency Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 41
Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23, 40
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Collateral Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Committee Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Companion Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 75
Compound Interest Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 37
Contract Loan Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Contract Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 50
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 50
Conventional Multifamily Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Cooperative Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21, 42
Counsel to the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
CPTs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23, 53
Custodial Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Deposit Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Deposit Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 35
Disqualified Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25, 92
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

FAMC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58, 72, 91
FHA Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
FHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
FHA-Insured Multifamily Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
FHLMC Certificate Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
FHLMC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Final REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
FLTs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
FmHA Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
FNMA Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Funding Agreement Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Funding Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Garn-St. Germain Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
GNMA Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
GNMA Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
GNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Guaranty Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Initial Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Interest Only Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 37
INVs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
IOs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Manufactured Home Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Manufactured Home . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Manufacturer's Invoice Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Market Discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Maximum Variable Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Minimum Variable Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Monthly Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 94
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Mortgage Pool Insurance Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Mortgage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Mortgagors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Multifamily Loan Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 49
Multifamily Loan Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Multifamily Loan Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Multifamily Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
NCUA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58, 91
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

Non-Agency Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Non-Agency Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Non-Agency Pooling and Administration Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Non-Agency Servicers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Non-Agency Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Non-Priority Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Non-REMIC Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
Notional Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Original Issue Discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33, 95
Original Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
OTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83, 91
Owner Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13, 35
Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
PACs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Pass-Through Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Permitted Instruments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Plan Asset Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
PMBS Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
PMBS Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
PMBS Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
PMBS Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Policy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
Pool Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
POs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Premium REMIC Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Principal Only Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 37
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Priority Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Private Mortgage-Backed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Prohibited Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36, 92
Property Improvement Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
PTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Regular Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 94
Regular Securityholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
REMIC Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
REMIC Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 94
Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Remittance Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Reserve Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Residual Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Residual Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 30, 94

Residual Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Residuals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Retail Class Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
SAIF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Scheduled Amortization Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Scheduled Principal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Secured Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22, 50
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Servicers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26, 90
Special Allocation Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Special Hazard Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Standard Indenture Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Stated Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Stripped Certificateholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
Stripped Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 115
Subordinated Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
TACs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
TAMRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Thrift Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Title I Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Title I Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Title I Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
TMP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 57
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Underlying Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
Unsecured Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22, 50
VA Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
VA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Variable Interest Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Window Period Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Zs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                             SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the related Indenture or Agreement, as applicable. Unless otherwise specified, initially capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See "Index of Principal Terms" herein.

Securities Offered  . . . . . . .   Bonds and Certificates issuable in Series.
                                    Bonds of a Series will be issued pursuant to an indenture (the "Indenture") between the respective Issuer (as defined below) and the Trustee (the "Trustee") for such Series, and will be secured by the Assets included in a trust estate (the "Trust Estate") and pledged to secure such Series. Such
                                    Indenture may be in the form of a Terms
                                    Indenture incorporating by reference the
                                    Standard Indenture Provisions (the "Standard
                                    Indenture Provisions") of the Issuer.
                                    Certificates of a Series will be issued
                                    pursuant to a pooling agreement or a pooling and administration agreement (each, an
                                    "Agreement") between the Company, the
                                    Administrator, if any, and the Trustee for such Series and will evidence beneficial interests in the Assets included in a trust fund (the "Trust Fund") and assigned to the Trustee for the applicable Series. With respect to each Series, a bank, trust company or other fiduciary acting as a trustee and named in the Prospectus
                                    Supplement with respect to such Series (the
                                    "Trustee" with respect to such Series) will enter into the related Indenture or Agreement, as indicated above. Holders of Securities are referred to herein as "Holders" or "Securityholders."

                                    The Securities of any Series may be issued in one or more classes (each a "Class"), as specified in the related Prospectus Supplement. One or more Classes of Securities of each Series

                                    (i) may be entitled to receive payments or distributions allocable only to principal ("Principal Only Securities"), only to interest ("Interest Only Securities") or to any combination thereof;

                                    (ii) may be entitled to receive payments or distributions only of prepayments of principal throughout the lives of the Securities of such Series or during specified periods;

                                    (iii) may be subordinated in the right to receive payments or distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of such Series throughout the lives of the Securities of such Series or during specified periods;

                                    (iv) may be entitled to receive such
                                    payments or distributions only after the occurrence of events specified in the Prospectus Supplement;

                                    (v) may be entitled to receive payments or distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the Assets securing such Series or in the related Trust Fund;

                                    (vi) as to Securities entitled to payments or distributions allocable to interest, may be entitled to receive interest at a rate that is subject to change from time to time ("Variable Interest Rate Securities") or at a fixed rate;

                                    (vii) may accrue interest, with such accrued interest added to the principal amount of the Securities of such Class and no payments being made thereon until such time as is specified in the related Prospectus Supplement ("Compound Interest Securities").

                                    The timing and amounts of such distributions may vary among Classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                    The Company or its affiliates may retain or hold for sale from time to time all or a portion of one or more Classes of a Series.

                                    The Securities of each Class of a Series will be issued either in fully registered form or in book entry form in the authorized denominations specified in the Prospectus Supplement. The Securities will not be guaranteed or insured by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person and, except as otherwise specified in the related Prospectus Supplement, the Mortgage Assets (other than Agency Securities) relating to a Series will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

The Company . . . . . . . . . . .   Fund America Investors Corporation II (the
                                    "Company") is a limited purpose Delaware corporation formed on December 14, 1992. The
                                    Company's principal executive offices are located at 6400 S. Fiddler's Green Circle,
                                    Suite 1200B, Englewood, Colorado 80111;
                                    telephone number (303) 290-6025. See "The
                                    Issuer -- The Company."

Issuer  . . . . . . . . . . . . .   The Issuer with respect to a Series of Bonds
                                    will be the Company or an owner trust
                                    established by it (the "Owner Trust") for the purpose of issuing one or more Series of Bonds. Each such Owner Trust will be created pursuant to an Agreement (the "Deposit Trust
                                    Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee
                                    (the "Owner Trustee"). Each Series of Bonds will be non-recourse obligations of the related Issuer. The Issuer with respect to a Series of Bonds will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds, other than the Assets included in the related Trust Estate.

                                    The Issuer with respect to a Series of
                                    Certificates will be the Trust Fund
                                    established by the Company pursuant to the related Agreement.

                                    Unless otherwise specified in a related
                                    Prospectus Supplement (i) each Series of
                                    Bonds will be separately secured by the
                                    related Trust Estate, which will constitute the only significant assets available to make payments on the Bonds of such Series and (ii) each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust Fund and any other Assets pledged or otherwise available for the benefit of Holders of such Series as specified in the related Prospectus Supplement.

The Administrator;
Non-Agency Administrator  . . . .   With respect to a Series of Securities for
                                    which the related Trust Estate or Trust Fund includes Mortgage Loans, Multifamily Loans, and Contracts, the entity or entities named as the Administrator in the related
                                    Prospectus Supplement, if any (the
                                    "Administrator"), will act as administrator, and may act as a servicer, with respect to such Mortgage Loans, Multifamily Loans, and
                                    Contracts. The Administrator may be an
                                    affiliate of the Company. With respect to a Series of Certificates for which the Trust
                                    Fund does not include Mortgage Loans,
                                    Multifamily Loans or Contracts, there will be no Administrator unless otherwise specified in the related Prospectus
                                    Supplement.

                                    With respect to a Non-Agency Certificate, the entity named as the Non-Agency Administrator will act as administrator, and may act as servicer, with respect to the underlying Mortgage Loans, Multifamily Loans, and Contracts. The Non-Agency Administrator may be an affiliate of the Company.

Payments or Distributions of
Interest  . . . . . . . . . . . .   Each Class of a Series (other than a Class
                                    of Principal Only Securities) will accrue interest at the rate set forth in (or, in the case of Variable Interest Securities, as determined as provided in) the related
                                    Prospectus Supplement (the "Bond Interest
                                    Rate" with respect to a Class of Bonds and the "Certificate Interest Rate" with respect to a Class of Certificates). One or more
                                    Classes may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. Interest on each Class will accrue during the respective periods and be paid or distributed on the respective dates specified in the related
                                    Prospectus Supplement (each such period an "Interest Accrual Period" and each such date a "Payment Date" with respect to a Class of Bonds and a "Distribution Date" with respect to a Class of Certificates). Interest on all Securities which bear or receive interest, other than Compound Interest Securities, will be due and payable on the Payment
                                    Dates, or distributed on the Distribution
                                    Dates, as applicable, specified in the
                                    related Prospectus Supplement. However,
                                    failure to pay or distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Securities.
                                    Interest on any Class of Compound Interest
                                    Securities will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date, as applicable, until such time as is specified in the related
                                    Prospectus Supplement. Principal Only
                                    Securities will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier redemption of the Securities of any Class, interest will be paid to the date specified in the related
                                    Prospectus Supplement.

                                    Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the related Interest Accrual Period. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date, as applicable, for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date, as applicable, for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

                                    With respect to each Class of Variable
                                    Interest Rate Securities of a Series, the related Prospectus Supplement will set forth: (i) the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the manner of determining the initial Bond Interest Rate or Certificate Interest
                                    Rate); (ii) the formula, index or other
                                    method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, will be determined from time to time; (iii) the periodic intervals at which such determination will be made; (iv) the interest rate cap (the "Maximum Variable Interest Rate") if any, and the interest rate floor (the "Minimum Variable Interest Rate"), if any, on the Bond Interest Rate or Certificate Interest Rate for such Variable Interest Rate Securities; and any other terms relevant to such Class of Securities. See "Description of the Securities -- Payments or Distributions of Principal and Interest -- Payments or Distributions of Interest."

Payments or Distributions
of Principal  . . . . . . . . . .   Principal payments or distributions on the
                                    Securities of a Series will be made from amounts available therefor on each Payment
                                    Date or Distribution Date, as applicable, in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective
                                    Classes of a Series of Securities at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

                                    Except with respect to Compound Interest
                                    Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date or Distribution Date, as applicable, principal payments or distributions will be made on the Securities of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series has a Class of Compound Interest Securities, additional principal payments on the Securities of such Series will be made on each Payment Date or Distribution Date, as applicable, in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Securities for the related Interest Accrual Period. See "Description of the Securities -- Payments or Distributions of Principal and Interest -- Payments or Distributions of Principal."

Unscheduled Payments or
Distributions . . . . . . . . . .   If specified in the related Prospectus
                                    Supplement, the Securities of a Series will be subject to receipt of payments or distributions before the next scheduled
                                    Payment Date or Distribution Date as
                                    described under "Description of Securities
                                    -- Payments or Distributions of Principal and Interest -- Unscheduled Payments or
                                    Distributions."

Allocation of Losses  . . . . . .   If so specified in the related Prospectus
                                    Supplement, on any Payment Date or
                                    Distribution Date, as applicable, on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate
                                    Securities of such Series or other
                                    subordination, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Securities of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related
                                    Prospectus Supplement, such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all
                                    Securities of such Class. See "Description of the Securities -- Payments or Distributions of Principal and Interest --
                                    Payments or Distributions of Principal."

Stated Maturity and Assumed
Final Distribution Date . . . . .   The "Stated Maturity" for each Class of
                                    Bonds of a Series will be the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, as determined on the basis of the assumptions set forth in the related Prospectus Supplement. The "Assumed
                                    Final Distribution Date" for each Class of
                                    Certificates of a Series will be the date specified in the related Prospectus
                                    Supplement after which no Certificates of such Class will remain outstanding, as determined on the basis of the assumptions set forth in the related Prospectus
                                    Supplement. The Assumed Final Distribution
                                    Date of a Class of Certificates may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related
                                    Prospectus Supplement.

                                    The actual maturity date of the Securities of a Series will depend primarily upon the level of prepayments with respect to the Mortgage Asset (including the Underlying Mortgage Loans if such Mortgage Assets consist of Mortgage Certificates) securing or underlying such Series of Securities. The actual maturity of any Securities is likely to occur earlier and may occur substantially earlier than its Stated Maturity or Assumed Final Distribution Date, as applicable, as a result of the application of prepayments to the reduction of the principal balances of the Securities. The rate of prepayments on the Mortgage Assets securing or underlying a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Special Considerations."

Redemption of Bonds . . . . . . .   To the extent provided in the related
                                    Prospectus Supplement, the Bonds of any
                                    Class of a Series may be (i) redeemed at the request of holders of such Bonds; (ii) redeemed at the option of the Company or another party specified in the related
                                    Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related
                                    Prospectus Supplement.


Termination or Repurchase with
Respect to Certificates . . . . .   To the extent provided in the related
                                    Prospectus Supplement, the Certificates of any Class of a Series may be (i) repurchased at the request of holders of such Certificates; (ii) repurchased at the option of the Company, the Administrator, if any, or another party specified in the related
                                    Prospectus Supplement; or (iii) subject to special repurchase under certain circumstances. In addition, if so specified in the Prospectus Supplement for a Series of Certificates, the Company, the
                                    Administrator, if any, or another party
                                    specified in the related Prospectus
                                    Supplement
                                    may, at its option, cause an early
                                    termination of the Trust Fund for such
                                    Series by repurchasing all of the Mortgage
                                    Assets from such Trust Fund, under the
                                    circumstances specified in such Prospectus
                                    Supplement. The circumstances and terms
                                    under which the Certificates of a Series may be repurchased and the circumstances and terms under which the related Trust Fund may be terminated will be described in the related Prospectus Supplement.

Assets Securing or
Underlying the Securities . . . .   Each Series of Bonds will be separately
                                    secured by a Trust Estate, and each Series of Certificates will represent beneficial ownership interests in a Trust Fund. The
                                    Mortgage Assets included in the Trust Estate with respect to a Series of Bonds will include Mortgage Assets consisting of one or more of the following, as specified in the related Prospectus Supplement:

                                    (i)      mortgage-backed certificates,
                                             mortgage pass-through certificates
                                             or mortgage participation
                                             certificates, including residual
                                             interests ("Agency Securities")
                                             issued or guaranteed by the
                                             Government National Mortgage
                                             Association ("GNMA"), the Federal
                                             National Mortgage Association
                                             ("FNMA") or the Federal Home Loan
                                             Mortgage Corporation ("FHLMC");

                                    (ii)     non-publicly offered pass-through
                                             certificates or participation
                                             certificates which are neither
                                             issued nor guaranteed by any agency
                                             or instrumentality of the United
                                             States ("Non-Agency Certificates")
                                             and which evidence undivided
                                             interests in (a) Agency Securities,
                                             (b) a pool (a "Mortgage Pool") of
                                             single family (one- to four-unit)
                                             residential mortgage loans or
                                             participation interests therein
                                             ("Mortgage Loans"), (c) a pool (a
                                             "Contract Pool") of conditional
                                             sales contracts and installment
                                             sales or loan agreements or
                                             participation interests therein
                                             secured by manufactured housing
                                             ("Contracts") or (d) a pool (a
                                             "Multifamily Loan Pool") of
                                             multifamily mortgage loans
                                             including cooperative apartment
                                             building loans ("Multifamily
                                             Loans");

                                    (iii)    (A) a pool or pools of Mortgage
                                             Loans, Contracts and/or Multifamily
                                             Loans or (B) mortgage pass-through
                                             certificates representing
                                             beneficial interests in certain
                                             mortgage loans or certain
                                             mortgage-backed securities,
                                             collateralized mortgage obligations
                                             secured by certain mortgage loans
                                             or certain mortgage-backed
                                             securities, and residual interest
                                             securities relating to issuances of
                                             mortgage pass-through certificates
                                             or collateralized mortgage
                                             obligations (collectively, "Private
                                             Mortgage-Backed Securities"); and

                                    (iv)     participation or other interests in
                                             any of the foregoing.

                                    The Mortgage Assets included in the Trust
                                    Fund with respect to a Series of
                                    Certificates will include Mortgage Assets consisting of one or more of the following, as specified in the related Prospectus
                                    Supplement:

                                    (i)      Agency Securities,

                                    (ii)     Non-Agency Certificates,

                                    (iii)    a Mortgage Pool,

                                    (iv)     a Contract Pool,

                                    (v)      a Multifamily Loan Pool,

                                    (vi)     Private Mortgage-Backed Securities,
                                             and

                                    (vii)    participation or other interests in
                                             any of the foregoing.

                                    A Trust Estate or Trust Fund may also
                                    include, or the related Securities may also have the benefits of, certain other Assets, including but not limited to: reinvestment income, reserve funds, cash accounts, insurance policies, guarantees, letters of credit or other credit enhancement as described in the related Prospectus Supplement, intended to decrease the likelihood that holders of Securities will experience delays in payments or distributions of scheduled payments on, or losses in respect of, the assets included in such Trust Estate or Trust Fund. The Securities of any Series will be entitled to payment only from the Assets included in the related Trust Estate or Trust Fund and any other Assets pledged or otherwise available for the benefit of the holders of such Securities as specified in the related Prospectus Supplement.

A. Agency Securities  . . . . . .   Agency Securities will consist of:

                                    (i)      "fully modified pass-through"
                                             mortgage-backed certificates
                                             guaranteed as to timely payment of
                                             principal and interest by the GNMA
                                             ("GNMA Certificates"),

                                    (ii)     guaranteed mortgage pass-through
                                             certificates issued and guaranteed
                                             as to timely payment of principal
                                             and interest by the FNMA ("FNMA
                                             Certificates"),

                                    (iii)    mortgage participation certificates
                                             issued and guaranteed as to timely
                                             payment of interest and, unless
                                             otherwise specified in the related
                                             Prospectus Supplement, ultimate
                                             payment of principal by the FHLMC
                                             ("FHLMC Certificates"),

                                    (iv)     stripped mortgage-backed securities
                                             representing an undivided interest
                                             in all or a part of either the
                                             principal distributions (but not
                                             the interest distributions) or the
                                             interest distributions (but not the
                                             principal distributions)
                                             or in some specified portion of the
                                             principal and interest
                                             distributions (but not all of such
                                             distributions) on certain GNMA,
                                             FNMA or FHLMC Certificates and,
                                             unless otherwise specified in the
                                             Prospectus Supplement, guaranteed
                                             to the same extent as the
                                             underlying securities,

                                    (v)      other types of mortgage-backed
                                             certificates, mortgage pass-
                                             through certificates or mortgage
                                             participation certificates issued
                                             or guaranteed by GNMA, FNMA or
                                             FHLMC, such as FNMA Guaranteed
                                             REMIC Pass-Through Certificates and
                                             FHLMC Multiclass Mortgage
                                             Participation Certificates, and
                                             including residual interest
                                             securities, as described in the
                                             related Prospectus Supplement or

                                    (vi)     a combination of such Agency
                                             Securities.

                                    All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                                    The Prospectus Supplement for a Series will describe any Agency Securities to be included in the related Trust Estate or Trust Fund, and will specify certain characteristics of the mortgage loans underlying such Agency Securities. See "Assets Securing or Underlying the Securities -- Agency Securities."

B.  Non-Agency Certificates . . .   Non-Agency Certificates will evidence an
                                    undivided interest in Agency Securities, a Mortgage Loan Pool, a Contract Pool, or a
                                    Multifamily Loan Pool. Non-Agency
                                    Certificates themselves will have been
                                    formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration, and will not be insured or guaranteed by the United States or any agency or instrumentality thereof. Unless otherwise specified in the related Prospectus
                                    Supplement relating to a Series, payments on the Non- Agency Certificates to be included in the related Trust Estate or Trust Fund will be distributed directly to the related
                                    Trustee as registered owner of such
                                    Non-Agency Certificates. The Prospectus
                                    Supplement for a Series will describe any Non-Agency Certificates to be included in the related Trust Estate or Trust Fund, and will specify certain characteristics of the Agency Securities, Mortgage Loans, Contracts or Multifamily Loans underlying such
                                    Non-Agency Certificates. See "Assets
                                    Securing or Underlying the Securities --
                                    Non-Agency Certificates."

C.  Private Mortgage-Backed
     Securities . . . . . . . . .   Private Mortgage-Backed Securities may
                                    include (a) mortgage pass- through
                                    certificates representing beneficial
                                    interests in certain mortgage loans or
                                    certain mortgage-backed securities, (b)
                                    collateralized mortgage obligations secured by certain mortgage loans or certain mortgage-backed securities or (c) residual interest securities relating to an issuance of securities of the type referred to in clause (a) or
                                    (b). Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions
                                    (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans.
                                    Private Mortgage-Backed Securities may
                                    include securities formed or issued by the Company (or an Owner Trust beneficially owned by it), by an affiliate of the Company, or by third parties. Although individual mortgage loans underlying a
                                    Private Mortgage-Backed Security may be
                                    insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                    Mortgage-Backed Securities themselves will not be so insured or guaranteed. The mortgage loans underlying Private
                                    Mortgage-Backed Securities may be secured by single-family property, multifamily property, manufactured homes, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.
                                    Unless otherwise specified in the related
                                    Prospectus Supplement relating to a Series, payments on the Private Mortgage-Backed
                                    Securities relating to a Series will be
                                    distributed directly to the related Trustee as registered owner of such Private
                                    Mortgage-Backed Securities. The Prospectus
                                    Supplement for a Series will describe any Private Mortgage-Backed Securities to be included in the related Trust Estate or Trust Fund, and will specify certain characteristics of the mortgage loans underlying such Private Mortgage-Backed
                                    Securities. See "Assets Securing or
                                    Underlying the Securities -- Private
                                    Mortgage-Backed Securities."

D.  Mortgage Loans  . . . . . . .   Unless otherwise specified in the related
                                    Prospectus Supplement, the Mortgage Loans underlying the Non-Agency Certificates included in the Trust Estate or Trust Funds for a Series, or the Mortgage Loans included in the Trust Estate or Trust Fund for a Series of Securities will be conventional mortgage loans originated or acquired by the Company, either directly or through an affiliate. The residential properties securing the Mortgage Loans may be located in or outside of the United States. If so specified in the related Prospectus
                                    Supplement, the Mortgage Loans relating to a Series may include cooperative apartment loans with respect to individual units in cooperative apartment complexes, which loans are secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. In addition, the
                                    Mortgage Loans may be secured by junior
                                    liens on the related mortgaged properties.
                                    Mortgage Loans may include Title I Loans.

                                    The related Prospectus Supplement for a
                                    Series will describe any Mortgage Loans
                                    underlying the Non-Agency Certificates to be included in the related Trust Estate or Trust Fund, or the Mortgage Loans included in the Trust Estate or Trust Fund for a Series of Securities, and will specify certain information regarding the payment terms of such Mortgage Loans. See "Assets Securing or Underlying the Securities -- Mortgage Loans."

E.  Contracts . . . . . . . . . .   The Contracts underlying the Non-Agency
                                    Certificates included in the Trust Estate or Trust Fund, for a Series, or the Contracts included in the Trust Estate or Trust Fund for a Series of Securities will consist of conditional sales contracts and installment sales or loan agreements or participation interests therein secured by new or used
                                    Manufactured Homes (as defined herein). As specified in the related Prospectus
                                    Supplement, Contracts may either be secured by new or used Manufactured Homes (as defined herein) (a "Secured Contract") or unsecured (an "Unsecured Contract").
                                    Contracts may be conventional (i.e., not insured or guaranteed by any government agency), insured by the Federal Housing
                                    Administration ("FHA"), including Title I
                                    Contracts, or partially guaranteed by the Veterans Administration ("VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related
                                    Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The related Prospectus Supplement for a Series will describe any Contracts underlying the Non-Agency Certificates included in the related Trust Estate or Trust Fund, for a Series, or the Contracts included in the Trust Estate or Trust Fund for a Series of
                                    Securities. The Unsecured Contracts included in the Trust Estate or Trust Fund for a Series will not constitute a material concentration of the assets of such Trust
                                    Estate or Trust Fund. See "Assets Securing or Underlying the Securities -- Contracts."

F.  Multifamily Loans . . . . . .   Multifamily Loans underlying the Non-Agency
                                    Certificates included in the Trust Estate or Trust Fund for a Series or the Multifamily
                                    Loans included in the Trust Estate or Trust
                                    Fund for a Series of Securities may, as
                                    specified in the related Prospectus
                                    Supplement, include fixed rate or adjustable rate Multifamily Loans. Multifamily Loans may be conventional multifamily mortgage loans ("Conventional Multifamily Loans") or mortgage loans insured by the FHA
                                    ("FHA-Insured Multifamily Loans") in each case secured by rental apartment buildings or projects containing five or more residential units or may be mortgage loans with respect to apartment buildings owned by Cooperatives. Multifamily Loans may include
                                    Title I Loans. Adjustable rate Multifamily
                                    Loans ("Adjustable Rate Multifamily Loans") may, as described in the related Prospectus
                                    Supplement, permit or require periodic
                                    changes in the interest rates borne by the Multifamily Loans ("Adjustable Multifamily
                                    Loan Rates") and in the monthly payments made on the Multifamily Loans. Multifamily
                                    Loans relating to a Series may, as described in the related Prospectus Supplement, provide for no amortization of the principal amount of such loans prior to maturity or for a specified period after origination, and require the entire unpaid principal balance to be paid in a lump sum at maturity or may provide for full amortization of principal over the term of the Multifamily Loan.
                                    Multifamily Loans may provide for negative amortization as specified in the related
                                    Prospectus Supplement.

                                    The related Prospectus Supplement for a
                                    Series will describe any Multifamily Loans underlying the Non-Agency Certificates to be included in the related Trust Estate or Trust Fund, for a Series, or the Multifamily Loans included in the Trust Estate or Trust Fund for a Series of Securities. See "Assets Securing or Underlying the Securities -- Multifamily Loans."

Advances  . . . . . . . . . . . .   Unless otherwise specified in the Prospectus
                                    Supplement for a Series, the Servicer or Servicers of the related Mortgage Loans, Contracts and Multifamily Loans and the Non-Agency Servicers (in the case of Non-Agency Certificates) will be obligated to advance delinquent installments of principal and interest (less applicable servicing fees) on such Mortgage Loans, Contracts and Multifamily Loans. Unless otherwise specified in the related
                                    Prospectus Supplement, in the event a
                                    Servicer or Non-Agency Servicer fails to make such advances, the related
                                    Administrator, if any, and the related Non-
                                    Agency Administrator, (in the case of
                                    Non-Agency Certificates), if any, shall be obligated to make the advance. Any such obligation to make advances may be limited to amounts due holders of the related
                                    Securities or Non-Agency Certificates, as applicable, to amounts deemed to be recoverable from late payments or liquidation proceeds, to specified periods or any combination thereof, in each case as specified in the related Prospectus
                                    Supplement. Any such advance will be
                                    recoverable by the applicable Servicer (or the related Administrator) as specified in the related Prospectus Supplement.

Credit Enhancement  . . . . . . .   If specified in the related Prospectus
                                    Supplement, a Series, or certain Classes within such Series, may have the benefit of one or more types of credit enhancement
                                    ("Credit Enhancement") including but not limited to subordination, cross support, mortgage pool insurance, special hazard insurance, a bankruptcy bond, reserve funds, other insurance, guarantees and similar instruments and arrangements. The protection against losses afforded by any such Credit
                                    Enhancement will be limited. See "Credit
                                    Enhancement."

Book Entry Registration . . . . .   If the Prospectus Supplement for a Series so
                                    provides, Securities of one or more Classes of such Series may be issued in book entry form ("Book Entry Securities") in which case a single Bond or Certificate, as applicable, will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange Commission, or its nominee. Transfers and pledges of Book
                                    Entry Securities may be made only through entries on the books of the Clearing Agency in the name of

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                                    brokers, dealers, banks and other
                                    organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Transfers and pledges by purchasers and other beneficial owners of Book Entry Securities ("Beneficial Owners") other than Clearing Agency Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments or distributions of principal and interest, and, if applicable, may tender Securities for redemption or repurchase to the related Trustee, only through the Clearing Agency and Clearing Agency Participants. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the terms "Securityholders" and "holders" shall be deemed to include Beneficial Owners. See "Special Considerations -- Book Entry Registration" and "Description of the Securities -- Book Entry Registration."

Certain Federal Income Tax
Consequences  . . . . . . . . . .   The federal income tax consequences to
                                    Holders of a Series will depend on, among other factors, whether one or more elections are made to treat the related Trust Estate or Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus
                                    Supplement for each Series will specify
                                    whether such an election will be made.

                                    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, one or more REMIC elections will be made with respect to such Series of Securities. Securities of such Series will be designated as "regular interests" in a REMIC ("Regular Securities") or as "residual interests" in a REMIC ("Residual Securities").

                                    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Assets (and the arrangement pursuant to which the Mortgage Assets will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Holders of any such Series will be described in the related Prospectus Supplement to the extent not described herein.

                                    Compound Interest Securities and Principal
                                    Only Securities will, and certain other
                                    Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash, or a portion of the cash, attributable to such income. If a Security is issued at a premium, the Holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC will generally represent qualifying assets for domestic building and loan associations and real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Securities will not qualify for such treatment.

                                    A Holder of a Residual Security will be
                                    required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Security may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after- tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Security (i) may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Certain Federal Income Tax Consequences."

ERISA Considerations  . . . . . .   A fiduciary of any employee benefit plan
                                    subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                    "ERISA Considerations." To the extent
                                    described in the Prospectus Supplement for a Series, certain Classes of Securities of such Series may not be transferred unless the Trustee and the Company are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of
                                    ERISA and the Code and will not subject the Trustee, the Company or the Administrator, if any, to additional obligations under ERISA. Additionally, unless otherwise specified in the related Prospectus
                                    Supplement, Securities representing an
                                    "equity" interest in a Mortgage Pool
                                    consisting of multifamily mortgage loans may not be transferred to an employee benefit plan or other retirement plan or arrangement subject to ERISA. See "Description of the Securities -- General" and "ERISA
                                    Considerations."

Legal Investment Matters  . . . .   Unless otherwise specified in the related
                                    Prospectus Supplement, Securities of each
                                    Series will constitute "mortgage related securities" under the Secondary Mortgage
                                    Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment Matters."

Use of Proceeds . . . . . . . . .   Substantially all of the net proceeds from
                                    the sale of a Series will be applied to the simultaneous purchase of the Mortgage Assets included in the related Trust Estate or Trust Fund or to reimburse the amounts previously used to effect such purchase, the costs of carrying the Mortgage Assets until sale of such Series and to pay other expenses connected with pooling the Mortgage
                                    Assets and issuing such Series. See "Use of Proceeds."

Rating  . . . . . . . . . . . . .   It is a condition to the issuance of each
                                    Class of a Series specified as being offered by the related Prospectus Supplement that the Securities of such Class be rated in one of the four highest rating categories established for such Securities by a nationally recognized statistical rating agency.

                                  RISK FACTORS

         Prospective investors in the Securities should consider, among other things, the following factors in connection with the purchase of the
Securities:

GENERAL

         An investment in Securities secured by or evidencing interests in a Mortgage Pool may be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described herein, Holders of Securities secured by or evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Assets Securing or Underlying the Securities -- Mortgage Loans."

         An investment in Securities secured by or evidencing interests in a Multifamily Loan Pool may also be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. The actual rates of delinquencies, foreclosures and losses on Multifamily Loans could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing such Multifamily Loans and their neighborhoods. Repayment of a Multifamily Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of Securities secured by or evidencing interests in a Multifamily Loan Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Multifamily Loans. See "Assets Securing or Underlying the Securities -- Multifamily Loans."

         An investment in Securities secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by any Credit Enhancement, Holders of the Securities secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Assets Securing or Underlying the Securities -- Contracts."

PREPAYMENT AND YIELD CONSIDERATIONS

         The prepayment experience on the Mortgage Loans, the Multifamily Loans, and the Contracts included in a Trust Estate or Trust Fund or underlying the Non-Agency Certificates included in a Trust Estate or Trust Fund, and on the mortgage loans underlying the Agency Securities and the Private Mortgage-Backed Securities (the "Underlying Mortgage Loans") will affect the average life of each Class of Securities relating to a Trust Estate or Trust Fund including such Mortgage Assets. Prepayments on the Mortgage Loans, the Multifamily Loans, the Contracts and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans, the Multifamily Loans, the Contracts or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage

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interest rates fall below the interest rates on the Mortgage Loans, the
Multifamily Loans, the Contracts or the Underlying Mortgage Loans relating to a Series, the rate of prepayment would be expected to increase and Securityholders of such Series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Securities of such Series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans, the Multifamily Loans, the Contracts or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Multifamily Loans may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions.

         Additional prepayment, yield and weighted average life considerations with respect to a Series of Securities will be set forth in the related Prospectus Supplement.

SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS

         Secured Contracts. Each Secured Contract will be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Secured Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer (in the case of a Series of Certificates) or the Non-Agency Servicer (in the case of Non-Agency Certificates) of a Secured Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer or Non-Agency Servicer, as applicable to the Trustee (in the case of a Series of Certificates) or Certificate Trustee (in the case of Non-Agency Certificates) and will not deliver any certificate of title to such trustee or note thereon the trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or Non-Agency Servicer, as applicable or a trustee in bankruptcy of such servicer.

         Unsecured Contracts. The obligations of the obligor under any Unsecured Contract included in the related Trust Estate or Trust Fund for a Series will not be secured by an interest in the related real estate or otherwise, and the related Trust Estate or Trust Fund, as the owner of such Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Estate or Trust Fund will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor on an Unsecured Contract, the obligations of the obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such obligor's assets made available to the related Trust Estate or Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. An obligor on an Unsecured Contract may not demonstrate the same degree of concern over performance of the obligor's obligations under such Unsecured Contract as if such obligations were secured by the real estate owned by such obligor.

         Federal and State Consumer Protection Laws. In addition, numerous Federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee (in the case of a Series of Certificates) or Certificate Trustee (in the case of Non-Agency Certificates) as an assignee of Contracts. Each Seller of Contracts will warrant that each Contract complies with all requirements of law and, in the case of Secured Contracts, will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Secured Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Seller to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale

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of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Holders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

LIMITED LIQUIDITY

         There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide the related Holders with liquidity of investment or will continue for the life of such Series. The market value of the Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities by a Holder in any market that may develop may be at a discount from par value or their purchase price. Unless otherwise specified in the Prospectus Supplement for a Series, Holders of the Securities of such Series will have no right to request redemption or repurchase of such Securities, and such Securities will be subject to redemption only under the limited circumstances described in such Prospectus Supplement.

LIMITED ASSETS

         The Issuer with respect to a Series will not have, nor will it be expected in the future to have, any significant assets available for payments on such Series other than the Assets in the related Trust Estate or Trust Fund, as applicable. The Bonds will be non-recourse obligations of the related Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series of Bonds will have any claim against or any security interest in the Mortgage Assets or other Assets pledged to secure any other Series. If the Mortgage Assets and other Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of an Issuer will be available for payment of the deficiency. In addition, unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series.

         The only obligations, if any, of the Company with respect to a Series will be to obtain certain representations and warranties from each Seller of the related Mortgage Assets and to assign to the related Trustee (or, in the case of Bonds issued by an Owner Trust, to such Owner Trust) the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. The Company does not have, and is not expected in the future to have, any significant assets. If the Company were required to repurchase a Mortgage Asset included in the Trust Estate or Trust Fund for a Series, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Seller of such Mortgage Asset or the related Servicer (if any), as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases.

         Immediately after each required payment or distribution of principal of, and interest on, a Series has been paid in full, funds held in one or more accounts maintained pursuant to the related Indenture or Agreement, as applicable, if not required to be deposited in any related Reserve Fund or otherwise applied pursuant to the related Indenture or Agreement, may be withdrawn under certain circumstances and conditions described in the related Prospectus Supplement, or may be distributed to a party specified in such Indenture or Agreement. In addition, certain amounts remaining in related Reserve Funds with respect to a Series may likewise be withdrawn or distributable to a party specified in the related Indenture or Agreement after such Reserve Funds reach certain prescribed balances, or after the principal balances of the Securities of such Series have been reduced to a prescribed level, in which cases such amounts would no longer be available to make payments on such Securities.

         Because payments or distributions of principal on the Securities of a Series may, if so provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related Prospectus Supplement, a deficiency that arises after Securities of a Class of any such Series having higher priority in payment have been fully or partially repaid will have a disproportionately greater effect on the Securities of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Securities of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Securities, interest is not payable, unless

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otherwise provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Securities.

         In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Mortgage Assets included in the Trust Estate or Trust Fund for a Series of Special Allocation Securities may have a disproportionate effect on a specified Class or Classes within such Series. If so specified in the Prospectus Supplement for a Series of Special Allocation Securities, on any Payment Date or Distribution Date, as applicable, for such Series on which the principal balance of the related Mortgage Assets is reduced due to losses on such Mortgage Assets (i) the amount of such losses shall be allocated first to reduce the aggregate outstanding principal balance of the Subordinate Securities and thereafter to reduce the aggregate outstanding principal balance of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of Securities so specified has been reduced to zero or paid in full, thereby reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class of a Series will be allocated to the Holders of the Securities of such Class pro rata in their proportion which the outstanding principal balance of each Security of such Class bears to the aggregate outstanding principal balance of all Securities of such Class.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

         As specified in the related Prospectus Supplement with respect to each Series, Credit Enhancement will be provided to the extent required by the rating agencies requested to rate any Securities of such Series of Certificates. Credit Enhancement with respect to a Series will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more Classes of such Series, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guarantees and similar instruments and agreements, or any combination thereof. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The related Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for a Series, if the applicable rating agencies indicate that the then-current rating of the Securities of such Series will not be adversely affected.

ORIGINAL ISSUE DISCOUNT; RESIDUAL CERTIFICATES

         All of the Compound Interest Securities and Principal Only Securities will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. A Holder of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash, or a portion of the cash, attributable to such income. Accrued but unpaid interest on the Compound Interest Securities generally will be treated as original issue discount for this purpose. At certain rapid Mortgage Asset prepayment rates, original issue discount may accrue on certain Classes of Securities, including certain variable rate Regular Securities, that may never be received as cash, resulting in a subsequent loss on such Securities. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount" and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made -- Non-REMIC Bonds" and "-- Standard Certificates -- Premium and Discount -- Original Issue Discount" and "-- Stripped Certificates -- Taxation of Stripped Certificates -- Original Issue Discount."

         An election may be made to treat all or any portion of any Trust Estate or Trust Fund or a portion thereof as a REMIC for federal income tax purposes. Holders ("Residual Holders") of Securities representing the residual interests in the related REMIC ("Residual Securities") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Holders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income, and possibly the tax liabilities of the Residual Holders, may exceed the cash distributions on the Residual

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Securities during certain periods.  Residual Holders who are individuals may be subject to limitations on the deductibility of servicing fees on the related Mortgage Assets and other REMIC administrative expenses. Hence, Residual Holders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate, if any, of their Residual Securities. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities."

FUNDS AVAILABLE FOR REDEMPTIONS OR REPURCHASES AT THE REQUEST OF HOLDERS

         With respect to any Series for which the related Prospectus Supplement provides for redemptions or repurchases of the Securities of such Series at the request of Holders, there can be no assurance that amounts available for such redemptions or repurchases, if any, for such Securities will be sufficient to permit such Securities to be redeemed or repurchased within a reasonable time after redemption or repurchase is requested, for reasons including the following:

         1. Scheduled principal payments on the related Mortgage Assets generally will be minimal in the early years and will increase in the later years of such Mortgage Assets. As a result, funds available to be applied to redemptions or repurchases at the request of Holders, may be expected to be limited in the early years and to increase during the later years of each Series. Accordingly, the availability of funds for redemptions or repurchases of Securities of any Series at the request of Holders will depend largely upon the rates of prepayment of the related Mortgage Assets. See "Certain Yield, Prepayment and Weighted Average Life Considerations" in the related Prospectus Supplement.

         2. Prepayments of principal on Mortgage Assets are less likely to occur during periods of higher interest rates when it is more likely that requests for redemption by Holders will be made. During periods in which prevailing interest rates are higher than the interest rate paid on Securities that may be redeemed at the request of Holders, greater numbers of such Securities are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the related Mortgage Assets, thus limiting the funds available to satisfy requested redemption by Holders.

         3. As specified in the related Prospectus Supplement, certain Holders, such as personal representatives of deceased Holders, may have certain priorities as to redemption at the request of Holders.

BOOK ENTRY REGISTRATION

         Because transfers and pledges of Book Entry Securities can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Securities may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the related Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Securities may be impaired.

NATURE OF DIRECT OR INDIRECT BACKING FOR SECURITIES

         Only Agency Securities are guaranteed by an agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guaranteed by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Assets Securing or Underlying the Securities - Agency Securities." Although payment of principal of, and interest on, any Agency Security securing or underlying a Series will be





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guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such
Agency Security and will not guarantee the payment of principal or interest on the Securities of such Series. The Prospectus Supplement for a Series with respect to which the related Trust Estate or Trust Fund includes Non-Agency Certificates or Private Mortgage-Backed Securities may describe certain arrangements through which such Non-Agency Certificates or Private Mortgage-Backed Securities and/or the related Underlying Mortgage Loans are insured, guaranteed or otherwise backed, but any such guarantee will inure only to the benefit of such Non-Agency Certificates or Private Mortgage-Backed Securities or Underlying Mortgage loans, as the case may be, and will not guarantee the payment of principal or interest on the Securities of such Series. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

INSURANCE CONSIDERATIONS FOR CERTAIN NON-AGENCY CERTIFICATES AND PRIVATE MORTGAGE-BACKED SECURITIES

         Potential investors should be aware that (a) any decline in the value of a property securing an Underlying Mortgage Loan with respect to Non-Agency Certificate or Private Mortgage-Backed Security may result in a loss on such Non-Agency Certificate or Private Mortgage-Backed Security if the Mortgagor on such Underlying Mortgage Loan defaults and the loss is not covered by any insurance policy, guarantee or comparable instrument, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Underlying Mortgage Loan with respect to a Non-Agency Certificate or Private Mortgage-Backed Security will result in a loss on such Non-Agency Certificate or Private Mortgage-Backed Security. Any such loss on a Non-Agency Certificate or Private Mortgage-Backed Security, if not covered by funds available in the Reserve Fund, if any, or Collection Account, or by a guarantee, will result in a loss to Holders.

CERTAIN MATTERS RELATING TO INSOLVENCY

         The Sellers of the Mortgage Assets to the Company and the Company will intend that the transfers of such Mortgage Assets to the Company and, in turn to the applicable Trust Funds or Owner Trusts, constitute sales rather than pledges to secure indebtedness of the Seller. However, if a Seller of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee-in-bankruptcy of such Seller may argue that the sale thereof by such Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Holders.

JUNIOR LIEN MORTGAGE LOANS; LIQUIDATION OF MORTGAGE LOANS

         An overall decline in the residential real estate market could adversely affect the values of the properties securing the Mortgage Loans, including Title I Loans, with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the Mortgaged Properties. Since Mortgage Loans secured by junior (i.e. second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated. As a result, the ratio of the amount of the Mortgage Loan to the value of the Mortgaged Property may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Even assuming that the Mortgaged Property provides adequate security for the junior lien Mortgage Loan, substantial delay could be encountered in connection with the liquidation of a defaulted Mortgage Loan and corresponding delays in the receipt of related proceeds by Holders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) could reduce the proceeds available for payment to Holders and thereby reduce the security for the junior lien Mortgage Loan. In the event that any Mortgaged Properties fail to provide adequate security for the related junior lien Mortgage Loan and any related Credit Enhancement has been exhausted, Holders would experience a loss.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust Estate or Trust Fund are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

REMEDIES FOLLOWING DEFAULT

         The market value of the Mortgage Assets securing or underlying a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing such Series of Bonds will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series of Bonds are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds, and any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series of Bonds. See "The Indenture -- Events of Default."

         In the event the principal of the Securities of a Series is declared due and payable, the Holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accrued value"). There is no assurance as to how such accrued value would be determined if such event occurred.

RISKS ASSOCIATED WITH MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES.

         If so provided in the related Prospectus Supplement, the Trust Estate or Trust Fund with respect to a Series may include Mortgage Loans or Multifamily Loans that are, or Non-Agency Certificates backed by Mortgage Loans or Multifamily Loans that are, secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans or Multifamily Loans which are different and additional to those associated with similar properties in the United States, including restrictions on enforcement of the rights of the holder of the debt secured by such properties, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

DEPOSITS, SUBSTITUTIONS AND WITHDRAWALS OF ASSETS

         To the extent provided in the Prospectus Supplement for a Series, the related Issuer or the Company may, subsequent to the issuance of such Series, deposit additional Assets and withdraw Assets previously included in the related Trust Estate or Trust Fund or Assets deposited in a Reserve Fund for such Series. The effect of deposit or substitution of other Assets (i) for a Series of Bonds may be to overcollateralize such Series, thus limiting the amount of funds available for application to payments of principal on such Series and (ii) for a Series of Bonds or Certificates, may be to alter the characteristics of the Assets securing or underlying such Series, either of which may alter the timing and amount of principal and/or interest payments or distributions on, and the maturity of, or the date of the final distribution on, the Securities of such Series. See "Assets Securing or Underlying the Securities -- Deposit, Substitution and Withdrawal of Assets."

OTHER LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans and Contracts. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans and Contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit collection of all or part of the principal of or interest on the Mortgage Loans and Contracts, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Assets."

         The Mortgage Loans and Contracts are also subject to federal laws, including:

         (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof.

         (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Servicer or the Administrator, if any, to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and in addition could subject the Servicer or the Administrator, if any, to damages and administrative enforcement.

         Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Company will be required to repurchase any Mortgage Loan or Contract which, at the time of origination, did not comply with applicable federal and state laws or regulations.

                         DESCRIPTION OF THE SECURITIES

GENERAL

         The following summaries describe certain features common to each Series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture or Agreement, as applicable, and the Prospectus Supplement relating to each Series. When particular provisions or terms used or referred to in an Indenture or Agreement are referred to herein, such provisions or terms shall be as used or referred to in such Indenture or Agreement.

         Neither the Bonds nor the Certificates will be insured or guaranteed by GNMA, FNMA, FHLMC, any governmental entity or, unless otherwise specified in the related Prospectus Supplement by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations with respect to a Series will be to obtain certain representations and warranties from each Seller and to assign to the related Trustee the Company's rights with respect thereto, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a Series, no affiliate of the Company will have any obligations with respect to such Series.

         The Mortgage Assets relating to a Series, other than the Agency Securities, will not be, insured or guaranteed by any governmental entity or, unless otherwise specified in the related Prospectus Supplement, by any other person. With respect to a Series for which the related Trust Estate or Trust Fund includes Mortgage Loans, Contracts or Multifamily Loans, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans, Contracts or Multifamily Loans, are not advanced by the related Servicer, the Administrator, if any, or any other entity or paid from any applicable Credit Enhancement, such delinquencies may result in delays in payments or distributions to the Holders of one or more Classes of such Series, and such losses will be borne by the Holders of one or more Classes of such Series.

         In addition, with respect to a Series for which the related Trust Estate or Trust Fund includes Mortgage Assets other than Mortgage Loans, late payments on such Mortgage Assets may result in delays in payments or distributions to the Holders of one or more Classes of such Series, and losses on such Mortgage Assets will be borne by the Holders of one or more Classes of such Series, to the extent such late payments and losses are not advanced or paid from any applicable Credit Enhancement.

THE BONDS - GENERAL

         The Bonds will be issued in Series pursuant to an Indenture between the applicable Issuer and the related Trustee named in the related Prospectus Supplement, each such Indenture as supplemented by or as incorporated by reference into a Series Supplement, if any, with respect to each Series. A form of Indenture has been filed with the Commission as an Exhibit to the Registration Statement of which Prospectus forms a part. A copy of the Indenture or the Series Supplement for a Series, if any, will be filed with the Commission as an Exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of such Series of Bonds.

         The "Issuer" with respect to a Series of Bonds will be the Company or a trust beneficially owned initially by the Company (each, a "Trust"). Each such Trust will be created by an agreement (the "Deposit Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"), solely for the purpose of issuing one or more Series of Bonds. The Company may sell or assign its beneficial ownership interest in any Trust, in whole or in part, to another entity or entities at the time of, or subsequent to, the issuance of any Bonds by such Trust. Each Series of Bonds will be non-recourse obligations of the related Issuer. The Issuer with respect to a Series of Bonds will not have, nor be expected in the future to have, any significant assets available for payments on such Series of Bonds other than the Assets included in the related Trust Estate. Unless otherwise specified in the related Prospectus Supplement, each Series of Bonds will be separately secured by the related Trust Estate, which will constitute the only significant assets available to make payments on the Bonds of such Series. Accordingly, the investment characteristics of a Series of Bonds will be determined by the Assets included in the related Trust Estate and will not be affected by the identity of the obligor with respect to such Series of Bonds.

THE CERTIFICATES - GENERAL

         The Certificates will be issued in Series pursuant to separate Agreements between the Company, the Administrator, if any, and the related Trustee named in the Prospectus Supplement. A form of Trust Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. The Agreement relating to a Series of Certificates will be filed as an Exhibit to a Report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

         The "Issuer" with respect to a Series of Certificates will be the related Trust Fund established by the Company pursuant to the related Agreement. Each Series of Certificates will be entitled to distributions only from the Assets included in the related Trust Fund and any other Assets pledged or otherwise available for the benefit of the Holders of such Series as specified in the related Prospectus Supplement. Accordingly, the investment characteristics of a Series of Certificates will be determined by the Assets included in the related Trust Fund. The Certificates of a Series will not represent obligations of the Company, any Administrator, any Servicer or any affiliate thereof.

FORM OF SECURITIES; TRANSFER AND EXCHANGE

         As specified in the related Prospectus Supplement, the Securities of each Series will be issued either in book entry form or fully registered certificated form in the minimum denominations for each Class specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the original Principal Balance of each Security will equal the aggregate payments or distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, payments or distributions allocable to interest on each Security of a Series that is not entitled to payments or distributions allocable to principal will be calculated based on the Notional Principal Balance of such Security. The "Notional Principal Balance" of a Security will be a notional amount assigned to such security and will not evidence an interest in or entitlement to payments or distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Securities, the Securities of each Series will be transferable and exchangeable on a register to be maintained at the corporate trust office

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of the related Trustee or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the Prospectus Supplement with respect to a Series, under the related Indenture or Agreement, the Trustee will be appointed initially as the "Registrar" for such Series for purposes of maintaining books and records of the ownership and transfer of the Securities of such Series. Unless otherwise specified in the Prospectus Supplement with respect to a Series, no service change will be made for any registration of transfer or exchange of Securities of such Series, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of a Class of Securities entitled only to a specified percentage of payments or distributions of either interest or principal or a notional amount of either interest or principal on the related Mortgage Assets or a Class of Securities entitled to receive payments or distributions of interest and principal on the Mortgage Assets only after payments or distributions to other Classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Unless otherwise specified in the related Prospectus Supplement, transfer of Securities of such a Class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the related Trustee and the Company that the purchase of Securities of such a Class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the related Trustee, the Administrator, if any, or the Company to any obligation or liability in addition to those undertaken in the Agreement.

REMIC ELECTION

         As to each Series, one or more elections may be made to treat all or specified portions of the related Trust Estate or Trust Fund as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Indenture or Agreement for a Series may provide that a REMIC election may be made at the discretion of the Company, the Administrator, if any, or another entity and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Holders of such Series not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one or more of the Classes of such Series will be designated as evidencing the "residual interests" in the related REMIC or REMICs, as defined in the Code. All other Classes of such Series will constitute "regular interests" in the related REMIC or REMICs, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Administrator, if any, the related Trustee, a Residual Holder or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Estate or Trust Fund or, if applicable, from any Residual Holder.

CLASSES OF SECURITIES

         Each Series will be issued in one or more Classes. If specified in the Prospectus Supplement, one or more Classes of a Series may be secured by (in the case of Bonds), or evidence beneficial ownership interests in (in the case of Certificates), separate groups of Assets included in the related Trust Estate or Trust Fund or otherwise available for the benefit of such Series.

         If specified in the related Prospectus Supplement, the Certificates of a Series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Assets included in the related Trust Fund as of the close of business on the first day of the month of creation of such Trust Fund (the "Cut-off Date") after deducting payments of principal due on or before the Cut-off Date and, unless otherwise specified in the related Prospectus Supplement, will bear interest in the aggregate equal to the Pass-Through Rate for such Series. The "Pass- Through Rate" for a Series will equal the rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees and any other amounts (including fees payable to the Administrator, if any, for such Series) as are

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specified in the Prospectus Supplement.  The original principal balance of the
Certificates of a Series and the Certificate Interest Rate on the Classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each Class of Securities that is entitled to payments or distributions allocable to interest will bear interest at the applicable Bond Interest Rate or Certificate Interest Rate, which in either case may be a fixed rate (which may be zero) or, in the case of Variable Interest Securities, may be a rate that is subject to change from time to time (a) in accordance with a schedule,
(b) in reference to an index, or (c) otherwise in each case as specified in the related Prospectus Supplement. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, one or more Classes of a Series may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. One or more Classes of Securities may provide for interest that accrues, but is not currently payable ("Compound Interest Securities"). With respect to any Class of Compound Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Payment Date or Distribution Date will be added to the aggregate principal balance of such Class on that Payment Date or Distribution Date.

         A Series may include one or more Classes entitled only to payments or distributions (i) allocable to interest ("Interest Only Securities"), (ii) allocable to principal ("Principal Only Securities"), and allocable as between scheduled payments of principal and Principal Prepayments, as defined below under "Payments or Distributions of Principal and Interest" or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series may include one or more classes as to which payments or distributions will be allocated (i) on the basis of collections from designated portions of the Assets included in the related Trust Estate or Trust Fund, (ii) in accordance with a schedule or formula,
(iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such payments or distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

         A Series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments or distributions of principal are to be made in specified amounts on specified Payment Dates or Distribution Dates, to the extent of funds available on such Payment Date or Distribution Date. "Companion Securities" are Securities which receive payments or distributions of all or a portion of any funds available on a given Payment Date or Distribution Date which are in excess of amounts required to be applied to payments or distributions on Scheduled Amortization Securities on such Payment Date or Distribution Date. Because of the manner of application of payments or distributions of principal to Companion Securities, the weighted average lives of Companion Securities of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust Estate or Trust Fund than will the Scheduled Amortization Securities of such Series.

         One or more Series of Securities may constitute Series of "Special Allocation Securities," which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Securities, Special Allocation Securities are Securities for which the timing and/or priority of payments or distributions of principal and/or interest may favor one or more Classes of such Securities over one or more other Classes of such Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Securities, losses on the Assets included in the related Trust Estate or Trust Fund may be disproportionately borne by one or more Classes of such Series, and the proceeds and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series. For example, Special Allocation Securities in a Series may be comprised of one or more Classes of Senior Securities having a priority in right to payments or distributions of principal and interest over one or more Classes of Subordinated Securities, to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination". Typically, Subordinated Securities of a Series will carry a rating by the rating agencies rating the Securities of such Series lower than that of the Senior Securities of such Series. In addition, one or more Classes of Securities of a Series ("Priority Securities") may be entitled to a priority of payments or distributions of principal or interest from Assets included in the related Trust Estate or Trust Fund over another Class of Securities of such Series ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such Series. Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL AND INTEREST

         General

         Payments or distributions of principal and interest on the Securities of a Series will be made by the related Trustee, to the extent of funds available therefor, on the related Payment Date or Distribution Date. Payments or distributions will be made to the persons in whose names the Securities of such Series are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). With respect to Securities other than Book Entry Securities, payments or distributions will be made by check or money order mailed to Securityholders of such Series at their addresses appearing in the books and records maintained by or on behalf of the Issuer of such Series or, if specified in the related Prospectus Supplement, in the case of Securities that are of a certain minimum denomination as specified in the related Prospectus Supplement, upon written request by a holder of such Series, by wire transfer or by such other means as are agreed upon with such Securityholder; provided, however, that the final payment or distribution in retirement of a Series (other than Book Entry Securities) will be made only upon presentation and surrender of such Securities at the office or agency of the related Trustee specified in the notice to Securityholders of such final distribution. With respect to Book Entry Securities, such payments or distributions will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, payments or distributions allocable to principal and interest on the Securities of a Series will be made by the related Trustee out of, and only to the extent of, funds in a separate account established and maintained under the related Indenture or Agreement for the benefit of Securityholders of such Series (the "Collection Account" with respect to a Series of Bonds and the "Certificate Account" with respect to a Series of Certificates), including any funds transferred from any related Reserve Fund. As between Securities of different Classes of a Series and as between payments or distributions of principal (and, if applicable, between payments or distributions of Principal Prepayments and scheduled payments of principal) and interest, payments or distributions made on any Payment Date or Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments or distributions to any Class of Securities will be made pro rata to all Securityholders of that Class. If so specified in the related Prospectus Supplement, the amounts received by the Trustee as described below under "Assets Securing or Underlying the Securities" will be invested in the Permitted Instruments specified herein and in the related Prospectus Supplement and all income or other gain from such investments will be deposited in the related Collection Account or Certificate Account and will be available to make payments or distributions on the Securities of the applicable Series on the next succeeding Payment Date or Distribution Date in the manner specified in the related Prospectus Supplement.

         Payments or Distributions of Interest

         Each Class of a Series (other than a Class of Principal Only Securities) will accrue interest at the applicable Bond Interest Rate or Certificate Interest Rate. One or more Classes may be entitled to receive payments or distributions of interest only to the extent of amounts available to make such payments or distributions. Interest on each Class will accrue during the related Interest Accrual Period and will be paid or distributed on the related Payment Date or Distribution Date. Interest on all Securities which bear or receive interest, other than Compound Interest Securities, will be due and payable on the Payment Dates, or distributed on the Distribution Dates, as applicable, specified in the related Prospectus Supplement. However, failure to pay or distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series or Class of Securities. Interest on any Class of Compound Interest Securities will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date, as applicable, until the date specified in the related Prospectus Supplement. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Upon maturity or earlier redemption of the Securities of any Class, interest will be paid to the date specified in the related Prospectus Supplement.

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         Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the related Interest Accrual Period. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date, as applicable, for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date, as applicable, for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

         A Series may include one or more Classes of Variable Interest Rate Securities. With respect to each Class of Variable Interest Securities of a Series, the related Prospectus Supplement will set forth: (i) the initial Bond Interest Rate or Certificate Interest Rate, as applicable (or the manner of determining the initial Bond Interest Rate or Certificate Interest Rate); (ii) the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, will be determined from time to time;
(iii) the periodic intervals at which such determination will be made; (iv) the Maximum Variable Interest Rate, if any, and the Minimum Variable Interest Rate; and (v) any other terms relevant to such Class of Securities.

         Payments or Distributions of Principal

         Principal payments or distributions on the Securities of a Series will be made from amounts available therefor on each Payment Date or Distribution Date, as applicable, in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Securities at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

         Except with respect to Compound Interest Securities and Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date or Distribution Date, as applicable, principal payments or distributions will be made on the Securities of a Series in an aggregate amount determined in the related Prospectus Supplement. If a Series of Securities has a Class of Compound Interest Securities, additional principal payments on the Securities of such Series will be made on each Payment Date or Distribution Date, as applicable, in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Securities for the related Interest Accrual Period.

         If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date, as applicable, on which the principal balance of the Mortgage Assets relating to a Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Securities of such Series or other subordination, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Securities of such Series in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of such Securities of such Series so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all Securities of such Class.

         If so provided in the related Prospectus Supplement, one or more Classes of Senior Securities of a Series will be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement.
Unless otherwise provided in the related Prospectus Supplement, any such allocation of principal prepayments to such Class or Classes will have the effect of accelerating





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the amortization of such Senior Securities while increasing the interests evidenced by the Subordinated Securities in rights to the benefit of the Assets in the related Trust Estate or in the related Trust Fund. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination credit enhancement provided to the Priority Securities by the Subordinated Securities. See "Credit Enhancement -- Subordination."

         Unscheduled Payments or Distributions

         If specified in the related Prospectus Supplement, the Securities of a Series will be subject to receipt of payments or distributions before the next scheduled Payment Date or Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the related Trustee will be required to make such unscheduled payments or distributions on the Securities of a Series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the related Indenture or Agreement, that the amount anticipated to be on deposit in the Collection Account or Certificate Account for such Series on the next related Payment Date or Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such Series, may be insufficient to make required payments or distributions on the Securities of such Series on such Payment Date or Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled payment or distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be paid or distributed as principal on the Securities of such Series on the next Payment Date or Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled payments or distributions will include interest at the applicable Bond Interest Rate or Certificate Interest Rate (if any) on the amount of the unscheduled payment or distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all payments or distributions allocable to principal in any unscheduled payment or distribution made on the Securities of a Series will be made in the same priority and manner as payments or distributions of principal on such Securities would have been made on the next Payment Date or Distribution Date, and with respect to Securities of the same Class, unscheduled payments or distributions of principal will be made on a pro rata basis. Notice of any unscheduled payment or distribution will be given by the Trustee prior to the date of such payment or distribution.

REDEMPTION OF BONDS; TERMINATION OR REPURCHASE WITH RESPECT TO CERTIFICATES

         To the extent provided in the related Prospectus Supplement, the Bonds of any Class of a Series may be (i) redeemed at the request of holders of such Bonds; (ii) redeemed at the option of the Company or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Bonds of a Series may be redeemed will be described in the related Prospectus Supplement.

         To the extent provided in the related Prospectus Supplement, the Certificates of any Class of a Series may be (i) repurchased at the request of holders of such Certificates; (ii) repurchased at the option of the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement; or (iii) subject to special repurchase under certain circumstances. In addition, if so specified in the Prospectus Supplement for a Series of Certificates, the Company, the Administrator, if any, or another party specified in the related Prospectus Supplement may, at its option, cause an early termination of the Trust Fund for such Series by repurchasing all of the Mortgage Assets from such Trust Fund, under the circumstances specified in such Prospectus Supplement. The circumstances and terms under which the Certificates of a Series may be repurchased and the circumstances and terms under which the related Trust Fund may be terminated will be described in the related Prospectus Supplement.





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
BOOK ENTRY REGISTRATION

         If the Prospectus Supplement for a Series so provides, Securities of any Class of such Series may be issued in book entry form ("Book Entry Securities") and held in the form of a single bond or certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Securities.

         Purchasers and other Beneficial Owners of Book Entry Securities ("Beneficial Owners") may not hold Book Entry Securities directly, but may hold, transfer or pledge their ownership interest in the Book Entry Securities only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments or distributions of principal and interest with respect to Book Entry Securities, and, if applicable, may request redemption or repurchase of Book Entry Securities, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Securities or be entitled to receive definitive certificates representing their ownership interest in the Securities except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Special Considerations -- Book Entry Registration."

         If Securities of a Series are issued as Book Entry Securities, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments or distributions of principal and interest with respect to the Securities of such Series, and to receive and transmit requests for redemption or repurchase with respect to such Securities. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Securities will be similarly required to make book entry transfers and receive and transmit payments or distributions and redemption or repurchase requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Securities and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments or distributions, transfer their interests, and submit redemption or repurchase requests.

                  ASSETS SECURING OR UNDERLYING THE SECURITIES

         Each Series of Bonds will be secured by a pledge by the Issuer of such Bonds to the related Trustee of the Assets included in the related Trust Estate, and each Series of Certificates will represent a beneficial interest in the Assets included in the related Trust Fund and transferred to the related Trustee by the Company. Such Assets may include (i) Mortgage Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions; (iii) with respect to a Trust Estate or Trust Fund that includes Mortgage Loans, Contracts or Multifamily Loans, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan, Contract or Multifamily Loan and certain rights of the Administrator, if any, and the Servicers under any policies required to be maintained in respect of the related Mortgage Assets; and (iv) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The primary Assets of any Trust Estate or Trust Fund will consist of Mortgage Assets. The Company expects to acquire Mortgage Assets from various sellers (each, a "Seller"), which may be affiliates of the Company, in open market or privately negotiated transactions. Such acquisitions may be made through an affiliate of the Company.

         Mortgage Assets may be acquired by the Company from affiliates of the Company. The following is a brief description of the Mortgage Assets expected to be included in the Trust Estates and Trust Funds. If specific information respecting the Mortgage Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Series. A copy of the related Indenture or Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each Series, will be attached to the related Indenture or Agreement delivered to the Trustee upon delivery of such Series.

MORTGAGE LOANS

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classification of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. If so specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans. The Mortgaged Properties securing the Mortgage Loans may be located in or outside of the United States, and may include investment properties and vacation and second homes. Each Mortgage Loan will be selected by the Company for inclusion in a Trust Estate or Trust Fund from among those acquired by the Company or originated or acquired by one or more affiliates of the Company, including newly originated loans.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in the Trust Estate or Trust Fund for a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series will be "conventional" mortgage loans, that is, they will not be insured or guaranteed by any governmental agency, the principal and interest on such Mortgage Loans will be payable on the first day of each month, and the interest will be calculated based on a 360-day year of twelve 30-day months. When full payment is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid.

         The payment terms of the Mortgage Loans to be included in a Trust Estate or Trust Fund for a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus
Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

         (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or

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certain transfers of the related mortgaged property.  Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Company.

         With respect to a Series for which the related Trust Estate or Trust Fund includes Mortgage Loans, or for which Mortgage Loans underlie the Non-Agency Certificates included in the related Trust Estate or Trust Fund, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination and original principal balances and the original loan-to-value ratios of such Mortgage Loans.

         Unless otherwise specified in the Prospectus Supplement, the "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the loan by the "Original Value" of the related mortgaged property. The principal amount of the "loan," for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagor, such as minor reductions in the purchase price made at the closing. The "Original Value" of a mortgaged property is (a) in the case of any newly originated mortgage loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof acceptable to the Company and (ii) the selling price, and (b) in the case of any mortgage loan used to retire a previous mortgage loan, the value of the mortgaged property, based on an appraisal thereof acceptable to the Company.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

AGENCY SECURITIES

         Government National Mortgage Association (GNMA)

         GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal Housing Administration ("FHA Loans"), or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially guaranteed by the Veterans' Administration ("VA Loans").

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA Certificates. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program, as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans, FmHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. Each such GNMA Certificate will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, FmHA

Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, FmHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, FmHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans, FmHA Loans or VA Loans.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States.

         Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have an original maturity of substantially less than 30 years). GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Issuer on the mortgage loans underlying each such GNMA Certificate are less than the amounts due on such GNMA Certificate.

         If a GNMA Issuer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Trustee, as registered holder of the GNMA Certificates pledged to secure a series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on each GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans of VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans, FmHA Loans or VA Loans underlying a GNMA Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

         GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from non-"buydown" GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequently years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates included in the Trust Estate or Trust Fund for a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series may be held in book-entry form.

         If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Estate or Trust Fund for a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series may be held on deposit at PTC, a limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant on whose account the GNMA Certificate is credited.

         If specified in the related Prospectus Supplement, GNMA Certificates included in the Trust Estate or Trust Fund for a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Federal National Mortgage Association (FNMA)

         FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital surplus to capital-short areas.

         FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates included in the Trust Estate or Trust Fund with respect to a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series may be backed by adjustable rate mortgages.

         Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the Mortgage Loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled





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monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate included in the Trust Estate or Trust Fund with respect to a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid or distributed to Holders of such Series, secured thereby, as additional principal payments.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         If specified in the related Prospectus Supplement, FNMA Certificates included in the Trust Estate or Trust Fund for a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Federal Home Loan Mortgage Corporation (FHLMC)

         FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented





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by such FHLMC Certificate, whether or not received.  FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series for which the related Trust Estate or Trust Fund includes FHLMC Certificates or for which the related Trust Estate or Trust Fund includes Non-Agency Certificates backed by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

         Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

         A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed





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as a percentage) required by FHLMC.  The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

         Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

         If specified in the related Prospectus Supplement, FHLMC Certificates included in the Trust Estate or Trust Fund for a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

         Stripped Agency Securities

         Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA Certificates, FNMA Certificates, FHLMC Certificates, or other Agency Securities. The underlying securities will be held under a trust agreement by GNMA, FNMA or FHLMC each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

         Other Agency Securities

         If specified in the related Prospectus Supplement, a Trust Estate or Trust Fund may include, or Non-Agency Certificates included in a Trust Estate or Trust Fund may be backed by, other mortgage pass-through or participation certificates issued or guaranteed by GNMA, FNMA or FHLMC, such as FNMA Guaranteed REMIC Pass-Through Certificates and FHLMC Multiclass Mortgage Participation Certificates. The characteristics of any such mortgage pass-through or participation certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be included in a Trust Estate or Trust Fund or may back Non-Agency Certificates.

NON-AGENCY CERTIFICATES

         Each Non-Agency Certificate will evidence an undivided interest in Agency Securities, a Mortgage Pool, a Contract Pool or a Multifamily Loan Pool. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates backed directly by Mortgage Loans, Contracts, or Multifamily Loans will be issued pursuant to a pooling and administration agreement (the "Non-Agency

Pooling and Administration Agreement") between the Company, as the entity forming such Non-Agency Certificates, an administrator (the "Non-Agency Administrator") and a trustee acting under such Pooling and Administration Agreement (the "Certificate Trustee"). Non-Agency Certificates backed by Agency Securities may be issued pursuant to a Funding Agreement (the "Funding Agreement") between the Company, as the entity forming such Non-Agency Certificates and a trustee acting under such Funding Agreement (the "Funding Agreement Trustee"). Non-Agency Certificates will be formed by the Company in connection with the issuance of the related Series of Securities for purposes of ease of administration of the assets underlying such Non-Agency Certificates. Non-Agency Certificates themselves will not have been and will
not be publicly offered.   It is expected that non-Agency Certificates will
primarily be used by the Company to back Series of Bonds, as opposed to Certificates.

         The Mortgage Loans, Contracts, and Multifamily Loans directly backing the Non-Agency Certificates issued under a Non-Agency Pooling and Administration Agreement will be serviced by one or more loan servicing institutions (the "Non- Agency Servicers") pursuant to servicing agreements between each Servicer and the Company (each a "Non-Agency Servicing Agreement"). All of the Company's right, title and interest in the Servicing Agreements with respect to the Mortgage Loans, Contracts, and Multifamily Loans will be assigned to the Certificate Trustee. Pursuant to the Non-Agency Pooling and Administration Agreement, the Servicers of the Mortgage Loans, Contracts, and Multifamily Loans covered thereby will be required to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans, Contracts, and Multifamily Loans (net of a servicing fee to be retained by the Non-Agency Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Trustee for the Bonds of the applicable Series for deposit into the Collection Account. The Mortgage Loans, Contracts, and Multifamily Loans underlying any such Non-Agency Certificates may be covered by

                 (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans, Contracts, and Multifamily Loans covered thereby;

                 (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans, Contracts, and Multifamily Loans in the underlying pool up to a specified limit of liability;

                 (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance, and/or

                 (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for a Series which is secured or backed by Non-Agency Certificates backed directly by Mortgage Loans, Contracts, or Multifamily Loans, including, if applicable, any insurance for Title I Loans under the Title I Program.

         All of the Company's rights, title and interest in the Agency Securities directly backing Non-Agency Certificates issued under a Funding Agreement will be assigned to the Funding Agreement Trustee. Pursuant to the Funding Agreement, distributions on the Agency Securities will be collected by the Funding Agreement Trustee, and monthly payments of the principal and interest (adjusted to the pass-through rate borne by the Non-Agency Certificates) components of such distributions will be made to the Trustee for the applicable Series for deposit into the Collection Account. Each of the Agency Securities sold or assigned to the Funding Agreement Trustee will have the benefit of the applicable guarantees and other attributes described hereinabove under "GNMA Certificates," "FNMA Certificates" and "FHLMC Certificates," as the case may be, and in the related Prospectus Supplement for the Series which is secured or backed by Non-Agency Certificates backed by Agency Securities.

         Any default by any insurer under a policy of insurance covering a Mortgage Loan, Contracts, or Multifamily Loans, any loss or losses in excess of policy limits, any failure by a Non-Agency Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Trustee for the related Series and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments or distributions of principal and interest on the Securities of such Series.

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MULTIFAMILY LOANS

         Each pool of Multifamily Loans included in the Trust Estate or Trust Fund with respect to a Series or underlying a Non-Agency Certificate included in the Trust Estate or Trust Fund for a Series (the "Multifamily Loan Pool") will consist of Conventional Multifamily Loans or FHA-Insured Multifamily Loans secured by mortgages or deeds of trust or other similar security instruments creating a first lien on rental apartment buildings or projects containing five or more units, including, but not limited to, high-rise, mid-rise and garden apartments or Multifamily Loans secured by apartment buildings owned by cooperative housing corporations. The Company expects that these loans will have been originated by mortgagees in the ordinary course of their real estate lending activities. Each Multifamily Loan Pool will be composed of Multifamily Loans bearing interest at the annual fixed or adjustable rates of interest specified in the Prospectus Supplement.

         The related Prospectus Supplement may specify for the Multifamily Loans contained in the related Multifamily Loan Pool, among other things, the dates of origination of the Multifamily Loans; the interest rates on the Multifamily Loans, if fixed rate, and in the case of Adjustable Multifamily Loans, the initial Adjustable Multifamily Rates, the index or formula, if any, used to determine the Adjustable Multifamily Rate, the margin or margins, if any, to be added or subtracted from the Index to calculate the Multifamily Loan Rate, and the maximum and minimum percentage adjustment, if any, for the life of the Multifamily Loan and on any annual basis, and the frequency of adjustment; the number of Multifamily Loans in the Multifamily Loan Pool; the original loan amounts or range of original loan amounts of Multifamily Loans contained in the Multifamily Loan Pool; the original Loan-to-Value Ratio on a weighted average basis of the Multifamily Loans contained in the Multifamily Loan Pool; and the original and remaining terms of the loans on a weighted average basis. The related Prospectus Supplement may also specify the number and type of units contained in each property secured by a Multifamily Loan contained in a Multifamily Loan Pool, the loan amount per unit for each project, the percentage of units in each property occupied as a specified date, the appraised value of each property and whether each property is subject to local rent control ordinances. The related Prospectus Supplement may set forth the types and locations of properties securing the Multifamily Loans, the balloon, principal amortization or interest only terms, if any, and whether the Multifamily Loan financed the acquisition or rehabilitation of the underlying properties or refinanced prior indebtedness. Unless otherwise specified in the related Prospectus Supplement, the properties securing the Multifamily Loans will be located in one or more states in the United States, the District of Columbia, or Puerto Rico.

         Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative apartment building and the land under the building will be owned by a private, non-profit cooperative. The Cooperative owns all of the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant- stockholder of a Cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Such payments to the Cooperative are in addition to any payments of principal and interest the tenant-stockholder must make on any loans of the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. The Cooperative's ability to meet debt service obligations on the Multifamily Loans, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial assessments on the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Multifamily Loan at maturity depends primarily on its ability to pay the principal amount of the Multifamily Loan. The Company, the Seller and the Administrator or Non-Agency Administrator, if any, will have no obligation to provide refinancing for the Multifamily Loans.

CONTRACTS

         Each pool of Contracts included in the Trust Estate or Trust Fund with respect to a Series or underlying a Non- Agency Certificate included in the Trust Estate or Trust Fund for a Series (the "Contract Pool") will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein

(collectively, "Contracts"). As specified in the related Prospectus Supplement, Contracts may either be secured by a Manufactured Home (a "Secured Contract") or unsecured (an "Unsecured Contract"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contracts included in the Trust Estate or Trust Fund with respect to a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR").

         The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requires of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat a Trust Estate or Trust Fund including Contracts as a REMIC as described in "Certain Federal Income Tax Consequences -- Certain Income Tax Consequences for REMIC Securities," the related Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

         Unless otherwise specified in the Prospectus Supplement with respect to a Series for which the related Trust Estate or Trust Fund includes Contracts or with respect to which the related Trust Estate or Trust Fund includes Non-Agency Certificates backed by Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

         The Unsecured Contracts included in the Trust Estate or Trust Fund for a Series of Securities will not constitute a material concentration of the assets of such Trust Estate or Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

         Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Underlying Mortgage Loans or certain mortgage-backed securities, or (b) collateralized mortgage obligations secured by Underlying Mortgage Loans or certain mortgage-backed securities. Private Mortgage- Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Underlying Mortgage Loans or on certain underlying mortgage-backed securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Generally, the seller/servicer of the Underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Underlying Mortgage Loans relating to such Private Mortgage-Backed Security. Underlying Mortgage Loans relating to a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

         The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be the Company or an affiliate of the Company. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, neither the PMBS Issuer nor any agency or instrumentality of the United States nor any other person will have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         The Underlying Mortgage Loans relating to the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Underlying Mortgage Loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

         Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the Underlying Mortgage Loans relating to the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

         The Prospectus Supplement for a Series for which the related Trust Estate or Trust Fund includes Private Mortgage-Backed Securities will describe such Private Mortgage-Backed Securities and will specify certain characteristics of the mortgage loans underlying the Private Mortgage-Backed Securities.

CHARACTERISTICS OF AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

         The Agency Securities and the Private Mortgage-Backed Securities may include component securities ("CPTs"), floaters ("FLTs"), inverse floaters ("INVs"), interest only securities ("IOs"), principal only securities ("POs"), planned amortization classes ("PACs"), targeted amortization classes ("TACs"), residual interest securities ("Residuals"), accrual securities ("Zs"), and other types of securities, including securities which combine the characteristics of two or more of such types of securities. The exact types and characteristics of such securities will be set forth in the related Prospectus Supplement for a Series for which the related Trust Estate or Trust Fund includes such securities.

         A CPT is a security that consists of multiple payment components which have differing principal and/or interest characteristics. The payment characteristics of a CPT will reflect a combination of the payment characteristics of such components.

         An FLT has an interest rate that varies directly with an objective index such as LIBOR, i.e., as LIBOR increases, the FLT interest rate will increase.

         An INV has an interest rate that varies inversely with an objective index such as LIBOR, i.e., as LIBOR increases, the INV interest rate will decrease. The interest rate on a INV might be expressed as a multiple of the index, such as 35% - (3 x LIBOR).

         An IO pays only interest or primarily interest and pays no disproportionately small amount of principal. A PO pays principal only and no interest.

         A PAC is a security with respect to which principal payments are made in predetermined amounts on specified payment dates to the extent funds are available on such payment dates. Generally, a PAC will adhere to its payment schedule if the underlying mortgage loans prepay at a constant prepayment assumption in the "planned range" between certain specified prepayment rates. The cash flow of a PAC is thus relatively stable if prepayments are within such "planned range." Payment stability in a PAC is necessarily offset by instability in other classes of related mortgage- backed securities, which are said to "support" the more stable classes. Such "support classes" are likely to be much more sensitive to prepayments on the underlying mortgage loans than the classes they support or such mortgage loans.

         A TAC, like a PAC, is designed to provide more stable cash flows, but is more likely than a PAC to have the expected maturity extended or shortened.

         A Residual generally represents an interest in the residual cash flows from the collateral relating to an issuance of mortgage-backed securities after the other classes of securities supported by such collateral are paid on a payment date. Residuals include both securities with stated principal and interest and those without stated principal and interest.

         A Z is a security that accretes all of interest, which is added to the outstanding principal balance of such security. This accretion may continue until such security begins receiving principal payments, until such other events has occurred or until the security is retired.

DEPOSIT, SUBSTITUTION AND WITHDRAWAL OF ASSETS

         With respect to a Series, to the extent provided in the related Indenture or Agreement and the related Prospectus Supplement, the related Issuer or the Company may deposit or withdraw Assets or substitute new Mortgage Assets for Mortgage Assets previously included in the related Trust Estate or Trust Fund or for Assets deposited in a Reserve Fund for such Series.

                               CREDIT ENHANCEMENT

GENERAL

         Various forms of credit enhancement ("Credit Enhancement") may be provided with respect to one or more Classes of a Series or with respect to the Assets in the related Trust Estate or Trust Fund. Credit Enhancement may be in the form of the subordination of one or more Classes of such Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, Holders will bear their allocable share of deficiencies.

SUBORDINATION

         If so specified in the related Prospectus Supplement, payments or distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "Subordinated Securities") will instead be payable to one or more other Classes of such Series (the "Senior Securities") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the

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Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage
Assets and losses on defaulted Mortgage Assets will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate payments or distributions in respect of delinquent payments or distributions on the Mortgage Assets over the lives of the Securities of a Series or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the payments or distributions otherwise payable or distributable to the Subordinated Securities that will be distributable to Holders of Senior Securities on any Payment Date or Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate payments or distributions in respect of delinquent payments or distributions on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable or distributable and available for payment or distribution to Holders of Subordinated Securities of, if applicable, were to exceed the specified maximum amount, Holders of Senior Securities could experience losses on their Securities.

         In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of payments or distributions otherwise payable or distributable to Holders of Subordinated Securities on any Payment Date or Distribution Date may instead be deposited into one or more Reserve Fund (as defined below) established by the related Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Payment Date or Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Company or the Holders of any Class of Securities at the times and under the circumstances specified in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, various Classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between Classes of Senior Securities and as between Classes of Subordinated Securities, payments or distributions may be allocated among such Classes (i) in the order of their Stated Maturities or Assumed Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments or distributions to Holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

CROSS-SUPPORT

         If specified in the related Prospectus Supplement, separate Classes of related Series of Securities may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust Estate or Trust Fund for a Series or otherwise available for the benefit of such Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions or payments be made with respect to Securities evidencing beneficial ownership of or secured by one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in or secured by other asset groups within the same Trust Estate or Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trust Estates or Trust Funds for a separate Series of Securities. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

POOL INSURANCE

         With respect to a Series for which the related Trust Estate or Trust Fund includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust Fund includes Contracts), in order to decrease the likelihood that Holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Administrator or the Trustee under the related Indenture or Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

         With respect to a Series for which the related Trust Estate or Trust Fund includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust Estate or Trust Fund includes Contracts), in order to decrease the likelihood that Holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies will be obtained. Such a "Special Hazard Insurance Policy" with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect Holders of the Securities of such Series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         The related Prospectus Supplement will describe the terms of any applicable Special Hazard Insurance Policy and will set forth certain information with respect to the related Special Hazard Insurer.

FHA INSURANCE ON THE MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insurance mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for coinsurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved coinsurer. Generally the term of such a mortgage loan can be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for coinsurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation

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work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or at the option of the mortgagee in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Company will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         A bankruptcy bond with respect to a Series will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

RESERVE FUNDS

         If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the related Issuer or the Company in one or more accounts (each, a "Reserve Fund") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely payment or distribution of principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the Assets in the related Trust Estate or Trust Fund, to pay the expenses of the related Trust Estate or Trust Fund or for such other purposes specified in such Prospectus Supplement. Whether or not the related Issuer or the Company has any obligation to make such a deposit, certain amounts to which the Holders of the Subordinated Securities of such Series, if any, the related Issuer or the Company would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Instruments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the Holders of the Securities of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement with respect to a Series, the related Trust Estate or Trust Fund may also include or the Securities of such Series may also have the benefits of, assets such as insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Assets included in such Trust Estate or Trust Fund, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments or distributions made in respect of such Assets, (iv) guaranteeing timely payment or distribution of principal and interest on the Securities of such Series, or
(v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Holders of the Securities of a Series are entitled to receive amounts deposited in various accounts held by the related Trustee upon the terms specified in the related Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Administrator, if any, to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans, Multifamily Loans and Contracts -- Advances".

                        SERVICING OF THE MORTGAGE LOANS,
                        MULTIFAMILY LOANS AND CONTRACTS

         Except as otherwise noted, the description set forth below of the servicing of Mortgage Loans, Multifamily Loans and Contracts is applicable to Mortgage Loans, Multifamily Loans and Contracts (i) included in the Trust Estate or Trust Fund with respect to a Series of Securities and (ii) underlying Non-Agency Certificates. Accordingly, except as otherwise noted, references under the heading "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" to the "Administrator," the "Servicers," a "Servicing Agreement," and the "Trustee" should be read as applying to the related Non-Agency Servicers, the Non-Agency Servicing Agreements and the Certificate Trustees with respect to Non-Agency Certificates.

         Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Securities for which the related Trust Estate or Trust Fund includes Mortgage Loans, Multifamily Loans and Contracts or Non-Agency Certificates, such Mortgage Loans, Multifamily Loans and Contracts will be serviced either (i) by the related Administrator as sole servicer, (ii) by the related Administrator as administrator or master servicer, (iii) by one or more loan servicing institutions as servicers or (iv) by another institution as master servicer. If an institution other than an Administrator acts as the sole servicer or as the master servicer for a Series or with respect to a Non-Agency Certificate, the Administrator may have no servicing obligations with respect to such Series or such Non-Agency Certificate. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Administrator is an affiliate of the Company. If the Administrator is not an affiliate of the Company, the discussion relating to the servicing of the Mortgage Loans, Multifamily Loans and Contracts as set forth below may be modified or superseded by any discussion relating to the servicing of the Mortgage Loans, Multifamily Loans and Contracts set forth in the Prospectus Supplement.

         The Prospectus Supplement for each Series of Certificates for which the related Trust Estate or Trust Fund includes Mortgage Loans, Multifamily Loans or Contracts, and for each Series for which the related Trust Estate or Trust Fund includes Non-Agency Certificates, will specify whether the Administrator, if any, or another institution will act as sole servicer or master servicer. If an Administrator acts as master servicer or administrator, all references to the Servicer under the heading "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" (and in the case of a Series of Certificates, under the heading "The Agreement") should be read to refer to the direct Servicers of such series, acting under the supervision of the Administrator as master servicer or administrator. If an institution other than an Administrator acts as sole Servicer for a series, or acts as master servicer for such series, all references to the Servicer herein and under the headings "Servicing of the Mortgage Loans, Multifamily Loans and Contracts" and "The Agreement" should be read to refer to such institution as sole or master servicer, as appropriate.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans, Multifamily Loans and Contracts will be serviced by one or more loan servicing institutions (the "Servicers"), which may include an Administrator, pursuant to servicing agreements between each Servicer and the Administrator or the Trustee (each, a "Servicing Agreement").

SERVICING AGREEMENTS

         Unless otherwise specified in the related Prospectus Supplement, each Servicer must be a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition, the Administrator, if any, will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth of at least $1,000,000, as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance and primary mortgage insurance policies, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan, Multifamily Loan and Contract, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans, Multifamily Loans and Contracts, as applicable. Unless otherwise specified in the related Prospectus Supplement, each Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, Multifamily Loans and Contracts, as applicable, as described more fully under " -- Payments on Mortgage Loans" and " -- Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         The Servicers will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. The Servicers will also generally be entitled to collect and retain, as part of their servicing compensation, late payment charges and assumption underwriting fees. The Servicers will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures. See " -- Advances" and " -- Administration and Servicing Compensation and Payment of Expenses" herein.

         Each Servicer will be required to service each Mortgage Loan, Multifamily Loan and Contract, as applicable, pursuant to the terms of its Servicing Agreement for the entire term of such Mortgage Loan, Multifamily Loan and Contract, as applicable, unless such Servicing Agreement is earlier terminated by the Trustee, or in the event of a monetary default, by the Trustee or the Administrator, on behalf of the Trustee. Upon termination of a Servicing Agreement, the Trustee or the Administrator will act as Servicer of the related Mortgage Loans pursuant to a Servicing Agreement on the same terms and conditions applicable to any other Servicer.

PAYMENTS ON MORTGAGE LOANS

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Securities of the applicable Series.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the 18th day of each month, or such other day specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal

Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required, pursuant to the terms of the related Servicing Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer is also required to advance its own funds as described below.

ADVANCES

         Unless otherwise specified in the related Prospectus Supplement, with respect to a delinquent Mortgage Loan, Multifamily Loan or Contract, the related Servicer will be obligated to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Such advances are required to be made by the Servicer unless the Servicer, with the concurrence of the Administrator, if any, determines that such advance ultimately would not be reimbursable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation will continue through the month following the month of final liquidation of such Mortgage Loan, Multifamily Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans, Multifamily Loans or Contracts with respect to which such amounts were advanced. The Servicers will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans, Multifamily Loans or Contracts and out of other recoveries to the extent advanced funds are subsequently determined to be non-recoverable. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Holders of the Securities of the applicable Series to receive any related Insurance Proceeds or Liquidation Proceeds.

         Unless otherwise specified in the Prospectus Supplement with respect to a Series, the Administrator, if any, will be obligated pursuant to the related Indenture or Agreement to advance on or before the applicable Payment Date or Distribution Date an amount equal to any Monthly Advance which a Servicer fails to remit, but will not be obligated to make such advance if the Administrator determines it to be a Nonrecoverable Advance. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Servicing Agreement.

SERVICING PROCEDURES

         Unless otherwise specified in the related Prospectus Supplement, each Servicer will service the Mortgage Loans, Multifamily Loans and Contracts pursuant to written guidelines promulgated by the Company or the Administrator. The Administrator will exercise its best reasonable efforts to insure that the Servicers service the Mortgage Loans, Multifamily Loans and Contracts in compliance with such guidelines and in a manner consistent with industry standards.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets -- The Mortgage Loans and Multifamily Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Certificate Account or Collection Accounts for the applicable Series (or, in the case of a Mortgage Loan underlying a Non-Agency Certificate in an account maintained by the related Certificate Trustee) when realized, and will be paid or distributed to Holders of the Securities of such Series on the next Payment Date or Distribution Date following the month of receipt (or, in the case of a Mortgage Loan underlying a Non-Agency Certificate, will be distributed to the Trustee for the related Series in accordance with the terms of such Non-Agency Certificate).

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to- year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to Holders of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to exercise its right to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on- sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets -- The Mortgage Loans and Multifamily Loans -- Enforceability of Certain Provisions." In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

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         Contracts.  With respect to a Trust Estate or Trust Fund that includes
Contracts, pursuant to each Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Administrator, either directly or through Servicers subject to general supervision by the Administrator, will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The Administrator will monitor the performance of each Servicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the Contracts in accordance with the terms of the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Servicing Agreement will provide that, when any Manufactured Home securing a Secured Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case, the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the related Secured Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract the APR may be increased, upon assumption, to the then-prevailing market rate, but will not be decreased.

         Under each Servicing Agreement, the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines
(i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Holders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

PRIMARY MORTGAGE INSURANCE

         Generally, Mortgage Loans that the Company acquires do not have Loan-to-Value Ratios in excess of 80% of their Original Value. Unless otherwise specified in the Prospectus Supplement, Mortgage Loans that the Company acquires that have an original principal amount exceeding 80% of Original Value usually will have primary mortgage insurance. The Company generally requires such coverage to continue until the Loan-to-Value Ratio drops below 80%.

         The primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

         The primary mortgage insurance policies generally provide that no claim may be validly presented thereunder unless (i) certain cash advances have been made, and (ii) where there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition as of the date it was insured, reasonable wear and tear excepted. Assuming the satisfaction of these conditions, the issuer of a primary mortgage insurance policy will be required, within the applicable policy limits, to pay either (a) an amount equal to the principal balance of the defaulted Mortgage Loan covered thereby, plus accrued and unpaid interest thereon to the date of claim, property preservation expenses, certain other costs and other advances made by the insured, against receipt of good and marketable title to the Mortgaged Property or (b) the product of the amount described in clause (a), subject to certain exceptions, multiplied by the applicable percentage of insurance coverage.

         Any primary mortgage insurance relating to a pool of Contracts will be described in the related Prospectus Supplement.





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
         Claim payments, if any, under each primary mortgage insurance policy will be required to be remitted by the Servicers to the Administrator and will be treated in the same manner as a prepayment of a Mortgage Loan.

STANDARD HAZARD INSURANCE

         Mortgage Loans

         Unless otherwise specified in the Prospectus Supplement, the Servicer will be required pursuant to a Servicing Agreement to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. All amounts collected by a Servicer under a standard hazard insurance policy will be deposited in such Servicer's Custodial Account. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be under written by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in such amounts as would be required by the Federal National Mortgage Association in connection with its mortgage loan purchase program. The Administrator may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance".

         Since the amount of hazard insurance the Administrator is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Administrator will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Secured Contracts

         Unless otherwise specified in the Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained with respect to each Secured Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is locate, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Secured Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Secured Contract, within a federally designated special flood hazard area, the Administrator also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Secured Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Secured Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Secured Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

         Multifamily Loans

         Unless otherwise provided in the Prospectus Supplement relating to a Series of Certificates for which the related Trust Fund includes Multifamily Loans or relating to a Series for which the related Trust Estate or Trust Fund includes Non-Agency Certificates backed by Multifamily Loans, the Servicer will be required to be maintained, for each Multifamily Loan, a standard hazard insurance policy with extended coverage in an amount which is at least equal to the lesser of the original principal balance of the Multifamily Loan, or the replacement cost of the related Multifamily Project. Where any part of any improvement to the Multifamily Project is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer is required to cause to be maintained with a generally acceptable insurance carrier a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, providing coverage in an amount not less than (i) the original principal balance of the Multifamily Loan, (ii) the insurable value of the Multifamily Project, or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended, which ever is less.

         Additional insurance coverage for specific properties in a Multifamily Loan Pool included in the Trust Fund for a Series will be described in the related Prospectus Supplement.

TITLE INSURANCE POLICIES

         The Servicing Agreements will require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by FNMA.

CLAIMS UNDER PRIMARY MORTGAGE INSURANCE POLICIES AND STANDARD HAZARD INSURANCE POLICIES; OTHER REALIZATION UPON DEFAULTED LOANS

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related Standard Hazard Insurance Policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer will be required to expend its own funds to restore the damaged property. In the event that a Servicer fails to make a required expenditure, the Administrator, if any, will be required to make such expenditure. In either case, the Servicer, the Administrator, if any, will be required to make such expenditures only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer or the Administrator, if any, as the case may be, will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer with the concurrence of the Administrator, if any. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses incurred by the Servicer in connection with such proceedings and which are
reimbursable under the Agreement.   Consequently, any default by an insurer
under any insurance policy or bankruptcy bond, any losses in excess of any insurance policy or bankruptcy limits, any uninsured loss and any interest shortfalls not otherwise covered as described herein or in the Prospectus Supplement will likely result in losses being borne by one or more Holders of the affected Series.

         Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no payments under the related Mortgage Pool Insurance Policy, if any, will result in a recovery on the Mortgage Loans which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds.

         Liquidation Proceeds and Insurance Proceeds may initially be credited to a separate account (the "Advance Account") in order to facilitate the reimbursement of advances made by Servicers, the Administrator or an insurer. Such proceeds will be held in the Advance Account until the earlier of the date of final reimbursement to the appropriate parties and the second Remittance Date after the date on which they were deposited in the Advance Account. Interest shortfalls may be suffered on Securities if and to the extent that Liquidation Proceeds and Insurance Proceeds are retained in the Advance Account during a period in which Servicers are not making Monthly Advances.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Mortgage Loan, Multifamily Loan and Contract, the Administrator may receive compensation with respect to each interest payment thereon in an amount specified in the related Prospectus Supplement. As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer will retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         The Administrator and each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, Multifamily Loans and Contracts. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policies, Special Hazard Insurance Policy, Standard Hazard Insurance Policies or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Securities of the affected Series to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan, Multifamily Loan or Contract, after reimbursement of the Administrator's and the Servicer's expenses, are less than the principal balance of such defaulted Mortgage Loan, Multifamily Loan or Contract.

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                                 THE INDENTURE

         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.

MODIFICATION OF INDENTURE

         With the consent of the holders of not less than two-thirds of the then aggregate principal amount of the outstanding Bonds of any Series issued under an Indenture, the related Trustee and the related Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of such Bonds.

         Without the consent of the Holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Indenture with respect to any Class of Bonds which are Variable Interest Rate Securities), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the Holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the rights of the Holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Holders of Bonds of such Series contained therein.

         Each Issuer and the respective Trustee may also enter into supplemental indentures, without obtaining the consent of Holders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Holders of such Series.

EVENTS OF DEFAULT

         An "Event of Default" with respect to any Series of Bonds is defined in the respective Indenture under which such Bonds are issued as being: (a) unless otherwise specified in the Prospectus Supplement for such Series, a default in the payment of principal of any Bond of such Series or a default for ten days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of Bonds of such Series; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of sixty days after notice to the Issuer by the Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding; (d) the failure of the lien of the Indenture to constitute a valid first priority security interest in the Trust Estate, (e) any representation or warranty made by the Issuer in the Indenture or in any

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certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Trustee or by the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding; or (f) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

RIGHTS UPON EVENT OF DEFAULT

         In case an Event of Default should occur and be continuing with respect to a Series of Bonds, the Trustee may, and on request of Holders of more than 50% in principal amount of the Bonds of such Series then outstanding shall, declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the Holders of a majority in principal amount of the Bonds of such Series then outstanding.

         If, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Trustee may, in its discretion (provided that the Holders of the Bonds of such Series have not directed the Trustee to sell the Assets included in the related Trust Estate), refrain from selling such Assets and continue to apply all amounts received on such Assets to payments due on the Bonds of such Series in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Trustee, however, must sell the Assets included in the related Trust Estate for such Series if collections in respect of such Assets are determined to be insufficient to make all scheduled payments on Bonds of such Series, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such Assets are sold. In addition, upon an Event of Default the Trustee may, in its discretion (provided that, unless the Event of Default relates to a default in payment of principal or interest, the Trustee must receive the consent of the Holders of all outstanding Bonds of such Series, and certain other conditions must be met), sell the Assets included in the related Trust Estate for such Series, in which event the Bonds of such Series will be payable pro rata, without regard to their Stated Maturities, out of the collections on, or the proceeds from the sale of, such Assets and any overdue installments of interest on the Bonds will, to the extent permitted by applicable law, bear interest at the highest stated interest rate borne by any Bond of such Series.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Holders of Bonds, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority in principal amount of the outstanding Bonds of a Series shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the Holders of a majority in principal amount of the Bonds of a Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the Holder of each outstanding Bond affected thereby.

LIST OF HOLDERS OF BONDS

         Three or more Holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Trustee, obtain access to the list of all Holders of the Bonds of such Series maintained by the Trustee for the purpose of communicating with other Holders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Holders access to the list of Holders if it agrees to mail the desired communication or proxy, on behalf of the requesting Holders, to all Holders.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

         The Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.

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TRUSTEE'S ANNUAL REPORT

         The Trustee will be required to mail each year to all Holders a brief report relating to its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Trustee's individual capacity, the property and funds physically held by the Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the Assets securing the Bonds of a Series upon the delivery to the Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Bonds of such Series.

REPORTS BY TRUSTEE TO BONDHOLDERS

         On each Principal Payment Date or Special Redemption Date, the Trustee will send a report to each Holder setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Bond of each Class (or the aggregate principal amount of the Bonds of each Class in the case of Holders of Bonds on which payments of interest only are then being made) after giving effect to the payments made on such Principal Payment Date or Special Redemption Date.

LIMITATION ON SUITS

         No Holder of a Bond of any Series will have any right to institute any proceedings with respect to the Indenture unless (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Series; (2) the Holders of at least 25% in principal amount of the Bonds of such Series then outstanding have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee; (3) such Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of at least 50% in principal amount of the Bonds of such Series then outstanding.

                                 THE AGREEMENT

         The following summaries describe certain provisions of the Agreement not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated by reference as a part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Certificates to describe the terms and provisions of the particular Agreement relating to such Series of Certificates.

         Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Administrator is an affiliate of the Company. If the Administrator is not an affiliate of the Company, the discussion relating to pooling and administration (or master servicing) as set forth below may be modified or superseded by any discussion relating to the pooling and administration (or master servicing) set forth in the Prospectus Supplement. In addition, certain of the following summaries only apply to an Agreement relating to series of Certificates for which the related Trust Fund includes Mortgage Loans, Multifamily Loans or Contracts. Provisions of Agreements relating to series of Certificates for which the related Trust Fund includes other types of Mortgage Assets will be summarized and described in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of Mortgage Loans

         At the time of issuance of the Certificates of a Series, the Company will assign the Mortgage Loans to the related Trustee, together with all principal and interest (subject to exclusions or adjustments specified in the related Prospectus Supplement received by the Company on or with respect to such Mortgage Loans on or after the Cut-off Date) other than principal and interest due and payable on or before the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement.

         In addition, as to each Mortgage Loan, the Company will deliver to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Company may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Company, as depositor, will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Company will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Unless otherwise specified in the related Prospectus Supplement, in the Agreement the Company generally will represent and warrant to the Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects; (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect; (iii) at the date of initial issuance of the Certificates, the Company has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Company and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to junior Lien Mortgage Loans, that such Mortgage is a valid junior lien Mortgage, as the case may be, and specifying the percentage of the Mortgage Loan Pool comprised of junior Lien Mortgage Loans; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth above under "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and
(vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws.

         In the event that the Company has acquired the Mortgage Loans for a Series, if so specified in the related Prospectus Supplement, the Company may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Mortgage Loans were acquired to make such representations (other than those regarding the Company's title to the Mortgage Loans, which will in all events be made by the Company), in the sales agreement pursuant to which such Mortgage Loans are acquired, or if such entity is acting as a Servicer, in its servicing agreement. In such event such representations, and the Company's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series.

         Assignment of Contracts

         The Company will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date specified in the related Prospectus Supplement. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related Agreement.

         In addition, with respect to each Contract, the Company will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Holders of the Certificates of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets."

         Unless otherwise specified in the Prospectus Supplement, the Company will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished;
(ii) that, immediately prior to the conveyance of the Contracts, the Company had good title to, and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Multifamily Loans

         The Company will cause the Multifamily Loans constituting the Multifamily Loan Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Multifamily Loans after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Multifamily Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Multifamily Loan Schedule").

         In addition, the Company, will, as to each Multifamily Loan, deliver or cause to be delivered to the Trustee, the mortgage note endorsed without recourse, the mortgage or deed of trust with evidence of recording indicated thereon and an assignment of the instrument in recordable from (but not recorded).

         The Trustee will review and hold such documents in trust for the benefit of the Holders of the Certificates of the applicable Series. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect and the Company, the entity from which the Company acquired such Multifamily Loan (the "Multifamily Loan Seller") or the Administrator, as the case may be, does not cure such a defect with 60 days, or within such other period specified in the related Prospectus Supplement, the Company, the Multifamily Loan Seller or the Administrator, as the case may be, will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Company, the Multifamily Loan Seller or the Administrator of the defect, repurchase the related Multifamily Loan or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, such repurchase shall be at a price equal to the remaining unpaid principal balance of such Multifamily Loan (or, in the case of a foreclosed Multifamily Loan, the unpaid principal balance of such Multifamily Loan immediately prior to foreclosure), plus accrued but unpaid interest to the date of the next scheduled payment on such Multifamily Loan at the related Remittance Rate, less any unreimbursed Advances made with respect to such Multifamily Loan. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation constitutes the sole remedy available to the Holders of the applicable Series of Certificates or the Trustee for material defect in a Multifamily Loan document.

         Unless otherwise specified in the related Prospectus Supplement, the Company will, at the time of delivery of the Certificates of a Series, cause the assignment to the Trustee of the Multifamily Loans constituting a Multifamily Loan Pool to be recorded in the appropriate public office for real property records. If specified in the related Prospectus Supplement, the Company will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the Prospectus Supplement, require the Multifamily Loan Seller or the Administrator to repurchase from the Trustee any Multifamily Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by any reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the repurchase obligation would constitute the sole remedy to the Holders of the applicable Series of Certificates or the Trustee for the failure of a Multifamily Loan to be recorded.

         Unless otherwise specified in the related Prospectus Supplement, each Multifamily Loan Seller will have represented, among other things, that (i) immediately prior to the transfer and assignment of the Multifamily Loans, such Multifamily Loan Seller had good title to, and was the sole owner of, each Multifamily Loan and there has been no other sale or assignment thereof, (ii) as of the date of such transfer, the Multifamily Loans are subject to no offsets, defenses or counterclaims, (iii) each Multifamily Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Multifamily Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each mortgage note subject to the agreement is a valid first lien on the related Multifamily Project (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such instrument of indebtedness, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Multifamily Loan and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the instrument of indebtedness) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Multifamily Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related apartment project, and (vii) with respect to each Multifamily Loan, if the Multifamily Project is located in an area identified by the Secretary of Housing and Urban Development as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Multifamily Project is covered by flood insurance if applicable regulations at the time such Multifamily Loan was originated required that such flood insurance coverage be obtained.

         All of the representations and warranties of a Multifamily Loan Seller in respect of a Multifamily Loan will have been made as of the date on which such Multifamily Loan Seller sold the Multifamily Loan to the Company or its affiliate; the date as of which such representations and warranties were made may be a date prior to the date of the initial issuance of the related Series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph, unless otherwise specified in the related Prospectus Supplement, are the only representations and warranties that will be made by a Multifamily Loan Seller, the Multifamily Loan Seller's repurchase obligations described below will not arise if, during the period commencing on a date of sale of a Multifamily Loan by the Multifamily Loan Seller to the Company or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to the sale of the affected Multifamily Loan. Nothing, however, has come to the Company's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Multifamily Loans as of the date of initial issuance of the related Series of Certificates.

    Assignment of Agency Securities, Non-Agency Certificates,  and Private
                          Mortgage-Backed Securities

         With respect to each Series, unless otherwise specified in the related Prospectus Supplement, the Company will cause any Agency Securities, Non-Agency Certificates, and Private Mortgage-Backed Securities included in the related Trust Fund to be registered in the name of the Trustee. The Trustee (or its custodian) will have possession of any certificated Agency Securities and Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security, Non-Agency Certificate, or Private Mortgage-Backed Security. Each Agency Security, Non-Agency Certificate, and Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement. The Company will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Company had good title to, and was the sole owner of, each such security.

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS, CONTRACTS AND MULTIFAMILY LOANS

         The Trustee will review the documents delivered to it with respect to the Mortgage Loans, Contracts and Multifamily Loans included in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Company cannot deliver such document or cure such defect within 90 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan, Multifamily Loan or Contract, then the Company will, not later than the first date designated for the deposit of payments into the Certificate Account (a "Deposit Date") which is more than ten days after such 90-day period, (a) if so provided in the Prospectus Supplement remove the affected Mortgage Loan, Multifamily Loan or Contract from the Trust Fund and substitute one or more other Mortgage Loans, Multifamily Loans or Contracts therefor or (b) repurchase the Mortgage Loan, Multifamily Loan or Contract from the Trustee for a price equal to 100% of its principal balance plus one month's interest thereon at the applicable Remittance Rate. Such purchase price will be deposited in the Certificate Account on such Deposit Date. Unless otherwise specified in the Prospectus Supplement, this repurchase and, if applicable, substitution obligation constitutes the sole remedy available to Holders of the Certificates of the applicable Series or the Trustee against the Company for a material defect in a document relating to a Mortgage Loan, Multifamily Loan or Contract.

         Unless otherwise specified in the related Prospectus Supplement, the Company will agree to either (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Holders of the Certificates of the applicable Series in a Mortgage Loan, Multifamily Loan or Contract within 90 days of its discovery by the Company or its receipt of notice thereof from the Trustee, (b) repurchase such Mortgage Loan, Multifamily Loan or Contract not later than the first Deposit Date which is more than ten days after such 90-day period for a price equal to 100% of its principal balance plus one month's interest thereon at the applicable Remittance Rate, or
(c) if so specified in the Prospectus Supplement, remove such Mortgage Loan, Multifamily Loan or Contract from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. Such purchase price will be deposited in the Certificate Account on such Deposit Date. Unless otherwise specified in the related Prospectus Supplement, this repurchase and, if applicable, substitution obligation will constitute the sole remedies available to Holders of the Certificates of the applicable Series or the Trustee for any such breach.

         If the Prospectus Supplement for a Series of Certificates so provides, then in lieu of agreeing to repurchase or substitute Mortgage Loans, Contracts or Multifamily Loans as described above, the Company may obtain such an agreement from the entity which sold such Mortgage Loans, Contracts or Multifamily Loans to the Company, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series.

         If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be federal income tax limitations on the right to substitute Mortgage Loans, Multifamily Mortgage Loans or Contracts as described above.

EVIDENCE AS TO COMPLIANCE

         The related Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Administrator's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the

Applicable Accounting Standards except for (a) such expenses as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF CERTIFICATEHOLDERS

         Upon written request of the Trustee, the Registrar for a Series of Certificates will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all Holders of record of such Series as of the most recent Record Date for payment of distributions to Holders of that Series. Upon written request of three or more Holders of record of a Series of Certificates for purposes of communicating with other Holders with respect to their rights under the Agreement for such Series, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee. With respect to Book Entry Certificates, the only named Holder on the Certificate Register will be the Clearing Agency.

         The Agreement will not provide for the holding of any annual or other meetings of Holders of Certificates.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

         The Agreement with respect to a Series will require that the Certificate Account be any of the following: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency that rated the Certificates, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") or the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC, (iii) an account maintained with and in the name of the Trustee, in trust, and in respect of which the amounts from time to time on deposit therein are insured by the BIF or the SAIF (to the limits established by the FDIC), provided that all funds in such account are invested in Permitted Instruments (as defined below) within one business day of receipt or are remitted to the Holders within one business day of receipt therein; (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, or (v) an account which will not cause any rating agency rating the Certificates of such Series to downgrade or withdraw its then-current rating assigned to the Certificates. The instruments in which amounts in the Certificate Account may be invested are limited to United States government securities and other investments acceptable to the rating agencies rating such series of Certificates, and may include one or more Certificates of a Series ("Permitted Instruments"). Unless otherwise specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Instruments. Unless otherwise specified in the related Prospectus Supplement, the Administrator or the Trustee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. Unless otherwise specified in the related Prospectus Supplement, the following payments and collections received or made subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received on or before the Cut-off Date) will be deposited in the Certificate
Account:

          (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties;

         (ii) all Mortgagor payments on account of interest, subject to exclusions or adjustments as described in the related Prospectus Supplement adjusted to the Remittance Rate;

        (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Servicers or the Administrator, as described above;

         (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicers or the Administrator, as described above;

          (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

         (vi) any Advances made as described under "Servicing of the Mortgage Loans, Multifamily Loans and Contracts -- Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

        (vii) all proceeds of any Mortgage Loan, Multifamily Loan or Contract or property acquired in respect thereof repurchased by the Administrator, the Company, the Seller or the Servicer or otherwise as described above or under "Termination" below;

       (viii) all amounts, if any, required to be transferred to the Certificate Account from any Credit Enhancement for the related Series; and

         (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Agreement.

REPORTS TO HOLDERS OF CERTIFICATES

         Concurrently with each distribution on the Certificates of a Series, unless otherwise specified in the related Prospectus Supplement, the Trustee will furnish to Holders of such Certificates a statement generally setting forth, to the extent applicable to such Series, among other things:

          (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;

         (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each Class;

        (iii) the aggregate principal balance of each Class of the Certificates after giving effect to distributions on such Distribution Date;

         (iv) the aggregate principal balance of any Class Certificates which are Compound Interest Securities after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

          (v) if applicable, the amount otherwise distributable to Holders of any Class of Certificates that was distributed to Holders of other Classes of Certificates;

         (vi) if any Class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

        (vii) the aggregate principal balance and number of Mortgage Loans, Multifamily Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

       (viii) as of the most recent date for which information was available, the aggregate principal balances of Mortgage Loans, Multifamily Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure; and

         (ix)    the amount of coverage then remaining under any Credit
Enhancement.

         The Administrator or the Trustee will also furnish annually customary information deemed necessary for Holders of such Certificates to prepare their tax returns.

EVENTS OF DEFAULT

         "Events of Default" under the Agreement with respect to a Series will consist of (i) any failure by the Administrator to duly observe or perform in any material respect any of its covenants or agreements in such Agreement materially affecting the rights of Holders of the Certificates of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Company by the Trustee or to the Administrator and the Trustee by the Holders of such Certificates evidencing interests aggregating not less than 25% of the affected Class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Administrator indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under an Agreement remains unremedied by the Administrator, the Trustee, or Holders of Certificates of each Class of Certificates affected thereby evidencing, as to each such Class interests aggregating not less than 51%, may terminate all of the rights and obligations of the Administrator under the Agreement, whereupon the Trustee, or a new Administrator appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Administrator under the Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Administrator, the Administrator will be entitled to receive amounts earned by it under the Agreement prior to such termination. Following such termination, the Company shall appoint any established housing finance institution having a net worth of not less than $10,000,000 to act as successor to the Administrator under such Agreement. If no such successor shall have been appointed within 30 days following such termination, then either the Company or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Administrator. Pending the appointment of a successor Administrator, the Trustee shall act as Administrator. The Trustee, the Company and such successor Administrator may agree upon the compensation to be paid to such successor Administrator, which in no event may be greater than the compensation previously paid to the terminated Administrator under such Agreement.

         No Holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates as specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Agreement with respect to a Series may be amended by the Company, the Administrator and the Trustee without the consent of the Holder of the Certificates of such Series, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Agreement provided that such amendment is not materially inconsistent with the provisions of the Agreement and that in each case, subject as stated in the next sentence, such action will not adversely affect in any material respect the interests of any Holders of that Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Holders of that Series if either (a) an opinion of counsel satisfactory to the Trustee is obtained to such effect, or
(b) the person requesting the amendment obtains a letter from the rating agency then rating the Certificates of that Series that the amendment would not result in a downgrading or withdrawal of the rating then assigned by it to such Certificates. Notwithstanding the foregoing, the Company, the Administrator and the Trustee may amend each Agreement without the consent of the Holders of the Certificates of the relevant Series in order to modify, eliminate or add to any of its provisions to such extent as may be appropriate or necessary to maintain REMIC status of all or any portion of any Trust Fund as to which a REMIC election has been made with respect to the applicable Certificates or to avoid or minimize the risk of the imposition of any tax on the Trust Fund created by such Agreement that would be a claim against the Trustee at any time

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prior to final redemption of the Certificates, provided that the Trustee has obtained the opinion of independent counsel to the effect that such action is necessary or appropriate to maintain REMIC status or to avoid or minimize the risk of the imposition of such a tax. Unless otherwise specified in the Prospectus Supplement, the Agreement may also be amended by the Company, the Administrator, and the Trustee with the consent of the Holders of Certificates evidencing interests aggregating not less than 66% of the aggregate principal balance of the Certificates of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Holders of Certificates of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in any manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the interests of such Class or (iii) reduce the aforesaid percentage of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

TERMINATION

         Unless otherwise specified in the related Prospectus Supplement, the obligations of the Company, as depositor, the Administrator, as servicer, and the Trustee created by the Agreement with respect to a Series will terminate upon the payment to Holders of the Certificates of such series of all amounts held by the Administrator or in the Certificate Account and required to be paid to them pursuant to the Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Loan, Multifamily Loan or Contract subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan, Multifamily Loan or Contract or (ii) the repurchase by the Company from the Trust Fund of all the outstanding Certificates or all remaining Assets in the Trust Fund. The Agreement will establish the repurchase price for the Assets in the Trust Fund and the allocation of such purchase price among the Classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that Series, but the Company's right so to repurchase will be subject to the conditions set forth in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be additional conditions to the termination of such Trust Fund which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Holder of Certificates of the applicable Certificates, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

                                USE OF PROCEEDS

         Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Securities will be applied to the simultaneous purchase of the Mortgage Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Securities.

                                   THE ISSUER

THE COMPANY

         Fund America Investors Corporation II (the "Company") was incorporated in the State of Delaware on December 14, 1992 as a limited purpose finance corporation. All of its outstanding capital stock is owned by Steven B. Chotin. The Company maintains its principal office at 6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado 80111. Its telephone number is (303) 290-6025.

         As specified in the related Prospectus Supplement, the Administrator, if any, with respect to any series of Securities evidencing interests in Mortgage Loans, Multifamily Loans or Contracts, and the Non-Agency Administrator with respect to any Non-Agency Certificate, may be an affiliate of the Company. The Company anticipates that it will acquire Mortgage Loans, Multifamily Loans, Agency Securities, Non-Agency Certificates, Private Mortgage-Backed

Securities and Contracts in the open market or in privately negotiated transactions, which may be through or from an affiliate.

         Neither the Company nor any of its affiliates will insure or guarantee the Securities of any Series. See "Special Considerations -- Limited Assets."

OWNER TRUST ISSUER

         Any Owner Trust established to act as an Issuer of one or more Series of Bonds will be created pursuant to a Deposit Trust Agreement between Steven
B. Chotin or the Company (the "Initial Depositor"), acting as depositor, and the related Owner Trustee. The Initial Depositor (if Steven B. Chotin) will transfer all of the certificates representing beneficial ownership of each such Owner Trust ("Certificates of Beneficial Ownership") to the Company prior to any issuance of Bonds by such Owner Trust. The Company may sell or assign such Certificates of Beneficial Ownership, in whole or in part, to another entity or entities at the time of, or subsequent to, the issuance of any Bonds by such Owner Trust.

         The Owner Trust issuing a Series of Bonds will pledge the Assets securing such Series of Bonds to the Trustee under the Indenture for such Series. Each Indenture will prohibit such Owner Trust from incurring debt obligations other than Bonds and similar Series of Bonds unless (i) the debtholder's sole recourse with respect to such obligations is to collateral other than the Assets pledged to secure such Bonds or (ii) such obligations are subordinate to the Bonds.

         Each Deposit Trust Agreement will provide that the Owner Trust created under such agreement may not engage in any activities other than (i) issuing and selling one or more series of Bonds and other similar series of bonds, (ii) purchasing, owning, holding, pledging, or selling Mortgage Assets; provided, however, that any indebtedness incurred in connection with such transactions shall be secured only by collateral other than the Assets pledged to secure the Bonds or shall be subordinate to the Bonds, and (iii) other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto.

         No Deposit Trust Agreement will be subject to amendment without the prior written consent of the related Owner Trustee and holders representing 50% of the Certificates of Beneficial Ownership of the Owner Trust. In addition, the amendment of certain provisions of a Deposit Trust Agreement may require the consent of the Trustee with respect to each Series of Bonds issued by the related Owner Trust. The holders of Certificates of Beneficial Ownership of an Owner Trust will not be liable for payment of principal or interest on the Bonds of any series issued by such Owner Trust and each of the holders of the Bonds of such series will be deemed to have released such holders of Certificates of Beneficial Ownership from any such claim, liability or obligation on or with respect to such Bonds.

         Each Deposit Trust Agreement will provide that the holders of Certificates of Beneficial Ownership of the Owner Trust created under such agreement shall indemnify the related Owner Trustee against all losses and liability suffered by it in acting upon the holders' instructions, except in the case of willful misconduct or gross negligence on the part of such Owner Trustee. The Owner Trustee will have no liability for action taken by it in good faith in reliance upon direction to it for the disposition of monies or collateral pursuant to a Deposit Trust Agreement.

MANAGEMENT AGREEMENT

         The Issuer with respect to a Series of Bonds may enter into a management agreement (the "Management Agreement") with Fund America Management Corporation ("FAMC") or another entity (FAMC or such other entity which has entered into a Management Agreement with the Issuer being referred to herein as the "Manager"), pursuant to which the Manager will, among other things, prepare and make such reports as are required to be delivered by the Issuer to the Trustee and provide advisory, accounting, administrative, clerical and other services required in the conduct of the Issuer's business. As compensation for its services, the Issuer will pay the Manager a management fee. The Manager will not assume any responsibility under the Management Agreement other than to render services called for thereunder and may subcontract to a third party all or a portion of its duties thereunder. The Manager and its affiliates, shareholders, directors, officers and employees will not be liable to the Issuer, the Holders of Bonds or others, except by reason of acts constituting bad faith, gross negligence or willful misconduct. The Manager and its affiliates will be indemnified with respect to all expenses, losses, damages, liabilities, demands, charges and claims of any nature in respect of acts or omissions performed or omitted by it in accordance with the standards set forth in the preceding sentence.

         All of the outstanding common stock of the FAMC is owned by Steven B. Chotin, who also owns all of the outstanding common stock of the Company and who may act as Initial Depositor with respect to the formation of any Trust Issuers. See "The Issuer -- The Company" and "-- Owner Trust Issuer."

                                  THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Company or the Administrator. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Estate or Trust Fund relating to a particular Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture or Agreement, as applicable, shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the applicable Indenture or Agreement, the related Securities or of any Mortgage Loan, Agency Security, Contract, Multifamily Loan or related document, and will not be accountable for the use or application by the Company or an Issuer of any funds paid to the Company or such Issuer in respect of the Securities or the related Assets, or amounts deposited in the related Collection Account, Certificate Account or deposited into any other account for purposes of making payments or distributions to Holders. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Indenture or Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Indenture or Agreement.

         The Trustee may resign at any time and the Company or the Issuer, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Indenture or Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Indenture or Agreement. Following any resignation or removal of the Trustee, the Company, the Issuer or Administrator, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

         Pursuant to the Trust Indenture Act of 1939, as amended, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Bonds which are Special Allocation Securities issued under the Indenture. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Bonds and a successor Trustee would be appointed for such Classes.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of residential and multi-family mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Multifamily Loans is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans and Multifamily Loans.

         In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Mortgage Loans, Multifamily Loans and Contracts. With respect to each Series for which the related Trust Estate or Trust Fund includes Non-Agency Certificates backed by Contracts or for which the related Trust Fund includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

THE MORTGAGE LOANS AND MULTIFAMILY LOANS

         General

         Mortgages. The Mortgage Loans and Multifamily Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

         Cooperative Loans. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the beneficiary under a junior deed of trust cures the default and state law allows the beneficiary to reinstate or redeem by paying the full amount of the senior deed of trust, then in those states the amount paid by the beneficiary to so cure or redeem generally becomes a part of the indebtedness secured by the junior deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgages or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries

         Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e. second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust.

         Right of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy





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the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions

         Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying





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Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. German Act by the Federal Home Loan Bank Board as succeeded by the OTS, also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer or the Administrator to enforce due-on-sale clauses may result in the related Trust Estate or Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges (to the extent permitted by law and not waived) will be retained by the Administrator , the Non-Agency Administrator, the Servicer or the Non-Agency Servicer as additional servicing compensation.

         Adjustable Rate Loans

         The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under





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state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Certificate Trustee, a PMBS Trustee, or a Trust Estate or Trust Fund) to homeowners. In the event that title to a property securing a Mortgage Loan or Multifamily Loan in a pool of Mortgage Loans was acquired by a Certificate trustee, a PMBS Trustee, or a Trust Estate or Trust Fund and cleanup costs were incurred in respect of the property, the Holders of the related Securities might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Securities realizing a loss if associated costs were required to be paid. The Company, the Administrator, the Underwriters, the Sellers, the Servicers, the Non-Agency Administrator, the Non-Agency Servicers and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans or Multifamily Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Certain states have enacted legislation rejecting the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         With respect to Title I Loans, Section 529 of the National Housing Act (12 U.S.C. -- 1735f-7) provides that state usury limitations are not applicable to any loan, mortgage or advance which is insured under Title I. The statute authorized any state to reimpose interest rate limits by adopting a provision of law. No state has enacted any reported statute to reimpose interest rate limits with respect to any loan, mortgage or advance that is insured under Title I.

         Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicers to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicers to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

         Unless otherwise specified in the Prospectus Supplement for a Series of Securities, any shortfalls in interest collections resulting from application of the Relief Act to the related Mortgage Loans would result in losses to the holders of such Certificates.





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CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes.
These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a Contract to all claims and defenses which the debtor could assert against the related contractor. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such obligor.

         The obligations of the obligor under each Unsecured Contract are not secured by an interest in the related real estate or otherwise, and the related Trust Estate or Trust Fund, as the owner of an Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Trust Estate or Trust Fund will have recourse only against the obligor's assets generally, along with all other general unsecured creditors of the obligor. In a bankruptcy or insolvency proceeding relating to an obligor on an Unsecured Contract, the obligations of the obligor under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such obligor's assets made available to the Trust Estate or Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts.


THE TITLE I PROGRAM

         Certain of the Mortgage Loans or Contracts contained in a Trust Fund may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans, which are eligible for insurance by the FHA under the Title I Program, include property improvement loans ("Property Improvement Loans" or "Title I Loans") and manufactured home loans ("Manufactured Home Loans" or "Title I Contracts"). A Property Improvement Loan or Title I Loan is a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes: (1) single family, multifamily and nonresidential property improvement loans; (2) manufactured home improvement loans, where the home is classified as personalty; (3) historic preservation loans; and (4) fire safety equipment loans in existing health care facilities. A Manufactured Home Loan or Title I Contract is a loan for the purchase or refinancing of a





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manufactured home and/or the lot on which to place such home and includes: (1)
manufactured home purchase loans; (2) manufactured home lot loans; and (3) combination loans.

         In addition to these types of loans, there are two basic methods of lending or originating loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistant from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services, and with respect to a dealer Title I Contract, a dealer is a person engaged in the business of manufactured home retail sales.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans

         The maximum principal amounts for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum principal amount does not exceed the following loan amounts: (i) $25,000 for a single family property improvement loan and nonresidential property improvement loans; (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for multifamily property improvement loans; and (iii) $17,500 for a manufactured home improvement loan when the manufactured home qualifies as real property. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a single family property improvement loan on a manufactured home is limited to 15 years and 32 days and the maximum term of a manufactured home improvement loan is limited to 12 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total





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outstanding balance of all Title I Loans on the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $5,000 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         Requirements for Title I Contracts

         The maximum principal amount for any Title I Contract must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan; (ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. Sections 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship which become evident within one year after the date of delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract may be used as follows:

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the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

         FHA Insurance Coverage

         Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by the Title I regulations. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the related lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the lender is entitled by reason of the reporting of such loans under the lender's contract of insurance will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee, which is the equivalent of an insurance premium, of 0.50% of the related loan amount, multiplied by the number of years of the loan term. Although the total insurance premium charged by the FHA is 0.50%, the annual installment varies depending upon the type and maturity of the loan. Thus, the effective cost of the insurance premium charge may vary between 0.50% and 1.0% per annum, unless the loan is held to maturity. The FHA bills the related lender in advance for the applicable insurance premium charge on each loan insured under the Title I Program, on approximately the anniversary date of the date the Secretary of HUD acknowledges the loan report. If a loan insured under the Title I Program is prepaid during the year, the FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans,
(ii) prior to October 1, 1995, the amount of the Annual Reductions attributable to the contract of insurance and (iii) the amount of reduction of the lender's FHA insurance coverage reserve account by reason of the sale, assignment or transfer of loans registered under the lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the lender that are subsequently rejected by the FHA. After a lender has held its Title I contract of insurance for five years, the lender's FHA insurance coverage reserve account is subject to an annual reduction (the "Annual Reduction") on each October 1 in an amount equal to 10% of the insurance coverage reserves available on such date with respect to such contract of insurance; provided that such Annual Reduction shall not reduce the insurance coverage to an amount less than $50,000. On June 5, 1995 the FHA announced the elimination of such annual reductions, effective as of October 1, 1995.

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         Upon the receipt and acknowledgment by the FHA of a loan report, originations of new loans will increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase agreement, the seller is required to file a transfer report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the insurance coverage reserve account of the selling lender is reduced, and the insurance coverage reserve account of the purchasing lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling lender's insurance coverage reserve account. Thus, in the event the selling lender's insurance coverage reserve account was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's insurance coverage reserve account may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased. Additionally, pursuant to FHA regulations, not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA regulations to withhold approval.

         Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a lender for losses in the portfolio of insured loans held by such lender is limited to the amount in an insurance coverage reserve account maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest (for instance, to prevent HUD from paying out claims in excess of 10% of the aggregate original loan balance for a pool of poorly underwritten loans), the FHA does not track or "earmark" the loans within a lender's portfolio to determine whether the lender's insurance coverage reserve account, reduced as the result of an insurance claim by the lender, are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its insurance coverage reserve account to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the lender must segregate or "earmark" its insurance coverage reserve account on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the lender's insurance coverage reserve account as if the insurance coverage were not commingled by the FHA in such insurance coverage reserve account. In this way the lender can determine at what point the portion of insurance coverage in such insurance coverage reserve account "earmarked" for a given beneficiary has been exhausted and stop submitting additional insurance claims on behalf of such beneficiary. In the event that, for any reason, such lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its insurance coverage reserve account has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such lender's insurance coverage reserve account has been exhausted, even though such insurance coverage reserve account may, in fact, be held by the lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement.

         Claims Procedures Under Title I

         The term "default" is defined under FHA regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The "date of default" is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, the lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such lender is not able to effect a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA regulations and must conform to applicable state law provisions. Such lender is permitted to rescind the acceleration of maturity of the loan

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only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity of a secured property improvement loan, the lender has the option to proceed against the security or make a claim under its contract of insurance. If the lender chooses to proceed against the mortgaged property under a security instrument (or if it accepts a voluntary conveyance or surrender of the mortgaged property), (i) the lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the lender may still file an FHA insurance claim, but only with the prior approval of the Secretary of HUD.

         If a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession and, where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a lender must file its claim of insurance with the FHA no later than (i) for any Title I Loan, nine months after the date of default of such loan or (ii) for any Title I Contract, three months after the date of sale of the property securing the loan, but not to exceed 18 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept an assignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA regulations to support the claim. The lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse Agreement claim, the lender is also required to assign its rights under such recourse agreement. The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA regulations unless a waiver of compliance is granted. The lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "Claimable Amount" is equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (the total period not to exceed nine months from the date of default), calculated at the rate of 7% per annum;
(c) the uncollected court costs; (d) the attorneys' fees not to exceed $500;
(e) the expenses for recording the assignment of the security to the United States; and (f) if the loan is a Title I Contract, certain costs incurred in connection with the foreclosure or repossession of the manufactured home and/or lot.

                            LEGAL INVESTMENT MATTERS

         Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories established for such Securities by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia, and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactments, limiting to varying extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS, and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investors' assets.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", or in securities which are issued in book-entry form.

         If specified in the related Prospectus Supplement, other Classes of Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Securities, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Securities not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Certificates) may adversely affect the liquidity of such Securities.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

         In considering an investment in a Security of the assets of any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA, or corresponding provisions of the Code (each hereinafter referred to as a Plan), a fiduciary should consider, among other things, (i) the purposes, requirements, and liquidity needs of such Plan; (ii) the impact of the plan asset provisions of ERISA and DOL regulations concerning the definition of plan assets; (iii) whether the investment satisfies the diversification requirements of section 404(a)(1)(C) of ERISA; and (iv) whether the investment is prudent, considering the nature of an investment in a Security and the fact that no market in which such fiduciary can sell or otherwise dispose of Securities may be created or, if created, will continue to exist for the life of the Securities. The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee or investment manager) with respect to each Plan taking into account all of the facts and circumstances of the investment.

         Sections 406 and 407 of ERISA and section 4975 of the Code prohibit certain transactions that involve (i) a Plan and any "party in interest" or "disqualified person" with respect to such Plan, and (ii) plan assets. The Plan Asset Regulations issued by the DOL define "plan assets" to include not only securities (such as the Securities) held by a Plan but also the underlying assets of the issuer of any equity securities, unless one or more exceptions specified in those Regulations are satisfied. Thus, under the Plan Asset Regulations, a Plan that acquires a Security could be treated for ERISA purposes as having acquired a direct interest in some or all of the assets in the related Trust. Such treatment could cause certain transactions with respect to such assets to be deemed "prohibited transactions" under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

         The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of section 4975 of the Code. Those exemptions include, but are not limited to: (1) Prohibited Transaction Class Exemption 95-6 ("PTCE 95-6"), regarding investments by insurance company general accounts; (2) Prohibited Transaction Class Exemption 91-38, regarding investment by bank collective investment funds; (3) Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; (4) Prohibited Transaction Class Exemption 83-1, regarding acquisitions by Plans of interests in mortgage pools; and (5) various underwriter exemptions. Before purchasing any Securities, a Plan subject to the fiduciary responsibility provisions of ERISA or described in section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of Securities should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated certificates. In addition, PTCE 83-1 will not apply to Securities evidencing interests in a Trust or Trust Fund that contains Contracts. Moreover, even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

         The Plan Asset Regulations will not apply to a Security if (1) the Security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of Securities than is held by more than 100 unrelated investors (the "Publicly Offered Exception") or (2) immediately after the most recent acquisition of a Security of the same Series, benefit plan investors do not own 25% or more of the value of any class of Securities in that Series (the "Insignificant Participation Exception"). A purchaser of Securities should be aware, however, that determining whether the Insignificant Participation Exception applies is administratively impracticable in many situations. Prior to purchasing a Security, a Plan should consult with its counsel to determine whether the Publicly Offered Exception, the Insignificant Participation Exception, or any other exception to the Plan Asset Regulations would apply to the purchase of the Security.

         Section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of securities (such as the Securities) are deemed to be plan assets of a Plan investing in such securities, the "holding in trust" requirement of section 403 of ERISA will be satisfied if such securities are held in trust on behalf of the Plan.

         Because the purchase or holding of Securities may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code, (i) certain classes of Securities will not be offered for sale to, and are not transferable to, any Plan Investor and (ii) certain Classes of Securities will not be offered for sale to, and are not transferable to, any Plan Investor unless such Plan Investor provides the Company with a Benefit Plan Opinion (i.e., an opinion of counsel satisfactory to the Company and the Servicer (and upon which the Company, the Servicer, the Trustee, the TMP, and their respective counsel are authorized to rely) generally to the effect that the ownership of a Security of such class will not (1) cause any of the assets in the related Trust Estate or Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations; (2) give rise to any fiduciary duty under ERISA on the part of the Company, the Trustee, a Servicer, or the TMP; or (3) be treated as, or result in, a prohibited transaction under sections 406 and 407 of ERISA or section 4975 of the Code.) The Prospectus Supplement for an affected Series will indicate which classes of Securities are restricted in their availability to benefit plan investors.

         In considering the possible application of the Plan Asset Regulations, potential Plan Investors should be aware that, with respect to certain Series and under certain circumstances, the Servicer and the holders of a majority in interest of the related Residual Securities may have a right to redeem the Securities of such Series, at its option. In such cases, the Servicer's purpose for the retention of such a redemption right is to enable the Servicer to terminate its administration obligations with respect to the Securities in the event such obligations become unprofitable. The Servicer undertakes no obligation to consider the interests of Securityholders in deciding whether to exercise any redemption right.

         As described in "Federal Income Tax Consequences" above, an investment in a Security may produce UBTI for tax- exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither the Company, the Servicer nor the Underwriters currently intend to provide valuations to Securityholders.

         Prospective purchasers of Securities that are insurance companies should be aware that the United States Supreme Court interpreted the fiduciary responsibility rules of ERISA in John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust. In John Hancock, the Supreme Court rules that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers of Securities that are insurance companies should consult with their counsel with respect to the application of the John Hancock case and PTCE 95-60 to their purchase of Securities, and should be aware that certain restrictions may apply to their purchase of Securities.

         Due to the complexity of the rules applicable to Plans and Plan fiduciaries, and the considerable uncertainty that exists with respect to many aspects of those rules, Plan Investors contemplating the acquisition of Securities should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the Securities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Company for each Series will be Andrews & Kurth L.L.P. or Hunton & Williams, as specified in the Prospectus Supplement ("Counsel to the Company"). The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion focuses primarily on investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code, although much of the discussion is applicable to other investors as well. Investors should note that, although the Treasury has issued final regulations under the REMIC provision of the Code (the "REMIC Regulations"), no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the

Code that are or may be applicable to Securityholders, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury recently issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC Regular Securities and certain other types of securities.
Furthermore, the REMIC Regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Securityholders, particularly Residual Securityholders (as described below).

         Moreover, this summary and the opinion referred to below are based on current law, and there can be no assurance that the Service will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Securities. Consequently, investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the Securities.

         For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Multifamily Loans or Contracts underlying a Series of Securities, references to the Mortgage Loans, Agency Securities, Private Mortgage- Backed Securities, Multifamily Loans or Contracts will be deemed to refer to that portion of the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Multifamily Loans or Contracts held by the Trust Fund or Trust Estate which does not include the fixed retained yield.

              FEDERAL INCOME TAX CONSEQUENCES FOR REMIC SECURITIES

GENERAL

         With respect to a particular Series of Securities, an election may be made to treat the Trust Fund, Trust Estate or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code
Section 860D. A Trust Fund, Trust Estate or a portion or portions thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Securities of a Series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more Classes of "Regular Securities" and one Class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Securities, counsel to the Company will give its opinion generally to the effect that, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement or Indenture, as applicable, and (iii) continuing compliance with the applicable provisions of the Code, as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool will qualify as a REMIC. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Securities, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Securities," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund or Trust Estate (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Securities. With respect to each Series of REMIC Securities, the Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Securities will indicate whether one or more REMIC elections with respect to the related Trust Fund or Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. For purposes of this discussion, unless otherwise specified herein or in the applicable Prospectus Supplement, the term "Mortgage Loans" will be used to refer to Mortgage Loans, Agency Securities, Private Mortgage- Backed Securities (other than residual interests and collateralized mortgage loans), Multifamily Loans and Contracts.

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STATUS OF REMIC SECURITIES


         REMIC Securities held by a thrift institution taxed as a mutual savings bank or a domestic building and loan association (a "Thrift Institution") would be treated as "loans... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) in the same proportion that the assets of the related REMIC Pool would so qualify. REMIC Securities held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the REMIC Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Securities will be treated entirely as qualifying assets for such entities (and the income will be treated entirely as qualifying income). Moreover, the REMIC Regulations provide that, for purposes of Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Securities constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related buy-down funds. REMIC Securities held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1) and REMIC Securities will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). However, Regular Securities acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC generally will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Regular Securities held by a financial asset securitization investment trust (a "FASIT") generally will qualify for treatment as "permitted assets" within the meaning of Section 8606(c)(1)(a) of the Code.


QUALIFICATION AS A REMIC

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e. , assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made" herein. In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Securities may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e. , income from the Mortgage Loans less interest and original issue discount expense allocable to the Regular Securities and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Securities may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR SECURITIES

         General

         Payments received by holders of Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholders.

         Original Issue Discount

         Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations governing original issue discount (the "OID Regulations") and in part on the provisions of the 1986 Act, the Company anticipates that the amount of original issue discount required to be included in a Regular Securityholder's income in any taxable year will be computed in a manner substantially as described below. Regular Securityholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to securities, such as the Regular Securities, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the Mortgage Loans in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Securities. The Prospectus Supplement for each Series of such Securities will specify the Prepayment Assumption determined by the Company for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Securities will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service ("IRS") to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

         Under the OID Regulations, each Regular Security (except to the extent described below with respect to a Regular Security on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Securityholder or by random lot (a "Retail Class Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Regular Security is the first price at which a substantial amount of Regular Securities of that class are first sold (other than to bond houses, brokers, underwriters and wholesalers). Unless specified otherwise in the Prospectus Supplement, the Company will determine original issue discount by including the amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security in the issue price

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of a Regular Security and will include in the stated redemption price at maturity any interest paid on the first Distribution Date (or Payment Date) to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date (or Payment Date). The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate or at a permissible variable rate. The special rules applicable to variable rate Regular Securities are described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date (or Payment Date) on a Regular Security is longer than the interval between subsequent Distribution Dates (or Payment Dates) (and interest paid on the first Distribution Date (or Payment Date) is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Security technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date (or Payment Date) for each day the Regular Security was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Security's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Regular Security that is issued with non-de minimis original issue discount will be included in the Regular Security's stated redemption price at maturity. Regular Securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Security.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis, all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the Holder of a Regular Security elects to accrue all discount under a constant yield to maturity method, as described below, the holder of a Regular Security will include any de minimis original issue discount in income on a pro rata basis as stated principal payments on the Regular Security are made, or, if earlier, upon anticipation of the Regular Security. If a subsequent Holder of a Regular Security issued with de minimis original issue discount purchases the Regular Security at a premium, the subsequent Holder does not include any original issue discount in income. If a subsequent Holder purchases such Regular Security at a discount, all discount is reported as market discount, as described below.


         Of the total amount of original issue discount on a Regular Security, the Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which he holds the Regular Security, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Company intends to treat the monthly period ending on the day before each Distribution Date or Payment Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date or Payment Date for the Regular Security. In the case of an original holder of a Regular Security, the daily portions of original issue discount with respect to such Regular Security generally will be determined by allocating to each day in any accrual period the Regular Security's ratable portion of the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period that are included in the Regular Security's stated redemption price at maturity and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date giving effect to the Prepayment Assumption,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods.


         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         In the case of a Retail Class Security, the yield to maturity of such Security will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution of the entire principal amount of any Retail Class Security (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class (or the remaining principal amount of a Retail Class Security after a distribution in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was distributed.


         A subsequent holder of a Regular Security issued with original issue discount who purchases the Regular Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Regular Security. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Regular Security at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Security exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Security who purchased the Regular Security at its issue price, over (ii) the amount of any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such

Regular Security (computed in accordance with the rules set forth above) for all days beginning on the date after the date of purchase and ending on the date on which the remaining principal amount of such Regular Security is expected to be reduced to zero under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

         The OID Regulations provide that a holder that acquires a Regular Security may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Regular Security with market discount, the Regular Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Regular Securityholder acquires during the year of the election or thereafter. Similarly, a Regular Securityholder that makes this election for a Regular Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Regular Securityholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Regular Security can not be revoked without the consent of the IRS.


         Regular Securities may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weighted average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Regular Security is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Security). If interest on a Regular Security is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Regular Security's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a fixed multiple that is greater than 0.65 but no greater than 1.35, or (ii) a product described in clause (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Regular Security's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Regular Security to be significantly less or more, respectively, than the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. An objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.


         If a variable rate Regular Security provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually, (i) all stated interest is qualified stated interest, (ii) the amount of original issue discount, if any, is determined as if the Regular Security had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Security. If a variable rate Regular Security is not described in the previous sentence, the Regular Security is treated as a fixed rate Regular Security with a fixed rate substitute or substitutes equal to the value of the qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Regular Security having an objective rate at a fixed rate that reflects the yield reasonably expected for the Regular Security. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Regular Security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Regular Security is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Regular Security would be approximately the same as the fair market value of the hypothetical security.


         A variable rate Regular Security not qualifying for treatment under the variable rate rules described above (a "Contingent Payment Obligation") is subject to the contingent payment provisions of the OID Regulations (the "Contingent Payment Regulations"). The Contingent Payment Regulations, by their terms do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Code. However, in the absence of further guidance, the Administrator will account for securities that are Contingent Payment Obligations in accordance with Code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such securities based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Prepayment Assumption and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.

         The method described in the foregoing paragraph for accounting for Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such securities under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Regular Securityholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Contingent Payment obligations, each investor should consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on such securities for federal income tax purposes.


         Market Discount

         A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Security (i) is exceeded by the stated redemption price at maturity of the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceeded by the sum of the issue price of such Regular Security plus any original issue discount that would have previously accrued thereon if held by an original Regular Securityholder (who purchased the Regular Security at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Security. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Security are received, in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Committee Report provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth the manner in which an election may be made to accrue market discount on the basis of a constant interest rate.


         By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium


         A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Securities. The Committee Report indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Under Treasury regulations, such amortizable bond premium generally will be treated as an offset to interest income on a Regular Security rather than as a separate deduction item. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. Purchasers who pay a premium for their Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.


         Sale or Exchange of Regular Securities

         If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller and by any amortized premium.


         Except as described in this paragraph, under "Original Issue Discount" and under "Market Discount," any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable long-term capital gain holding period. Gain from the disposition of a Regular Security that might otherwise be capital gain will be treated as ordinary income (i) if a Regular Security is held as part of a

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"conversion transaction" as defined in Code Section 1258(c), generally up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or
(iii) in the case of a Regular Security (issued by a REMIC) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Security were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Security. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Security that will be recharacterized as ordinary income under clause (iii) is limited to the amount of original issue discount (if any) on the Regular Security that was not previously includible in income, the applicable Code provision contains no such limitation. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).


TAXATION OF RESIDUAL SECURITIES

         Taxation of REMIC Income

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Loans, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

         The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Securities, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such loss or reduction. For example, if an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Securityholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount income on the Mortgage Loans which is includible in the REMIC's taxable income may exceed the interest and discount deduction allowed to the REMIC upon such distributions on the Regular Securities. When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier maturing classes of Regular Securities to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon the Residual Securityholder's after-tax rate of return. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by such Residual Securityholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Securities.

         Basis and Losses


         The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom such loss was disallowed and may be used by such Residual Securityholder only to offset any income generated by the same REMIC Pool. The ability of a Residual Securityholder to deduct net losses with respect to a Residual Security may be subject to additional limitations under the Code, as to which Residual Securityholders should consult their tax advisors. Although the law is unclear in certain respects, a Residual Securityholder effectively should be able to recover some or all of the basis in his Residual Security as the related REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. A REMIC's initial aggregate basis in its assets generally will equal the sum of the issue prices of its Regular Securities and Residual Securities. In general, the issue price of a Regular Security of a particular Class is the initial price at which a substantial amount of the securities of such Class is sold to the public. In the case of a Regular Security of a Class not offered to the public in substantial amounts, the issue price is either the price paid by the first purchaser of such Securities or the fair market value of the property received in exchange for such Security, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

         Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Regular Securities -- Original Issue Discount", without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances.


The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Securities -- Market Discount."


         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Securities -- Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors with respect to the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions

         A portion of the income allocable to a Residual Security (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Securityholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Securityholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Securityholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors -- Residual Securities" below.

         For any Residual Securityholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Securityholder for that calendar quarter from its Residual Security, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Securityholder holds such Residual Security. For this purpose, the daily accruals with respect to a Residual Security are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Security at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Security is issued. For this purpose, the "adjusted issue price" of a Residual Security at the beginning of any calendar quarter equals the issue price of the Residual Security (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Security before the beginning of such quarter.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Security are to be designated as excess inclusions in an amount corresponding to the Residual Security's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Security will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.


         Mark to Market Rules

         Residual Securityholders that are dealers in securities should be aware that, under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations to such Certificates.

         Tax-Related Restrictions on Transfer of Residual Securities

         Disqualified Organizations. If legal title or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Security and whose term ended on the close of the last quarter in which excess inclusions were expected to accrue with respect to the Residual Security. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement or the Indenture, as applicable, with respect to a Series of Securities will provide that neither legal title nor beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee provides to the Company and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Company and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement or Indenture, as applicable, will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement or Indenture, as applicable, required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Company or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement or Indenture, as applicable, will require the transferee of a Residual Security to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Security, it may incur tax liabilities in excess of any cash flows generated by the Residual Security, and (iv) intends to pay any and all taxes associated with holding the Residual Security as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a Series of Securities may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

         Sale or Exchange of a Residual Security


         Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Basis and Losses") of such Residual Securityholder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date or Payment Date. Such income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in his Residual Security remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Security as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Security generally will be treated as ordinary gain or loss.


         A special version of the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities. Consequently, losses on dispositions of Residual Securities will be disallowed where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security. In the event, any loss realized by a Residual Securityholder on the sale will not be deductible, but, instead, will increase such Residual Securityholder's adjusted basis in the newly acquired assets.

         Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,
(b) foreclosure, default
or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.


         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Securityholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, any gain on the sale of its assets will not result in a prohibited transaction tax, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Securities and Residual Securityholders within the 90-day period.

         Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. Generally, the Company or the Trustee will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Securityholder or agent of the Residual Securityholders. If the Code or applicable Treasury regulations do not permit the Company or the Trustee to act as tax matters person in its capacity as agent of the Residual Securityholders, the Residual Securityholder chosen by the Residual Securityholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES


         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $121,200 for 1997 and adjusted yearly for inflation ($60,600 for 1997 and adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate or Bond interest rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.


TAXATION OF CERTAIN FOREIGN INVESTORS

         Regular Securities


         Interest, including original issue discount, distributable to Regular Securityholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the securityholder and (ii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person. Payments on Regular Securities may subject a Non-U.S. Person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Securities issued by the same REMIC, notwithstanding compliance with the certification requirements discussed above. Effective January 1, 2000, any foreign investor that seeks the protection of an income tax treaty with respect to the imposition of United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to those new withholding rules.


         Residual Securities

         The Committee Report indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Securityholders qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund, Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but certificated regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Securityholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Securities -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Taxation of Residual Securities -- Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

BACKUP WITHHOLDING

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Securityholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Securityholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability.

REPORTING REQUIREMENTS

         Reports of accrued interest and original issue discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Securities must also be furnished.

         The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the

REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Securities."

              FEDERAL INCOME TAX CONSEQUENCES FOR SECURITIES AS TO
                        WHICH NO REMIC ELECTION IS MADE

NON-REMIC BONDS

         With respect to each Series of Bonds for which the Issuer does not make a REMIC election, ("Non-REMIC Bonds"), no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Counsel to the Company, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Mortgage Assets, or as an equity interest in the Issuer or in a separate association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Non-REMIC Bonds, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election Is Made - Non-REMIC Bonds," and is of the opinion that such statements are correct in all material respects. Such statements do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Non-REMIC Bonds.


         For federal income tax purposes, (i) Non-REMIC Bonds held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (iii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iv) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and
(v) Non- REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).


         Non-REMIC Bonds will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Non-REMIC Bonds is not required to be reported under the accrual method unless the Holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is not applicable to Non-REMIC Bonds.

STANDARD CERTIFICATES

         General

         With respect to a Series of Certificates issued under an Agreement for which no election is made to treat the related Trust Fund (or a segregated pool of assets therein) as a REMIC, counsel to the Company will deliver its opinion to the effect that, assuming compliance with all provisions of the related Agreement, the related Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Standard Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made - Standard Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Standard Certificates. Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Certificates of such a Series, and where such Certificates are not designated as "Stripped Securities," the holder of each such Certificates in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Premium and Discount -- Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Company or another service provider, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust Fund in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $121,200 for 1997, adjusted yearly for inflation ($60,600 for 1997, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status


         Unless otherwise described in the related Prospectus Supplement, Certificates described under this subsection "Standard Certificates" generally will be treated as follows:


         1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.


         2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

         3. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         Premium and Discount

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities -- Treatment of Certain Items of REMIC Income and Expense -- Premium."

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Loans will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Residual Securities -- Treatment of Certain Items of REMIC Income and Expense -- Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by- loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the IRS's approach is upheld, a servicer that receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Certificates


         Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to original issue discount and market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset.


STRIPPED CERTIFICATES

         General

         The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Stripped Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company, subject to any qualifications set forth herein. In addition, counsel to the Company has prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Securities as to Which No REMIC Election is Made - Stripped Certificates," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Stripped Certificates.

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates for which no REMIC election is made and that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Company or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Company, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates -- Premium and Discount -- Recharacterization of the Servicing Fees" above) or (iii) Classes of Certificates are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

         In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Premium and Discount -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein.


         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust Fund containing variable-rate Mortgage Loans. Each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, Treasury regulations support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations states that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the OID Regulations.

         Status of Stripped Certificates

         Even if Strip Certificates evidence an interest in a Trust Fund consisting of Mortgage Loans that are "real estate assets" within the meaning of Code Section 856(c)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and the interest (including original issue discount) income on which is an "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), it is unclear whether the Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Strip Certificates in material should consult their tax advisors regarding whether the Strip Certificates, and the income therefrom, will be so characterized.

         The Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Stripped Certificates


         Original Issue Discount. Except as described above under "General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, it appears that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumable under the Prepayment Assumption, other than amounts treated as qualified stated interest.


         If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         Possible Alternative Characterizations. As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. Under the rules of the OID Regulations relating to contingent payments, a projected payment schedule for the Stripped Certificates would be constructed by the Company. Interest accrual and adjustments relating to the Stripped Certificates would be determined under the general rules of the noncontingent bond method described above.

While not free from doubt, counsel for the Company believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the OID Regulations to apply to interest with respect to the Stripped Certificates.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Securities -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

         To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "Federal Income Tax Consequences for REMIC Securities -- Taxation of Certain Foreign Investors -- Regular Securities."

                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The related Prospectus Supplement will set forth the terms of offering of a Series of Securities, including the public offering or purchase price of each Class of Securities of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Issuer (in the case of a Series of Bonds) or to the Company (in the case of a Series of Certificates) from the sale of each such Class. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the Sale of the Securities, Underwriters may receive compensation from the related Issuer or the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be Underwriters in connection with such Certificates, and any discounts or commissions received by them from the related Issuer or the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the related Issuer or the Company.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased and that the related Issuer or the Company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

         The legality of the Securities and certain federal income tax matters will be passed upon for the Company by Counsel to the Company.

                FINANCIAL INFORMATION AND ADDITIONAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Certificates and, unless otherwise specified in the Prospectus Supplement for a Series of Bonds, a new Owner Trust will be formed with respect to each Series of Bonds issued by an Owner Trust. No Trust Fund or, unless otherwise specified in the Prospectus Supplement for a Series of Securities, Owner Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund or Owner Trust will be included in this Prospectus or in the related Prospectus Supplement.

         Copies of the Registration Statement to which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained in writing or calling FHLMC's Investor Relations Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Company did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Company did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                                    EXPERTS

         The financial statements incorporated in this prospectus by reference from the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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

          ============================================================

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                         ------------------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                       ----
                PROSPECTUS SUPPLEMENT
Table of Contents....................................  S- 1
Summary of Terms.....................................  S- 2
Risk Factors.........................................  S-14
Description of the Certificates......................  S-15
Description of the Pooled Certificates...............  S-19
The Reserve Fund.....................................  S-27
Yield and Prepayment Considerations..................  S-28
Pooling Agreement....................................  S-38
Federal Income Tax Considerations....................  S-42
ERISA Considerations.................................  S-43
Legal Investment.....................................  S-44
Underwriting.........................................  S-44
Legal Matters........................................  S-45
Ratings..............................................  S-45
Index of Terms.......................................  S-47
Annex 1
Annex 2
                     PROSPECTUS
Prospectus Supplement and Current Report on Form
  8-K................................................     3
Available Information................................     4
Incorporation of Certain Documents by Reference......     4
Table of Contents....................................     5
Index of Principal Terms.............................     8
Summary of Prospectus................................    12
Risk Factors.........................................    26
Description of the Securities........................    33
Assets Securing or Underlying the Securities.........    40
Credit Enhancement...................................    51
Servicing of the Mortgage Loans, Multifamily Loans
  and Contracts......................................    55
The Indenture........................................    63
The Agreement........................................    65
Use of Proceeds......................................    73
The Issuer...........................................    73
The Trustee..........................................    74
Certain Legal Aspects of the Mortgage Assets.........    75
Legal Investment Matters.............................    87
ERISA Considerations.................................    89
Certain Federal Income Tax Consequences..............    90
Plan of Distribution.................................   113
Legal Matters........................................   113
Financial Information and Additional Information.....   113
Experts..............................................   114

Until July 27, 1998, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is an addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

          ============================================================
          ============================================================

                                  $60,373,853
                                 (APPROXIMATE)

                                    FAIC II

                           PASS-THROUGH CERTIFICATES
                                 SERIES 1998-A

                                  FUND AMERICA
                            INVESTORS CORPORATION II
                                     ISSUER
              ----------------------------------------------------

                             PROSPECTUS SUPPLEMENT
              ----------------------------------------------------
                           -------------------------
                            BEAR, STEARNS & CO. INC.
                           -------------------------
                                 APRIL 28, 1998

          ============================================================